SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DRUGMAX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock

(2)	Aggregate number of securities to which transaction applies:

11,480,507

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$4.26

(4)	Proposed maximum aggregate value of transaction:

$48,906,960

(5)	Total fee paid:

$6,197

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

May     , 2004

Dear Stockholder,

The board of directors of DrugMax, Inc. has unanimously approved a strategic merger pursuant to which DrugMax and Familymeds Group, Inc. will be combined to create what management believes to be a category-leading company that offers a new paradigm for specialty prescription and healthcare product distribution. After completion of the merger, we expect that current DrugMax stockholders will, as a group, own approximately 40%, and the stockholders, employees and directors of Familymeds Group, Inc. will, as a group, own approximately 60%, of the issued and outstanding shares of DrugMax immediately after the merger. The DrugMax board of directors unanimously recommends that you vote FOR adoption of the merger agreement.

You are cordially invited to attend a special meeting of our stockholders to consider and vote upon the merger. The meeting will be held June     , 2004, at 10:00 a.m., local time, at the Bayou Club, 7979 Bayou Club Road, Largo, Florida, 33777. At the meeting, in addition to the merger, you also will be asked to vote on the following matters:

•	a proposal to adopt an amendment to the DrugMax amended and restated certificate of incorporation, to increase the number of authorized shares of DrugMax common stock from 24,000,000 to 45,000,000, to increase the number of authorized shares of DrugMax preferred stock from 2,000,000 to 5,000,000, to provide for mandatory indemnification by DrugMax of its directors and officers and permissive indemnification of its employees and agents, and to limit the personal liability of a director to DrugMax or its stockholders for monetary damages for a breach of duty as a director to the amount of compensation, if any, received by the director for serving DrugMax as a director during the year in which the breach of duty occurred;

•	a proposal to approve an amendment to DrugMax’s 1999 Stock Option Plan to increase by 3,000,000 the number of shares of common stock covered by that plan;

•	a proposal to approve a reverse stock split of DrugMax’s common stock at a ratio of between four-for-five and one-for-two, to be implemented at the discretion of DrugMax’s board of directors; and

•	a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the proposals.

This document describes the special meetings, the merger, the documents related to the merger and certain other matters. Please carefully read this entire document, including “Risk Factors Relating to the Merger” beginning on page      for a discussion of the risks relating to the merger. You also can obtain information about DrugMax from documents that DrugMax has filed with the Securities and Exchange Commission. See “Where You Can Find More Information,” on page      of this proxy statement.

We cannot complete the merger unless our stockholders approve it. Your vote is important. Whether or not you plan to attend our special stockholders’ meeting, please take the time to vote your shares in accordance with the instructions contained in this document.

Your board of directors and management look forward to greeting you personally at the Meeting.

Sincerely,

Jugal K. Taneja
Chairman of the Board and Chief Executive Officer

DRUGMAX, INC.

25400 US Highway 19 North, Suite 137, Clearwater, FL 33763

(727) 533-0431

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DrugMax will hold a special meeting of stockholders at the Bayou Club, 7979 Bayou Club Road, Largo, Florida 33777, on June     , 2004, at 10:00 a.m., local time, to consider and vote upon the following matters:

•	a proposal to adopt the Agreement and Plan of Merger, dated as of March 19, 2004, by and between DrugMax and Familymeds Group, Inc., pursuant to which Familymeds Group, Inc. will merge with and into DrugMax;

•	a proposal to adopt an amendment to the DrugMax amended and restated certificate of incorporation, to increase the number of authorized shares of DrugMax common stock from 24,000,000 to 45,000,000, to increase the number of authorized shares of DrugMax preferred stock from 2,000,000 to 5,000,000, to provide for mandatory indemnification by DrugMax of its directors and officers and permissive indemnification of its employees and agents, and to limit the personal liability of a director to DrugMax or its stockholders for monetary damages for a breach of duty as a director to the amount of compensation, if any, received by the director for serving DrugMax as a director during the year in which the breach of duty occurred;

•	a proposal to approve an amendment to DrugMax’s 1999 Stock Option Plan to increase by 3,000,000 the number of shares of Common Stock covered by that plan;

•	a proposal to approve a reverse stock split of DrugMax’s common stock at a ratio of between four-for-five and one-for-two, to be implemented at the discretion of DrugMax’s board of directors; and

•	a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the proposals.

The date of this proxy statement is May     , 2004, and it is first being mailed or otherwise delivered to DrugMax stockholders on or about May     , 2004. The accompanying proxy is being solicited by the Board of Directors of DrugMax.

The DrugMax board of directors has fixed the close of business on May 20, 2004 as the record date for the DrugMax special meeting. Only DrugMax stockholders of record at that time are entitled to notice of, and to vote at, the DrugMax special meeting, or any adjournment or postponement of the DrugMax special meeting. A complete list of the DrugMax stockholders entitled to vote at the DrugMax special meeting will be made available for inspection by any DrugMax stockholder for ten days prior to the DrugMax special meeting at the principal executive offices of DrugMax, and at the time and place of the DrugMax special meeting.

Adoption of the merger agreement, the amendment to DrugMax’s certificate of incorporation and the reverse stock split require the affirmative vote of a majority of the votes represented by the outstanding shares of DrugMax common stock. Because the required vote is based on the affirmative vote of a majority of votes outstanding, your failure to vote, including a broker non-vote or an abstention, will have the same effect as a vote against the merger, the amendment to DrugMax’s certificate of incorporation and the reverse stock split. Adoption of the amendment to DrugMax’s 1999 Stock Option Plan requires the affirmative vote of a majority of the votes cast at the special meeting by the holders of DrugMax common stock. Because the required vote is based on the affirmative vote of the majority of votes cast, your failure to vote, including a broker non-vote or an abstention, will not be treated as a vote cast and, therefore, will have no effect on the proposal to approve the amendment to DrugMax’s 1999 Stock Option Plan. If you abstain from voting or fail to instruct your broker to vote your shares and the broker submits an unvoted proxy, the resulting abstention or “broker non-vote” will be counted toward a quorum at the special meeting.

Whether or not you plan to attend the special meeting, please submit your proxy with voting instructions. Please vote as soon as possible by submitting your proxy card by mail. To submit your proxy by mail, please complete, sign, date and return the accompanying proxy card in the enclosed self-addressed, stamped envelope. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any holder of DrugMax common stock who is present at the DrugMax special meeting may vote in person instead of by proxy, thereby canceling any previous proxy. In any event, a proxy may be revoked in writing at any time before the DrugMax special meeting in the manner described in the accompanying proxy statement.

The DrugMax board of directors approved, by the unanimous vote of the directors present, the merger agreement and unanimously recommends that DrugMax stockholders vote “FOR” adoption of the merger agreement and the other proposals. All of the proposals are contingent upon the adoption of each of the other proposals other than the proposal to approve the reverse stock split. DrugMax will implement the merger and the other proposals even if the reverse stock split is not approved. However, DrugMax will not implement any of the proposals if any proposal other than the proposal to approve a reverse stock split is not approved.

BY ORDER OF THE BOARD OF DIRECTORS,

William L. LaGamba, Corporate Secretary

May     , 2004

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETINGS

Q:	What matters will be considered at the special meetings?

A:	At the DrugMax special meeting, DrugMax stockholders will be asked to vote in favor of:

•	adopting the merger agreement;

•	amending DrugMax’s certificate of incorporation to increase the number of authorized shares of DrugMax common stock from 24,000,000 to 45,000,000, to increase the number of authorized shares of DrugMax preferred stock from 2,000,000 to 5,000,000, to provide for mandatory indemnification by DrugMax of its directors and officers and permissive indemnification of its employees and agents, and to limit the personal liability of a director to DrugMax or its stockholders for monetary damages for a breach of duty as a director to the amount of compensation, if any, received by the director for serving DrugMax as a director during the year in which the breach of duty occurred; and

•	amending DrugMax’s 1999 Stock Option Plan to increase the number of shares available for issuance upon the exercise of options granted under the plan;

•	a reverse stock split of DrugMax’s common stock at a ratio of between four-for-five and one-for-two, to be implemented at the discretion of DrugMax’s board of directors; and

•	postponing the meeting, if necessary, to establish a quorum.

All of the proposals are contingent upon the adoption of each of the other proposals other than the proposal to approve the reverse stock split. DrugMax will implement the merger and the other proposals even if the reverse stock split is not approved. However, DrugMax will not implement any of the proposals if any proposal other than the proposal to approve a reverse stock split is not approved.

Q:	What do I need to do now?

A:	After you have carefully read this document and have decided how you wish to vote your shares, please vote by submitting your proxy card by mail. To submit your proxy card by mail, you must complete, sign, date and mail your proxy card in the enclosed postage paid return envelope as soon as possible. This will enable your shares to be represented and voted at the DrugMax special meeting.

Q:	Why is my vote important?

A:	The meeting cannot be held unless a quorum is present. A quorum requires the presence in person or by proxy of the holders of a majority of the shares of DrugMax common stock. Additionally, adoption of the merger agreement, approval of the amendment to DrugMax’s certificate of incorporation and approval of the reverse stock split require the affirmative vote of the holders of a majority of the total outstanding shares of DrugMax common stock. Because the required vote on these matters is based on the affirmative vote of a majority of shares outstanding, your failure to vote, including a broker non-vote or an abstention, will have the same effect as a vote against the merger, the amendment to DrugMax’s certificate of incorporation and the reverse stock split.

Q:	If my shares are held in street name by my broker, will my broker automatically vote my shares for me?

A:	No. Your broker cannot vote your shares without instructions from you. You should instruct your broker as to how to vote your shares, following the directions your broker provides to you. Please check the voting form used by your broker.

Q:	What if I abstain from voting or fail to instruct my broker?

A:	If you abstain from voting or fail to instruct your broker to vote your shares and the broker submits an unvoted proxy, the resulting “broker non-vote” will be counted toward a quorum at the special meeting, but it will have the same effect as a vote against the merger, the proposal to amend DrugMax’s certificate of incorporation and the reverse stock split. With regard to the amendment to DrugMax’s 1999 Stock Option Plan, abstentions from voting, as well as broker non-votes, are not treated as votes cast and, therefore, will have no effect on the proposal.

Q:	Can I attend the special meeting and vote my shares in person?

A:	Yes. All stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Stockholders of record can vote in person at the special meeting. If you are not a stockholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership, and you must bring a form of personal photo identification with you in order to be admitted. We reserve the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification.

Q:	Can I change my vote?

A:	Yes. You may revoke your signed proxy card at any time before it is voted by signing and returning a proxy card with a later date, delivering a written revocation letter to William L. LaGamba, Corporate Secretary, or by attending the special meeting in person, notifying Mr. LaGamba, and voting by ballot at the special meeting. Mr. LaGamba’s mailing address is DrugMax, Inc., 25400 US Highway 19 North, Suite 137, Clearwater, FL 33763. Any stockholder entitled to vote in person at the appropriate special meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying Mr. LaGamba) of a stockholder at the special meeting will not constitute revocation of a previously given proxy.

Q:	When do you expect to complete the merger?

A:	We expect to complete the merger in July of 2004. However, we cannot assure you when or if the merger will occur. We must first obtain the approvals of our stockholders at the special meetings and satisfy the other conditions to the merger.

Q:	Whom should I call with questions?

A:	The DrugMax Investor Relations Department at (727) 533-0431.

SUMMARY

This summary highlights selected information from this document. It does not contain all of the information that is important to you. We urge you to carefully read the entire document and the other documents to which we refer in order to fully understand the merger and the related transactions. See “Where You Can Find More Information” on page     . Each item in this summary refers to the page of this document on which that subject is discussed in more detail.

In the Merger, FMG Stockholders (Including Certain Parties with Rights to Acquire FMG Stock) Will Have the Right to Receive Shares of DrugMax Common Stock in Exchange for their Shares of FMG Stock (page     )

We are proposing the merger of Familymeds Group, Inc. with and into DrugMax. In this proxy statement, we will refer to Familymeds Group, Inc. as FMG. Upon completion of the merger, DrugMax will issue an aggregate of 11,480,507 shares of DrugMax common stock in exchange for all of the shares of FMG’s capital stock. DrugMax stockholders will continue to own their existing DrugMax common stock.

The fixed number of shares of DrugMax common stock to be issued in exchange for all shares of FMG stock at the closing of the merger will be allocated among:

•	FMG’s six classes of outstanding stock (i.e., voting common stock; series A redeemable convertible preferred stock; series B redeemable convertible preferred stock; series C convertible preferred stock; series D redeemable convertible preferred stock; and series E redeemable convertible preferred stock), whom we will refer to as the “FMG stockholders”;

•	holders of warrants to purchase FMG series E redeemable preferred stock, whom we will refer to as the “FMG warrant holders;” and

•	holders of convertible promissory notes in the original principal amount of $4,000,000, which are convertible into FMG stock, whom we will refer to as the “FMG note holders.”

Each class and series of FMG stock has different liquidation and other preferences. The DrugMax shares will not be allocated to the FMG stockholders on a pro rata basis. Instead, the shares will be allocated based, among other things, on the liquidation preferences of the FMG stock and the ten-day weighted average of stock price of DrugMax prior to the closing, as discussed in further detail on page      of this proxy statement. As a result, the number of shares that each class of FMG stockholders will receive at the closing will vary depending on the ten-day weighted average stock price of the DrugMax common stock during the ten trading days immediately preceding the merger. There will be no adjustment to the total number of shares of DrugMax common stock to be issued to the FMG stockholders for changes in the market price of DrugMax common stock, and the merger agreement does not include a price-based termination right. Because of market price fluctuations in the DrugMax common stock, certain classes of FMG stock may not receive any shares of DrugMax common stock, and even if they do receive shares, the shares of DrugMax common stock may be insufficient to cover the series’ and/or classes’ entire liquidation preference. Based on DrugMax current stock price, we do not expect that FMG’s common stockholders will receive any shares of DrugMax in the merger, other than Mr. Mercadante, who will receive 1,010,000 shares of DrugMax common stock regardless of what FMG’s other stockholders receive in the merger.

In Addition, in the Merger, FMG Stockholders (Including Certain Parties with Rights to Acquire FMG Stock) Will Have the Right to Receive Warrants to Purchase Shares of DrugMax Common Stock (page     )

At the closing of the merger, the number of shares of DrugMax common stock subject to outstanding options and warrants with an exercise price below the ten-day weighted average of the DrugMax common stock, which we will refer to in this proxy statement as the in-the-money-options, and the average exercise price and average remaining duration of the in-the-money options, will be ascertained. Upon completion of the merger, DrugMax will issue to the FMG stockholders, the FMG warrant holders and the FMG note holders, warrants to purchase, at the average exercise price and with the average remaining duration of the in-the-money-options, a total of twice the number of shares as the holders of the in-the-money-options are entitled to purchase pursuant to the in-the-money-options. The warrants will be allocated among the FMG stockholders, warrant holders and note holders in the same manner as the DrugMax common stock, except that Mr. Mercadante will not receive any warrants.

The Shares of DrugMax Stock to Be Issued to the FMG Stockholders, the FMG warrant holders and the FMG note holders in the Merger Will Be Restricted and Will Be Subject to a Registration and Lock-Up Agreement (page     )

The DrugMax common stock issued to the FMG stockholders, FMG warrant holders and FMG note holders in connection with the merger will be issued without registration under the Securities Act of 1933 or applicable state securities laws in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act, and various state exemptions. Accordingly, such shares will be considered restricted shares pursuant to Rule 144 of the Securities Act, may not be resold by the holders until the shares can be resold pursuant to an exemption from registration under the Securities Act or until DrugMax registers the resale of the shares, and will bear a restrictive legend to this effect.

However, DrugMax has agreed to register the resale of those shares pursuant to a registration rights and lock-up agreement. It is a condition to the closing of the merger that DrugMax obtain an executed registration rights agreement from at least 90% of the persons receiving DrugMax common stock in the merger in exchange for the FMG stock. The registration rights agreement obligates DrugMax to register the resale of the shares issued to those parties executing the registration rights agreement (as well as shares beneficially owned by Messrs. Taneja and LaGamba). It also, however, places trading restrictions on all of those parties, which will apply even if the resale is registered. For more information on the registration rights agreement, see “Registration Rights and Lock Up Agreement” on page     .

DrugMax Will Grant Restricted Shares of DrugMax Common Stock to Certain Employees and Directors of FMG (page     )

At the closing of the merger, in addition to the shares of DrugMax common stock paid to the FMG stockholders in the merger, DrugMax will grant shares of restricted DrugMax common stock pursuant to its 2003 restricted stock plan to certain FMG employees and directors who continue providing services after the merger to DrugMax. The aggregate number of shares to be issued to such FMG employees and directors will be determined at the closing of the merger by dividing $3,500,000 by the ten-day-weighted average closing bid price of DrugMax common stock during the ten trading days immediately preceding the merger. Assuming a ten-day weighted average of $4.61, the total number of restricted shares to be granted is 758,560. It is anticipated that one-third of these shares will vest on the date of grant, one-third will vest on the first anniversary of the date of grant and the last third will vest on the second anniversary of the date of grant and that Edgardo Mercadante and Dale Ribaudo will receive 60% of the total shares of restricted stock granted; with the balance being allocated among the other FMG employees and directors.

Existing FMG Employee Stock Options Will Be Terminated in Connection with the Merger (page     )

The vesting of all employee stock options to purchase FMG stock that have not terminated by their own terms prior to the merger will be accelerated prior to the merger and all the holders thereof will have the right to exercise their options to purchase FMG common stock immediately prior to the merger. If the options are not exercised prior to the merger, they will terminate immediately prior to the merger. Option holders will not receive options to purchase DrugMax common stock. Option holders that exercise their options and purchase FMG common stock will be treated in the merger in the same fashion as all the other holders of FMG common stock. Based on DrugMax’s current stock price, FMG common stock holders (other than Mr. Mercadante) are not expected to receive any shares of DrugMax stock in the merger.

Sanders Morris Harris, Inc. Provided an Opinion to the DrugMax Board of Directors that the Merger Consideration Was Fair from a Financial Point of View to DrugMax (page     )

In connection with the merger, DrugMax retained Sanders Morris Harris, Inc. as its financial advisor. In deciding to approve the merger, the DrugMax board of directors considered the oral opinion of Sanders Morris Harris, Inc. provided to the DrugMax board of directors on March 18, 2004, subsequently confirmed in writing, that, as of the date of the opinion and based upon and subject to the considerations described in its opinion and other matters as Sanders Morris Harris, Inc. considered relevant, the merger consideration to be paid to FMG stockholders was fair to DrugMax from a financial point of view. A copy of the opinion is available for inspection and copying at the principal executive officers of DrugMax during regular business hours by any DrugMax stockholder of record as of May 20, 2004. You are encouraged to read the opinion completely and carefully to understand the assumptions made, matters considered and limitations on the review undertaken by Sanders Morris Harris, Inc. in providing the opinion. The opinion of Sanders Morris Harris, Inc. will not reflect any developments that may occur or may have occurred after the date of its opinion and prior to the completion of the merger. DrugMax does not currently expect that it will request an updated opinion from Sanders Morris Harris, Inc. DrugMax agreed to pay a fee of $100,000 to Sanders Morris Harris, Inc. for its services in connection with the merger. This fee is payable regardless of whether the merger is consummated. The Sanders Morris Harris, Inc. opinion is not a recommendation as to how any stockholder of DrugMax should vote with respect to the merger or any other matter.

DrugMax Does Not Currently Expect to Pay Dividends (page     )

DrugMax historically has not paid dividends and does not expect to begin paying dividends as a result of the merger.

Our Reasons for the Merger (pages      and     )

We believe that DrugMax stockholders will benefit from the merger for the following reasons, among others:

•	the merger will create a category-leading company that offers a new paradigm for specialty prescription and healthcare product distribution, which we believe will lead to greater sales and profitability than either company would achieve absent the merger;

•	the transaction will provide for immediate purchasing synergies, allowing the combined company to improve its purchasing power, thus potentially increasing our profitability;

•	the merger will integrate both companies’ broad sales and distribution channels, including retail, mail order, call center and Internet capabilities, allowing the company to expand distribution directly to the growing managed care and alternate site markets; and

•	the combined company, with over $400 million in annual revenue, will be equipped to take advantage of the growing specialty prescription and generic pharmaceutical markets.

The DrugMax Board of Directors Recommends that DrugMax Stockholders Vote “FOR” All of the Proposals Contained in this Proxy Statement (page     )

The DrugMax board of directors believes that the merger, the increase in the shares reserved for issuance upon exercise of options granted under the DrugMax 1999 Stock Option Plan, the amendments to the DrugMax certificate of incorporation and the reverse stock split are in the best interests of DrugMax and its stockholders and has unanimously approved all of such proposals. The DrugMax board of directors unanimously recommends that DrugMax stockholders vote “FOR” adoption of all of the proposals.

Board of Directors and Management of DrugMax following Completion of the Merger (page     )

After the merger, the board of directors of the combined company will have a total of seven members, three of whom will be designated by DrugMax (expected to be Jugal K. Taneja, William L. LaGamba and Rakesh K. Sharma) and four of whom will be individuals who are currently FMG directors. Jugal K. Taneja and Edgardo Mercadante will be Co-Chairmen of the Board of the combined company. In addition, each of Messrs. Taneja, LaGamba, Mercadante and Ribaudo are expected to agree to enter into new agreements with the surviving company after the merger, upon terms acceptable to DrugMax’s compensation committee. Upon the execution of such agreements, it is anticipated that Mr. Mercadante will serve as the Chief Executive Officer, William L. LaGamba will serve as the President and Chief Operating Officer and Dale Ribaudo will serve as the Chief Financial Officer of the surviving company. Further, it is anticipated that the employment agreements of Mr. Mercadante and Mr. Taneja will be substantially similar and that the employment agreements of Mr. Ribaudo and Mr. LaGamba will be substantially similar.

Certain DrugMax Directors and Officers Have Financial Interests in the Merger That Differ From Your Interests (page     )

Certain of DrugMax’ executive officers and directors have economic interests in the merger that are different from, or in addition to, their interests as DrugMax stockholders. It is anticipated that after the merger Jugal Taneja and William LaGamba will receive new employment agreements on terms comparable to those received by Edgardo Mercadante and Dale Ribaudo, respectively. The terms of such new employment agreements for each of Messrs. Taneja, LaGamba, Mercadante and Ribaudo will be negotiated between such individuals and DrugMax’s compensation committee immediately after the merger.

Further, it is anticipated that Messrs. Taneja and LaGamba will continue to serve on the combined company’s board of directors immediately after the merger, and, thus, will be entitled to continue to receive compensation from DrugMax for such service. Robert Loughery, Ronald Patrick, Martin Sperber, Howard Howell and Sushil Suri will no longer serve as directors of DrugMax after the merger. For past service, those individuals have previously received options to purchase DrugMax common stock, some of which have an exercise price above the current price of DrugMax common stock. The board of directors of DrugMax has elected to extend the exercise period of Messrs. Loughery’s, Sperber’s, Howell’s and Suri’s options that have an exercise price above the closing bid price of DrugMax common stock on the date of the closing of the merger, so that such directors may exercise those options at any time prior to the              anniversary of the merger.

In addition, Messrs. Taneja, LaGamba and Mercadante will be parties to the registration rights agreement to be delivered at closing and accordingly their shares will be subject to certain trading restrictions as well as the registration obligations set forth in that agreement. See, “Registration Rights and Lock Up Agreement” on page     .

The DrugMax board of directors considered the foregoing interests in its decision to approve the merger agreement.

Holders of DrugMax Common Stock Have Dissenters Rights (page     )

DrugMax is incorporated in Nevada. Under Nevada law, holders of DrugMax common stock are entitled to dissenters rights in connection with the merger. It is a condition to the closing of the merger that DrugMax shall not have received notices of dissent from its stockholders holding in the aggregate more than 200,000 shares of DrugMax common stock. If DrugMax receives notices of dissent from stockholders holding in the aggregate more than such number of shares, both DrugMax and FMG have the right to terminate the merger agreement.

Information about DrugMax (page     )

DrugMax, Inc., a Nevada corporation, is a full-line, wholesale distributor of pharmaceuticals, over-the-counter products, medical supplies, nutritional supplements and other related products. Headquartered in

Clearwater, Florida, DrugMax serves the nation’s independent and small regional chain pharmacies, institutions, and alternate care facilities through its distribution centers in Pennsylvania and Louisiana. DrugMax maintains an inventory in excess of 20,000 SKUs from over 300 pharmaceutical manufacturers and companies. DrugMax has licenses to ship to all 50 states and Puerto Rico. DrugMax generated revenues of $291.8 million for fiscal year ended March 31, 2003. The principal executive offices of DrugMax are located at 25400 US Hwy. 19 North, Suite 137, Clearwater, Florida 33763, and our telephone number is (727) 533-0431.

Information about FMG (page     )

FMG is a pharmacy chain with a strategy of locating pharmacies at or near a patient’s point of medical care. The company owns and operates more than 80 pharmacies in 14 states. Many of these pharmacies are located at or near the point of care between physicians and patients, many times inside or near medical office buildings. Across these distribution channels, FMG annually services over 400,000 acute and chronically ill patients, many with complex specialty and medical product needs. During 2003, revenues generated by FMG’s senior patient base accounted for over 58% of total revenues. FMG has a prescription compliance program called Reliable Refill and a discount plan called Senior Save15. The principal executive offices of FMG are located at 312 Farmington Avenue, Farmington, CT 06032, and its telephone number is (860) 676-1222.

Conditions That Must Be Satisfied or Waived for the Merger to Occur (page     )

Currently, we expect to complete the merger in July of 2004. However, as more fully described in this document and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others, approval by the stockholders of each company, the receipt of all required regulatory approvals, the receipt of no more than a limited number of dissenters notices from the stockholders of DrugMax and FMG, the establishment of an exemption for the registration requirements of the Securities Act of 1933 with regard to the DrugMax shares being issued in connection with the merger, receipt of approvals from certain of DrugMax’s vendors and the establishment of a new credit facility that will allow us to refinance and combine the current credit facilities of DrugMax and FMG. We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed. If not completed by July 30, 2004, the merger agreement will terminate, unless the parties mutually agree to extend it.

Regulatory Approvals Required for the Merger (page     )

We have agreed to use our commercially reasonable efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement. These approvals may include approval from the Federal Trade Commission and various federal and state regulatory authorities. Although we do not know of any reason why we cannot obtain these regulatory approvals in a timely manner, we cannot be certain when or if we will obtain them.

Termination of the Merger Agreement (page     )

We may agree to terminate the merger agreement before completing the merger, even after stockholder approval, as long as the termination is approved by the boards of directors of both DrugMax and FMG. In addition, either company may decide to terminate the merger agreement, even after stockholder approval, if certain conditions have not been met, such as obtaining the necessary regulatory and vendor approvals or the other company’s material breach of a representation, warranty or covenant. Either company may terminate the merger agreement if the merger has not been completed by July 30, 2004, unless the reason the merger has not been completed by that date is a breach of the merger agreement by the company seeking to terminate the merger agreement.

DrugMax will Hold its Special Meeting on June     , 2004 (page     )

The DrugMax special meeting will be held on June     , 2004, at 10:00 a.m., local time, at the Bayou Club, 7979 Bayou Club Road, Largo, Florida 33777.

Record Date. Only holders of record at the close of business on May 20, 2004 will be entitled to vote at the DrugMax special meeting. Each share of DrugMax common stock is entitled to one vote. As of the record date of May 20, 2004, there were          shares of DrugMax common stock entitled to vote at the DrugMax special meeting.

Required Vote. Adoption of the merger agreement, the amendment to DrugMax’s certificate of incorporation and the reverse stock split requires the affirmative vote of a majority of the votes represented by the outstanding shares of DrugMax common stock. Because the required vote is based on the affirmative vote of a majority of votes outstanding, your failure to vote, including a broker non-vote or an abstention, will have the same effect as a vote against the merger, the amendment to DrugMax’s certificate of incorporation and the reverse stock split.

Adoption of the amendment to DrugMax’s 1999 Stock Option Plan requires the affirmative vote of a majority of the votes cast at the special meeting by the holders of DrugMax common stock. Because the required vote is based on the affirmative vote of the majority of votes cast, your failure to vote, including a broker non-vote or an abstention, will not be treated as a vote cast and, therefore, will have no effect on the proposal to approve the amendment to DrugMax’s 1999 Stock Option Plan.

All of the proposals are contingent upon the adoption of each of the other proposals other than the proposal to approve the reverse stock split. DrugMax will implement the merger and the other proposals even if the reverse stock split is not approved. However, DrugMax will not implement any of the proposals if any proposal other than the proposal to approve a reverse stock split is not approved. If you abstain from voting or fail to instruct your broker to vote your shares and the broker submits an unvoted proxy, the resulting abstention or “broker non-vote” will be counted toward a quorum at the special meeting.

Certain DrugMax Stockholders Have Entered into a Voting Agreement (page     )

Messrs. Taneja and LaGamba, individually and on behalf of their affiliates, have entered into a voting agreement with another stockholder of DrugMax, SMW Capital Group, L.P., pursuant to which all of such stockholders have agreed to vote their shares of DrugMax in favor of the merger. As of the record date, all of such stockholders jointly had the right to vote 4,165,000 shares of DrugMax common stock, or approximately 49% of the outstanding DrugMax common stock entitled to be voted at the DrugMax special meeting. While it is currently expected that DrugMax’s other directors and executive officers, who collectively own             % of DrugMax common stock, will vote their shares of DrugMax common stock in favor of the merger, such other DrugMax directors and executive officers have not entered into any agreements with respect to the voting of their shares.

In addition, upon the closing of the merger, Messrs. Taneja, LaGamba and Mercadante intend to enter into a voting agreement pursuant to which they will vote their shares of DrugMax to elect each other to the board of directors of DrugMax.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF DRUGMAX

Set forth below are highlights from DrugMax’s consolidated financial data as of and for the years ended March 31, 2003 through 1999 and DrugMax’s unaudited consolidated financial data as of and for the nine months ended December 31, 2003 and 2002. The results of operations for the nine months ended December 31, 2003 are not necessarily indicative of the results of operations for the full year or any other interim period. DrugMax management prepared the unaudited information on the same basis as it prepared DrugMax’s audited consolidated financial statements. In the opinion of DrugMax management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates. You should read this information in conjunction with DrugMax’s consolidated financial statements and related notes included in DrugMax’s Annual Report on Form 10-K for the year ended March 31, 2003, and DrugMax’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, which are incorporated by reference in this document and from which this information is derived. See “Where You Can Find More Information” on page     . When appropriate, certain amounts have been reclassified to conform with the presentation for fiscal year ended March 31, 2003. Historical results are not necessarily indicative of results which may be expected for any future period.

DrugMax —Selected Financial Data

(amounts in thousands, except per share data)

	As of and for the fiscal year ended March 31,					As of and for the nine months ended
	2003(1)	2002(2)	2001(3)(6)	2000(4)(6)	1999(5)(6)	December 31, 2003(7)	December 31, 2002
Statement of Operations:
Revenues	$291,752	$271,288	$177,713	$21,051	$37	$171,093	$222,074
Gross profit	8,105	7,513	5,531	144	23	6,190	6,144
Selling, general and administration expenses	7,762	5,389	5,163	1,557	129	5,306	5,973
Depreciation and amortization	325	260	2,798	520	—	168	220
Goodwill, intangible asset, and asset impairment loss	12,468	—	4,440	—	—	—	12,468
Operating (loss) income	(12,450)	1,864	(6,870)	(1,933)	(106)	716	(12,534)
(Loss) income before extraordinary item and income tax benefit	(13,476)	904	(8,734)	(2,124)	(104)
Net (loss) income	(13,162)	2,007	(9,306)	(2,124)	(104)	8	(12,860)
Earnings per share—basic
(Loss) income before extraordinary item	(1.85)	0.29	(1.36)	(0.55)	(0.08)	0	(1.81)
Net income (loss)	(1.85)	0.29	(1.45)	(0.55)	(0.08)	0	(1.81)
Earnings per share—diluted
(Loss) Income before extraordinary item	(1.85)	0.28	(1.36)	(0.55)	(0.08)	0	(1.81)
Net (loss) income	(1.85)	0.28	(1.45)	(0.55)	(0.08)	0	(1.81)
Balance Sheet:
Cash and cash equivalents and restricted cash	$2,161	$2,167	$2,436	$6,020	$57	$167	$2,208
Accounts receivable—net	11,340	14,002	14,864	4,106	9	13,625	16,740
Inventory	19,459	20,682	10,694	1,416	16	16,154	17,895
Property and equipment—net	768	990	505	693	48	1,163	834
Goodwill	13,105	25,314	25,179	26,081	—	13,105	13,105
Total assets	50,274	66,303	54,631	40,003	136	48,576	55,102
Accounts payable	14,619	13,845	11,448	3,171	80	9,586	14,325
Credit line payable	15,944	18,930	11,944	2,391	—	19,858	20,352
Stockholders’ equity	18,284	31,447	26,578	33,482	38	18,382	18,587
Total liabilities and stockholders’ equity	50,274	66,303	54,631	40,003	136	48,576	55,102

(1)	Includes $12.5 million of goodwill and intangible asset impairment loss, and $.3 million deferred income tax benefit.
(2)	Includes $1.1 million deferred income tax benefit, net of $.4 million deferred income tax expense.
(3)	Includes $4.4 million goodwill and asset impairment loss, and amortization of goodwill of $2.5 million.
(4)	Fiscal 2000 includes sales from only the Pittsburgh facility, which was acquired by the Company in November 1999.
(5)	Net sales reported in fiscal 1999 were derived from the Company’s e-commerce business started in September 1998.
(6)	Included amortization of goodwill in the amount of $2.55 million in 2001, $0.49 million in 2000 and $0 in 1999. In 2002, DrugMax adopted SFAS No. 142 (Goodwill and other intangible assets) and thus, beginning in 2002, no longer amortizes goodwill.
(7)	On March 18, 2004, DrugMax sold 1,000,000 shares of its common stock in a private placement to accredited investors for a total of $2.85 million, net of expenses.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF FMG

The selected consolidated financial information for FMG has been derived from FMG’s audited consolidated financial statements. You should read this information in conjunction with FMG’s consolidated financial statements and related notes included elsewhere in this proxy statement. See Note 2 of the Familymeds Group, Inc. Notes to Consolidated Financial Statements for a discussion of the basis of the presentation and significant accounting policies of the consolidated financial information set forth below. As described below, during 1999 and 2000, FMG acquired certain pharmacy stores, which affects the comparability of period to period results. In 2001 FMG decided to close its automated distribution facility and significantly reduced the capacity of its mail order and e-commerce business, which also affects the comparability of period to period results.

FMG—Selected Financial Data

	Fiscal Years Ended
in thousands, except for share amounts	2003 (52 weeks)	2002 (52 weeks)	2001 (52 weeks)(1)(9)	2000 (52 weeks)(2)(9)	1999 (53 weeks)(3)(9)
Statement of Operations Data
Net revenues	$218,015	$223,513	$264,180	$205,446	$83,976
Gross margin	47,418	46,022	46,695	41,393	20,228
Selling, general and administrative expenses	47,492	47,799	60,246	70,432	24,218
Depreciation and amortization expense(4)	5,297	5,076	9,918	7,289	2,095
Impairements of long-lived assets(5)	792	593	18,231	2,435	—
(Gain) loss on disposal of fixed assets and intangible assets	(365)	(610)	288	—	—

Operating loss	(5,798)	(6,836)	(41,988)	(38,763)	(6,085)
Interest expense(8)	(7,200)	(4,026)	(4,443)	(5,023)	(1,694)
Interest income	70	13	260	712	545
Other income (expense)	754	1,443	(41)	(277)	(33)
Cumulative effect of changes in accounting principles(6)	—	(710)	—	—	—

Net Loss	(12,174)	(10,116)	(46,212)	(43,351)	(7,267)

Preferred stock dividends	(6,657)	(5,657)	(5,263)	(2,759)	(1,246)
Net loss available to common stockholders	$(17,831)	$(15,773)	$(51,475)	$(46,110)	$(8,513)
Common Share Data
Basic and diluted net loss per share	$(9.22)	$(8.53)	$(26.66)	$(23.89)	$(7.40)
Dividends declared	—	—	—	—	—

	As of
	December 27, 2003	December 28, 2002	December 29, 2001	December 30, 2000	January 1, 2000
Balance Sheet Data
Working capital (deficit)	$(36,521)	$4,683	$(19,301)	$18,909	$15,293
Total assets	45,235	49,319	61,093	109,769	75,469
Current portion of long-term debt(7)	37,696	389	26,797	65	127
Long-term debt	—	34,484	4,800	35,722	26,583
Redeemable preferred stock	109,325	103,668	98,011	83,172	41,513
Total stockholders’ deficit	(133,888)	(116,234)	(100,712)	(50,204)	(20,181)

(1)	In 2001, FMG closed 21 under performing stores and opened one location. At fiscal year-end 2001, FMG operated 93 corporate-owned locations. In December 2001, FMG decided to close its automated distribution facility.

(2)	In December 2000, FMG made a 38-store acquisition, purchased four stores and closed four stores. At fiscal year-end 2000, FMG operated 113 corporate-owned locations.
(3)	In 1999, FMG purchased an 18-store pharmacy chain in October, made a 17-store pharmacy acquisition in November, made a 14-store pharmacy acquisition in December, purchased six stores and opened a mail order distribution facility. As of fiscal year-end 1999, FMG operated 75 corporate-owned stores.
(4)	Depreciation and amortization expense decreased from fiscal 2001 to fiscal 2002 as a result of the reduction in operations in the e-commerce business.
(5)	Write-downs of long-lived assets in fiscal 2001 includes $14.9 million related to FMG’s automated distribution facility and mail order and e-commerce business and $10.4 million related to a strategic alliance agreement related to the e-commerce business.
(6)	During fiscal 2002, FMG adopted new accounting standards related to goodwill resulting in a charge of $0.9 million and negative goodwill resulting in a benefit of $0.2 million.
(7)	The senior collateralized credit facility matures on August 31, 2004.
(8)	Includes $4.3 million and $0.2 million of noncash interest in fiscal 2003 and fiscal 2002, respectively.
(9)	Includes amortization of goodwill in the amount of $0.2 in 2001, $0.1 in 2000 and $0.1 in 1999. In 2002, FMG adopted SFAS No. 142 (Goodwill and other intangible assets) and thus, beginning in 2002, no longer amortizes goodwill

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this document, you should carefully consider the following risk factors in deciding whether to vote in favor of the merger.

Risk Factors Relating to the Merger

Current holders of DrugMax common stock will experience substantial dilution of their percentage ownership interest of DrugMax common stock.

After completion of the merger, we expect that current DrugMax stockholders will, as a group, own approximately 40%, and FMG stockholders, employees and directors will, as a group, own approximately 60%, of issued and outstanding shares of DrugMax immediately after the merger. In addition, at the closing of the merger, DrugMax will issue warrants to the FMG stockholders, the FMG warrant holders and the FMG note holders entitling them to purchase certain additional shares of DrugMax common stock. As a result, after the merger, each share of DrugMax common stock that DrugMax’s stockholders currently own will represent a smaller percentage ownership interest in the combined company than they currently own in DrugMax, and, accordingly, the current stockholders of DrugMax will have less control over matters on which stockholders vote, including the election of directors.

DrugMax’s stock price may be volatile after the merger.

As recently as January 16, 2004, approximately two months prior to the date the companies announced the execution of the merger agreement, the DrugMax common stock traded below $2.00. By the time the execution of the merger agreement was announced on March 22, 2004, the price had risen to over $4.50. Between March 22, 2004 and April 23, 2004, the stock price has remained over $4.00. There can be no assurance that DrugMax’s stock price will remain near its recent highs. DrugMax’s ability to integrate FMG’s business, announcement of developments related to the Company’s business after the merger, announcements by competitors, quarterly fluctuations in the company’s financial results and general economic conditions in the highly-competitive pharmaceutical industry in which the company will compete could cause the price of the DrugMax common stock to continue to fluctuate, perhaps substantially. In addition, DrugMax has agreed to register the resale of 1,000,000 shares recently sold in a private placement, the 11,480,507 shares issued for the FMG stock in connection with the merger and the shares of DrugMax owned by Messrs. Taneja and LaGamba. As a result of such registration, the holders of such shares may use such registrations to sell the shares publicly or privately, resulting in further downward pressure on the stock price. These factors and fluctuations could have a significantly harmful effect on the market price of the DrugMax common stock after the Merger.

The increase in the number of authorized preferred stock could impede a change of control that would be beneficial to our stockholders.

Pursuant to the Nevada Revised Statutes and our amended and restated articles of incorporation, our board of directors currently has the authority, without further action by our stockholders, to issue up to 2,000,000 shares of preferred stock in one or more series and to fix the privileges and rights of each series. Our board of directors is now requesting that the stockholders approve an increase in the number of shares of preferred stock which DrugMax can issue from 2 million to 5 million. Currently, DrugMax does not have any shares of preferred stock outstanding. However, the board of directors believes that increasing the number of authorized but unissued shares of preferred stock will provide the board with further flexibility to raise capital and to protect the company against unsolicited takeover attempts. However, when designating and issuing the preferred stock, the board of directors may issue shares with voting, dividend, liquidation, conversion or other rights that could adversely affect the voting power and other rights of the DrugMax common stockholders. Further, this type of “blank check preferred stock” makes it possible for DrugMax to issue preferred stock quickly with terms calculated to delay or prevent a change in our control or make removal of our management more difficult. Additionally, if DrugMax issues the preferred stock, the market price of common stock may decrease, and voting and other rights may decrease. DrugMax currently has no plans to issue any preferred stock.

The fairness opinion obtained by DrugMax from Sanders Morris Harris, Inc. will not reflect changes in circumstances between the signing of the agreement and the merger.

DrugMax has not obtained an updated opinion as of the date of this document from Sanders Morris Harris, Inc., DrugMax’s financial advisor. Changes in the operations and prospects of DrugMax or FMG, general market and economic conditions and other factors which may be beyond the control of DrugMax and FMG, and on which the fairness opinion was based, may alter the value of DrugMax or FMG or the prices of shares of DrugMax common stock and shares of FMG common stock by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of the opinion. For a description of the opinion that DrugMax received from its financial advisor, please refer to “The Merger—Opinion of Sanders Morris Harris, Inc.” on page     . For a description of the other factors considered by DrugMax’s board of directors in determining to approve the merger, please refer to “The Merger—DrugMax’s Reasons for the Merger” on page     .

The combined company may fail to realize all of the anticipated benefits of the merger.

The merger is expected to generate cost savings and expense reductions and to increase revenues. The expense reductions are intended to be achieved through purchasing efficiencies and by eliminating certain redundant costs. The revenue increases are intended to be achieved by increasing the number of products offered to customers and by expanding the company’s customer base through distribution directly to the growing managed care and alternate site markets and by taking advantage of the growing specialty prescription and generic pharmaceutical markets. The combined company may fail to realize some or all of the anticipated revenue opportunities, cost savings and other benefits of the transaction as a result of, among other things, vendor constraints, unanticipated costs, deterioration in the U.S. economy and other factors. In addition, the integration of FMG’s business and operations with those of DrugMax, including systems conversions, may take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to FMG’s or DrugMax’s existing businesses or customer base.

The value of the combined company following the merger and the benefits of the merger principally depend on the successful integration of the two companies and the implementation of their business plan. There is little business precedent for the integration of a pharmaceutical wholesaler, such as DrugMax, and a retail pharmacy chain, such as FMG, and therefore, while management believes there are significant benefits to the merger, the company’s ability to capitalize on these opportunities is uncertain. There can be no assurance that management will be able to successfully integrate the companies. If the post-merger management fails to achieve the business plan or is delayed in doing so, the company’s results of operations and financial condition following the merger would be materially adversely affected.

If not managed efficiently, the combined company’s rapid growth may divert management’s attention from the operation of its business which could hinder its ability to operate successfully.

DrugMax’s growth has placed, and its anticipated continued growth (including as a result of the merger) will continue to place, significant demands on its managerial and operational resources. The combined company’s failure to manage its growth efficiently may divert management’s attention from the operation of its business and render it unable to keep pace with its customers’ demands.

The combined company’s working capital and credit facilities may be insufficient.

DrugMax and FMG require substantial working capital to fund their operations. After the merger, the combined company may not be able to generate sufficient funds from operations to fund its business, in which case it will need to raise additional capital, including through the issuance of debt or equity securities, the issuance of which may result in additional dilution to its stockholders. We cannot assure you that we will be able to raise additional capital in the future upon acceptable terms, if at all.

In anticipation of the merger, management expects to obtain a new credit facility, which will become effective immediately after the merger. The new credit facility will be an asset-based facility that provides a revolving line of credit of at least $60,000,000. It will be used to repay DrugMax’s and FMG’s current credit facilities, to pay certain merger transaction expenses and for future working capital of the surviving company.

While management presently believes that the new credit facility will be sufficient to allow the surviving company to integrate the businesses of FMG and DrugMax and to fund its business plan for the next 12 months, if the company fails to realize some or all of the anticipated revenue opportunities or cost savings and other benefits of the merger, or if the costs of the merger or the integration of the companies exceeds what is anticipated, the surviving company may need to seek alternate or additional financing. DrugMax’s future capital requirements will depend upon many factors, including, but not limited to:

•	the cost of the merger and of integrating the businesses of DrugMax and FMG;

•	the frequency with which DrugMax can make future acquisitions;

•	the rate at which DrugMax can hire additional personnel;

•	the rate at which DrugMax can expand the services that it offers; and

•	the extent to which DrugMax can develop and upgrade its technology.

Because of these factors, the surviving company’s actual revenues and costs are uncertain and may vary considerably. These variations may significantly affect its future need for capital. The actual amount and timing of the company’s future capital requirements may differ materially from its estimates. In particular, DrugMax’ estimates may be inaccurate as a result of changes and fluctuations in its revenues, operating costs and development expenses. DrugMax’s actual financing needs will depend on the amount of post-merger operating losses, development expenses, working capital needs and other factors. Adequate funds may not be available when needed or may not be available on favorable terms. If adequate financing is not raised, DrugMax may not be able to execute its business plan and the post-merger financial condition and results of operations of the combined company may be materially adversely affected.

The synergies anticipated from the merger may not be sufficient to overcome the pressures on DrugMax’s revenues and profit margins.

Over the past decade, participants in the wholesale pharmaceutical distribution industry have experienced declining gross and operating margin percentages. DrugMax’s gross margin percentage decreased from approximately 3.11% in 2001 to approximately 2.77% in 2002. In addition, brand name drug manufacturers recently have started to require drug wholesalers to reduce or eliminate forward buying, which may result in further downward pressure on DrugMax’s gross margins.

As a result of these pressures, although DrugMax continues to distribute brand products as requested by its customers, beginning in fiscal 2003 it began to focus its efforts on higher-margin products, including generic and over-the-counter products. Additionally, from time-to-time, DrugMax seeks to acquire additional complementary product lines, as it did with its acquisition of Avery and Infinity. As a result, its gross margin stabilized to approximately 2.78% for the year ended March 31, 2003. DrugMax’s net profit margin, as a percentage of revenue, was 4.1% for the three months ended December 31, 2003, compared to 2.2% for the three months ended December 31, 2002, and its net profit margin, as a percentage of revenue, was 3.6% for the nine months ended December 31, 2003, compared to 2.8% for the nine months ended December 31, 2002.

In part because of DrugMax’s recent strategy, during the nine-months ended December 31, 2003, DrugMax achieved a modest but positive net income. However, its revenues have significantly decreased. For the nine months ended December 31, 2003, DrugMax net income was approximately $8,400 on revenues of $171.1 million, compared to a net loss (including a write down of goodwill totaling $12.5 million) of approximately $12.9 million based on revenues of $222.1 million for the nine months ended December 31, 2002. In addition to management’s focus on higher-margin products and markets as summarized above, the decrease in revenues primarily resulted from the continued decrease in the number of special buy-in programs offered to DrugMax by its suppliers and the complaint filed against DrugMax by QK Healthcare. Management does not expect the number of special buy-in programs to materially increase in the near future. The QK Healthcare law suit relates to the sale by DrugMax to QK Healthcare of twenty bottles of allegedly counterfeit Lipitor, which DrugMax purchased from Alliance Wholesale Distributors.

The merger with FMG is intended to strengthen DrugMax revenues and profit margins. However, there can be no assurances that DrugMax will be able to maintain or increase revenues and margins. Growth in higher-margin products requires significant marketing and sales efforts, which may not be successful. Low demand for higher-margin products could prevent DrugMax from increasing its sales of these products, and increased competition in higher-margin products could reduce the margins on those products. Further, the cost of the merger may exceed what is anticipated and DrugMax may not achieve the expected synergies related to the merger. In general, the profitability of wholesale distributors, including DrugMax, is largely dependent upon earning volume incentives, cash discounts and rebates from pharmaceutical manufacturers, and there can be no assurance that DrugMax will be able to sustain the recent upward trend in its profit margins.

DrugMax’s profitability is also increasingly dependent on its ability to purchase inventory in advance of anticipated or known manufacturer price increases. Although investment buying opportunities may enable DrugMax to increase its gross margin percentage when manufacturers increase prices, such buying requires subjective assessments of future price changes as well as significant working capital. If DrugMax’s gross margin percentages decline significantly, or if DrugMax’s assessments of future price changes are incorrect, or if DrugMax does not have the necessary working capital to take advantage of buying opportunities, DrugMax’s profitability could be materially adversely affected.

The merger agreement limits DrugMax’s and FMG’s ability to pursue alternatives to the merger.

The merger agreement contains “no shop” provisions that, subject to limited exceptions, limit DrugMax’s and FMG’s ability to discuss, facilitate or commit to competing third-party proposals to acquire all or a significant part of the company. These provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of DrugMax from considering or proposing that acquisition even if it were prepared to pay more consideration than that proposed in the merger, or might result in a potential competing acquiror proposing to pay a lower per share price to acquire DrugMax than it might otherwise have proposed to pay.

The implementation of the combined company’s business plan is dependent upon the continued employment of its management team and attracting and retaining qualified pharmacists.

The combined company’s success will depend to a large extent on its executive management team, key employees and pharmacists. After the merger, it is expected that Edgardo A. Mercadante will become DrugMax’s Co-Chairman and Chief Executive Officer, Dale Ribaudo will become DrugMax’s Chief Financial Officer, Jugal Taneja will remain as Co-Chairman of DrugMax, William LaGamba will remain as President and Chief Operating Officer of DrugMax and Ronald Patrick will remain as Chief Financial Officer of Valley Drug Company, a subsidiary of DrugMax. Although DrugMax intends to retain each of these executive officers, it is possible that members of the surviving company’s management team may leave, and these departures could have a negative impact on the combined company’s ability to implement its business plan. The loss of any of these individuals, as well as certain other key employees and pharmacists, could have a material adverse effect on the combined company’s business, results of operations and financial condition. DrugMax generally does not carry life insurance policies on the lives of its key senior managers or key purchasing or sales personnel. With the exception of Mr. Mercadante, FMG does not have “key person” life insurance covering any of FMG’s employees. As is generally true in the industry, if any of DrugMax’s senior management or key personnel with an established reputation within the industry were to leave DrugMax’s employment, there can be no assurance that DrugMax’s customers or suppliers who have relationships with such person would not purchase products from such person’s new employer, rather than from DrugMax. There is currently a national shortage of pharmacists. As a result, we may not be able to attract and retain an adequate number of pharmacists required in order to maintain FMG’s existing level of customer service.

The combined company’s business could be adversely affected if relations with any of DrugMax’s significant suppliers are terminated.

After the merger, FMG will increase its dependence on DrugMax for the supply of its pharmaceutical products. DrugMax’s ability to purchase pharmaceuticals, or to expand the scope of pharmaceuticals purchased, from a particular supplier is largely dependent upon such supplier’s assessment of DrugMax’s creditworthiness and DrugMax’s ability to resell the products it purchases. DrugMax is also dependent upon its suppliers’ continuing need for, and willingness to utilize, DrugMax’s services to help them manage their inventories. If DrugMax ceases to be able to purchase pharmaceuticals from any of its significant suppliers, such occurrence could have a material adverse effect on DrugMax’s business, results of operations and financial condition because many suppliers own exclusive patent rights and are the sole manufacturers of certain pharmaceuticals. If DrugMax becomes unable to purchase patented products from any such supplier, it could be required to purchase such products from other distributors on less favorable terms, and DrugMax’s profit margin on the sale of such products could be reduced or eliminated. Substantially all of DrugMax’s agreements with suppliers are terminable by either party upon short notice and without penalty.

Risk Factors Relating to FMG

If the merger is completed, FMG will merge with and into DrugMax. Accordingly, the surviving company will inherit the risks of FMG’s business, operations and industry, several of which are listed below.

FMG has a history of losses and negative cash flow.

FMG has incurred significant losses and negative cash flow in the past. Further, unless restructured in connection with the merger, FMG’s senior collateralized revolving credit facility will mature on August 31, 2004. These facts raise doubt about FMG’s ability to continue as a going concern. FMG’s auditor has issued a going concern opinion, in part as a result of its credit facility having a maturity date of less than one year. However, FMG believes a renewal of its existing credit facility beyond August 31, 2004 is likely. The merger presents synergies and other opportunities to improve FMG’s results significantly; however, FMG’s results will continue to be affected by the events and conditions both within and beyond its control, including the successful implementation of the combined company’s growth strategy, performance of FMG’s existing retail, mail order and online pharmacies, competition and economic, financial, business and other conditions. Familymeds Inc., FMG’s operating subsidiary, will become DrugMax’s subsidiary after the closing. If Familymeds, Inc. is unable to continue as a going concern, DrugMax will be unable to obtain the benefits of the merger and its working capital and financial condition will be materially negatively impacted. Further, as a result of the merger, if Familymeds, Inc. is unable to remain a going concern, DrugMax’s assets also will be exposed to FMG’s creditors.

FMG’s growth is dependent upon its ability to expand by acquiring more retail pharmacies.

We cannot ensure that FMG will be successful in its strategy to acquire or open more retail pharmacies. FMG faces competition from other chain drugstores in its attempt to locate and acquire additional pharmacies. Even if it is able to locate potential pharmacy targets, we do not know if it will be able to acquire or open these pharmacies on commercially reasonable terms. If FMG is not able to continue to expand by acquiring or opening more retail pharmacies, FMG’s ability to increase revenues will be diminished.

FMG’s success is dependent upon entering into and maintaining contracts with health insurers, managed care organizations and pharmacy benefit managers.

FMG derives a majority of its revenue from health insurers, managed care organizations and pharmacy benefit managers. FMG’s contracts with these organizations enable it to obtain reimbursement on behalf of FMG’s customers for the prescription products that they purchase at FMG’s pharmacies. However, we do not know if FMG will be successful in maintaining these contracts. If it is unable to maintain existing contracts or obtain additional contracts, FMG’s customers may not be able to obtain reimbursement for prescription products purchased at FMG’s retail, mail order and online pharmacies, which would decrease the demand for FMG’s services and products and impair FMG’s ability to retain and expand its customer base.

Competition in the pharmacy markets in which FMG competes is intense and could have a negative effect on the combined company’s earnings.

FMG, like DrugMax, conducts business in competitive markets, and we expect competition to intensify in the future. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could harm the combined company’s earnings. FMG’s competitors, many of which have significantly greater financial, technical, marketing and other resources than FMG, include:

•	Chain drugstores including CVS, Rite Aid and Walgreen’s;

•	Mass marketers including Target and Wal-Mart;

•	Warehouse clubs including BJ’s, Costco and Sam’s Club;

•	Mail order prescription providers including Express Scripts and Medco;

•	Online drugstores including drugstore.com; and

•	Specialty medication providers including Accredo Health and Priority Healthcare.

In addition, FMG faces competition from online pharmacies outside the United States.

The demand for FMG’s services and products is affected by regulatory and other changes in the health care industry.

Like DrugMax, FMG’s revenues from prescription drug sales may be affected by health care reform initiatives of federal and state governments, including proposals designed to significantly reduce spending on Medicare, Medicaid and other government programs. The demand for its services and products may also be affected by changes in programs providing for reimbursement for the cost of prescription drugs by third party plans and regulatory changes relating to the approval process for prescription drugs. These initiatives could lead to the enactment of federal and state regulations that may adversely impact our prescription drug sales and, accordingly, our results of operations.

Managed care organizations are increasingly challenging the price and cost-effectiveness of medical products and services. While FMG may be successful in continuing its contracts for insurance reimbursement, the efforts of managed care organizations to contain costs will likely place downward pressures on its gross margins from sales of prescription drugs. We cannot be certain that FMG’s products and services will be considered cost effective or that adequate managed care organization reimbursement will be available to enable it to maintain price levels sufficient to realize adequate profit margins on prescription drugs. FMG’s failure to realize and maintain adequate profit margins on prescription drugs would adversely affect its operating results.

FMG’s operations are subject to extensive regulations and failure to comply with those regulations could result in severe penalties and damage to FMG’s brand.

FMG, like DrugMax, is subject to extensive federal, state and local licensing and registration laws and regulations with respect to its business, including its pharmacy and franchise operations and the pharmacists it employs. Regulations in these areas often involve subjective interpretation and we do not know if FMG’s attempts to comply with these regulations will be deemed sufficient by the appropriate regulatory agencies. FMG believes it has satisfied its licensing and registration requirements and continues to actively monitor its compliance with these requirements. However, violations of any of these regulations could result in various penalties, including suspension or revocation of FMG’s licenses or registrations, and seizure of FMG’s inventory or monetary fines, any of which could adversely affect FMG’s operations and damage FMG’s brand.

FMG, like DrugMax, also is subject to requirements under the Controlled Substances Act and Federal Drug Enforcement Agency regulations, as well as state and local laws and regulations related to FMG’s pharmacy operations such as registration, security, record keeping and reporting requirements related to the purchase, storage and dispensing of controlled substances, prescription drugs and certain over-the-counter drugs. Under the Food, Drug & Cosmetic Act of 1938, the distribution of adulterated or misbranded homeopathic remedies or other drugs is prohibited. Violations could result in substantial fines and other monetary penalties, seizure of the misbranded or adulterated items, and/or criminal sanctions. FMG also is required to comply with the Dietary Supplement Health and Education Act when selling dietary supplements and vitamins.

In addition, FMG’s pharmacy compounding services are subject to Food and Drug Administration regulation. The Food and Drug Administration also regulates drug advertising and promotion, including direct-to-patient advertising, done by or on behalf of manufacturers and marketers. If we expand FMG’s product and service offerings, more of FMG’s products and services will likely be subject to Food and Drug Administration regulation. Failure to comply with these regulations could result in significant penalties which may be material. FMG also is subject to federal statutes and state legislation that prohibit the offer, payment, solicitation, or receipt of any remuneration directly or indirectly in exchange for, or intended to induce, the referral of patients or the sale or purchase of services and supplies covered by certain governmental programs (Anti-Kickback Laws). It also is subject to the Ethics in Patient Referrals Act of 1989, commonly referred to as “Stark Law,” which prohibits the billing of federally-funded health care programs for certain health care services provided by entities with which the referring physician has certain financial arrangements. Violations of these laws are punishable by civil sanctions, including significant monetary penalties and exclusion from participation in the Medicare and Medicaid programs, and criminal sanctions in the case of the Anti-Kickback Law. Due to the breadth and complexity of these laws, there can be no assurance that FMG, any of its personnel, or any of its significant customers or business partners, will not become subject to sanctions that could have a material adverse effect on FMG’s business, financial condition and results of operations. Additionally, the sanctioning or exclusion of a manufacturer or recipient of FMG’s products or services, even for activities unrelated to us, could also have a material adverse effect on FMG’s business, financial condition and results of operations.

Pursuant to the Omnibus Budget and Reconciliation Act of 1990 and similar state and local laws and regulations, FMG’s pharmacists are required to offer counseling to FMG’s customers about medication, dosage, delivery systems, common side effects, adverse effects or interactions and therapeutic contraindications, proper storage, prescription refill and other information deemed significant by FMG’s pharmacists. In the event that FMG’s pharmacists or FMG’s mail order and online pharmacies provide erroneous or misleading information to its customers, FMG may be subject to liability or negative publicity that could have an adverse impact on its business. Although FMG carries general, professional and product liability insurance, FMG’s insurance may not cover potential claims of this type or may not be adequate to protect us from all liability that may be imposed.

The Health Insurance Portability and Accountability Act of 1996, and regulations promulgated thereunder (collectively “HIPAA”), require health care providers such as FMG to comply with specified standards for electronic billing and other transactions and to adopt and comply with policies and procedures to protect the security and privacy of an individual’s protected health information consistent with HIPAA requirements, and prohibit the use or dissemination of an individual’s protected health information without the individual’s consent. There are significant civil monetary and criminal penalties for failure to comply.

Although FMG does not offer franchises for sale at this time, in the case of renewing franchisees, FMG is subject to the disclosure requirements of the Federal Trade Commission and may be subject to pre-sale disclosure requirements and registration requirements of various state laws regulating the offer and sale of franchises. In addition, with respect to FMG’s existing franchisees, it also may be subject to certain state laws regulating the franchisor-franchisee relationship. Failure to comply with these regulations could result in substantial financial penalties.

FMG also is subject to laws governing its relationship with employees, including minimum wage requirements, overtime and working conditions. Increases in the federal minimum wage rate, employee benefit costs or other costs associated with employees could adversely affect FMG’s results of operations.

Other legislation being considered at the federal and state level could affect FMG’s business including state legislation related to the regulation of nonresident pharmacies.

The demand for FMG’s services and products at many of its retail pharmacies is dependent upon the continued operation of medical groups to which they are proximate.

A significant element of FMG’s business plan is operating retail pharmacies in or near medical buildings occupied by medical groups such as HMOs. Some of those buildings are occupied by only one medical group. In the event these medical groups or a significant number of physicians cease to operate in these locations, the demand for FMG’s services at these locations will likely decrease and may result in the closing of one or more of FMG’s pharmacies.

FMG may experience significant fluctuations in its operating results and rate of growth.

FMG’s revenue and operating profit growth depend on the continued growth of demand for its products and services. In addition, FMG’s business is affected by general economic and business conditions. A decrease in demand, may result in decreased revenue or growth. FMG’s revenues and operating results may vary significantly from quarter to quarter due to a number of factors, including:

•	Its ability to retain and increase sales to existing customers;

•	the quantity and mix of products FMG’s customers purchase;

•	the extent to which FMG offers delivery, shipping or other promotional discounts to its customers;

•	changes in FMG’s pricing policies or the pricing policies of FMG’s competitors;

•	the extent of reimbursements available from third-party payors;

•	FMG’s ability to acquire products, manage inventory and fulfill orders;

•	disruptions in service by FMG’s vendors;

•	timing and costs of upgrades and developments in FMG’s systems and infrastructure to support future growth;

•	technical difficulties, system downtime or interruptions;

•	the effects of strategic alliances, potential acquisitions and other business combinations, and FMG’s ability to successfully integrate them into FMG’s business; and

•	changes in government regulation.

Any errors in filling prescription drugs may expose FMG to liability and negative publicity.

Errors relating to prescriptions may produce liability for FMG that its insurance may not cover. FMG’s pharmacists are required by law to offer counseling, without additional charge, to FMG’s customers about medication, dosage, common side effects and other information deemed significant by the pharmacists. FMG’s pharmacists may have a duty to warn customers regarding any potential adverse effects of a prescription drug if the warning could reduce or negate such effects. Providing information on pharmaceutical and other products creates the potential for claims to be made against us for negligence, personal injury, wrongful death, product liability, malpractice, invasion of privacy or other legal theories based on FMG’s product or service offerings. FMG’s general liability, product liability and professional liability insurance may not cover potential claims of this type or may not be adequate to protect us from all liabilities that may be imposed if any such claims were to be successful.

FMG may be subject to product liability claims if people or property are harmed by the products it sells.

Like DrugMax, some of the products FMG sells may expose it to product liability claims relating to personal injury, death or property damage caused by such products and may require FMG to take actions such as product recalls. Any such product liability claim or product recall may result in adverse publicity regarding FMG and the products it sells. If FMG is found liable under product liability claims, it could be required to pay substantial monetary damages. Further, it could be forced to spend a substantial amount of money in litigation expenses, management time other resources to defend against these claims. As a result of these claims, whether or not FMG successfully defends them, its reputation could suffer, any of which could harm FMG’s business. Any imposition of product liability that is not covered by manufacturer indemnification or FMG’s insurance could harm FMG’s business, financial condition and operating results.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains or incorporates by reference a number of forward-looking statements regarding the financial condition, results of operations, earnings outlook, business and prospects of DrugMax, FMG and the potential combined company and may include statements for the period following the completion of the merger. You can find many of these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible” or other similar expressions.

The forward-looking statements involve certain risks and uncertainties. The ability of DrugMax to predict results or the actual effects of its plans and strategies, or those of the combined company, is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that may cause actual results or earnings to differ materially from those contemplated by the forward-looking statements include, but are not limited to, those discussed above under “Risk Factors Relating to the Merger” on page     , those risk factors set forth in DrugMax Form 10-K, which is incorporated into this proxy, as well as the following:

•	projected business increases and cost savings following merger are lower than expected or management integration difficulties are greater than expected;

•	competitive pressures among pharmaceutical wholesalers and pharmacies increase significantly;

•	general economic conditions are less favorable than expected;

•	changes in the interest rate environment reduce interest margins and impact funding sources;

•	legislation or regulatory environments, requirements or changes adversely affect businesses in which either company is engaged;

•	litigation liabilities, including costs, expenses, settlements and judgments, may adversely affect either company or its businesses; and

•	decisions to downsize, sell or close locations or otherwise change the business mix of either company.

Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. DrugMax stockholders are cautioned not to place undue reliance on these statements, which speak only as of the date of this document or the date of any document incorporated by reference in this document.

All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to DrugMax or FMG or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, DrugMax undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

THE DRUGMAX SPECIAL MEETING

This section contains information about the special meeting of DrugMax stockholders that has been called to consider and adopt the merger agreement. Together with this document, we are also sending you a notice of the DrugMax special meeting and a form of proxy that is solicited by the DrugMax board of directors. The DrugMax special meeting will be held on June     , 2004, at 10:00 a.m., local time, at the Bayou Club, 7979 Bayou Club Road, Largo, Florida 33777.

Matters to Be Considered

The purpose of the DrugMax special meeting is to vote upon the following matters:

•	a proposal to adopt the Agreement and Plan of Merger, dated as of March 19, 2004, by and between DrugMax and FMG, pursuant to which FMG will merge with and into DrugMax, which we will refer to in this proxy statement as the merger agreement;

•	proposal to adopt an amendment to the DrugMax amended and restated certificate of incorporation, to increase the number of authorized shares of DrugMax common stock from 24,000,000 to 45,000,000, to increase the number of authorized shares of DrugMax preferred stock from 2,000,000 to 5,000,000, to provide for mandatory indemnification by DrugMax of its directors and officers and permissive indemnification of its employees and agents, and to limit the personal liability of a director to DrugMax or its stockholders for monetary damages for a breach of duty as a director to the amount of compensation, if any, received by the director for serving DrugMax as a director during the year in which the breach of duty occurred;

•	a proposal to approve an amendment to DrugMax’s 1999 Stock Option Plan to increase by 3,000,000 the number of shares of Common Stock covered by that plan; and

•	a proposal to approve a reverse stock split of DrugMax’s common stock at a ratio of between four-for-five and one-for-two, to be implemented at the discretion of DrugMax’s board of directors.

You also will be asked to vote on a proposal to approve the adjournment of the DrugMax special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the proposals.

Proxies

Each copy of this document mailed to DrugMax stockholders is accompanied by a form of proxy with instructions for voting by mail. When voting by mail, you should complete and return the proxy card accompanying this document in order to ensure that your vote is counted at the DrugMax special meeting, or at any adjournment or postponement of the DrugMax special meeting, regardless of whether you plan to attend the DrugMax special meeting.

You may revoke your signed proxy card at any time before it is voted by signing and returning a proxy card with a later date, delivering a written revocation letter to DrugMax’s Corporate Secretary, or by attending the DrugMax special meeting in person, notifying the Corporate Secretary, and voting by ballot at the DrugMax special meeting.

Any stockholder entitled to vote in person at the DrugMax special meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Corporate Secretary) of a stockholder at the DrugMax special meeting will not constitute revocation of a previously given proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

DrugMax, Inc.

25400 US Highway 19 North

Suite 137

Clearwater, FL 33763

(727) 533-0431

Attention: William L. LaGamba, Corporate Secretary

If your shares are held in street name by a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies.

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with the instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” adoption of the merger agreement, adoption of the amendment to DrugMax’s 1999 Stock Option Plan, adoption of the amendment to DrugMax’s certificate of incorporation, and approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposals. According to the DrugMax bylaws, business to be conducted at a special meeting of stockholders may only be brought before the meeting pursuant to DrugMax’s notice of meeting. Accordingly, no matters other than the matters described in this proxy will be presented for action at the DrugMax special meeting or at any adjournment or postponement of the DrugMax special meeting.

DrugMax stockholders should NOT send DrugMax stock certificates with their proxy cards. If the merger is completed, DrugMax stockholders will not need to exchange their current DrugMax stock certificates.

Solicitation of Proxies

We will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, we will request that banks, brokers and other nominees send proxies and proxy material to the beneficial owners of DrugMax common stock and secure their voting instructions, if necessary. We will reimburse the banks, brokers and other nominees for their reasonable expenses in taking those actions. If necessary, we also may use several of our regular employees, who will not be specially compensated, to solicit proxies from DrugMax stockholders, either personally or by telephone, facsimile, letter or other electronic means.

Householding

Unless it has received contrary instructions, DrugMax may send a single copy of this proxy statement to any household at which two or more DrugMax stockholders reside if DrugMax believes the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce DrugMax’s expenses.

If you would like to receive your own proxy, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single proxy, follow these instructions:

If your shares are registered in your own name, please contact our transfer agent, Computershare Investor Services, and inform them of your request by calling them at (303) 262-0600 or writing to them at 12039 West Alemeda Parkway, Longwood, CO 80228.

If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Record Date

The DrugMax board of directors has fixed the close of business on May 20, 2004 as the record date for determining the DrugMax stockholders entitled to receive notice of and to vote at the DrugMax special meeting. At that time,              shares of DrugMax common stock were outstanding.

Voting Rights and Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the votes represented by the aggregate of all of the outstanding shares of DrugMax common stock is necessary to constitute a quorum at the DrugMax special meeting. You are entitled to one vote for each share of DrugMax common stock you held as of the record date. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. When we refer to broker non-votes, we are referring to unvoted proxies submitted by brokers, who are not able to vote on a proposal absent instructions from the applicable beneficial owner.

Adoption of the merger agreement, the amendment to DrugMax’s certificate of incorporation and the reverse stock split requires the affirmative vote of a majority of the votes represented by the outstanding shares of DrugMax common stock. Because the required vote is based on the affirmative vote of a majority of votes outstanding, your failure to vote, including a broker non-vote or an abstention, will have the same effect as a vote against the merger, the amendment to DrugMax’s certificate of incorporation and the reverse stock split. Adoption of the amendment to DrugMax’s 1999 Stock Option Plan requires the affirmative vote of a majority of the votes cast at the special meeting by the holders of DrugMax common stock. Because the required vote is based on the affirmative vote of the majority of votes cast, your failure to vote, including a broker non-vote or an abstention, will not be treated as a vote cast and, therefore, will have no effect on the proposal to approve the amendment to DrugMax’s 1999 Stock Option Plan. All of the proposals are contingent upon the adoption of each of the other proposals other than the proposal to approve the reverse stock split. DrugMax will implement the merger and the other proposals even if the reverse stock split is not approved. However, DrugMax will not implement any of the proposals if any proposal other than the proposal to approve a reverse stock split is not approved.

The DrugMax board of directors urges DrugMax stockholders to: complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope if voting by mail.

Voting Agreements

Messrs. Taneja and LaGamba, individually and on behalf of their affiliates, have entered into a voting agreement with another stockholder of DrugMax, SMW Capital Group, L.P., pursuant to which all of such stockholders have agreed to vote their shares of DrugMax in favor of the merger. As of the record date, all of such stockholders jointly had the right to vote 4,165,000 shares of DrugMax common stock, or approximately 49% of the outstanding DrugMax common stock entitled to be voted at the DrugMax special meeting. While it is currently expected that DrugMax’s other directors and executive officers will vote their shares of DrugMax common stock in favor of the merger, such other DrugMax directors and executive officers have not entered into any agreements with respect to the voting of their shares.

In addition, upon the closing of the merger, Messrs. Taneja, LaGamba and Mercadante intend to enter into a voting agreement pursuant to which they will vote their shares of DrugMax to elect each other to the board of directors of DrugMax. Immediately after the closing of the merger, Messrs. Taneja, LaGamba and Mercadante will collectively beneficially own approximately 3.5 million shares of DrugMax, representing a total of approximately 17% of the total number of shares outstanding immediately after the merger. The voting agreement does not extend to any other matters that may come before the board of directors.

Recommendations of the DrugMax Board of Directors

The DrugMax board of directors has unanimously approved the merger agreement and the transactions it contemplates. The DrugMax board of directors determined that the merger agreement and the transactions it contemplates are advisable and in the best interests of DrugMax and its stockholders, and unanimously recommends that you vote “FOR” adoption of the merger agreement. See “The Merger — DrugMax’s Reasons for the Merger; Recommendation of the Merger by the DrugMax Board of Directors” on page      for a more detailed discussion of the DrugMax board of directors’ recommendation.

The DrugMax board of directors also has unanimously approved the proposals to increase the authorized number of shares of DrugMax common and preferred stock and the amendment to the 1999 Stock Option Plan. The DrugMax board of directors determined that the proposals are advisable and in the best interests of DrugMax and its stockholders. The DrugMax board of directors unanimously recommends that you vote “FOR” the proposals to increase the authorized number of shares of DrugMax common and preferred stock and to adopt the amendment to the 1999 Stock Option Plan.

Attending the Meeting

All DrugMax stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the DrugMax special meeting. Stockholders of record can vote in person at the special meeting. If you are not a stockholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership, and you must bring a form of personal photo identification with you in order to be admitted. We reserve the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification.

CERTAIN INFORMATION ABOUT DRUGMAX

General

DrugMax, Inc., a Nevada corporation, is a full-line, wholesale distributor of pharmaceuticals, over-the-counter products, medical supplies, nutritional supplements and other related products. Headquartered in Clearwater, Florida, DrugMax, serves the nation’s independent and small regional chain pharmacies, institutions, and alternate care facilities through its distribution centers in Pennsylvania and Louisiana. DrugMax maintains an inventory in excess of 20,000 SKUs from over 300 pharmaceutical manufacturers and companies. DrugMax has licenses to ship to all 50 states and Puerto Rico. DrugMax generated revenues of $291.8 million for fiscal year ended March 31, 2003. The principal executive offices of DrugMax are located at 25400 US Hwy. 19 North, Suite 137, Clearwater, Florida 33763, and our telephone number is (727) 533-0431.

Recent Developments

On March 18, 2004, DrugMax sold 1,000,000 shares of its common stock in a private placement to accredited investors for $3.21 million. The expenses related to this offering approximated $360,000. Maxim Group LLC, a New York-based investment firm, acted as the placement agent for DrugMax in the private placement. Net proceeds will be used for working capital and general corporate purposes. DrugMax intends, and is required by its subscription agreements with the investors, to file a registration statement with the Securities and Exchange Commission within 90 days of the closing date, covering the resale of the shares of common stock sold in the private placement. The private placement was made under an exemption from the registration requirements of the Securities Act of 1933, as amended, and the investors purchasing shares in the private placement may not offer or sell the securities sold in the offering in the absence of an effective registration statement or exemption from registration requirements.

Security Ownership of Certain Beneficial Owners and Management

To the knowledge of DrugMax, the following table sets forth, as of April 15, 2004, information as to the beneficial ownership of DrugMax’s voting securities by (i) each person known to DrugMax as having beneficial ownership of more than 5% of DrugMax’s voting securities, (ii) each person serving DrugMax as a director on such date, (iii) each person serving DrugMax as an executive officer on such date who qualifies as a Named Executive Officer, as defined in Item 403(a)(3) of Regulation S-K under the Securities Exchange Act of 1934, and (iv) all of the directors and executive officers of DrugMax as a group.

Name and Address of Beneficial Owner(2)	Amount and Nature of Shares Beneficially Owned(1)	Percentage of Class(1)
SMW Capital Group, L.P. 855 Dunbar Avenue Oldsmar, Florida 34677	647,060	9.0%

Jugal K. Taneja(3)	1,849,927	22%

William L. LaGamba(4)	751,061	8.9%

Ronald J. Patrick(5)	400,061	4.7%

Dr. Howard L. Howell(6)	191,800	2.3%

Robert G. Loughery(7)	90,000	1.1%

Stephen M. Watters(8) 855 Dunbar Avenue Oldsmar, Florida 34677	730,420	8.9%

Martin Sperber(9)	105,000	1.3%

Sushil Suri	—	—

All Directors and Executive Officers, as a group (7 persons)(10)	3,390,249	36.6%

*	Less than 1%.
(1)	Based on 8,178,976 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Pursuant to the rules of the Securities Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. To DrugMax’s knowledge, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.
(2)	Unless otherwise indicated, the address of each of the beneficial owners identified is 25400 US Highway 19 North, Suite 137, and Clearwater, Florida 33763.
(3)	Includes 126,091 shares beneficially owned by Dynamic Health Products, Inc., of which the Taneja is the chairman or the board, 300,000 shares held of record by 21st Century Healthcare Fund, LLC, a limited liability company of which Jugal K. Taneja is the principal, 48,379 shares held of record by The First Delhi Trust, a trust established for the benefit of his children, 424,555 shares beneficially owned by Carnegie Capital, Ltd., a family limited partnership in which Jugal K. Taneja is the general partner, 90,802 shares held of record by Mr. Taneja, 369,510 shares held of record by Manju Taneja, his spouse, and 217,500 shares issuable upon the exercise of stock options that are currently exercisable. Mr. Taneja disclaims beneficial ownership of the shares held by his spouse.
(4)	Includes 126,091 shares beneficially owned by Dynamic Health Products, Inc., a company in which he is a stockholder 122,868 shares beneficially owned by Michele LaGamba, Mr. LaGamba’s spouse, 86,987 beneficially owned as custodian for minor-aged children, and 220,000 shares issuable upon the exercise of stock options that are currently exercisable. Mr. LaGamba disclaims beneficial ownership of the shares held of record by his spouse.
(5)	Includes 290,400 shares issuable upon the exercise of stock options that are currently exercisable
(6)	Includes 151,800 shares issuable upon the exercise of stock options that are currently exercisable.
(7)	Represents 90,000 shares issuable upon the exercise of stock options that are currently exercisable.
(8)	Includes 647,060 shares beneficially owned by SMW Capital Group, L.P. Mr. Stephan M. Watters owns all of the shares of Summerford Capital, Inc., the general partner of SMW Capital Group, L.P.
(9)	Represents 105,000 shares of issuable upon the exercise of stock options that are currently exercisable.
(10)	Includes 635,004 shares issuable upon the exercise of stock options that are currently exercisable.

Shares of the common stock of DrugMax are listed and traded on the Nasdaq Small Cap Market under the symbol “DMAX.”

EXECUTIVE COMPENSATION

Compensation to Directors

Currently, all of DrugMax’s directors receive $500 for each meeting of the Board of Directors that they attend, $2,000 per quarter and reimbursement of their reasonable out-of-pocket expenses incurred in connection with such meetings. In addition, each year, on the date that a director is elected to serve on the Board, he or she is granted a stock option to purchase 25,000 shares of DrugMax’s common stock, with an exercise price equal to the fair market value of the shares on the date of grant. These options vest upon attendance of two Board meetings during the fiscal year in which the options are granted. Additionally, each member of a committee of the Board of Directors receives an option to purchase 5,000 shares of DrugMax’s common stock, each chairperson of a committee receives an option to purchase an additional 2,500 shares of DrugMax’s common stock and the Chairman of the Board receives an option to purchase an additional 10,000 shares of DrugMax’s common stock on the date such persons are appointed to the foregoing positions, provided that they agree to serve in such positions for the entire year. The foregoing options are granted under DrugMax’s 1999 Stock Option Plan.

Compensation to Executive Officers

Summary Compensation Table

The following summary compensation table sets forth the cash and non-cash compensation paid during the past three fiscal years to (a) those individuals serving as DrugMax’s Chief Executive Officer during the fiscal year ended March 31, 2003 and (b) the two most highly compensated executive officers of DrugMax, receiving compensation of at least $100,000, during the fiscal year ended March 31, 2003 (the “Named Executive Officers”):

		Annual Compensation				Long-Term Compensation Awards
Name And Principal Position	Fiscal Year Ended March 31,	Salary ($)		Bonus ($)		Securities Underlying Options (#)	All Other Compensation ($)
Jugal K. Taneja, Chairman of the Board and Chief Executive Officer	2003 2002 2001	$ $ $	156,881 69,471 100,000	$ $	4,981 18,500 —	42,500 132,500 —	$ $	7,500 56,000 —	(2) (1)

William L. LaGamba, President, Chief Operating Officer and Secretary	2003 2002 2001	$ $ $	166,065 160,413 150,000	$ $	1,481 5,500 —	30,000 110,000 —	$ $	7,500 6,000 —	(2) (2)

Ronald J. Patrick, Chief Financial Officer, Treasurer and Director	2003 2002 2001	$ $ $	138,000 137,000 125,000		$10,000 5,000 —	30,000 105,000 —	$ $	7,500 5,500 —	(2) (2)

(1)	Includes $50,000 paid to Mr. Taneja as a consulting fee prior to the date of his employment agreement and $6,000 paid to Mr. Taneja in connection with his service as a Director.
(2)	Consists of fees paid for service on the Board of Directors.

Employment Agreements and Other Arrangements

Jugal K. Taneja — Mr. Taneja is DrugMax’s Chairman of the Board and Chief Executive Officer. In April 2003, DrugMax entered into an employment agreement with Mr. Taneja for an initial three-year term, and an initial annual base salary of $200,000, plus bonuses and stock options as determined by the Board of Directors. Mr. Taneja’s employment agreement contains standard termination provisions for disability, for cause, and for good reason, and it also contains confidentiality provisions that prohibit him from disclosing certain information belonging to DrugMax.

William L. LaGamba—Mr. LaGamba is DrugMax’s President and Chief Operating Officer. In April 2003, DrugMax entered into an employment agreement with Mr. LaGamba for an initial three-year term and an initial annual base salary of $175,000, plus bonuses and stock options as determined by the Board of Directors. Mr. LaGamba’s employment agreement also contains standard termination provisions for disability, for cause and for good reason. If the employment agreement is terminated other than for good reason or cause, Mr. LaGamba is entitled to receive his compensation through the end of the term of the agreement.

Ronald J. Patrick—Mr. Patrick became DrugMax’s Chief Financial Officer following DrugMax’s acquisition of Valley. He is also the Chief Financial Officer, Secretary and Treasurer of Valley. In April 2003, DrugMax entered into a new employment agreement with Mr. Patrick for an initial three-year term and an initial annual base salary of $150,000, plus bonuses and stock options as determined by the Board of Directors. Mr. Patrick’s employment agreement contains standard termination provisions for disability, for cause, and for good reason, and it also contains confidentiality provisions prohibiting him from disclosing DrugMax’s confidential information. If the employment agreement is terminated other than for good reason or cause, Mr. Patrick is entitled to receive his compensation through the end of the term of the agreement.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information as to options granted to each of the Named Executive Officers of DrugMax during fiscal year ended March 31, 2003. All such options were granted under the 1999 Stock Option Plan.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($ Per Share)	Expiration Date	Potential Realizable Value at Assumed Annualized Rates of Stock Price Appreciation for Option Term(1)
					5%	10%
Jugal K. Taneja	42,500	5.8%	$1.55	09/19/2012	$41,428	$104,988
William L. LaGamba	30,000	4.1%	$1.55	09/19/2012	$29,244	$74,109
Ronald J. Patrick	30,000	4.1%	$1.55	09/19/2012	$29,244	$74,109

(1)	Potential realizable value is based on the assumption that the Common Stock appreciates at the annual rate shown (compounded annually) from the due date of grant until the expiration of the option term. These numbers are calculated based on the requirements of the SEC and do not reflect DrugMax’s estimate of future price growth.

OPTION VALUES AT MARCH 31, 2003

The following table provides information as to options exercised by each of the Named Executive Officers of DrugMax during the fiscal year ended March 31, 2003. The table sets forth the value of options held by such officers at year-end measured in terms of the closing price of DrugMax’s Common Stock on March 31, 2003.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Jugal K. Taneja	0	$0	141,668	33,332	$0	$0
William L. LaGamba	0	$0	156,668	33,332	$0	$0
Ronald J. Patrick	0	$0	101,668	33,332	$0	$0

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding DrugMax’s equity compensation plan as of March 31, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plan approved by securities holders(1)	1,656,634	$4.25	343,666
Equity compensation plan not approved by securities holders(2)	150,000	$16.50	—

Total	1,806,634	$5.25	343,666

(1)	Reflects options to purchase shares of DrugMax’s common stock and shares available for issuance under DrugMax’s 1999 Stock Option Plan.
(2)	Represents a warrant to purchase 150,000 shares of common stock at an exercise price of $16.50 granted to DrugMax’s underwriters in connection with its 1999 public offering. See Note 12 to DrugMax’s consolidated financial statements for the year ended March 31, 2003.

Additional Information.

Additional information about DrugMax and its subsidiaries is included in documents incorporated by reference to this proxy statement. See “Where You Can Find More Information” on page     .

CERTAIN INFORMATION ABOUT FMG

The information contained in this proxy statement related to FMG’s business, operations and financial condition, as well FMG’s Management’s Discussion and Analysis, Financial Statements, Selected Consolidated Historical Financial Data and Pro Forma Information, has been provided by, as in included in this proxy statement in reliance upon, senior management of FMG.

Overview

FMG is a pharmacy chain that services various customer groups, including consumers, physicians, employers and institutions. Annually, FMG services over 400,000 acute and chronically ill patients, many with complex specialty and medical product needs. FMG provides a wide variety of prescription and non-prescription healthcare-related, diagnostic products used for the treatment of chronic diseases through its pharmacies and online through www.familymeds.com. As of December 27, 2003, FMG operated 82 pharmacies in 16 states. Many of these pharmacies are located at or near the point of care between physicians and patients, oftentimes inside or near medical office buildings. FMG also had franchise agreements with seven independently owned pharmacies as of December 27, 2003.

The majority of FMG’s revenues are from the sale of prescription pharmaceuticals, which represented approximately 94.3% of net revenues for the year ended December 27, 2003. We refer to FMG’s prescription products as Rx products and to its remaining products, such as over-the-counter medications, home medical equipment and home health appliances, as non-Rx products. While non-Rx reflects a smaller percentage of FMG’s overall revenues, the gross margin for these product lines was approximately 35.1% for the year ended December 27, 2003, as compared to 20.7% for Rx products. The Rx portion of FMG’s business is dependent upon a number of third party and governmental plans that pay a portion or all of the Rx cost on behalf of the customers. In this proxy, we will refer to such third party and governmental plans as Third Party Customers.

The Rx portion of FMG’s business is subject to various federal, state and local regulations that govern the conduct of this business and is not dependent on seasonality. Prescriptions generated by Third Party Customers represented approximately 94% of its Rx sales in fiscal 2003. Third Party Customers have focused on controlling the actual reimbursement rates provided to the pharmacies. This focus on reimbursement rates has resulted in increased pressure on Rx gross margins.

In all states except Connecticut and Massachusetts, FMG operates under the brand name “Familymeds,” usually as Familymeds Pharmacy & Nutrition Centers. In Connecticut and Massachusetts, its corporate and franchised locations operate primarily as Arrow Prescription Centers or Arrow Pharmacy & Nutrition Centers. In Bridgeport, Connecticut, its locations operate under Ethical Pharmacy & Nutrition Center, an Arrow Pharmacy.

FMG Stock, Dividends and Lack of Trading Market

FMG is authorized to issue three classes of stock: common stock without par value, non-voting common stock without par value and preferred stock with a par value of one cent per share. The total number of shares which FMG is authorized to issue is 30,000,000. The total number of shares of preferred stock which FMG is authorized to issue is 9,477,258, the total number of shares of common stock which FMG is authorized to issue is 15,522,742, and the total number of shares of non-voting common stock which FMG is authorized to issue is 5,000,000. FMG’s preferred stock has been issued in five series, designated as series A through E convertible preferred stock. As of April 15, 2004, FMG had issued and outstanding 4,049,645 shares of common stock, zero shares of non-voting common stock, 1,317,391 shares of series A preferred stock, 1,858,239 shares of series B preferred stock, 2,564,102 shares of series C preferred stock, 2,217,769 shares of series D preferred stock, 988,441 shares of series E preferred stock. All of the shares of FMG stock have been issued in reliance on exemptions from the registration requirements of the Securities Act of 1933. There is no established public trading market for any of FMG’s classes or series of stock.

During its two most recent fiscal years, FMG has not issued any cash dividends on its common stock. Further, FMG currently is prohibited from issuing dividends pursuant to its senior credit facility and under state law since its liabilities exceed its assets.

Corporate History

The Arrow brand was established in Connecticut in 1969 as a single apothecary type pharmacy. By 1987, seven locations operated in Connecticut as an Arrow Pharmacy or Arrow Prescription Center. In 1987, Edgardo Mercadante joined and co-founded a closely-held company known as Appell Management Co., which operated pharmacies in supermarkets, medical offices and in neighborhood locations through franchise and management agreements.

In 1996, the Arrow Corporation, which in this proxy we will refer to as Arrow, underwent a restructuring and re-capitalization program to enable it to convert from a franchising model to a corporate-owned format. The first phase of the transition was completed by raising $5 million of venture capital. During 1997, Arrow used that funding to acquire new locations and convert several franchises to corporate owned stores. By the end of 1997, Arrow had 60 locations in five states (13 corporate and 47 franchisees). In 1998, Arrow completed a $9.7 million venture capital round. By the end of 1998, Arrow had 74 locations in six states (31 corporate and 43 franchises).

In 1999, Arrow launched www.familymeds.com and added an additional 45 stores, resulting in 119 locations in 15 states. In May 1999, Arrow raised $25 million of venture capital to finance the growth of its web-based pharmacy strategy. In July 1999, Arrow Holding Company was formed and Arrow became a wholly-owned subsidiary. The Arrow Holding Company secured a $25 million credit facility from GE Capital Corporation. In December of that year, the Arrow Holding Company opened a 22,000 square foot mail order distribution facility, to enable automated order fulfillment for its Internet site.

In 2000, the Arrow Holding Company and Arrow Corporation officially changed their corporate names to Familymeds Group, Inc., which in this proxy we refer to as FMG, and Familymeds, Inc., respectively. In July 2000, FMG raised an additional $40 million of venture capital. At that time, FMG entered into a strategic Internet agreement. FMG also opened additional corporate-owned pharmacies through acquisitions. In November 2000, FMG expanded its credit facility with General Electric Capital Corporation to $31 million.

In March 2001, FMG exited the California market through the sale or closing of 16 locations. The following July, FMG raised an additional $9.7 million of venture capital. Also during 2001, FMG’s contract with supermarket-based franchises expired and a number of under-performing corporate locations were closed.

In January 2002, FMG received a $4 million term loan from General Electric Capital Corporation. In February, 2002 FMG downsized its Internet mail order facility. FMG ended 2002 with 92 stores (85 corporate and seven franchised locations).

In January 2003, FMG raised $4 million in convertible notes from investors. Also, in early 2003, FMG obtained the contract to provide non-prescription mail order products to the customers of a leading pharmacy benefits manager. In addition, FMG launched its Senior Save15 program. FMG ended the year with 89 stores (82 corporate and seven franchised locations).

Pharmacy Strategy

FMG’s strategy is to locate its retail pharmacies in or near physician office buildings, medical clinics and hospitals, thus providing first access to patients. FMG’s corporate-owned and operated retail pharmacies located in or near medical office buildings, clinics and hospitals average approximately 900 square feet, while its apothecary pharmacies in other locations average approximately 1,700 square feet. These locations offer patients the ability to fill prescriptions without having to make a separate trip to the drugstore. Contrary to large chain drugstores, which typically offer health and beauty products, candy, grocery and general merchandise, FMG primarily focuses on the sale of prescription and over-the-counter medications as well as vitamin and nutritional products including specialty products. FMG offers a wide variety of home medical equipment, and durable medical equipment in addition to the specialty Rx and non-Rx product offerings.

FMG also offers customers the opportunity to purchase a broad array of health-related products online. Familymeds.com is the foundation of its Internet offering. This website is one of the few sites certified as a Verified Internet Pharmacy Provider Site (VIPPS) by the National Association of Boards of Pharmacy (NABP). Familymeds.com includes a comprehensive selection of prescription medications, vitamins and nutritional supplements, home medical equipment, and health and beauty aids. It is the exclusive, non-prescription Internet commerce partner for leading prescription benefit managers (PBMs).

In addition, FMG has a prescription compliance program called Reliable Refill and a discount plan called Senior Save15. Reliable Refill is a compliance program that identifies prescriptions that are due to be filled and schedules them for filling before the patient has run out of the previous prescriptions. Senior Save15 is a program that gives senior customers access to all of FMG’s Rx and non-Rx products at discounted prices.

FMG’s Third Party Customers’ gross margin rate has been adversely affected by the efforts of managed care organizations, pharmacy benefit managers, governmental and other third party payors to reduce their prescription drug costs. To address this trend, FMG evaluated and discontinued a number of third party programs that fell below its minimum profitability standards. To date, these efforts have helped stabilize its third party reimbursement rates. However, numerous state legislatures have proposed or appear to be considering further reductions in pharmacy reimbursement rates for Medicaid and other governmental programs to reduce their prescription drug costs. If this trend continues and FMG elects to withdraw from current third party programs and/or not participate in future third party programs, FMG may not be able to sustain its current rate of sales growth and its gross margin could be adversely impacted.

Purchasing And Fulfillment

Prior to the merger, FMG relied primarily on one supplier for prescription drugs, over-the-counter products and personal care items: AmeriSourceBergen. Under a wholesale supply agreement dated May 1, 2003 with AmeriSource Bergen, FMG is required to purchase a minimum of 90% of its pharmaceuticals from AmeriSource Bergen. This agreement expires May 1, 2006. FMG does not currently maintain its own warehouses.

Competition

FMG conducts business in competitive markets, and it expects competition to intensify in the future. Increased competition may result in price reductions, reduced gross margins and loss of market share. Competitors, many of which have significantly greater financial, technical, marketing and other resources than FMG, include:

•	Chain drugstores including CVS, Rite Aid and Walgreen’s;

•	Mass marketers including Target and Wal-Mart;

•	Warehouse clubs including BJ’s, Costco and Sam’s Club;

•	Mail order prescription providers including Express Scripts and Medco;

•	Online drugstores including drugstore.com; and

•	Specialty medication providers including Accredo Health and Priority Healthcare.

In addition, there is competition from online pharmacies outside the United States.

Management Team And Employees

As of December 27, 2003, FMG had 858 employees (492 full-time and 366 part-time). Set forth below are biographies of FMG’s senior management.

Edgardo A. Mercadante has served as FMG’s Chairman of the Board, Chief Executive Officer and President of FMG since 1997. Mr. Mercadante has over twenty-five years of experience in the prescription health care and managed care industries including significant experience in retail pharmacy. Mr. Mercadante was President of Arrow Corporation between the years of 1987 to 1996. He was President and Chief Executive Officer of APP, a pharmacy benefit management company, which he co-founded in 1991. Mr. Mercadante is active in many national and state professional pharmacy organizations. Mr. Mercadante is a licensed pharmacist and holds a B.S. in Pharmacy from Philadelphia College of Pharmacy and Science. Mr. Mercadante served as Division Manager from 1980 to 1986 with Rite Aid Corporation. Mr. Mercadante holds directorships with General Nutrition Centers, MediBank, and ProHealth. He holds a Trusteeship with the University of Sciences in Philadelphia.

Dale J. Ribaudo has served as FMG’s Senior Vice President, Chief Financial Officer and Treasurer since October 2000. Prior to joining FMG, Mr. Ribaudo was Vice President and Controller of Dexter Corporation in Windsor Locks, Connecticut, from March 1999 to September 2000. In that position, Mr. Ribaudo was responsible for managing Dexter’s worldwide accounting and control functions, including planning, reporting and implementation of accounting policy. Prior to becoming Vice President and Controller, Mr. Ribaudo was Treasurer of Dexter. Mr. Ribaudo began his career with PricewaterhouseCoopers, LLP. Mr. Ribaudo is a certified public accountant and holds a B.S. with a major in accounting from Bentley College, an M.S. in finance from Rensselaer Polytechnic Institute, and has completed the Williams College Executive Program.

James S. Beaumariage joined FMG in March 1996 and has served in a number of executive positions, currently as its Senior Vice President of Store Operations. Prior to joining FMG, Mr. Beaumariage served as Manager of Third-Party Administration for CVS, from June 1994 until January 1996, and as Manager of Pharmacy Development from February 1993 until June 1994. Mr. Beaumariage held the position of Regional Pharmacy Supervisor of CVS/People’s Drug from May 1988 until February 1993. Mr. Beaumariage is a licensed pharmacist. Mr. Beaumariage has served as a member of the Connecticut Department of Social Services Pharmacy Advisory Panel. Mr. Beaumariage holds a B.S. in Pharmacy from Duquesne University and has completed the J. L. Kellogg Graduate School of Management Executive Program at Northwestern University.

Allison Kiene, Vice President, General Counsel and Secretary, joined FMG in September 2002. Prior to joining FMG, Ms. Kiene served as Regulatory Law Counsel for The Stop & Shop Supermarket Company headquartered in Quincy, MA. Ms. Kiene previously served as a Pharmacy Manager for Stop & Shop Pharmacy from April 1994 until March 2000. Ms. Kiene is admitted to the Bar in Connecticut, Massachusetts, and New York. She also maintains her license to practice pharmacy in both Connecticut and New York. Ms. Kiene received her Bachelor of Science degree in Pharmacy from the University of Connecticut School of Pharmacy and her Juris Doctor degree from the University of Connecticut School of Law.

Securities Authorized for Issuance Under Equity Compensation Plans

FMG has two stock option plans in which its employees participate: its 1999 stock option plan and 2000 stock option plan. The following table sets forth certain information regarding FMG’s equity compensation plans as of December 27, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plan approved by securities holders(1)	1,571,377	$3.55	1,004,833
Equity compensation plan not approved by securities holders(2)	61,175	$0.01	—

Total	1,632,552	$3.42	1,004,833

(1)	Reflects options to purchase shares of FMG’s common stock under FMG’s 1999 stock option plan and 2000 stock option plan.
(2)	Represents an option to purchase 61,175 shares of FMG common stock at an exercise price of $0.01 per share granted to FMG’s CEO, Edgardo Mercadante, in connection with FMG’s sale of series B preferred stock, all of which are fully vested and all of which may be exercised in connection with the merger.

Properties

FMG leases all of its locations. The leases vary as to rental amounts, expiration dates, renewal options and other rental provisions. FMG leases its corporate headquarters building located at 312 Farmington Avenue, in Farmington, Connecticut, which contains approximately 50,000 square feet.

Legal Matters

FMG is, from time to time, involved in litigation relating to claims arising out of its operations in the ordinary course of business. FMG believes that none of the claims that were outstanding as of December 27, 2003, should have a material adverse impact on its financial position, results of operations or cash flows.

CONSOLIDATED FINANCIAL STATEMENTS OF FMG

Attached hereto as Appendix F are the consolidated financial statements of FMG as of December 27, 2003, December 28, 2002 and December 29, 2001, and the years then ended, and the notes thereto.

FMG MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS

The following discussion should be read in conjunction with “Selected Consolidated Financial Information of FMG,” “Cautionary Statements Regarding Forward-Looking Statements” and the Consolidated Financial Statements of FMG and related Notes appearing in Appendix F to this proxy statement.

Overview

The Arrow brand was established in Connecticut in 1969 as a single apothecary type pharmacy. In 1996, the Arrow Corporation, which in this proxy statement we will refer to as Arrow, underwent a restructuring and re-capitalization program to enable it to convert from a franchising model to a corporate owned format. The first phase of the transition was completed by raising $5 million in venture capital. During 1997, Arrow used that funding to acquire new locations and convert several franchisees to corporate owned stores. In 1998, Arrow raised an additional $9.7 million in venture capital. On July 1, 1999, Arrow Holding Company was formed and the Arrow Corporation became a wholly owned subsidiary. Arrow raised $25 million in venture capital in 1999 and later that same year opened an automated distribution facility to enable order fulfillment for an Internet site, www.familymeds.com. In 2000, the Arrow Holding Company and Arrow Corporation officially changed their corporate names to Familymeds Group, Inc. and Familymeds, Inc., respectively. Between 2000 and today, FMG raised an additional $49.7 million in venture capital. FMG currently owns and operates both Arrow and Familymeds pharmacies.

On March 19, 2004, FMG entered into an Agreement and Plan of Merger with DrugMax. Under the terms of this merger agreement, on the effective date, FMG will be merged into DrugMax, which will be the surviving corporation in the merger. The separate existence of FMG will cease and the name of the surviving corporation will be DrugMax. DrugMax will issue approximately 11.5 million shares of DrugMax common stock to certain common and preferred shareholders, warrant holders and note holders of FMG. In addition, DrugMax will issue restricted stock of approximately 0.8 million shares of DrugMax common stock to certain employees and directors of FMG. Collectively, such shares will represent approximately 60% of the total number of shares outstanding immediately after closing. The shares of DrugMax common stock will be issued to FMG’s stockholders based on liquidation preferences after consideration of a fixed number of approximately 1.0 million shares, which will be issued to FMG’s Chief Executive Officer, $8 million of shares to be issued to certain note holders and $4.3 million of shares to be issues to certain warrant holders. The proposed transaction is subject to the approval of DrugMax and the Company’s stockholders and regulatory approval, among other conditions. The merger will be treated as a purchase of DrugMax by FMG for accounting purposes. The merger and the terms of the merger agreement are discussed beginning on page __ of this proxy.

FMG is a pharmacy chain that services various customer groups, including consumers, physicians, employers and institutions. FMG provides a wide variety of prescription and non-prescription healthcare-related, diagnostic products used for the treatment of chronic diseases through our pharmacies and online through www.familymeds.com. As of December 27, 2003, FMG operated 82 pharmacies in 16 states. Many of these pharmacies are located at or near the point of care between physicians and patients, oftentimes inside or near medical office buildings.

The majority of FMG’s revenues are from the sale of prescription pharmaceuticals, which represented approximately 94.3% of net revenues for the year ended December 27, 2003. We refer to FMG’s prescription products as Rx products and to its remaining products, such as over-the-counter medications, home medical equipment and home health appliances, as non-Rx products. While non-Rx reflects a smaller percentage of FMG’s overall revenues, the gross margin for these product lines was approximately 35.1% for the year ended December 27, 2003, as compared to 20.7% for Rx products. The Rx portion of FMG’s business is dependent upon a number of Third Party Customers that pay a portion or all of the Rx cost on behalf of the customers.

The Rx portion of FMG’s business is subject to various federal, state and local regulations that govern the conduct of this business and is not dependent on seasonality. Prescriptions generated by Third Party Customers represented approximately 94% of its Rx sales in fiscal 2003. Third Party Customers have focused on controlling the actual reimbursement rates provided to the pharmacies. This focus on reimbursement rates has resulted in increased pressure on Rx gross margins. FMG believes that its Rx revenues outperform the retail industry sector. During the last three years, the overall retail pharmacy industry experienced substantially reduced rates of same store revenue growth due mainly to the conversion of some high-volume prescriptions to over-the-counter status and increased utilization of lower-priced generic medications. While the switch to generic medications reduces revenues, gross margin dollars and percentages are overall favorably impacted since generic medications are generally higher margin products than branded products.

FMG incurred a net loss of $12.2 million (or $6.30 per diluted share) in 2003. This compares to $10.1 million (or $5.23 per diluted share before the effect of preferred stock dividends) in 2002 and $46.2 million (or $23.93 per diluted share before the effect of preferred stock dividends) in 2001.

Results of Operations

Net Revenues

FMG’s net revenue performance is detailed below:

	2003	% Change	2002	% Change	2001
Net revenues (in millions)	$218.0	-2.5%	$223.5	-15.4%	$264.2

Same store revenue increase	4.9%		4.9%		4.6%

Rx % of store net revenues	94.3%		95.2%		95.5%
Third party % of Rx net revenues	94.0%		91.9%		91.1%
Prescriptions filled (in millions)	3.9		4.3		5.3

Information that helps explain FMG’s revenue trend is detailed below:

•	From 1999 to early 2002, FMG contracted with several managed care companies to provide services from its automated distribution facility. In this proxy statement, we will refer to this business as FMG’s Contracted Business. In December 2001, FMG decided to close its automated distribution facility and significantly reduce its mail order and e-commerce operations, including its Contracted Business. These operations accounted for $41.2 million of net revenues for fiscal 2001 and the gross margin was approximately 2.5%. FMG now uses its smaller-scale mail order and e-commerce operations to service Rx and non-Rx customers. Also during 2001, FMG closed 21 stores that accounted for $8.4 million of revenue during fiscal 2001.

•	Fiscal 2002 includes $7.7 million of net revenues related to the Contracted Business prior to the reduction in operations at the end of the first quarter of fiscal 2002. FMG closed 16 stores that accounted for $11.8 million of revenue during fiscal 2002 and opened/acquired eight new stores during fiscal 2002, which added $6.3 million of net revenues.

•	The past three years show the negative revenue impact of the conversion of brand-named prescription drugs to generic equivalents, which normally sell for a lower price. The gross margin dollars and percentage, however, are favorably impacted by this conversion. FMG promotes the use of generics through generic utilization incentive programs at the store level.

•	Fiscal 2003 includes $0.7 million of revenue relating to a new mail order contract with a leading pharmacy benefit manager. FMG closed five stores during fiscal 2003 that accounted for $3.2 million of net revenue and opened two new stores during the year that added $2.0 million of net revenue.

•	During fiscal 2002 and 2003, FMG has increased its emphasis on the home health and vitamin/nutritional side of the business. That coupled with FMG’s arrangement with the pharmacy benefit managers referenced in the prior paragraph has resulted in the increase of non-Rx sales as a percentage of net revenues. The industry trend has been the opposite.

•	Several Third Party Customers have changed their Rx benefits to require or provide their enrollees with an incentive to fill their prescriptions for maintenance medications at mail order facilities designated by the Third Party Customer. In the event that this trend continues, FMG may not be able to sustain its current rate of growth, on a same-store sales basis.

Gross Margin

Gross margin was $47.4 million or 21.7% in fiscal 2003. This compares to $46.0 million or 20.6% in fiscal 2002 and $46.7 million or 17.7% in fiscal 2001. Information that helps explain our gross margin trend is detailed below:

•	Gross margins benefited from the elimination of our Contracted Business in early 2002, which had gross margins of approximately 2.5%.

•	FMG’s non-Rx gross margin rate benefited from a more profitable non-Rx sales mix in 2003, which included increased sales of higher gross margin categories such as home medical equipment and other over-the-counter products.

•	FMG’s Rx gross margin rate benefited from an increase in generic drug sales in 2003, which normally yield higher gross margin dollars and percentages than brand name Rx sales.

•	FMG’s gross margin rate benefited from an earlier and more severe flu season in 2003, which increased Rx and non-Rx sales, for cough, cold and flu related product revenues, which generally yield higher gross margins percentages.

•	FMG’s gross margin rate continues to be positively affected by non-Rx sales growing at a faster pace than Rx sales. On average, FMG’s gross margin on Rx sales is lower than FMG’s gross margin on non-Rx sales. Non-Rx sales were 5.7% of total revenues in fiscal 2003, compared to 4.8% in fiscal 2002 and 4.5% in fiscal 2001. There is no guarantee that this trend will continue.

•	Rx sales to Third Party Customers have continued to increase; thus they have become a larger component of FMG’s Rx business. On average, FMG’s gross margin on prescriptions filled by Third Party Customers is lower than FMG’s gross margin on non-Third Party Customer Rx sales. Third Party Customer Rx sales were 94.0% of pharmacy sales in fiscal 2003, compared to 91.9% in fiscal 2002 and 91.1% in fiscal 2001. FMG expects this negative trend to continue.

•	FMG’s Third Party Customer gross margin rate has been adversely affected by the efforts of managed care organizations, pharmacy benefit managers, governmental and other third party payors to reduce their prescription drug costs. To address this trend, FMG evaluated and discontinued a number of third party programs that fell below FMG’s minimum profitability standards. To date, these efforts have helped stabilize FMG’s third party reimbursement rates. However, numerous state legislatures have proposed or appear to be considering further reductions in pharmacy reimbursement rates for Medicaid and other governmental programs to reduce their prescription drug costs. If this trend continues and FMG elect to withdraw from current third party programs and/or not participate in future third party programs, FMG may not be able to sustain its current rate of sales growth and its gross margin dollars could be adversely impacted.

Total Operating Expenses

Operating expenses include selling, general and administrative expenses, depreciation and amortization expense, impairments of long-lived assets and the gain or loss on disposal of fixed assets and intangible assets for both stores and the corporate office. Total operating expenses were $53.2 million, or 24.4% of net revenues, in fiscal 2003. This compares to $52.9 million, or 23.6% of net revenues in fiscal 2002 and $88.7 million, or 33.6% in fiscal 2001. Information that helps explain FMG’s operating expense trend is detailed below:

•	During 2001, FMG recorded impairment charges of $4.5 million relating to FMG decision to close its automated distribution center and to significantly decrease the operating capacity of its mail order and e-commerce business. FMG also recorded an impairment charge of $10.4 million related to a strategic alliance agreement related to these operations.

•	During fiscal 2003, 2002 and 2001, FMG expensed approximately $0.4 million, $0.4 million and $3.2 million, respectively, related to the impairment of prescription file intangible assets and estimated lease obligations for closed stores.

•	Depreciation and amortization expense was approximately $5.3 million, $5.1 million and $9.9 million for fiscal 2003, 2002 and 2001, respectively. The reduction from fiscal 2001 to 2002 is primarily the result of less amortization related to the e-commerce and mail order operations in fiscal 2002 due to the write-offs discussed above.

•	Selling, general and administrative expenses were $47.5 million, $47.8 million and $60.2 million for fiscal 2003, 2002 and 2001, respectively. Selling, general and administrative expenses as a percentage of net revenues was 21.8%, 21.4% and 22.8% for fiscal 2003, 2002 and 2001, respectively. Selling, general and administrative expenses decreased from fiscal 2001 to 2002 due to the closing of the automated distribution center and the reduction in the mail order and e-commerce operations in early fiscal 2002. The increase in selling, general and administrative expenses as a percentage of net revenues during fiscal 2003 is due to increased employee health insurance costs and increased merchandise supplies. Based on ongoing cost reduction efforts, FMG does not believe the increase in total selling, general and administrative expenses as a percentage of net revenues that occurred in fiscal 2003 will continue in fiscal 2004; however it cannot guarantee that total selling, general and administrative expenses will decrease as a percentage of net revenues in 2004.

Interest Expense, Net

Interest expense, net was $7.2 million, $4.0 million and $4.4 million for fiscal 2003, 2002 and 2001, respectively. The increase in interest expense, net from fiscal 2002 to 2003 primarily results from $4.0 million of interest on the $4.0 million subordinated convertible notes issued in January 2003. These notes provide for interest at maturity of $4.0 million. Excluding the effect of the $4.0 million, the decline in interest expense, net primarily resulted from lower outstanding borrowings, lower cost of funds, and lower average debt requirements due to improved working capital management.

Income Taxes

No income tax benefit has been recorded in any period presented due to the uncertainty of realization of any related deferred tax asset.

Cumulative Effect of Changes in Accounting Principles

As a result of adopting Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets, FMG eliminated unamortized negative goodwill resulting in a benefit of $0.2 million and recorded a charge of approximately $0.9 million related to the write-off of goodwill as a cumulative effect of changes in accounting principles during fiscal 2002.

Net Loss

FMG incurred a net loss of $12.2 million (or $6.30 per diluted share) in 2003. This compares to $10.1 million (or $5.23 per diluted share) in 2002 and $46.2 million (or $23.93 per diluted share) in 2001. The factors impacting these losses are discussed above.

LIQUIDITY & CAPITAL RESOURCES

Net Cash Used in Operating Activities was $0.7 million, $1.5 million and $18.8 million in fiscal 2003, 2002 and 2001, respectively. The decrease in net cash used by operations in fiscal 2003 and 2002 is due to lower operating losses and improved working capital management, primarily related to increased inventory turns and increased collection times (reduced days sales outstanding) on accounts receivable.

Net Cash Used in Investing Activities was $1.1 million, $0.8 million and $1.7 million in fiscal 2003, 2002 and 2001, respectively. The increase in net cash used in investing activities during fiscal 2003 was primarily due to the opening of two new stores and the remerchandising and remodeling of several existing locations. Capital expenditures were $1.3 million during fiscal 2003, compared to $1.2 million in 2002 and $1.8 million in 2001. During fiscal 2003, approximately 18% of FMG total capital expenditures were for new store construction, 67% for store expansion and improvement and 15% for technology and other.

During fiscal 2004, FMG plans to invest approximately $1.0 million in capital improvements, which will include the opening of new locations, installation of automation and other technology initiatives and FMG remerchandising and remodeling projects.

The following is a summary of FMG’s corporate-owned store activity for the years presented:

	Fiscal Year
	2003	2002	2001
Total stores (beginning of year)	85	93	113
New stores	2	8	1
Closed stores	(5)	(16)	(21)

Total stores (end of year)	82	85	93

Relocated stores(1)	2	—	2

(1)	Relocated stores are not included in new or closed store totals.

Net Cash Provided by Financing Activities was $2.5 million, $2.0 million and $4.2 million in fiscal 2003, 2002 and 2001, respectively. The increase from fiscal 2002 to 2003 was primarily due to lower payments on capital lease obligations due to maturities of capital leases and deferred financing costs in fiscal 2003. Fiscal 2001 includes the issuance of preferred stock for net proceeds of $9.6 million, of which $4.1 million was used to reduce FMG’s outstanding debt.

FMG’s primary lending instrument is a $31.0 million senior collateralized revolving credit facility with General Electric Capital Corporation and a related $4.0 million term loan, both of which expire on August 31, 2004. Available credit under this facility is based on eligible receivables, inventory and prescription files, as defined in the agreement with General Electric Capital Corporation. The $31.0 million of maximum availability is reduced by $5.0 million of reserves. As of April 13, 2004, $1.3 million was available for additional borrowings under the General Electric agreement.

The General Electric agreement requires compliance with certain restrictive covenants including, but not limited to, minimum EBITDA, maximum capital expenditures, minimum net worth, minimum prescriptions filled, minimum inventory turnover, maximum trade receivable days sales outstanding and limitations on additional indebtedness. FMG was in violation of several covenants during 2003 and January and February of 2004. These violations were waived by the lender.

FMG also has issued promissory notes of $4.8 million ($4.6 million outstanding as of December 27, 2003) relating to an acquisition made in 1999. These promissory notes bear interest at 9% per annum and are payable in equal monthly installments of principal and interest of approximately $219,000 until October 30, 2004 at which time a balloon payment of approximately $2.5 million is due. These notes contain certain covenants, none of which are more restrictive than those contained in the General Electric agreement. FMG is in compliance with such covenants. The notes are subordinated to other obligations of FMG.

On August 19, 2002, FMG entered into a Capital Support and Subscription Agreement with certain of its existing investors. Under the terms of this agreement, certain investors agreed to guarantee $6 million of FMG’s indebtedness under the General Electric agreement. In addition, FMG agreed to sell to these investors an aggregate of up to $4.0 million in 12% Convertible Subordinated Promissory Notes. On January 23, 2003, FMG issued 12% convertible subordinated promissory notes in the original principal amount of $4.0 million to these investors. We refer to holders of these notes as the FMG note holders. Interest of $4.0 million on these notes was accrued during fiscal 2003 as these notes provide for interest at maturity of $4.0 million.

FMG believes that the merger will enable the combined company to improve its purchasing power and increase revenues by leveraging the distribution platform of both companies. FMG believes the transaction will provide for immediate purchasing synergies. FMG is in discussions with several lenders regarding a senior collateralized credit facility for the combined companies. Management believes that with the purchasing synergies from the Merger, the effect of other cost cutting initiatives undertaken by FMG in 2004 and the expected new credit facility, that FMG will continue as a going concern. However, there is no assurance that adequate financing will be obtained or that the Merger will be consummated.

Off-Balance Sheet Arrangements

FMG does not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, including variable interest entities, nor does FMG have or guarantee any off-balance sheet debt. Please see the table below for current outstanding contractual obligations:

All amounts in thousands
	2004	2005	2006	2007	2008	Thereafter	Total
Loan Facilities	$37,696	$—	$—	$—	$—	$—	$37,696
Operating Leases	2,682	2,089	1,813	1,117	599	571	8,871
Capital Leases	47	35	—	—	—	—	82

Total Contractual Obligations*	$40,425	$2,124	$1,813	$1,117	$599	$571	$46,649

*	Under a wholesale supply agreement dated May 1, 2003 with AmeriSource Bergen, FMG is required to purchase a minimum of 90% of its pharmaceuticals from AmeriSource Bergen. This agreement expires May 1, 2006.

Critical Accounting Policies

FMG’s discussion of results of operations and financial condition relies on its consolidated financial statements that are prepared based on certain critical accounting policies that require FMG’s management to make judgments and estimates that are subject to varying degrees of uncertainty. You should be aware of these policies and how they impact FMG’s financial reporting to gain a more complete understanding of FMG’s consolidated financial statements as a whole, as well as its related discussion and analysis presented herein. While FMG believes that the historical experience, current trends and other factors considered support the preparation of FMG’s consolidated financial statements in conformity with generally accepted accounting principles, actual results could differ from its estimates, and such differences could be material.

FMG believes the following accounting policies include a higher degree of judgment and/or estimates and, thus, are considered to be critical accounting policies. The following critical accounting policies discussed below are those that depend most heavily upon these judgments and estimates.

Impairment of Long-Lived Assets

FMG evaluates the recoverability of long-lived assets, including intangible assets with finite lives, quarterly or whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. FMG evaluates long-lived assets for impairment at the individual store level, which is the lowest level at which individual cash flows can be identified. When evaluating long-lived assets for potential impairment, FMG first compares the carrying amount of the asset to the individual store’s estimated future cash flows (undiscounted and without interest charges). If the estimated future cash flows are less than the carrying amount of the asset, an impairment loss calculation is prepared. The impairment loss calculation compares the carrying amount of the asset to the individual store’s estimated future cash flows (discounted and with interest charges). If required, an impairment loss is recorded for the portion of the asset’s carrying value that exceeds the asset’s estimated future cash flow (discounted and with interest charges).

FMG’s impairment loss calculations contain uncertainty since FMG must use judgment to estimate each store’s future sales, profitability and cash flows. When preparing these estimates, FMG considers each store’s historical results and current operating trends and FMG’s consolidated revenues, profitability and cash flow results and forecasts. These estimates can be affected by a number of factors including, but not limited to, general economic conditions, the cost of real estate, the continued efforts of third party organizations to reduce their prescription drug costs, the continued efforts of competitors to gain market share and consumer spending patterns.

Inventories

Inventories consist of pharmaceuticals and other retail merchandise owned by FMG. Inventories are stated at the lower of cost (first-in, first-out method for pharmaceutical inventory and retail method for retail merchandise inventory) or market. Physical inventory counts are taken on a regular basis in each location to ensure that the amounts reflected in the consolidated financial statements are properly stated. FMG has not made any material changes in the accounting methodology used to establish its inventory loss reserves during the past three years.

Trade Receivables - Allowance for Doubtful Accounts

At December 27, 2003, trade receivables included approximately $12.6 million of amounts due from various insurance companies, governmental agencies and individual customers. Of this amount, there was approximately $1.7 million reserved as of December 27, 2003, for a balance of net trade receivables of $10.9 million. Based upon historical experience and market trends, the current reserves are considered adequate.

Although FMG believe that the estimates discussed above are reasonable and the related calculations conform to generally accepted accounting principles, actual results could differ from FMG estimates, and such differences could be material.

Recent Accounting Pronouncements

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities (“SFAS No. 149”), which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. The provisions of SFAS No. 149 are generally effective for contracts entered into or modified after June 30, 2003 and are to be applied prospectively. The adoption of this Statement did not have a material impact on FMG’s consolidated results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify certain financial instruments as a liability (or an asset in some circumstances). The scope of SFAS No. 150 includes financial instruments issued in the form of shares that are mandatorily redeemable and that embody unconditional obligations requiring the issuer to redeem it by transferring its assets at a specified or determinable data or upon an event that is certain to occur. The FASB has subsequently issued four staff positions which include FSP 150-1, Issuer’s Accounting for Freestanding Financial Instruments Composed of More Than One Option or Forward Contract Embodying Obligations under SFAS No. 150, FSP 150-2, Accounting for Mandatorily Redeemable Shares Requiring Redemption by Payment of an Amount that Differs from the Book Value of Those Shares, under SFAS No. 150, FSP 150-3, Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under SFAS No. 150 and FSP 150-4, Issuers’ Accounting for Employee Stock Ownership Plans under SFAS No. 150. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. As modified by FSP 150-3, mandatorily redeemable financial instruments of nonpublic entities are subject to the provision of SFAS No. 150 for the first fiscal period beginning after December 15, 2004. FMG is in the process of evaluating the impact of SFAS No. 150 upon adoption.

FMG adopted FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” effective December 29, 2002. This interpretation requires certain guarantees to be recorded at fair value as opposed to the current practice of recording a liability only when a loss is probable and reasonably estimable. It also requires a guarantor to make enhanced disclosures concerning guarantees, even when the likelihood of making any payments under the guarantee is remote. The adoption of this Statement did not have a material impact on FMG’s consolidated results of operations or financial position.

FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” requires a company to consolidate variable interest entities (“VIE”) if the enterprise is a primary beneficiary (holds a majority of the variable interest) of the VIE and the VIE possesses specific characteristics. It also requires additional disclosures for parties involved with VIEs. The adoption of this Statement did not have a material impact on FMG’s consolidated results of operations or financial position.

FMG adopted FASB Interpretation No. (“FIN”) 46, (revised December 2003), “Consolidation of Variable Interest Entities,” effective December 27, 2003. This interpretation addresses how a business should evaluate controlling financial interest in an entity. FIN 46R replaces FASB Interpretation No. 46. The adoption of this Statement did not have a material impact on FMG’s consolidated results of operations or financial position.

Qualitative and Quantitative Disclosure about Market Risk

FMG has not entered into any transactions using derivative financial instruments or derivative commodity instruments. If interest rates were to change by 10%, FMG ‘s interest expense would have increased by $0.3 million for the year ended December 27, 2003.

Impact of Inflation and Changing Prices

The consolidated financial statements of FMG and related data presented in this proxy statement have been prepared in conformity with accounting principles generally accepted in the United States of America, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. FMG believes that inflation has not had a material impact on its results of operations during the three years ended December 27, 2003.

PROPOSAL ONE

THE MERGER

The following discussion contains material information pertaining to the merger. This discussion is subject, and qualified in its entirety by reference, to the merger agreement, the registration rights agreement and the financial advisor opinion attached as Appendices to this document. We encourage you to read and review those documents as well as the discussion in this document.

General

The next sections of this document, “The Merger Agreement” on pages      through      and “The Registration Rights and Lock-Up Agreement” on pages      through     , have additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to completion of the merger and the provisions for terminating or amending the merger agreement.

We are furnishing this document to DrugMax stockholders in connection with the solicitation of proxies by the board of directors of DrugMax for use at the special meeting of stockholders and any adjournment or postponement of the special meeting.

Structure

The merger agreement provides for the merger of FMG with and into DrugMax. DrugMax will be the surviving corporation upon completion of the merger.

The merger agreement provides for the merger of FMG with and into DrugMax. DrugMax will be the surviving corporation upon completion of the merger. Upon completion of the merger, DrugMax will issue an aggregate of 11,480,507 shares of DrugMax common stock in exchange for all of the shares of FMG stock. DrugMax stockholders will continue to own their existing DrugMax common stock.

There will be no adjustment to the total number of shares of DrugMax common stock to be issued to the FMG stockholders for changes in the market price of DrugMax common stock. Further, the merger agreement does not include a price-based termination right. Accordingly, the market value of the shares of DrugMax issued in connection with the merger will depend on the market value of the shares of DrugMax common stock at the time of completion of the merger, and could vary significantly from the market value on the date of this document.

The fixed number of shares of DrugMax common stock to be issued in exchange for all shares of FMG stock at the closing of the merger will be allocated among:

•	FMG’s six classes of outstanding stock (i.e., voting common stock; series A redeemable convertible preferred stock; series B redeemable convertible preferred stock; series C convertible preferred stock; series D redeemable convertible preferred stock; and series E redeemable convertible preferred stock), whom we will refer to as the FMG stockholders;

•	holders of warrants to purchase FMG series E redeemable preferred stock, whom we will refer to as the “FMG warrant holders;” and

•	holders of convertible promissory notes in the original principal amount of $4,000,000, which are convertible into FMG stock, whom we will refer to as the “FMG note holders.”

Each class and series of FMG stock has different liquidation and other preferences. Accordingly, the DrugMax shares will not be allocated to the FMG stockholders on a pro rata basis. Instead, the shares will be allocated as follows:

•	The allocation of the shares (other than with regard to Edgardo Mercadante) will be based on the ten-day weighted average closing bid price of the DrugMax common stock during the ten trading days immediately preceding the merger;

•	The FMG note holders will receive the initial principal amount of their notes plus interest in the aggregate amount of $8 million in DrugMax common stock at the closing in full satisfaction of their debt;

•	Mr. Mercadante will receive a fixed 1,010,000 shares of DrugMax common stock in exchange for his 1,010,000 shares of FMG common stock and other consideration regardless of the closing bid price of DrugMax on the closing date of the merger;

•	The FMG warrant holders will have exercised their warrants and purchased FMG series E preferred stock immediately prior to the merger and will receive DrugMax common stock pro rata with the other FMG series E preferred stockholders;

•	The number of DrugMax common stock shares remaining after the distribution to the FMG note holders and Mr. Mercadante, if any, will be distributed, on a pro rata basis, to the series E stockholders, on a fully diluted basis assuming the exercise of all outstanding warrants to purchase FMG series E preferred stock, in an amount sufficient to cover their aggregate liquidation preference of $26,196,107;

•	The number of DrugMax common stock shares remaining, if any, will be distributed, on a pro rata basis, to the series D and C stockholders in an amount sufficient to cover their aggregate liquidation preference of $78,423,715;

•	The number of DrugMax common stock shares remaining, if any, will be distributed, on a pro rata basis, to the series A and B stockholders in an amount sufficient to cover their aggregate liquidation preference of $26,274,192; and

•	The number of DrugMax common stock shares remaining, if any, will be distributable, on a pro rata basis, to the common stockholders (other than Mr. Mercadante).

The amount to be distributed to the series A, B, D and E stockholders will include all accrued dividends on such series through June 30, 2004, if any. The FMG common stock and series C preferred stockholders are not entitled to any accrued dividends.

Because the number of shares that each class of FMG stockholders will receive at the closing will vary depending on the ten-day weighted average stock price of the DrugMax common stock on the closing date of the merger, certain classes of FMG stock may not receive any shares of DrugMax common stock, and even if they do receive shares, the shares of DrugMax common stock may be insufficient to cover the series’ and/or classes’ entire liquidation preference.

DrugMax will not issue any fractional shares of DrugMax common stock in the merger. FMG stockholders who would otherwise be entitled to a fractional share of DrugMax common stock will instead receive an amount in cash based upon the closing bid price of the DrugMax common stock on the last trading day immediately prior to the date the merger is completed.

If the number of shares of common stock of DrugMax changes before the merger is completed because of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar event, then an appropriate and proportionate adjustment will be made to the number of shares of DrugMax common stock to be issued to FMG stockholders.

In addition, at the closing of the merger, the number of shares of DrugMax common stock subject to outstanding options and warrants with an exercise price below the ten-day weighted average of the DrugMax common stock, which we will refer to in this proxy as the in-the-money-options, and the average exercise price and average remaining duration of the in-the-money options, will be ascertained. Upon completion of the merger, DrugMax will issue to the FMG stockholders, FMG warrant holders and FMG note holders warrants to purchase, at the average exercise price and with the average remaining duration of the in-the-money-options, a total of twice the number of shares as the holders of the in-the-money-options are entitled to purchase pursuant to the in-the-money-options. The warrants are being issued as a form of one-time anti-dilution protection for the FMG stockholders, warrant holders and note holders. Such parties will not receive any further or additional pre-emptive or anti-dilution rights in connection with the merger. The warrants will be allocated among the FMG stockholders, warrant holders and note holders in the same manner as the DrugMax common stock, except that Mr. Mercadante will not receive any warrants.

As of December 31, 2003, and assuming a ten-day weighted average stock price of $4.61 per share of DrugMax stock, the number of shares that the in-the-money-options would entitle the holders thereof to purchase would be 1,532,067, and the average exercise price and the average remaining duration of those in-the-money options would be $2.49 and 8.3 years, respectively. Accordingly, based on such assumptions, the FMG stockholders, FMG warrant holders and FMG note holders would receive warrants to purchase an aggregate 3,071,466 shares of DrugMax common stock at an exercise price of $2.49 and a duration of 8.3 years.

At the closing of the merger, in addition to the shares of DrugMax common stock paid to the FMG stockholders (including the FMG warrant holders and FMG note holders) in the merger, DrugMax will grant shares of restricted DrugMax common stock pursuant to its 2003 restricted stock plan to certain FMG employees and directors who continue providing services after the merger to DrugMax. The aggregate number of shares to be issued to such FMG employees and directors will be determined at the closing of the merger by dividing $3,500,000 by the ten-day-weighted average closing bid price of DrugMax common stock during the ten trading days immediately preceding the merger. Assuming a ten-day weighted average of $4.61, the total number of shares to be granted is 758,560. It is anticipated that one-third of these shares will vest on the date of grant, one-third will vest on the first anniversary of the date of grant and the last third will vest on the second anniversary of the date of grant and that Edgardo Mercadante and Dale Ribaudo will receive 60% of the total shares of restricted stock granted; with the balance being allocated among the other FMG employees and directors.

The vesting of all employee stock options to purchase FMG stock that have not terminated by their own terms prior to the merger will be accelerated prior to the merger and all the holders thereof will have the right to exercise their options to purchase FMG common stock immediately prior to the merger. If the options are not exercised prior to the merger, they will terminate immediately prior to the merger. Option holders will not receive options to purchase DrugMax common stock. Option holders that exercise their options and purchase FMG common stock will be treated in the merger in the same fashion as all the other holders of FMG common stock. Based on DrugMax current stock price, FMG common stock holders are not expected to receive any shares of DrugMax stock in the merger.

Upon completion of the merger, assuming such a $4.61 ten-day weighted average stock price, as a group, the current holders of DrugMax common stock will own approximately 40%, and the FMG stockholders, note holders, employees and directors will own approximately 60%, of the outstanding common stock of the combined company immediately after the merger.

The merger has been structured to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

Background of the Merger

DrugMax’s board of directors and senior management regularly review the industry environment in which DrugMax operates, including the trends impacting full-line pharmaceutical wholesalers, as well as those forces that have recently placed downward pressures on the industry’s gross and net profit margins. Further, senior management and the board periodically discuss ways in which to enhance the company’s competitive position, including possible acquisitions and strategic combinations with a variety of strategic targets, including other pharmaceutical wholesalers and other companies in the pharmaceutical industry, and the potential strategic fit with such institutions based on their lines of businesses, their management and employee cultures and their geographic locations. As a result, DrugMax has from time-to-time made certain acquisitions, including the recent acquisitions of Penner & Welsch and Avery Pharmaceuticals, and has implemented a strategy of reducing overhead expenses and focusing its sales on higher-margin products.

Notwithstanding such efforts, in 2003, DrugMax’s stock price continued to be negatively impacted by, among other things, the general downturn in the stock markets and trends in the pharmaceutical industry, including the continuing pressures on gross and net margins. As recently as May 2003, DrugMax common stock traded near $1.00 per share. As a result, in mid-2003, senior management preliminarily considered strategic alternatives, including the potential of a going-private transaction. However, because of the costs associated with such transactions, and the low value that DrugMax’s stockholders would receive if such a transaction were consummated near current low stock values, senior management chose not to further pursue such alternatives, but instead chose to continue with its business plan and to look for potential strategic acquisitions.

Similarly, the FMG board of directors also has periodically discussed and reviewed FMG’s business, strategic direction, performance and prospects in the context of developments in the pharmacy industry and the competitive landscape in the markets in which FMG operates and elsewhere. The FMG board of directors has also at times discussed with senior management various potential strategic alternatives involving possible acquisitions or business combinations that could complement and enhance that company’s competitive strengths and strategic position. Senior management of FMG has, from time to time, had informal discussions with representatives of other pharmacies regarding industry trends and issues. As a result, during 2003, in light of FMG’s continuing losses and negative stockholders equity, senior management of FMG implemented plans to reduce overhead cost by closing stores and reducing its workforce, while considering alternatives of either selling its business to a third party or merging with a strategic partner.

Included were discussions with senior management of DrugMax. FMG first contacted DrugMax in mid-May 2003. DrugMax indicated its preliminary interest based on the potential purchasing and distribution synergies of the two companies. Over time, these discussions increased the interest of DrugMax senior management in the strategic benefits of a possible merger, based on their assessment of FMG’s strategies, competitive position and prospects and the apparent fit between the people, business models and cultures of the two institutions. In mid-July 2003, the discussions intensified when FMG representatives visited DrugMax headquarters in Florida to inspect the facility and operations. Subsequently, senior management of DrugMax visited FMG’s facilities in Connecticut. During this period, senior management of both DrugMax and FMG periodically apprised their respective boards of directors of their informal discussions.

Discussions continued periodically during the fall of 2003, but no decisions were made until December of that year, when senior management of FMG decided to either pursue the potential merger, or to seek potential acquirors for FMG. DrugMax once again indicated its interest in pursuing merger discussions. Thereafter, senior management of FMG reported to the FMG board of directors regarding the status of discussions, and although no conclusion was reached that FMG should pursue any particular strategic alternative, Mr. Mercadante was authorized to engage in further discussions and to retain First Albany Capital Inc. to explore the benefits of the potential merger with DrugMax.

Thereafter, Messrs. Mercadante (Chairman and Chief Executive Officer of FMG) and Ribaudo (Chief Financial Officer of FMG) spoke with Messrs. Taneja (Chairman and Chief Executive Officer of DrugMax) and LaGamba (President and Chief Operating Officer of DrugMax) on several occasions, during which the participants began to discuss more specifically the potential benefits of a transaction and some of the key issues in a possible transaction, including governance and key management arrangements for a combined company and the importance of continued commitment to the companies’ existing stockholders and customers and other key constituencies, as well as a range of possible values potentially to be offered to FMG and DrugMax stockholders. After further discussion, Mr. Taneja and Mr. Mercadante determined that, assuming satisfactory conclusion of due diligence and negotiation of the terms of a definitive agreement, they were each prepared to present to their respective boards of directors a proposed merger with an exchange ratio that would provide the FMG stockholders, directors and employees with a total of 65% of the shares of DrugMax common stock outstanding immediately after the merger, assuming the vesting and exercise of all options and restricted stock granted to the employees of Familymeds in connection with the merger. This determination, arrived at through arm’s length negotiations, took into account, among other things, the impact of FMG’s business strategy, the potential synergies and purchasing power of the merged company, the companies’ respective contributions to the business, operations, financial condition and prospects of the combined company, anticipated cost savings and the merger consideration on the combined company’s earnings and prospects. Other terms discussed included strong commitments by the combined company to FMG representation on the board of directors and in senior management. At the conclusion of these discussions, Messrs. Taneja and Mercadante reached a general understanding on these key terms subject to continuing due diligence, legal documentation and board approval, and agreed that the two companies would work expeditiously towards finalizing a transaction.

As a result, in January 2004, senior management of each company reviewed with its respective boards their discussions regarding possible strategic alternatives and the desirability of continuing to negotiate with one another. On January 27, 2004, the DrugMax board of directors authorized senior management to enter with a non-binding letter of intent with FMG and shortly thereafter the parties subsequently entered into the letter of intent.

The letter of intent provided that Familymeds, Inc., the operating subsidiary of FMG, would merge with and into DrugMax, with DrugMax being the surviving company. As a result of the contemplated merger, FMG would own 51% of the merged company on a fully diluted basis. In addition, DrugMax would provide an additional 14% to FMG’s management team on a fully diluted basis. This consideration was not to be adjusted upward or downward as a result of fluctuations in the market value of either company. The letter of intent also provided for a due diligence period during which both companies would be permitted to complete their due diligence of one another. In addition, in the letter of intent, the parties agreed to structure the merger in a manner that would defer and minimize income taxes related to the merger to the greatest extent possible.

Immediately thereafter, counsel for the parties began discussions regarding the legal documentation for the transaction, and FMG sent a due diligence team to visit DrugMax’s facilities in Florida and Pennsylvania, which was followed in mid-February 2004 by DrugMax’s due diligence team visiting FMG’s facilities in Connecticut. As the parties proceeded with their due diligence, discussions continued about the tax structure of the transaction. As a result, the parties restructured the merger so that FMG, the holding company, instead of Familymeds, Inc., the operating subsidiary, would merge with and into DrugMax. This would allow the DrugMax shares to be distributed directly to FMG’s stockholders. Further, the companies agreed to structure the consideration to be granted to management as restricted stock that would vest over a period of three years and stock options, some of which would be issued at fair market value. Further, the parties agreed to limit the number of shares and options, and the exercise price of the options, so that the maximum compensation charge that DrugMax would be required to take at the closing as a result of the issuance of such restricted stock and options would be $3.5 million. Further, as a result of discussions with its stockholders, FMG also agreed to reallocate the total DrugMax ownership among its stockholders, directors and employees, so that, in the aggregate, the restricted stock and stock options would entitle the employees and directors of Familymeds to approximately 9%, while the FMG stockholders would receive 56%, of the total DrugMax stock to be outstanding immediately after the closing, assuming the vesting and exercise of those options and restricted stock.

Separately, in late February 2004, senior management of DrugMax negotiated the sale of 1,000,000 shares of DrugMax common stock in a private placement to accredited investors for a total of $3.21 million ($2.85 million net of expenses). Maxim Group LLC, a New York-based investment firm, agreed to act as the placement agent for DrugMax in the private placement, for a fee of 8%. Pursuant to the terms of the private placement, DrugMax is required to file a registration statement with the SEC to register the resale of the shares issued in the private placement within 90 days of the closing of the private placement. The net proceeds are to be used for working capital and general corporate purposes. Senior management and the board of directors of DrugMax considered the benefits of the private placement, after having discussed the company’s need for capital and the terms of the proposed private placement, and separately discussed the private placement with senior management of FMG. As a result of such conversations, DrugMax and FMG agreed that the private placement should be equally dilutive to both parties. The directors of DrugMax then discussed and agreed that the private placement funds were needed by DrugMax regardless of whether the merger was consummated. Accordingly, on March 1, 2004, the board of directors approved the private placement, and on March 18, 2004, DrugMax consummated the private placement.

In late January 2004, Martin Sperber, an independent member of DrugMax’s board of directors and audit committee, discussed the proposed merger with DrugMax’s outside legal counsel. Included in such discussions were conversations regarding the structure of the merger and the need to retain a qualified investment banker to advise the board on the fairness of the merger consideration. Subsequently, in March 2004, having been authorized to retain an investment banker to represent DrugMax in connection with the merger, the independent members of the board contacted and interviewed various bankers and reviewed their proposals. Following the completion of such interviews, on March 10, 2004, the board selected Sanders Morris Harris, Inc. as DrugMax’s investment banker and subsequently, on March 11, 2004, the firm was retained by DrugMax.

The FMG board of directors and certain stockholders met telephonically on several occasions and were apprised of the status of discussions, anticipated pricing and the progress of due diligence investigations. FMG’s board and stockholders recognized that the fixed merger consideration by its nature would not be adjusted to compensate for possible declines in DrugMax’s stock price and that the terms of the merger agreement would not include any price-based termination right or “collar” provisions, and determined not to pursue such provisions in the context of the merger discussions.

Due diligence continued throughout February 2004 as the parties and their counsel continued to discuss the terms of the definitive merger agreement and other related agreements. As a result thereof, because many of DrugMax’s existing options and warrants were significantly underwater, the parties agreed to base their respective percentage ownership of the merged company on the actual shares to be issued after the merger, not on a fully diluted basis. However, the parties also agreed to issue warrants to FMG stockholders to purchase twice the number of shares that holders of DrugMax in-the-money options had the right to acquire, and agreed to set the exercise price of such warrants at the average exercise price of such in-the-money options. The warrants are meant as a one-time anti-dilution protection for the FMG stockholders. The parties agreed that there would be no further or additional pre-emptive or anti-dilution rights attached to the DrugMax stock or warrants to be issued to the FMG stockholders at the closing of the merger.

On Monday, March 8, 2004, Messrs. Taneja, LaGamba and Sperber met in New York City with the senior management and board of directors of FMG, as well as First Albany. At the meeting, the expected synergies of the merger were discussed, as was the structure and timeline of the merger. On March 9, 2004, the board of directors met telephonically to discuss the visit to New York, the merger and related matters.

Also, on March 9, 2004, the FMG board of directors and stockholders met with members of FMG’s senior management and FMG’s outside legal and financial advisors. FMG senior management reviewed with the FMG board of directors information regarding DrugMax, FMG and the terms of the proposed transaction. FMG senior management apprised the FMG board of directors of its due diligence investigations of DrugMax. On March 18, 2004, the FMG board of directors and stockholders met with members of FMG’s senior management and FMG’s outside legal advisors. FMG senior management reviewed with the FMG board of directors the final terms of the proposed transaction. Following review and discussion among the members of the FMG board of directors, the board of directors voted unanimously to approve the merger with DrugMax.

On March 13, 2004, the DrugMax Board of Directors met telephonically to further discuss the merger. At this meeting, the board approved a proposal to approve the merger contingent on the report of its investment banker. On March 19, 2004, the DrugMax board of directors again met telephonically, this time with members of DrugMax senior management and DrugMax’s outside financial advisor, Sanders Morris Harris, Inc. DrugMax senior management reviewed with the DrugMax board of directors information regarding DrugMax, FMG and the terms of the proposed transaction. DrugMax senior management apprised the DrugMax board of directors of its due diligence investigations of FMG. Sanders Morris Harris, Inc. reviewed with the DrugMax board of directors additional information, including financial information regarding the two companies and the transaction. Sanders Morris Harris, Inc. rendered to the DrugMax board of directors its oral opinion (subsequently confirmed in writing) that, as of the date of its opinion and based upon and subject to the considerations described in its opinion and other matters as Sanders Morris Harris, Inc. considered relevant, the proposed merger consideration to be paid to the FMG stockholders was fair, from a financial point of view, to DrugMax. Following review and discussion among the members of the DrugMax board of directors, the board of directors ratified the proposal to approve the merger with FMG.

Following approval of each board of directors, the parties and their counsel continued to finalize and document the legal terms of the definitive agreements for the transaction, and later, on March 19, 2004, the merger agreement was executed by the parties to the agreement. The transaction was announced in a joint press release early on the morning of March 22, 2004.

Subsequently, on April 15, 2004, the parties agreed that FMG’s officers and directors would not receive options to purchase DrugMax common stock but would instead receive restricted shares of DrugMax common stock, the number of which would be determined by dividing $3.5 million by the weighted average closing bid price of DrugMax common stock during the ten trading days immediately prior to the merger. The parties amended the merger agreement accordingly. As a result, giving effect to the private placement and the use of restricted stock instead of options, immediately after the merger, the current DrugMax stockholders will, as a group, own approximately 40%, and FMG stockholders, employees and directors will, as a group, own approximately 60%, of issued and outstanding shares of DrugMax immediately after the merger.

The parties have continued to work to satisfy the conditions to the closing, including obtaining financing and third party approvals.

DrugMax’s Reasons for the Merger; Recommendation of the Merger by the DrugMax Board of Directors

The DrugMax board of directors expects the merger to create a category-leading company offering a new paradigm for specialty prescription and healthcare distribution with a focus on higher-margin products. The combined company is expected to leverage both DrugMax’s and FMG’s distribution platforms, selling to patients, medical/healthcare providers and retail/managed care pharmacies, and providing annualized revenues, on a pro forma basis for the 12 months ended March 31, 2003, of approximately $515 million. At the same time, we believe the combined company will be able to take advantage of significant purchasing synergies, thus reducing the company’s cost of goods sold.

The DrugMax board of directors, after consultation with its senior management and its financial and legal advisors, determined that the merger was in the best interests of DrugMax and DrugMax stockholders. In reaching its conclusion to approve the merger agreement, the DrugMax board considered the following factors as generally supporting its decision to enter into the merger agreement:

•	its understanding of DrugMax’s and FMG’s business, operations, financial condition, earnings and prospects, including FMG’s unique business model in the regions in which it operates;

•	its understanding of the current and prospective environment in which DrugMax and FMG operate, including national and local economic conditions, the competitive environment for pharmacies generally, and the likely effect of these factors on DrugMax in light of, and in absence of, the proposed transaction;

•	the review by the DrugMax board of directors with its legal and financial advisors of the structure of the merger and the financial and other terms of the merger;

•	its understanding of the complementary nature of the two companies’ customer bases, products and skills, and the fact that such factors could result in opportunities to obtain synergies as products are cross-marketed and distributed over broader customer bases and best practices are compared and applied across businesses;

•	the potential expense saving opportunities (estimated to be approximately 80% from purchasing synergies and 20 % from selling, general and administrativeand other synergies);

•	the fact that application of such potential expense savings and other transaction-related assumptions and adjustments to the combined forecasts for DrugMax and FMG would result in incremental operating earnings for the combined company for the first full year of operation following the merger;

•	the scale, scope, strength and diversity of operations, product lines and delivery systems that could be achieved by combining DrugMax and FMG;

•	the reports of DrugMax management and the financial presentation by Sanders Morris Harris, Inc. to DrugMax’s board of directors concerning the operations, financial condition and prospects of FMG and the expected financial impact of the merger on the combined company, including pro forma assets, earnings and margins;

•	the proposed board and management arrangements which would position the combined company with strong leadership and experienced operating management;

•	the employment arrangements with key FMG senior executives which would help assure the continuity of management, the likelihood of a smooth integration and the successful operation of the combined company;

•	the likelihood that the regulatory approvals needed to complete the transaction will be obtained;

•	the historical and current market prices of DrugMax common stock, as well as the financial analyses prepared by Sanders Morris Harris, Inc.; and

•	the opinion delivered to the DrugMax board of directors by Sanders Morris Harris, Inc. to the effect that, as of the date of the opinion and based upon and subject to the considerations described in its opinion and other matters as Sanders Morris Harris, Inc. considered relevant, the merger consideration was fair, from a financial point of view, to DrugMax.

The DrugMax board of directors also considered potential risks associated with the merger in connection with its deliberations of the proposed transaction, including the challenges of integrating FMG’s businesses, operations and workforce with those of DrugMax, the need to obtain FMG stockholder, DrugMax stockholder, financing and regulatory approvals in order to complete the transaction, the risks associated with achieving the anticipated cost savings, and the need and ability to retain key FMG management, as well as those other risks set forth in this proxy statement under the heading “Risk Factors.”

The DrugMax board of directors was aware of the allocation of four of seven (or 57%) of the seats on the board of the combined company to FMG directors. The DrugMax board of directors understood that board participation at this level was a condition to the willingness of FMG to enter into the merger agreement and deemed it appropriate given the strategic importance of the transaction to DrugMax.

The DrugMax board of directors also considered the obligations and limitations imposed by the registration rights agreements, including the expenses and burden of filing and maintaining a registration statement effective for the resale of certain shares to be issued in connection with the merger, as well as the agreement by those stockholders party to the registration rights agreement to be bound by the resale limitations contained in that agreement.

In addition, the DrugMax board of directors also considered the restricted shares and stock options to be issued to key employees and directors of FMG that agree to continue to provide services to DrugMax after the merger, and the importance of incentivizing such key employees and directors to continue to lend their talents to the combined company.

The DrugMax board of directors considered all of these factors as a whole and, on balance, concluded that they supported a favorable determination to enter into the merger agreement.

The foregoing discussion of the information and factors considered by the DrugMax board of directors is not exhaustive, but includes all material factors considered by the DrugMax board of directors. In view of the wide variety of factors considered by the DrugMax board of directors in connection with its evaluation of the merger and the complexity of these matters, the DrugMax board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The DrugMax board of directors evaluated the factors described above and reached a consensus that the merger was advisable and in the best interests of DrugMax and its stockholders. In considering the factors described above, individual members of the DrugMax board of directors may have given different weights to different factors.

The DrugMax board of directors unanimously approved the merger agreement and unanimously recommends that DrugMax stockholders vote “FOR” adoption of the merger agreement.

Analyses of Financial Advisors

FMG engaged First Albany Capital Inc. to act as its financial advisor and DrugMax engaged Sanders Morris Harris, Inc. to act as its financial advisor in connection with the merger based on their experience and expertise.

Opinion of Sanders Morris Harris, Inc.

On the morning of March 19, 2004, Sanders Morris Harris, Inc., financial advisor to DrugMax, delivered its oral opinion to the DrugMax board of directors, subsequently confirmed in writing, that, as of the date of the opinion and based upon and subject to the considerations described in its opinion and other matters as Sanders, Morris considered relevant, the merger consideration to be paid to FMG stockholders in exchange for the FMG stock pursuant to the merger agreement was fair to DrugMax from a financial point of view.

The full text of the written opinion of Sanders, Morris, dated March 26, 2004, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Sanders, Morris in connection with the opinion, is available for inspection and copying at the principal executive officers of DrugMax during regular business hours by any DrugMax stockholder of record as of May 20, 2004. You are encouraged to read the opinion completely and carefully to understand the assumptions made, matters considered and limitations on the review undertaken by Sanders Morris Harris, Inc. in providing the opinion. Sanders, Morris provided its opinion for the information and assistance of the DrugMax board of directors in connection with its consideration of the transaction contemplated by the merger agreement. The Sanders, Morris opinion is not a recommendation as to how any holder of DrugMax common stock should vote with respect to the merger or any related matter. The opinion of Sanders, Morris will not reflect any developments that may occur or may have occurred after the date of its opinion and prior to the completion of the merger. DrugMax does not currently expect that it will request an updated opinion from Sanders, Morris.

In connection with its opinion, Sanders, Morris reviewed, among other things:

•	the merger agreement and the registration rights agreement;

•	annual reports to stockholders and annual reports on Form 10-K of DrugMax for the fiscal year ended March 31, 2003;

•	the annual audited financial statement for FMG for the three fiscal years ended December, 2003;

•	Quarterly reports on Form 10-Q and current reports on Form 8-K of DrugMax;

•	internal financial analyses and forecasts and a summary of the potential synergies of the merger for DrugMax prepared by DrugMax and FMG;

•	internal financial analyses and forecasts for FMG prepared by the management of FMG; and

•	Financial analyses and forecasts for the combined company on a pro forma basis prepared by the management of DrugMax and FMG, including cost savings and operating synergies projected by the management of DrugMax and FMG to result from the merger.

Sanders, Morris also held discussions with members of the senior management of each of DrugMax and FMG regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of DrugMax and FMG.

In addition, Sanders, Morris:

•	reviewed the reported price and trading activity for DrugMax common stock;

•	compared financial and stock market information for DrugMax and FMG with similar information for other selected companies, the securities of which are publicly traded;

•	reviewed the financial terms of selected recent business combinations in the pharmaceutical and pharmacy industry specifically and in other industries generally; and

•	performed other studies and analyses as Sanders, Morris considered appropriate.

Sanders, Morris relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it and assumed the accuracy and completeness of this information for purposes of rendering its opinion. In that regard, Sanders, Morris assumed that the forecasts reviewed by Sanders, Morris were reasonably prepared on a basis reflecting the best currently available estimates and judgments of each of DrugMax and FMG, as the case may be. In arriving at its opinion, Sanders, Morris did not conduct its own independent due diligence of either DrugMax or FMG. Without limiting the generality of the foregoing, Sanders, Morris has conducted no physical inspections of the properties or facilities of DrugMax or FMG, and has not made any comprehensive valuations or appraisals of the assets or liabilities of DrugMax or FMG, nor has it undertaken any independent analysis of any owned or leased real estate or any pending or threatened litigation, or possible unasserted claims or other contingent liabilities, to which DrugMax or FMG or any of their respective affiliates are a party or may be subject, and Sanders, Morris’s opinion makes no assumption concerning and therefore does not consider the possible assertion of claims, outcomes or damages arising out of any such matters. Sanders, Morris’s opinion does not address DrugMax’s underlying business decision to engage in the merger. In addition, Sanders, Morris is not expressing any opinion as to the prices at which the shares of DrugMax common stock will trade at any time.

In rendering its opinion, Sanders, Morris has assumed that the merger will be consummated on the terms described in the merger agreement, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, including the declaration of effectiveness of this proxy statement, no restrictions will be imposed or delay will be suffered that will have an adverse effect on the merger, the other actions contemplated by the merger agreement, DrugMax or FMG, in any respect material to its opinion.

The following is a summary of the material financial analyses presented by Sanders, Morris to the DrugMax board of directors in connection with providing its opinion to the DrugMax board of directors. The following summary, however, does not purport to be a complete description of the financial analyses performed by Sanders, Morris The order of analyses described does not represent relative importance or weight given to the analyses performed by Sanders, Morris Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and alone are not a complete description of Sanders, Morris’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 26, 2004, and is not necessarily indicative of current market conditions.

Primary Logic. Sanders, Morris’s fairness analysis was primarily whether the distribution of shares of the surviving company among the current DrugMax stockholders and the FMG stockholders is fair to the DrugMax stockholders from a financial point of view. Its primary logic in concluding that such allocation is fair to the DrugMax stockholders is the affirmative answer to two basic questions:

•	Is the merger likely to raise the market price of the stock of DrugMax?

•	Is the merger likely to increase the expected earnings per share of the stock of DrugMax during the next few years?

Summary of Selected Analyses. The following is a brief overview of some of the financial analyses performed by Sanders, Morris in concluding that the answer to the two foregoing questions is yes and that the merger is fair to the common stockholders of DrugMax from a financial point of view. This overview does not include the underlying assumptions or descriptions of each analysis or all other analyses performed by Sanders, Morris in connection with the delivery of its opinion. Sanders, Morris did not attribute any particular weight, or equal weight, to any factor or analysis considered by it. In order to fully understand this overview and the Sanders, Morris analyses, please read the description of each analysis that follows below.

Historical Stock Trading Analysis. Sanders, Morris reviewed publicly available historical trading prices and volumes for shares of DrugMax common stock for the period between January 1, 2003 and March     , 2004, and took into consideration the recent significant increases in the stock price of DrugMax in the months and weeks immediately prior to the announcement of the merger. During the period, DrugMax common stock has traded as low as approximately $1.00. Immediately prior to the announcement of the merger, the stock price rose to over $5.00. Sanders, Morris considered the potential causes of such increases in the market price of DrugMax common stock, including speculation about the merger, McKesson Corp.’s recent announcement of its acquisition of Moore Medical, and DrugMax’s recent earnings release.

Recent Private Financing and Future Financing Possibilities. Sanders, Morris also considered DrugMax’s recent private placement of 1,000,000 shares of common stock at $3.21 per share, and the fact that the merged company will result in a much larger public company with greater ability to arrange attractive acquisitions and public offerings. DrugMax had been attempting to raise private equity for a significant period of time prior to the merger. As a result of the recent stock price increase, DrugMax was able to increase the price of its shares in its recent private placement to $3.21.

Pro Forma Merger Analysis. In concluding that the merger will likely increase the expected earnings per share of the stock of DrugMax during the next few years, Sanders, Morris considered the pro forma analyses of the potential financial impact of the merger using management’s analyses, and considered the substantial expected synergies resulting from the merger whereby the combined company should improve earnings more than either company could expect on its own. Sanders, Morris also considered that the merged company is expected to benefit significantly from the use of net operating loss carry forwards currently owned by FMG, which is estimated to be approximately $52 million. The tax effect each year available is expected to be approximately $2,000,000 based upon a preliminary study by DrugMax of the allowed used net operating loss carry forwards.

Comparable Company Analysis. Sanders, Morris analyzed a comparable company analysis for (a) seven public drug retailers (with enterprise values ranging from $35 billion for Walgreens to $411 million for drugstore.com) and (b) 18 public health care distributors and pharmacy benefit managers (PBMs) (with enterprise values ranging from $31 billion for Cardinal to $103 million for Cronimed and $55 million for DrugMax. As noted in the table, the mean (i.e.: average) multiple of enterprise value to estimated 2004 revenues was 0.53x for the 7 retailers and 0.57x for the 18 distributors. The mean (i.e., average) multiple of stock price to estimated 2004 earnings per share was 20.6x for the 7 retailers and 18.1x for the 17 distributors (DrugMax not included). Analysis of comparable companies is a normal practice in investment banking and in fairness opinion projects. However, Sanders, Morris concluded that such analysis is only relevant if the companies are reasonably comparable. Sanders, Morris consulted with management of DrugMax, who concluded that there are no publicly-traded wholesale drug distributors that are similar to DrugMax, primarily because DrugMax presently operates in a single business segment, wholesale distribution, whereas all the other public drug wholesale companies also operate in other segments, such as retail pharmacy ownership, information reporting consultants, and manufacturing. DrugMax indicated it was not aware of any public companies comparable to FMG.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Sanders,

Morris’ analyses and opinion. In arriving at its fairness determination, Sanders, Morris considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Sanders, Morris made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. No company or transaction used in the above analyses as a comparison is directly comparable to DrugMax, FMG or the contemplated transaction.

Sanders, Morris prepared these analyses for purposes of providing an opinion to the DrugMax board of directors as to the fairness, from a financial point of view, to DrugMax of the merger consideration paid to the FMG stockholders in connection with the merger. These analyses do not purport to be appraisals or to necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty and are based upon numerous factors or events beyond the control of the parties or their respective advisors, none of DrugMax, FMG or Sanders, Morris assumes responsibility if future results are materially different from those forecast.

As described above, the opinion of Sanders, Morris to the DrugMax board of directors was one of many factors taken into consideration by the DrugMax board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Sanders, Morris

Sanders, Morris has acted as financial advisor to DrugMax in connection with the merger. Sanders, Morris also may provide investment banking services to DrugMax in the future, in connection with which it may receive compensation.

Pursuant to a letter agreement, dated March 11, 2004, DrugMax engaged Sanders, Morris to act as its financial advisor in connection with a potential transaction with FMG. Pursuant to this letter agreement, DrugMax agreed to pay Sanders, Morris a total fee of $100,000. Of this amount, the final $25,000 is payable upon the delivery of Sanders, Morris’s final fairness opinion. DrugMax has also agreed to reimburse Sanders, Morris for its reasonable out-of-pocket expenses, including attorneys’ fees and disbursements, and to indemnify Sanders, Morris against certain liabilities, including certain liabilities under the federal securities laws.

Board of Directors and Management of DrugMax Following Completion of the Merger

Board of Directors of DrugMax. After the merger, the board of directors of the combined company will have a total of seven members, three of whom will be designated by DrugMax (expected to be Jugal K. Taneja, William L. LaGamba and Rakesh K. Sharma) and four of whom will be individuals who are currently FMG directors. It is expected that Jugal K. Taneja and Edgardo Mercadante will be Co-Chairmen of the Board of the combined company.

Information on Directors

DrugMax’s Annual Report on Form 10-K for the year ended March 31, 2003, as amended, is incorporated by reference in this proxy. See “Where You Can Find More Information” on page     . For information on all of DrugMax’s current directors, please refer to our Form 10-K.

FMG’s four appointments to the surviving company’s board of directors are Edgardo Mercadante, Philip Gerbino, Peter Grua and Laura Witt. A brief biography for Mr. Mercadante is set forth on page      of this proxy. Information regarding the other directors is set forth below:

Philip P. Gerbino has served as a director since December 1996 and has served on the audit committee since May 27, 1999. Dr. Gerbino has been president of the University of the Sciences in Philadelphia and the Philadelphia College of Pharmacy since January 1995. Dr. Gerbino is also a past president of the American Pharmaceutical Association and is a well established consultant in the pharmaceutical and health care industry. Dr. Gerbino serves on the board of NeighborCare, Inc. He earned his PharmD. in 1970 from the Philadelphia College of Pharmacy and Science.

Peter J. Grua. Mr. Grua is a Managing Partner of HLM Venture Partners where he has been employed since 1992. He has over 20 years of experience as an investor focused on the health care industry. From 1986 to 1992, he was a managing director and Senior Analyst at Alex. Brown and Sons, where he led the firm’s health care services and managed care research efforts. Mr. Grua is also a director of Health Care REIT, Renal Care Group, and two other private companies. Mr. Grua holds an AB degree from Bowdoin College and an MBA from Columbia University.

Laura L. Witt. Ms. Witt is a General Partner of ABS Capital Partners, a venture capital firm which she joined in 1997. Prior to joining ABS Capital Partners, Ms. Witt was a consultant with Monitor Company and with Oliver, Wyman & Company, strategy consulting firms. Ms. Witt received a Bachelor of Arts from Princeton University and an M.B.A. from the Wharton School of the University of Pennsylvania. She currently serves as a director of Familymeds Group, Inc. and of NSI Software, Inc.

For more information see “The Merger — FMG’s Directors and Officers Have Financial Interests in the Merger” and “The Merger — DrugMax’s Directors and Officers Have Financial Interests in the Merger” on page     .

Management After the Merger. It is anticipated that immediately after the merger, Mr. Mercadante will be the Co-Chairman and Chief Executive Officer, William L. LaGamba will be the President and Chief Operating Officer and Dale Ribaudo will be the Chief Financial Officer of the surviving company. Further, Mr. Taneja will remain as Co—Chairman of DrugMax and Ronald Patrick will remain as Chief Financial Officer of Valley Drug Company, a subsidiary of DrugMax. Each of Messrs. Taneja, LaGamba, Mercadante and Ribaudo are expected to agree to enter into new agreements with the surviving company after the merger, upon terms acceptable to DrugMax’s compensation committee. Further, it is anticipated that the employment agreements of Mr. Mercadante and Mr. Taneja will be substantially similar and that the employment agreements of Mr. Ribaudo and Mr. LaGamba will be substantially similar.

Messrs. Taneja and LaGamba are current employees of DrugMax. Messrs. Mercadante and Ribaudo are current employees of FMG. For more information on Messrs. Taneja, and LaGamba, please refer to our Form 10-K for the year ended March 31, 2003, as amended, which is incorporated by reference into this proxy. Brief biography regarding Messrs. Mercadante and Ribaudo are set forth on page      of this proxy.

Distribution of DrugMax Shares

When the merger is completed, holders of FMG stock, and the FMG warrant holders and FMG note holders, will have the right to receive a total of 11,480,507 shares of DrugMax common stock. No fractional shares of DrugMax common stock will be issued in the merger.

Upon surrender of an FMG stock certificate, or the warrant and note, as applicable, the holder will receive DrugMax common stock certificates representing the whole number of shares to which such holder is entitled, and the FMG stock certificate will be canceled. The holder will receive payment in cash, without interest, instead of any fractional shares of DrugMax common stock which would have been otherwise issuable as a result of the merger.

Until the exchange of FMG stock certificates for shares of DrugMax stock, the holder will not receive any dividends or other distributions in respect of shares of DrugMax stock. Following exchange of the FMG stock certificates for shares of DrugMax stock, the holder will receive, without interest, any dividends or distributions with a record date after the effective time of the merger and payable with respect to shares of DrugMax common stock, as well as any dividends with respect to FMG common stock declared before the effective time of the merger but unpaid.

If an FMG stock certificate has been lost, stolen or destroyed, the holder may receive shares of DrugMax common stock upon the making of an affidavit of that fact. DrugMax may require the holder to post a bond in a reasonable amount as an indemnity against any claim that may be made against DrugMax with respect to the lost, stolen or destroyed FMG stock certificate.

After completion of the merger, there will be no further transfers on the stock transfer books of FMG, except as required to settle trades executed prior to completion of the merger.

There is no need for DrugMax stockholders to submit their DrugMax stock certificates to DrugMax, FMG, the exchange agent or to any other person in connection with the merger or otherwise take any action as a result of the completion of the merger.

Fractional Shares

DrugMax will not issue any fractional shares of DrugMax common stock. Instead, a FMG stockholder who would otherwise have received a fraction of a share of DrugMax common stock will receive an amount of cash equal to the market value of such fractional share based upon the closing bid price of DrugMax common stock on the last trading day immediately prior to the merger as reported on the Nasdaq SmallCap Market system.

Appraisal Rights of Dissenting Stockholders

Appraisal rights are statutory rights that enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. The holders of DrugMax common stock and FMG stock are entitled to appraisal rights in the merger.

Nevada Revised Statutes. In order to exercise appraisal rights, a holder of DrugMax common stock must demand and perfect the rights in accordance with Sections 92A.300 to 500 of the Nevada Revised Statutes. Generally, in order to exercise these appraisal rights, the holders of DrugMax common stock must not vote in favor of adoption of the merger agreement and must make a written demand for appraisal before completion of the merger.

The following is intended as a brief summary of the material provisions of the Nevada statutory procedures required to be followed in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Sections 92A.300 to 500 of the Nevada Revised Statutes, the full text of which appears in Appendix C of this document.

Each step must be taken in strict compliance with the applicable provisions of Sections 92A.300 to 500 in order for holders of DrugMax common stock to perfect their appraisal rights.

Sections 92A.300 to 500 requires that stockholders be notified that appraisal rights will be available in the notice of the special meeting related to the merger. A copy of Sections 92A.300 to 500 must be included with the notice. This document constitutes DrugMax’s notice to the holders of the DrugMax common stock of the availability of appraisal rights in connection with the merger in compliance with the requirements of Sections 92A.300 to 500. If you are a holder of DrugMax common stock and wish to consider exercising your appraisal rights, you should carefully review the text of Sections 92A.300 to 500 contained in Appendix C since failure timely and properly to comply with the requirements of Sections 92A.300 to 500 will result in the loss of your appraisal rights under Nevada law.

Holders of DrugMax common stock who elect to demand appraisal of their shares must:

•	deliver to DrugMax, before the vote on the merger is taken, written notice of his or her intent to demand payment for his or her shares if the merger is effectuated; and

•	must not vote their shares in favor of the merger.

If a holder of DrugMax common stock fails to comply with these conditions and the merger is completed, the holder will have no appraisal rights with respect to the shares.

All demands for appraisal should be addressed to the Corporate Secretary of DrugMax at DrugMax, Inc., 25400 US Highway 19 North, Suite 137, Clearwater, Florida 33763, and must be delivered before the vote on the merger is taken at the DrugMax special meeting. All demands for appraisal must be executed by, or on behalf of, the record holder of the shares for which appraisal rights are being exercised. The demand must reasonably inform DrugMax of the identity of the holder and the intention of the holder to demand appraisal of his, her or its shares.

Within 10 days after the effective date of the merger, DrugMax must give written notice that the merger has become effective to each holder who has properly filed a written demand for appraisal. This notice must:

•	state where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

•	inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

•	supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

•	set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

•	be accompanied by a copy of Sections 92A.300 to 92A.500

A stockholder to whom a dissenter’s notice is sent must:

•	demand payment within the period set forth in DrugMax’s notice;

•	certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

•	deposit his certificates, if any, in accordance with the terms of the notice.

And stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares.

Except as otherwise provided in Nevada Revised Statutes, within 30 days after receipt of a demand for payment from the stockholder, DrugMax must pay each dissenter who complied with the Nevada Revised Statutes the amount DrugMax estimates to be the fair value of the stockholder’s shares, plus accrued interest. The payment must be accompanied by:

•	DrugMax’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;

•	a statement of DrugMax’s estimate of the fair value of the shares;

•	an explanation of how the interest was calculated;

•	a statement of the dissenter’s rights to demand payment under Section 92A.480; and

•	a copy of Sections 92A.300 to 92A.500.

If a demand for payment remains unsettled, DrugMax shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If DrugMax does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded. DrugMax shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings. Each dissenter who is made a party to the proceeding is entitled to a judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by DrugMax; or

The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against DrugMax, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

Regulatory Approvals Required for the Merger

We have agreed to use our reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement. These approvals include approval from the Federal Trade Commission and various federal and state regulatory authorities. DrugMax and FMG have completed, or will complete, the filing of applications and notifications to obtain the required regulatory approvals.

Department of Justice, Federal Trade Commission and Other Antitrust Authorities. DrugMax’s acquisition of FMG may be subject to review by the Antitrust Division of the United States Department of Justice, which we refer to as the Antitrust Division, or the United States Federal Trade Commission, which we refer to as the FTC, to determine whether it complies with applicable antitrust law. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and its related rules, the merger cannot be completed until both DrugMax and FMG file notification of the proposed transaction with the Antitrust Division and the FTC and the specified waiting periods have expired or been terminated. On May     , 2004, DrugMax and FMG filed their pre-merger notification and report forms pursuant to the Hart-Scott-Rodino Act. As of the date of this proxy, we were waiting to receive early termination of the waiting period under the Hart-Scott-Rodino Act with respect to DrugMax’s acquisition of FMG.

At any time before or after the acquisition is completed, the Antitrust Division or the FTC could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the acquisition or seeking divestiture of substantial assets of DrugMax or FMG or their subsidiaries. Private parties also may seek to take legal action under the antitrust laws under some circumstances. Based upon an examination of information available relating to the businesses in which the companies are engaged, DrugMax and FMG believe that the completion of the merger will not violate U.S. antitrust laws. However, DrugMax and FMG can give no assurance that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, that DrugMax and FMG will prevail.

In addition, the merger may be reviewed by the state attorneys general in the various states in which DrugMax and FMG operate. While DrugMax and FMG believe there are substantial arguments to the contrary, these authorities may claim that there is authority, under the applicable state and federal antitrust laws and regulations, to investigate and/or disapprove the merger under the circumstances and based upon the review set forth in applicable state laws and regulations. There can be no assurance that one or more state attorneys general will not attempt to file an antitrust action to challenge the merger.

Timing. We cannot assure you that all of the regulatory approvals described above will be obtained, and, if obtained, we cannot assure you as to the date of any approvals or the absence of any litigation challenging such approvals. Likewise, we cannot assure you that the Antitrust Division, the FTC or any state attorney general will not attempt to challenge the merger on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.

DrugMax and FMG believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals on a timely basis without the imposition of any condition that would have a material adverse effect on DrugMax or FMG.

We are not aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

DrugMax Directors and Officers Interests in the Merger

Certain of DrugMax’ executive officers and directors have economic interests in the merger that are different from, or in addition to, their interests as DrugMax stockholders. Messrs. Taneja and LaGamba are expected to receive new employment agreements, replacing their existing employment agreements, on terms comparable to those received by Messrs. Mercadante and Ribaudo, respectively. The terms of such new employment agreements for each of Messrs. Taneja, LaGamba, Mercadante, and Ribaudo will be negotiated between such individuals and DrugMax’s compensation committee immediately after the merger, if the merger is effected.

Further, Messrs. Taneja and LaGamba will continue to serve on the combined company’s board of directors immediately after the merger, and, thus, will be entitled to continue to receive compensation from DrugMax for such service. Robert Loughery, Ronald Patrick, Martin Sperber, Howard Howell and Sushil Suri will no longer serve as directors of DrugMax after the merger. For past service, those individuals have previously received options to purchase DrugMax common stock, some of which have an exercise price below the current price of DrugMax common stock. The board of directors of DrugMax has elected to extend the exercise period of Messrs. Loughery’s, Sperber’s, Howell’s and Suri’s options that have an exercise price above the closing bid price of DrugMax common stock on the date of the closing of the merger, so that such directors may exercise their options at any time prior to the              anniversary of the merger.

In addition, Messrs. Taneja and LaGamba will be parties to the registration rights agreement to be delivered at closing and accordingly their shares will be subject to certain trading restrictions as well as the registration obligations set forth in that agreement. See, “Registration Rights and Lock Up Agreement” on page     .

FMG’s Directors and Officers Have Interests in the Merger

FMG’s executive officers and directors also have economic interests in the merger that are different from, or in addition to, their interests as FMG stockholders. It is expected that Edgardo Mercadante and Dale Ribaudo agree to terminate their present employment agreements and enter into new agreements with the surviving company after the merger, upon terms acceptable to DrugMax’s compensation committee. Upon the execution of such agreements, it is anticipated that Mr. Mercadante will serve as the Chief Executive Officer and Dale Ribaudo will serve as the Chief Financial Officer of the surviving company. Further, it is anticipated that the employment agreements of Mr. Mercadante and Mr. Taneja will be substantially similar and that the employment agreements of Mr. Ribaudo and Mr. LaGamba will be substantially similar.

In addition, Edgardo Mercadante and Dale Ribaudo are expected to receive shares of DrugMax restricted common stock at the closing, which shares will vest over a two year period beginning on the date of grant, provided that they remain employed. The aggregate number of shares they will receive is expected to exceed 450,000. The actual number of restricted shares will be based on the ten day weighted average of DrugMax common stock at the closing.

In addition, Mr. Mercadante will receive 1,010,000 shares of DrugMax common stock in exchange for his 1,010,000 shares of FMG common stock, regardless of DrugMax’s stock price at the closing of the merger. As discussed on page     , all of the other FMG stockholders’ shares of DrugMax will vary based on the 10-day weighted average closing bid price of the DrugMax common stock during the ten trading days immediately preceding the closing.

Also, Mr. Mercadante, Dr. Philip Gerbino, Peter Grua and Laura Witt will join the board of directors of the combined company, with Mr. Mercadante serving as its co-chairman. FMG officers and directors who serve on the combined company’s board of directors are expected to be compensated for their services in that capacity in accordance with DrugMax’s standard director compensation policy. While subject to modification by the board of directors, currently each DrugMax director receives $500 for each meeting of the board of directors that he or she attends, $2,000 per quarter and reimbursement of their reasonable out-of-pocket expenses incurred in connection with such meetings. In addition, each year, on the date that a director is elected to serve on the board of DrugMax, he or she is granted a stock option to purchase 25,000 shares of DrugMax common stock, with an exercise price equal to the fair market value of the shares on the date of grant. These options vest upon attendance of two board meetings during the fiscal year in which the options are granted. Additionally, each member of a committee of the board of directors receives an option to purchase 5,000 shares of DrugMax common stock, each chairperson of a committee receives an option to purchase an additional 2,500 shares of DrugMax common stock and the chairman of the board receives an option to purchase an additional 10,000 shares of DrugMax common stock on the date such persons are appointed to the foregoing positions, provided that they agree to serve in such positions for the entire year.

In addition, pursuant to the merger agreement, DrugMax has agreed that it will maintain FMG’s current policy of directors’ and officers’ liability insurance coverage for the benefit of FMG directors and officers for six years following completion of the merger.

Restrictions on DrugMax Stock Issued in the Merger

The DrugMax Common Stock issued to the FMG stockholders in connection with the merger will be issued without registration under the Securities Act of 1933 or applicable state securities laws in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act, and various state exemptions. Accordingly, such shares will be considered restricted shares pursuant to Rule 144 of the Securities Act, may not be resold by the holders until the shares can be resold pursuant to an exemption from the Securities Act or until DrugMax registers the resale of the shares, and will bear a restrictive legend to this effect.

Generally, pursuant to Rule 144, stockholders that are not “affiliates” of DrugMax may begin selling the shares after one year subject to applicable volume limitations and may sell the shares without volume limitations after two years. FMG stockholders who become affiliates of DrugMax after the merger, may begin selling their shares after one year subject to applicable volume limitations. However, they will remain subject to volume limitations under Rule 144 until they cease being affiliates of DrugMax or until DrugMax registers the resale of the shares.

However, DrugMax has agreed to register the resale of those shares pursuant to a registration rights and lock-up agreement. It is a condition to the closing of the merger that DrugMax obtain an executed registration rights agreement from at least 90% of the persons receiving DrugMax common stock in the merger in exchange for the FMG stock. The registration rights agreement obligates DrugMax to register the resale of the shares issued to those parties executing the registration rights agreement (as well as shares beneficially owned by Messrs. Taneja and LaGamba) under certain circumstances. It also, however, places trading restrictions on all of those parties, which will apply even if the resale is registered. For more information on the registration rights agreement, see “Registration Rights and Lock Up Agreement” on page     .

This document does not cover any resales of DrugMax common stock received in the merger.

THE MERGER AGREEMENT

The following describes certain aspects of the merger, including material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this document as Appendix A and is incorporated by reference in this document. We urge you to read the merger agreement carefully and in its entirety.

Terms of the Merger

The merger agreement provides for the merger of FMG with and into DrugMax. DrugMax will be the surviving corporation upon completion of the merger. Upon completion of the merger, DrugMax will issue an aggregate of 11,480,507 shares of DrugMax common stock in exchange for all of the shares of FMG stock. DrugMax stockholders will continue to own their existing DrugMax common stock.

There will be no adjustment to the total number of shares of DrugMax common stock to be issued to the FMG stockholders for changes in the market price of DrugMax common stock. Further, the merger agreement does not include a price-based termination right. Accordingly, the market value of the shares of DrugMax issued in connection with the merger will depend on the market value of the shares of DrugMax common stock at the time of completion of the merger, and could vary significantly from the market value on the date of this document.

The fixed number of shares of DrugMax common stock to be issued in exchange for all shares of FMG stock at the closing of the merger will be allocated among:

•	FMG’s six classes of outstanding stock (voting common stock; series A redeemable convertible preferred stock; series B redeemable convertible preferred stock; series C convertible preferred stock; series D redeemable convertible preferred stock; and series E redeemable convertible preferred stock);

•	holders of warrants to purchase FMG series E redeemable preferred stock, whom we will refer to as the “FMG warrant holders;” and

•	holders of convertible promissory notes in the original principal amount of $4,000,000, which are convertible into FMG stock, whom we will refer to as the “FMG note holders.”

Each class and series of FMG stock has different liquidation and other preferences. Accordingly, the DrugMax shares will not be allocated to the FMG stockholders on a pro rata basis. Instead, the shares will be allocated as follows:

•	The allocation of the shares (other than with regard to Edgardo Mercadante) will be based on the ten-day weighted average closing bid price of the DrugMax common stock during the ten trading days immediately preceding the merger;

•	The FMG note holders will receive the initial principal amount of their notes plus interest in the aggregate amount of $8 million in DrugMax common stock at the closing in full satisfaction of their debt;

•	Mr. Mercadante will receive a fixed 1,010,000 shares of DrugMax common stock in exchange for his 1,010,000 shares of FMG common stock and other consideration regardless of the closing bid price of DrugMax on the closing date of the merger;

•	The FMG warrant holders will have exercised their warrants and purchased FMG series E preferred stock immediately prior to the merger and will receive DrugMax common stock pro rata with the other FMG series E preferred stockholders;

•	The number of DrugMax common stock shares remaining after the distribution to the FMG note holders and Mr. Mercadante, if any, will be distributed, on a pro rata basis, to the series E stockholders, on a fully diluted basis assuming the exercise of all outstanding warrants to purchase FMG series E preferred stock, in an amount sufficient to cover their aggregate liquidation preference of $26,196,107;

•	The number of DrugMax common stock shares remaining, if any, will be distributed, on a pro rata basis, to the series D and C stockholders in an amount sufficient to cover their aggregate liquidation preference of $78,423,715;

•	The number of DrugMax common stock shares remaining, if any, will be distributed, on a pro rata basis, to the series A and B stockholders in an amount sufficient to cover their aggregate liquidation preference of $26,274,192; and

•	The number of DrugMax common stock shares remaining, if any, will be distributable, on a pro rata basis, to the common stockholders (other than Mr. Mercadante).

The amount to be distributed to the series A, B, D and E stockholders will include all accrued dividends on such series through June 30, 2004, if any. The FMG common stock and series C preferred stockholders are not entitled to any accrued dividends.

Because the number of shares that each class of FMG stockholders will receive at the closing will vary depending on the ten-day weighted average stock price of the DrugMax common stock on the closing date of the merger, certain classes of FMG stock may not receive any shares of DrugMax common stock, and even if they do receive shares, the shares of DrugMax common stock may be insufficient to cover the series’ and/or classes’ entire liquidation preference.

DrugMax will not issue any fractional shares of DrugMax common stock in the merger. FMG stockholders who would otherwise be entitled to a fractional share of DrugMax common stock will instead receive an amount in cash based upon the closing bid price of the DrugMax common stock on the last trading day immediately prior to the date the merger is completed.

If the number of shares of common stock of DrugMax changes before the merger is completed because of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar event, then an appropriate and proportionate adjustment will be made to the number of shares of DrugMax common stock to be issued to FMG stockholders.

In addition, at the closing of the merger, the number of shares of DrugMax common stock subject to outstanding options and warrants with an exercise price below the ten-day weighted average of the DrugMax common stock, which we will refer to in this proxy as the in-the-money-options, and the average exercise price and average remaining duration of the in-the-money options, will be ascertained. Upon completion of the merger, DrugMax will issue to the FMG stockholders, FMG warrant holders and FMG note holders warrants to purchase, at the average exercise price and with the average remaining duration of the in-the-money-options, a total of twice the number of shares as the holders of the in-the-money-options are entitled to purchase pursuant to the in-the-money-options. The warrants are being issued as a form of one-time anti-dilution protection for the FMG stockholders, warrant holders and note holders. Such parties will not receive any further or additional pre-emptive or anti-dilution rights in connection with the merger. The warrants will be allocated among the FMG stockholders, warrant holders and note holders in the same manner as the DrugMax common stock, except that Mr. Mercadante will not receive any warrants.

As of December 31, 2003, and assuming a ten-day weighted average stock price of $4.61 per share of DrugMax stock, the number of shares that the in-the-money-options would entitle the holders thereof to purchase would be 1,532,067, and the average exercise price and the average remaining duration of those in-the-money options would be $2.49 and 8.3 years, respectively. Accordingly, based on such assumptions, the FMG stockholders would receive warrants to purchase an aggregate 3,071,466 shares of DrugMax common stock at an exercise price of $2.49 and a duration of 8.3 years.

At the closing of the merger, in addition to the shares of DrugMax common stock paid to the FMG stockholders (including the FMG warrant holders and FMG note holders) in the merger, DrugMax will grant shares of restricted DrugMax common stock pursuant to its 2003 restricted stock plan to certain FMG employees and directors who continue providing services after the merger to DrugMax. The aggregate number of shares to be issued to such FMG employees and directors will be determined at the closing of the merger by dividing $3,500,000 by the weighted average closing bid price of DrugMax common stock during the ten trading days immediately preceding the merger. Assuming a ten-day weighted average of $4.61, the total number of shares to be granted is 758,560. It is anticipated that one-third of these shares will vest on the date of grant, one-third will vest on the first anniversary of the date of grant and the last third will vest on the second anniversary of the date of grant and that Edgardo Mercadante and Dale Ribaudo will receive 60% of the total shares of restricted stock granted; with the balance allocated among the other FMG employees and directors.

The vesting of all employee stock options to purchase FMG stock that have not terminated by their own terms prior to the merger will be accelerated prior to the merger and all the holders thereof will have the right to exercise their options to purchase FMG common stock immediately prior to the merger. If the options are not exercised prior to the merger, they will terminate immediately prior to the merger. Option holders will not receive options to purchase DrugMax common stock. Option holders that exercise their options and purchase FMG common stock will be treated in the merger in the same fashion as all the other holders of FMG common stock. Based on DrugMax current stock price, FMG common stock holders are not expected to receive any shares of DrugMax stock in the merger.

Upon completion of the merger, assuming such a $4.61 ten-day weighted average stock price, as a group, the current holders of DrugMax common stock will own approximately 40%, and the FMG stockholders, note holders, employees and directors will own approximately 60%, of the outstanding common stock of the combined company immediately after the merger.

The merger has been structured to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

Closing and Effective Time of the Merger

The merger will be completed only if all of the following occur:

•	The merger agreement is adopted by DrugMax stockholders;

•	The merger agreement is approved by FMG stockholders;

•	No more than a limited number of stockholders of either FMG or DrugMax notify the respective companies of their intent to dissent from the merger;

•	The parties obtain required governmental, regulatory and third-party consents and approvals;

•	The parties obtain financing in an amount of at least $60 million for the combined company;

•	all other conditions to the merger and the merger agreement are either satisfied or waived.

The merger will become effective when certificates of merger are filed with the Secretaries of State of the States of Connecticut and Nevada. In the merger agreement, we have agreed to cause the completion of the merger to occur no later than the fifth business day following the satisfaction or waiver of the last of the conditions specified in the merger agreement, or on another mutually agreed date. It currently is anticipated that the effective time of the merger will occur during July 2004, but we cannot guarantee when or if the merger will be completed.

Surviving Company’s Certificate of Incorporation and Bylaws

In connection with the merger, we are recommending that the DrugMax stockholders approve the proposed amendment to DrugMax’s certificate of incorporation. If adopted by the stockholders, DrugMax will file the amended and restated certificate of incorporation with the State of Nevada immediately prior to the effective time of the merger. The amended and restated certificate of incorporation for DrugMax, and the DrugMax bylaws as in effect immediately prior to the effective time, will be the DrugMax amended and restated certificate of incorporation and the DrugMax bylaws upon completion of the merger.

Representations, Warranties, Covenants and Agreements

The merger agreement contains generally reciprocal customary representations and warranties of FMG and DrugMax relating to their respective businesses. With the exception of certain representations that must be true and correct in all material respects, no representation will be deemed untrue or incorrect as a consequence of the existence or absence of any fact or event unless that fact or event has had or is reasonably likely to have a material adverse effect on the company making the representation. The representations in the merger agreement do not survive the effective time of the merger.

Each of DrugMax and FMG has made representations and warranties regarding, among other things:

•	Corporate matters, including due organization and qualification;

•	Capitalization;

•	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

•	required governmental filings and consents;

•	the timely filing of reports with governmental entities, and the absence of investigations by regulatory agencies;

•	financial statements;

•	broker’s fees payable in connection with the merger;

•	the absence of material adverse effects;

•	legal proceedings;

•	tax matters;

•	Compliance with applicable laws;

•	the absence of undisclosed liabilities; and

•	the accuracy of information supplied for inclusion in this document and other similar documents.

Each of DrugMax and FMG has undertaken customary covenants that place restrictions on it and its subsidiaries until the effective time of the merger. In general, each of DrugMax and FMG agrees to (1) conduct its business in the ordinary course in all material respects, (2) use all reasonable efforts to maintain and preserve intact its business organization, employees and advantageous business relationships (including retaining the services of key officers and employees), and (3) take no action that would adversely affect or materially delay its respective ability to obtain any necessary regulatory approvals, perform its covenants or complete the transaction.

The merger agreement also contains mutual covenants relating to the preparation of this proxy and the holding of special meetings of DrugMax stockholders and FMG stockholders, access to information of the other company and public announcements with respect to the transactions contemplated by the merger agreement.

Agreement Not to Solicit Other Offers

DrugMax and FMG also have agreed that neither they nor their respective subsidiaries, officers, directors, employees, agents and representatives will, directly or indirectly:

•	initiate, solicit, encourage or facilitate any inquiries or proposals for any “Competing Transaction” (as defined below); or

•	Participate in any discussions or negotiations, or enter into any agreement, regarding any Competing Transaction.

A “Competing Transaction” is defined in the merger agreement as any recapitalization, restructuring, merger, consolidation or other business combination involving DrugMax or FMG, or the acquisition of the capital stock or any material portion of the assets (except for acquisitions of assets in the ordinary course of business consistent with past practice) of DrugMax or FMG, or their respective subsidiaries.

However, if, prior to the Effective Date, DrugMax or FMG receives a written proposal for a Competing Transaction that was not initiated, solicited or encouraged by it and does not violate or breach any confidentiality, exclusivity or standstill agreement executed by it and the board of directors of DrugMax or FMG, as applicable, determines in good faith by majority vote that the Competing Transaction could reasonably be expected to result in a third party making a proposal that is superior from a financial standpoint to its stockholders, DrugMax or FMG, as the case may be, may:

•	furnish information to the person making such proposal pursuant to a customary confidentiality agreement; and

•	participate in discussions or negotiations with such person regarding such proposal.

Furthermore, in the event that prior to the effective date of the merger, the board of directors of either DrugMax of FMG, as the case may be, receives the advice of its outside legal counsel that failure to do so will result in breach of its fiduciary duties to the stockholders of DrugMax or FMG, as the case may be, the board of directors also may withdraw or modify its recommendation regarding the merger. In addition, if prior to the effective date of the merger, the board of directors of DrugMax or FMG, as the case may be, determines in good faith, after consultation with its financial and legal advisors, that any bona fide written proposal from a third party for a Competing Transaction that was not initiated, solicited or encouraged by it or any of its subsidiaries or their respective directors, officers, employees, agents or representatives in violation of the merger agreement is more favorable to its stockholders from a financial point of view than the merger, is likely to and capable of being consummated, and is in the best interest of the stockholders of DrugMax or FMG, as the case may be, and the board of directors has received:

•	advice of its outside legal counsel that failure to enter into such a Competing Transaction will constitute a breach of its board’s fiduciary duties under applicable law; and

•	a written opinion from its financial advisor that the Competing Transaction is more favorable from a financial point of view to the stockholders of DrugMax or FMG, as the case may be, than the merger

DrugMax or FMG, as the case may be, may terminate this Agreement and enter into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement regarding the Competing Transaction, provided, that it:

•	provides the other party with written notice that it intends to terminate this Agreement; and

•	pays the other party a termination fee in cash equal to five percent of the market price of all issued and outstanding shares of DrugMax based on the ten-day weighted average of the DrugMax common stock during the ten trading days immediately prior to the date of termination.

DrugMax and FMG have agreed to keep each other apprised of the receipt of any solicitations or inquiries regarding Competing Transactions and the status of the negotiations related thereto and to promptly furnish to each other a copy of any such proposals or inquiries.

Expenses and Fees

In general, each of DrugMax and FMG will be responsible for all expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the merger agreement.

Conditions to Complete the Merger

DrugMax’s and FMG’s obligations to complete the merger are subject to the fulfillment or waiver of certain conditions, including:

•	the adoption of the merger agreement by the DrugMax stockholders and FMG stockholders;

•	the receipt and effectiveness of all governmental and other approvals, registrations and consents, and the expiration of all related waiting periods required to complete the merger;

•	the obtainment of financing in an amount of at least $60 million for the combined company;

•	the absence of any law, statute, regulation, judgment, decree, injunction or other order in effect by any court or other governmental entity that prohibits completion of the transactions contemplated by the merger agreement; and

•	the truth and correctness of the representations and warranties of each company in the merger agreement, subject to the materiality standard provided in the merger agreement, and the performance by each company in all material respects of their respective obligations under the merger agreement and the receipt by each of them of certificates from the other to that effect.

Furthermore, the DrugMax common stock issued to the FMG stockholders in connection with the merger will be issued without registration under the Securities Act of 1933 or applicable state securities laws in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act, and various state exemptions. It is a condition to the merger that DrugMax shall have secured such a private placement and that the FMG stockholders shall have delivered to DrugMax such agreements and representations as deemed necessary by DrugMax to secure such private placement exemption.

It also a condition to the closing of the merger that DrugMax shall not have received a dissenters notice from its stockholders holding in the aggregate more than 200,000 shares of DrugMax common stock. If DrugMax receives a dissenters notice from stockholders holding in the aggregate more than such number of shares, either DrugMax or FMG have the right to terminate the merger agreement. Similarly, it is a condition to the closing of the merger that FMG shall not have received a dissenters notice from its stockholders holding in the aggregate shares of FMG stock with a value in excess of $1,000,000. If FMG receives a dissenters notice from stockholders holding in the aggregate more than such number of shares, either DrugMax or FMG have the right to terminate the merger agreement.

We cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this document, we have no reason to believe that any of these conditions will not be satisfied.

Amendment, Waiver and Termination of the Merger Agreement

Subject to applicable law, the parties may amend the merger agreement by action taken or authorized by their boards of directors or by written agreement. However, after any approval of the transactions contemplated by the merger agreement by the FMG stockholders and DrugMax stockholders, there may not be, without further approval of those stockholders, any amendment of the merger agreement that changes the amount or the form of the consideration to be delivered to the holders of FMG common stock other than as contemplated by the merger agreement. Either party to the merger agreement may waive any inaccuracies in the representations and warranties of the other party, or, subject to applicable law, may waive compliance by the other party with any of the other agreements or conditions contained in the merger agreement. The merger agreement can be terminated at any time prior to closing by mutual consent and by either party in the following circumstances:

•	if any of the required regulatory, governmental or vendor approvals are denied;

•	if the merger has not been completed, or if any of the conditions to closing has not been satisfied, by July 30, 2004, unless the failure to complete the merger by that date is due to the terminating party’s actions;

•	if there is a breach by the other party that would cause the failure of the closing conditions described above, unless the breach is capable of being, and is, cured within 20 days of notice of the breach;

•	if either DrugMax stockholders or FMG stockholders vote to reject the transaction; or

•	pursuant to a Competing Transaction, as discussed on page above.

Effect of Termination. If the merger agreement is terminated, it will become void, and there will be no liability on the part of DrugMax or FMG, except that (1) termination will not relieve a breaching party from liability for any willful breach giving rise to the termination, and (2) the confidentiality agreement between the parties will survive termination.

REGISTRATION RIGHTS AND LOCK UP AGREEMENT

Registration Rights. In connection with the merger, Messrs. Taneja and LaGamba and all of the recipients of shares of DrugMax common stock issued in exchange for the FMG stock will be asked to execute and deliver a registration rights and lock-up agreement. It is a condition to the closing of the merger that DrugMax obtain an executed registration rights agreement from at least 90% of the persons receiving DrugMax common stock in the merger in exchange for the FMG stock. If FMG fails to deliver such signatures, DrugMax may choose not to consummate the merger.

In this section of this proxy, we will refer to the shares of DrugMax common stock to be issued to the FMG stockholders, the FMG warrant holders and the FMG note holders in connection with the merger, as well as shares of DrugMax common stock issuable upon the exercise of the warrants granted to the FMG stockholders in connection with the merger and the shares of DrugMax stock held beneficially by Messrs. Taneja and LaGamba, as the registerable stock.

The registration rights agreements provides that as soon as practicable, but in no event later than six months following the closing of the merger, DrugMax, at its expense, must register the resale of the registerable stock with the SEC on an SEC Form S-3 registration statement. If DrugMax or the resale do not qualify for the use of Form S-3, DrugMax will not be required to register the resale, except with regard to piggyback registration, as discussed below. DrugMax is required to maintain the effectiveness of the registration statement for three years, subject to certain exceptions.

Piggyback Rights. In the event of a registered offering of its shares by DrugMax at any time prior to the second anniversary of the merger, other than (i) a registration statement that exclusively relates to the registration of securities under an employee stock option, purchase, bonus or other benefit plan, or (ii) a registration relating solely to a transaction under Rule 145 promulgated by the SEC, DrugMax must:

•	promptly give the stockholders party to the registration rights agreement written notice of the proposed registration (including a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky laws); and

•	use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the shares specified in written requests delivered to DrugMax by the stockholders party to the registration rights agreement within 15 days after delivery of such written notice from DrugMax.

In the event DrugMax’s offering is underwritten, and the underwriter limits the number of shares to be included in the registration statement, but allows some of the stockholders holding registerable stock to be included, each holder requesting registration will be entitled to include a portion of his or her shares requested to be included in such registration pro rata (based on the number of shares held on a fully-diluted basis) with all other requesting holders and other persons currently holding in writing similar piggyback registration rights requesting registration pursuant to such piggyback registration rights.

The piggyback registration rights terminate on the second anniversary of the registration rights agreement.

Lock Up Provisions. Pursuant to the registration rights agreement, each stockholder that is party to the agreement will, for a period of three years from the closing of the merger, be prohibited from selling or transferring any registerable stock pursuant to any registration statement or otherwise except in accordance with the following limitations:

•	for 180 days following the merger, each stockholder party to the agreement will not be permitted to engage in any sales of registerable stock; and

•	after such 180-day period, each stockholder party to the agreement may not sell an amount of shares over a three-month period in excess of the greater of (a) one percent (1%) of the outstanding shares of Common Stock of the Company, or (b) the average weekly trading volume of DrugMax for the preceding four (4) weeks.

Accordingly, even though the resale of the shares may be registered, the stockholders will be limited to significant volume limitations for a period of three years and must, accordingly, bear the investment risk during such period.

However, notwithstanding the foregoing limitations, each stockholder party to the agreement may transfer his or her shares of restricted stock:

•	upon his or her death, to any beneficiary, personal representative, estate or executor under his or her will or according to the laws of descent and distribution,

•	to or for the benefit of any spouse, child or grandchild, or to a trust for their benefit and

•	to or for the benefit of any affiliated fund within the shareholder’s capital funds, if the shareholder is a capital fund

The shares so transferred will remain subject to the registration rights agreement and the trading limitations imposed by it and the recipient of those shares, as a condition to such transfer, will be required to deliver to DrugMax a written instrument confirming that he or she agrees to be bound by all of the terms and conditions of the registration rights agreement.

ACCOUNTING TREATMENT

The merger will be accounted for as a “purchase,” as that term is used under GAAP, for accounting and financial reporting purposes. For accounting purposes, FMG is deemed to be the acquiror due to the post-merger ownership percentages of the current FMG stockholders and DrugMax stockholders. Under purchase accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of DrugMax as of the effective time of the merger will be recorded at their respective fair values and added to those of FMG. Any excess of purchase price over the fair values is recorded as goodwill. Financial statements of FMG issued after the merger will reflect these fair values. See “Unaudited Pro Forma Condensed Consolidated Financial Information” on page     .

PROPOSAL TWO

AMENDMENT TO THE DRUGMAX AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION

The DrugMax board of directors has adopted, subject to stockholder approval, an amendment to DrugMax’s amended and restated certificate of incorporation to increase the number of authorized shares of DrugMax common stock from 24,000,000 to 45,000,000, to increase the number of authorized shares of DrugMax preferred stock from 2,000,000 to 5,000,000, to provide for mandatory indemnification by DrugMax of its directors and officers and permissive indemnification of its employees and agents, and to limit the personal liability of a director to DrugMax or its stockholders for monetary damages for a breach of duty as a director to the amount of compensation, if any, received by the director for serving DrugMax as a director during the year in which the breach of duty occurred.

The following summary is subject to, and qualified in its entirety by reference to, the amended and restated certificate of incorporation merger agreement, which is attached to this document as Appendix B and is incorporated by reference in this document. We urge you to read the amended and restated certificate of incorporation carefully and in its entirety.

In the event this proposal is adopted by DrugMax stockholders, but the merger agreement is terminated (without the merger being completed) prior to the filing of a certificate of amendment with the Secretary of State of the State of Nevada giving effect to the amendment, DrugMax may still file the certificate of amendment, but has not yet decided whether it will do so.

DrugMax currently does not have a sufficient number of shares of common stock authorized for issuance under its amended and restated certificate of incorporation to comply with the requirements of the merger agreement. As of April     , 2004, DrugMax had approximately              shares of DrugMax common stock issued and outstanding, and there were              shares of DrugMax common stock reserved for issuance in connection with options and warrants granted by DrugMax and outstanding as of such date to purchase DrugMax common stock. If the merger is completed, DrugMax will be required to issue approximately 11,480,507 additional shares of DrugMax common stock to the FMG stockholders, warrant holders and note holders and approximately 758,560 shares of restricted DrugMax common stock (assuming a $4.61 ten-day-weighted average stock price during the ten trading days immediately preceding the merger) to employees and directors of FMG. DrugMax will also need to reserve an additional as-of-yet underdetermined number of shares for issuance in connection with the warrants issued to the FMG stockholders (other than Mr. Mercadante), warrant holders and note holders in the merger.

Accordingly, DrugMax believes the increase in its authorized common stock is necessary and in the best interest of the stockholders in order for DrugMax to meet its obligations under the merger agreement. The increase in the number of authorized shares that the board of directors is recommending exceeds the number required for DrugMax to meet its obligations under the merger agreement. However, although DrugMax’s management currently has no plans for the issuance of any additional shares of common stock, the authorization of shares in addition to those required by the merger would permit the company to raise equity in the future and would allow the company to issue shares in connection with future stock dividends, stock splits, possible acquisitions, stock option plans and other appropriate corporate purposes.

DrugMax common stock does not have any preemptive rights, redemption privileges, sinking fund privileges, or conversion rights.

We are also seeking to simultaneously increase the number of authorized shares of DrugMax’s preferred stock. Pursuant to the Nevada Revised Statutes and our amended and restated articles of incorporation, our board of directors currently has the authority, without further action by our stockholders, to issue up to 2,000,000 shares of preferred stock in one or more series and to fix the privileges and rights of each series. Our board of directors is now requesting that the stockholders approve an increase in the number of shares of preferred stock which DrugMax can issue from 2 million to 5 million. Currently, DrugMax does not have any shares of preferred stock outstanding. However, the board of directors believes that increasing the number of authorized but unissued shares of preferred stock will provide the board with further flexibility to raise capital and to protect the company against unsolicited takeover attempts. However, when designating and issuing the preferred stock, the board of directors may issue shares with voting, conversion or other rights that could adversely affect the voting power and other rights of the DrugMax common stockholders. Further, this type of “blank check preferred stock” makes it possible for DrugMax to issue preferred stock quickly with terms calculated to delay or prevent a change in our control or make removal of our management more difficult. Additionally, if DrugMax issues the preferred stock, the market price of common stock may decrease, and voting and other rights may decrease. DrugMax currently has no plans to issue any preferred stock.

In connection with the merger, FMG requested that DrugMax amend its certificate of incorporation to limit the personal liability for a breach of duty as a director of each member on the board of directors of DrugMax to DrugMax and its stockholders to the amount of compensation, if any, received by the director for serving DrugMax as a director during the year in which the breach of duty occurred. Further, FMG requested that we further amend the certificate of incorporation to provide for mandatory indemnification by DrugMax of its directors and officers and permissive indemnification of its employees and agents. The Nevada Revised Statutes permit DrugMax to limit director liability and to provide for indemnification in this fashion. DrugMax believes that adopting these changes is necessary for it to comply with the merger agreement and to attract qualified candidates for services as directors of the company in the future.

The DrugMax board of directors recommends a vote “FOR” the proposal adopt an amendment to the DrugMax amended and restated certificate of incorporation proposal to increase the number of authorized shares of DrugMax common stock from 24,000,000 to 45,000,000, to increase the number of authorized shares of DrugMax preferred stock from 2,000,000 to 5,000,000, to provide for mandatory indemnification by DrugMax of its directors and officers and permissive indemnification of its employees and agents, and to limit the personal liability of a director to DrugMax or its stockholders for monetary damages for a breach of duty as a director to the amount of compensation, if any, received by the director for serving DrugMax as a director during the year in which the breach of duty occurred.

PROPOSAL THREE

ADOPTION OF AMENDMENT TO DRUGMAX’S 1999 STOCK OPTION PLAN

DrugMax currently maintains the DrugMax 1999 Stock Option Plan, which we refer in the proxy statement as the plan. The purpose of the plan is to attract, retain, develop and reward superior executive talent by encouraging ownership of DrugMax’s common stock by its officers, directors and other employees. The plan authorizes the granting of both Incentive Stock Options, as defined under Section 422 of the Internal Revenue Code of 1986, and Non-Statutory Stock Options to purchase common stock. All employees of DrugMax and its subsidiaries are eligible to participate in the plan. The plan also authorizes the granting of Non-Statutory Stock Options to non-employee directors and consultants of DrugMax. Unless sooner terminated, the plan will expire on August 12, 2009.

As of April 16, 2004, no shares remain available for issuance under the plan. To provide a reserve of shares for future issuances, especially in light of the merger, the DrugMax board has adopted, subject to stockholder approval, an amendment to the plan, which will increase the total number of shares available for grant under this plan from 2,000,000 to 5,000,000. Immediately after the merger, DrugMax’s number of employees will go from under 100 to over 800 employees. This increase is considered necessary and in the best interest of the stockholders in order for DrugMax to continue to incentivize employees and directors, align their interests with the interests of the stockholders, and retain employees as well as attract new employees.

Because awards under the plan are discretionary, awards to DrugMax’s current and future employees and directors, including its new employees and directors that result from the merger, are generally not determinable at this time.

The Board of Directors has unanimously approved the amendment to the plan to increase to 5,000,000 the total number of shares of DrugMax common stock which may be issued pursuant to the plan. All other terms of the plan as previously amended shall remain the same. If the amendment to the plan is not approved, the plan will continue in full force without the amendment. Complete copies of the plan, including the amendment to the plan can be obtained from the Secretary of the Company.

The DrugMax board recommends a vote “FOR” approval of the amendment to increase the number of shares available for grant under its 1999 Stock Option Plan.

PROPOSAL FOUR

APPROVAL OF REVERSE STOCK SPLIT

General

The Board of Directors has unanimously adopted a resolution approving, declaring advisable and recommending to the stockholders for their approval an amendment to DrugMax’s amended and restated certificate of incorporation to effect a reverse stock split of the DrugMax’s outstanding shares of common stock at a ratio between four-for-five and one-for-two, as determined at the discretion of the board of directors to be in the best interests of DrugMax. The board of directors believes that approval of a range of reverse split ratios, rather than approval of a specific reverse split ratio, provides the board of directors with maximum flexibility to achieve the purposes of the reverse stock split.

The reverse stock split will be affected by filing an amendment to DrugMax’s amended and restated certificate of incorporation with the State of Nevada. The certificate of amendment will effect a reverse stock split of the shares by reducing the number of issued and outstanding shares of DrugMax’s common stock by the ratio determined by the board of directors to be in the best interests of DrugMax, but will not change the number of authorized shares of common stock or preferred stock or the par value of DrugMax’s common stock or preferred stock. The amendment will not contain any other changes to DrugMax’s amended an restated certificate of incorporation.

If implemented, the reverse stock split will be effected immediately after the merger.

Purpose

The board of directors is recommending that you empower the board of directors to effectuate, in the board of directors’ discretion, the reverse stock split within the foregoing ratios for the following reasons:

•	To ensure Nasdaq’s approval of the initial listing application that DrugMax is required to file in connection with the merger; and

•	Because the board of directors believes a higher stock price may help generate investor interest in DrugMax and help DrugMax attract and retain employees and other service providers.

Although DrugMax currently is qualified for inclusion on the Nasdaq SmallCap Market System, because the merger is deemed to be a change of control within the Nasdaq’s rules and regulations, DrugMax is required to file a new initial listing application so that after the merger its shares will continue to qualify for trading on the Nasdaq SmallCap Market System. The new initial listing application will require information on FMG. DrugMax intends to file this initial listing application during the last week of April 2004 or shortly thereafter.

In connection with the initial listing application, Nasdaq requires that DrugMax’s stock price equal or exceed $4.00 per share. DrugMax stock price has exceeded $4.00 per share between February      and April     , 2004. However, there can be no assurances that DrugMax’s stock price will remain above $4.00 per share prior to the merger.

Accordingly, the board of directors may need to approve the reverse stock split to maintain its stock price at or above $4.00 or more per share in connection with the approval of its initial listing application for inclusion on the Nasdaq SmallCap Market System in connection with the merger.

In addition to the benefits of remaining on the Nasdaq SmallCap Market Sytem, the board of directors believes that a higher stock price would help DrugMax attract and retain employees and other service providers. The board of directors believes that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the reverse stock split successfully increases the per share price of DrugMax’s common stock, the board of directors believes this increase will enhance DrugMax’s ability to attract and retain employees and service providers.

Further, in deciding at what ratio to effectuate the reverse stock split, the board of directors will consider that DrugMax’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Most investment funds are reluctant to invest in lower priced stocks.

Risks of Reverse Stock Split

Although the purpose of the reverse stock split is to increase DrugMax’s stock price, there can be no assurance that it will have this effect or that DrugMax will be able to maintain its stock price at over $4.00 during the 90 days pror to the merger so that it can qualify for inclusion on the Nasdaq SmallCap Market at the time of the merger. Further, even though the reverse stock split, by itself, would not impact DrugMax’s assets or prospects, the reverse stock split could be followed by a decrease in the aggregate market value of the common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	The market price per new share of DrugMax common stock after the reverse stock split will rise in proportion to the reduction in the number of old shares of DrugMax common stock outstanding before the reverse stock split;

•	The market price per New Share will either exceed or remain in excess of the $4.00 minimum bid price as required by Nasdaq National Market for initial listing or that DrugMax will otherwise meet the requirements of Nasdaq for initial inclusion for trading on the National Market System;

•	The reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; or

•	The reverse stock split will result in a per share price that will increase DrugMax’s ability to attract and retain employees and other service providers.

After the reverse stock split, the market price of DrugMax’s common stock will also be based on DrugMax’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of DrugMax’s common stock declines, the percentage decline as an absolute number and as a percentage of DrugMax’s overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, liquidity of DrugMax’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split will increase the number of stockholders of DrugMax who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there is no assurance that the reverse stock split will achieve the desired results that are outlined herein.

The board of directors, however, believes that these risks are offset by the prospect that the reverse stock split will improve the likelihood that DrugMax’s initial listing application will be approved by Nasdaq. Accordingly, the board of directors adopted resolutions declaring the advisability of, and hereby submits to DrugMax’s stockholders for approval, a proposal to amend DrugMax’s restated certificate of incorporation to effect a reverse stock split of DrugMax’s outstanding shares of common stock at a ratio between four-for-five and one-for-two to be determined at the discretion of the board of directors. The board will aim to set the ratio at the lowest ratio that will still likely increase the company’s stock price to above $4.00 per share and will work with Nasdaq to determine the lowest ratio acceptable to Nasdaq for these purposes. The judgment of the board of directors as to the ratio shall be conclusive.

If Nasdaq rejects DrugMax’s initial listing application, DrugMax will likely commence trading in the over-the-counter market on the OTC Bulletin Board or what is referred to as the “pink sheets.” In that case, you could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, DrugMax’s common stock. In addition, if DrugMax’s common stock is not listed on Nasdaq and the trading price of the common stock remains below $5.00 per share, trading in the Company’s Common Stock would also be subject to certain rules promulgated under the Securities Exchange Act of 1934, which require additional sales practices by broker-dealers in connection with any trades involving a stock defined as a “penny stock” (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). For example, broker-dealers must make a special suitability determination for the purchaser, receive the purchaser’s written consent to the transaction prior to sale, and make special disclosures regarding sales commissions, current stock price quotations, recent price information and information on the limited market in penny stock. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in DrugMax’s common stock, which could severely limit the market liquidity of DrugMax’s common stock and the ability of investors to trade the common stock.

Principal Effects of the Reverse Stock Split

Corporate Matters

The reverse stock split would have the following effects on the number of shares of common stock outstanding:

•	Each old share of DrugMax will be exchanged for a lesser number of new shares based on the ratio determined by the board of directors;

•	The aggregate number of shares of DrugMax’s common stock issued and outstanding also will be reduced based on such ratio;

•	All outstanding options and warrants entitling the holders thereof to purchase shares of DrugMax’s common stock also will be adjusted based on such ratio; and

•	The number of shares reserved for issuance under DrugMax’s 1999 stock option plan and 2003 restricted stock plan also will be reduced based on such ratio.

The reverse stock split will be effected simultaneously for all DrugMax’s common stock and the exchange number will be the same for all of DrugMax’s common stock. The reverse stock split will affect all of DrugMax’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in DrugMax, except to the extent that the reverse stock split results in any of DrugMax’s stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than from three to five shares depending on the split ratio determined by the board of directors. This, however, is not the purpose for which DrugMax is effecting the reverse stock split. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. DrugMax will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Fractional Shares.

No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of old shares not evenly divisible by the numerator of the ratio determined by the board of directors, will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will be based on the average closing price per share of DrugMax’s common stock as reported on Nasdaq for the 10 trading days immediately preceding the effective date of the reverse stock split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefore as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where DrugMax is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Authorized Shares.

The reverse stock split will have no effect on the total number of DrugMax’s authorized shares of common and preferred stock.

Accounting Matters.

The reverse stock split will not affect the par value of DrugMax’s common stock. As a result, on the effective date of the reverse stock split, the stated capital on DrugMax’s balance sheet attributable to DrugMax’s common stock will be reduced based on the stock split ratio selected by the board of directors, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of DrugMax’s common stock will be increased because there will be fewer shares of DrugMax’s common stock outstanding.

Potential Anti-Takeover Effect.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of DrugMax’s board of directors or contemplating a tender offer or other transaction for the combination of DrugMax with another company), the reverse stock split proposal is not being proposed in response to any effort of which DrugMax is aware to accumulate DrugMax’s shares of common stock or obtain control of DrugMax, nor is it part of a plan by management to recommend a series of similar amendments to DrugMax’s board of directors and stockholders.

Procedure For Effecting Reverse Stock Split and Exchange of Stock Certificates

If DrugMax’s stockholders approve the reverse stock split and the board of directors still believes that the reverse stock split is in the best interests of DrugMax and its stockholders, DrugMax will file an amendment to its restated certificate of incorporation with the Secretary of State of the State of Nevada. The reverse stock split will become effective at the time specified in the amendment, which will most likely be some time shortly after the filing of the amendment and which is referred to as the “effective time.” Beginning at the effective time, each certificate representing old shares will be deemed for all corporate purposes to evidence ownership of new shares.

As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. DrugMax expects that its transfer agent, Computershare Investor Services, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of old shares will be asked to surrender to the exchange agent certificates representing old shares in exchange for certificates representing new shares in accordance with the procedures to be set forth in the letter of transmittal DrugMax sends to its stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

If your certificate representing shares of DrugMax’s common stock is lost, destroyed or stolen, you will be entitled to issuance of a new stock certificate representing post-split shares upon compliance with such requirements as DrugMax and its exchange agent customarily apply in connection with lost, destroyed or stolen certificates.

Even if the stockholders approve the reverse stock split, DrugMax reserves the right to not effect the reverse stock split if in the board of directors opinion it would not be in the best interests of DrugMax and its stockholders to effect such reverse stock split.

No Dissenter’s Rights

Under the Nevada Revised Statutes, DrugMax’s stockholders are not entitled to dissenter’s rights with respect to the reverse stock split, and DrugMax will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the old shares were, and the new shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of old shares for new shares pursuant to the reverse stock split. The aggregate tax basis of the new shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the old shares exchanged therefore. In general, stockholders who receive cash upon redemption of their fractional share interests in the new shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The federal income tax liability, if any, generated by the receipt of cash in lieu of a fractional interest should not be material in amount in view of the low value of the fractional interest. The stockholder’s holding period for the new shares will include the period during which the stockholder held the old shares surrendered in the reverse stock split.

DrugMax’s view regarding the tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Recommendation of Board of Directors

DrugMax’s board of directors unanimously recommends that you vote “for” the proposal to effect a reverse stock split, in the discretion of the board, at a ratio of between four-for-five and one-for-two, to be implemented at the discretion of the board and in accordance with the summary set forth above.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following Pro Forma Unaudited Condensed Consolidated Balance Sheet at December 27, 2003 for FMG and December 31, 2003 for DrugMax, and the Pro Forma Unaudited Condensed Consolidated Statements of Operations for the nine months ended December 27, 2003 for FMG and for the nine months ended December 31, 2003 for DrugMax and for the year ended December 28, 2002 for FMG and the year ended March 31, 2003 for DrugMax give effect to (i) the proposed merger based on the assumptions set forth below and (ii) the March 2004 sale of one million shares of DrugMax common stock for net proceeds of $2,850,000 (the “Private Placement”). The pro forma unaudited condensed consolidated financial statements give effect to the merger using purchase accounting as required by accounting principles generally accepted in the United States. For accounting purposes FMG is deemed to be the acquiror. The pro forma unaudited condensed consolidated statements of operations assume the merger was consummated as of the beginning of the first period presented. The pro forma unaudited condensed consolidated balance sheet assumes (i) the merger was consummated on December 27, 2003 for FMG and December 31, 2003 for DrugMax and (ii) the Private Placement was completed on December 31, 2003.

Merger adjustments reflect the application of the purchase method of accounting by FMG, including adjustments to reflect the difference between historical carrying values and estimated fair values for tangible assets and liabilities acquired and the estimated value of identifiable and other intangible assets. Estimated fair values are subject to further refinement after the closing of the merger. FMG and DrugMax do not expect that the final allocation of the aggregate purchase price for the merger will differ materially from the preliminary allocation reflected herein. The pro forma shareholders’ equity represents the combined book value of FMG and DrugMax, as adjusted for the merger, computed in accordance with generally accepted accounting principles used in the United States. This amount is not intended to represent fair market value nor does it represent amounts, if any, that would be available for distribution to shareholders in the event of liquidation.

Estimated merger adjustments also reflect (i) the conversion of $4.0 million of convertible notes and $4.0 million of accrued interest into shares of DrugMax common stock, (ii) the exercise of Series E warrants issued in connection with issuance of the convertible notes into Series E Redeemable Convertible Preferred Stock in connection with the merger in accordance with the terms of the original warrant agreement, and (iii) the issuance of approximately 758,560 shares of DrugMax restricted stock to certain directors and employees of FMG. The estimated number of shares of restricted stock issued assumes a price of $4.614 at closing. The actual number of shares of restricted stock issued will be determined by dividing the DrugMax share price at closing into $3.5 million. The shares will vest one-third upon issuance and one-third on the first and second anniversaries.

The following transactions have not been included as expenses in the pro forma unaudited condensed consolidated statements of operations for the year ended December 28, 2002 and March 31, 2003 or for the nine months ended December 27, 2003 and December 31, 2003, since the expenses will not have a continuing impact on the Company’s operating results; however, these amounts will be charged to operations:

•	Estimated DrugMax merger expenses of $0.4 million for professional fees to be incurred and expensed by DrugMax prior to the merger.

•	Estimated charge of $4.7 million related to 1,010,000 common shares to be issued to FMG’s Chief Executive Officer.

•	Estimated interest charges of $2.3 million related to the issuance of warrants to purchase DrugMax stock to certain FMG note holders based on a Black Scholes valuation.

•	Estimated preferred stock dividends of $7.5 million related to the issuance of warrants to purchase DrugMax stock to certain FMG stockholders based on a Black Scholes valuation.

Prior to the merger, outstanding FMG options for common stock will accelerate. Since FMG common shareholders are not likely to be entitled to any shares of DrugMax stock in connection with the merger based on preferred stock liquidation preferences, the accompanying pro forma financial information assumes no exercise of FMG options prior to, or in connection with, the merger.

The pro forma unaudited condensed consolidated balance sheet does not reflect the reclassification of any debt to long-term, since FMG is in the process of negotiating a new debt facility for the combined operations. Adequate financing is a condition of the merger and FMG expects that certain amounts will be reclassified as long-term liabilities in connection with the merger.

The pro forma financial information should be read in conjunction with, and is qualified in its entirety by, the historical financial statements, including the notes thereto, of FMG and DrugMax included herein and incorporated by reference in this document and the more detailed pro forma financial information, including the notes thereto, appearing elsewhere in this document. See “Where You Can Find More Information” on page xx and “Pro Forma Unaudited Condensed Consolidated Financial Information” on page xx. The pro forma financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of possible revenue enhancements, expense efficiencies and asset dispositions among other factors, that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined as of the beginning of the earliest period presented.

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET (in thousands)

			Pro Forma Adjustments[11]
	Familymeds December 27, 2003	Drug Max December 31, 2003	Private Placement	Merger	Pro Forma Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$1,307	$167	$2,850[1]	$—	$4,324
Accounts receivable, net	10,948	13,624	—	—	24,572
Inventories	18,875	16,154	—	—	35,029
Deferred income tax asset, current portion	—	668	—	(668)[2]	—
Prepaid expenses and other current assets	876	1,652	—	—	2,528

Total current assets	32,006	32,265	2,850	(668)	66,453
Property and equipment, net	4,789	1,163	—	—	5,952
Goodwill	—	13,105	—	15,365[5]	28,470
Patents and trademarks	—	130	—	2,470[5]	2,600
Net deferred income tax asset, net of current	—	749	—	(749)[2]	—
Deferred financing costs, net	152	425	—	(425)[5]	152
Other identifiable intangible assets, net	7,385	—	—	10,694[5]	18,079
Other noncurrent assets	903	739	—	—	1,642

Total assets	$45,235	$48,576	$2,850	$26,687	$123,348

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$37,696	$19,858	$—	$(4,000)[3]	$53,554
Current portion of long-term liabilities	41	216	—	—	257
Accounts payable	21,336	9,586	—	—	30,922
Accrued expenses	9,454	350	—	(2,500)[3,6]	7,304

Total current liabilities	68,527	30,010	—	(6,500)	92,037
Long-term liabilities and capital leases	1,272	184	—	—	1,456

Total liabilities	69,799	30,194	—	(6,500)	93,493

Commitments and contingencies

Redeemable preferred stock	109,325	—	—	(109,325)[4]	—

Common stock	17,385	7	1[1]	(17,373)[4]	20
Additional paid-in capital	—	41,059	2,849[1]	135,101[4]	179,009
Accumulated deficit	(149,174)	(22,684)	—	22,684[4]	(149,174)
Treasury stock, at cost	(2,100)	—	—	2,100[4]	—

Total stockholders' equity (deficit)	(133,889)	18,382	2,850	142,512	29,855

Total liabilities and stockholders' equity (deficit)	$45,235	$48,576	$2,850	$26,687	$123,348

See	accompanying notes to pro forma unaudited condensed consolidated financial statements.

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Familymeds	DrugMax
	Nine Months Ended December 27, 2003	Nine Months Ended December 31, 2003	Pro Forma Adjustments Merger [12]		Pro Forma Adjusted
Net revenues	$163,612	$171,093	$—		$334,705
Cost of sales	127,784	164,903	—		292,687

Gross margin	35,828	6,190	—		42,018

Operating expenses:
Selling, general and administrative expenses	35,491	5,306	875[8]		41,672
Depreciation and amortization	4,493	168	580[5]		5,241
Write-downs of long-lived assets	146	—	—		146
Loss on disposal of fixed assets and intangible assets	(330)	—	—		(330)

Total operating expenses	39,800	5,474	1,455		46,729

Operating (loss) income	(3,972)	716	(1,455)		(4,711)
Other income	562	460	—		1,022

Interest expense, net	(5,222)	(1,170)	3,000[3]		(3,392)

(Loss) income before income tax and minority interest	(8,632)	6	1,545		(7,081)
Minority interest	—	2	—		2
Income taxes	—	—	—		—

Net (loss) income	(8,632)	8	1,545		(7,079)
Preferred stock dividends	(4,243)	—	4,243	(11)	—

Net loss available to common stockholders	$12,875	$8	$5,788		$(7,079)

Net income (loss) per common share—basic	$(1.12)	$0.00			$(0.35)

Net income (loss) per common share—diluted	$(1.12)	$0.00			$(0.35)

Weighed average shares outstanding—basic	11,481	7,161			20,146[9]

Weighed average shares outstanding—diluted	11,481	7,277			20,146

See accompanying notes to pro forma unaudited condensed consolidated financial statements.

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Familymeds	DrugMax
	Year Ended December 28, 2002	Year Ended March 31, 2003	Pro Forma Adjustments Merger [12]	Pro Forma Adjusted
Net revenues	$223,513	$291,752	$—	$515,265
Cost of sales	177,491	283,647	—	461,138

Gross margin	46,022	8,105	—	54,127

Operating expenses:
Selling, general and administrative expenses	47,799	7,762	2,333[8]	57,894
Depreciation and amortization	5,076	325	773[5]	6,174
Write-downs of long-lived assets	592	259	—	851
Goodwill impairment loss	—	12,209	(12,209)[10]	—
Gain on disposal of fixed assets and intangible assets	(610)	—	—	(610)

Total operating expenses	52,857	20,555	(9,103)	64,309

Operating loss	(6,835)	(12,450)	9,103	(10,182)
Other income	1,443	48	—	1,491
Interest expense, net	(4,014)	(1,074)	—	(5,088)

Loss before income tax, minority interest and cumulative effect of changes in accounting principles	(9,406)	(13,476)	9,103	(13,779)
Minority interest	—	—	—	—
Income tax benefit	—	314	(314)[7]	—

Loss before cumulative effect of changes in accounting principles	$(9,406)	$(13,162)	$8,789	$(13,779)

Loss before cumulative effect of changes in accounting principles per common share—basic and diluted	$(4.41)	$(1.85)		$(0.69)

Weighed average shares outstanding—basic and diluted	11,481	7,119		19,852[9]

See accompanying notes to pro forma unaudited condensed consolidated financial statements.

NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Overview

Private Placement

In March 2004, DrugMax sold one million shares of its common stock in a private placement for net proceeds of $2,850,000. The shares issued and proceeds are reflected as a pro forma adjustment in the accompanying pro forma unaudited condensed consolidated balance sheet.

Merger

FMG is the acquiror for accounting purposes. The purchase price of approximately $48.0 million represents the sum of (i) the estimated fair value ($37.7 million) of the 8,178,976 shares of DrugMax common stock, $.001 par value, to be retained by the existing common stockholders of DrugMax, Inc. (the estimated fair value of the shares of DrugMax common stock is based on the average closing price of DrugMax common stock for the five-day period from March 18, 2004 to March 24, 2004, which includes two business days before and after the announcement of the merger), which includes the one million shares issued in the March 2004 private placement, (ii) $8.6 million for 1.9 million outstanding DrugMax options, all of which will vest in connection with the merger, based on a Black Scholes valuation and (iii) estimated FMG merger costs of $1,500,000 including estimated registration costs of $250,000 related to the requirement to subsequently register the shares issued to FMG. The excess of purchase price over the fair value of the net assets acquired will be allocated to (i) a manufacturing patent valued at $1.9 million with an estimated life of 15 years, (ii) the value related to DrugMax’s MorepenMax joint venture estimated at $1.7 million, (iii) DrugMax’s authorized distributor contracts and outlet to distribute products valued at $9.0 million with an estimated life of 15 years, (iv) a trademark valued at $0.6 million with an estimated life of 15 years and (v) goodwill of $28.5 million.

The pro forma condensed consolidated financial statements reflect the issuance of 11,480,507 shares of DrugMax, Inc. common stock, $.001 par value, to certain common and preferred shareholders and noteholders of FMG. The shares of DrugMax common stock will be issued to FMG shareholders, based on liquidation preferences after consideration of a fixed number of 1,010,000 shares, which will be issued to FMG’s Chief Executive Officer and $8.0 million of shares to be issued to certain noteholders for principal and accrued interest.

Following is a summary of the pro forma adjustments:

(1)	To reflect proceeds of $2,850,000 from DrugMax’s March 2004 private placement and the issuance of one million shares of DrugMax common stock.

(2)	To fully reserve for DrugMax deferred tax assets due to uncertainty of realization as a result of FMG’s historical losses. Any future tax benefit realized related to these amounts will be recorded at such time as a reduction in goodwill.

(3)	To reflect the conversion of $4.0 million of convertible notes and $4.0 million of accrued interest into shares of Drugmax common stock and to eliminate the related interest expense.

(4)	To reflect the issuance of 11,480,507 shares of Drugmax common stock to the Company’s common and preferred shareholders based on liquidation preferences of the Series A through E preferred stock agreements after consideration of the $8.0 million of DrugMax stock issued to certain note holders per (3) above and the 1,010,000 shares issued to the Company’s chief executive officer and to eliminate DrugMax’s accumulated deficit.

(5)	To record the identifiable and other intangible assets resulting from the merger and the related amortization expense for assets with finite lives using an estimated life of 15 years. Also to eliminate goodwill and the deferred financing costs of DrugMax.

(6)	To accrue expenses of $1.5 million associated with the merger and subsequent registration statement requirement.

(7)	To eliminate DrugMax tax benefit as a result of consolidated net loss.

(8)	To reflect the issuance of approximately 758,560 shares of DrugMax restricted stock to certain directors and employees of FMG assuming a stock price of $4.614 per share. The actual number of shares of restricted stock issued will be based on DrugMax’s stock price at closing. Also to reflect related stock compensation expense one-third upon issuance and one-third on the first and second anniversaries.

(9)	Represents DrugMax shares plus (i) 11,480,507 shares issued to FMG common and preferred shareholders and noteholders, (ii) one million shares from private placement and (iii) vested portion of restricted stock issued to certain FMG directors and employees.

(10)	Goodwill impairment under SFAS 142 would have been measured differently had the merger been consummated at the beginning of the period.

(11)	To eliminate the preferred stock dividends for the redeemable preferred stock converted to common stock at the time of the merger.

(12)	The following transactions have not been included as expenses in the pro forma unaudited condensed consolidated statements of operations for the year ended December 28, 2002 and March 31, 2003 or the nine months ended December 27, 2003 and December 31, 2003, since the expenses will not have a continuing impact on the Company’s operating results; however, these amounts will be charged to operations:

•	Estimated DrugMax merger expenses of $0.4 million for professional fees to be incurred and expensed by DrugMax prior to the merger

•	Estimated charge of $4.7 million related to 1,010,000 common shares to be issued to FMG’s Chief Executive Officer.

•	Deferred financing costs of $0.4 million may be expensed in the future if the existing credit facility is replaced by a new credit facility.

•	Estimated interest charges of $2.3 million related to the issuance of warrants to purchase DrugMax stock to certain FMG note holders based on a Black Scholes valuation.

•	Estimated preferred stock dividends of $7.5 million related to the issuance of warrants to purchase DrugMax stock to certain FMG stockholders based on a Black Scholes valuation.

Additionally, the pro forma unaudited condensed consolidated balance sheet does not reflect the reclassification of any debt to long-term, since FMG is in the process of negotiating a new debt facility for the combined operations. Adequate financing is a condition of the merger and FMG expects that certain amounts will be reclassified as long-term liabilities in connection with the merger.

Furthermore, it is expected that compensation expense will increase due to changes in employment agreements for certain DrugMax officers; however, the changes are subject to compensation committee approval and are not reflected in these pro forma statements.

Upon consummation of the merger, outstanding FMG options for common stock will accelerate. Since FMG common shareholders are not likely to be entitled to any shares of DrugMax stock in connection with the merger based on preferred stock liquidation preferences, the pro forma financial information assumes no exercise of FMG options prior to or in connection with the merger.

INDEPENDENT AUDITORS

The consolidated financial statements and the related financial statement schedules of DrugMax and its subsidiaries as of March 31, 2003, and for the year ended March 31, 2003, incorporated in this proxy by reference to DrugMax’s Annual Report on Form 10-K for the year ended March 31, 2003, have been audited by BDO Seidman, LLP, independent accountants, as stated in their reports, which is incorporated herein by reference.

The consolidated financial statements and the related financial statement schedule of DrugMax and its subsidiaries as of March 31, 2002 and for the years ended March 31, 2002 and 2001, incorporated in this proxy by reference to DrugMax’s Annual Report on Form 10-K for the year ended March 31, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference.

The consolidated financial statements of Familymeds Group, Inc. and subsidiaries as of and for the years ended December 27, 2003 and December 28, 2002 included in this proxy statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and elsewhere in the proxy statement (which report expresses an unqualified opinion and includes explanatory paragraphs that describe (i) the change in method of accounting for negative goodwill, goodwill and other intangible assets to conform to Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets,”, (ii) transitional disclosures for fiscal 2001 resulting from the adoption of SFAS No. 142 and (iii) uncertainty related to Familymeds Group, Inc.’s ability to continue as a going concern) and has been so included in this proxy statement.

Arthur Andersen LLP, which audited the financial statements of Familymeds Group, Inc. for the year ended December 29, 2001 in this proxy statement, was convicted on June 15, 2002 of federal obstruction of justice charges arising from the government’s investigation of Enron Corp. At the time of Arthur Andersen LLP’s conviction, it ceased accounting and auditing operations, and the Board of Directors and the Audit Committee of Familymeds Group, Inc. declined to retain Arthur Andersen LLP to provide further services. At that time, there were no disagreements on the part of Arthur Andersen LLP with Familymeds Group, Inc., and the report of Arthur Andersen LLP concerning the above financial statements of Familymeds Group, Inc. contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles other than the modification with respect to uncertainty related to Familymeds Group, Inc.’s ability to continue as a going concern. Because Arthur Andersen LLP ceased accounting and auditing operations in 2002, Familymeds Group, Inc. has not obtained, as contemplated by the Securities and Exchange Commission’s regulations, a letter from Arthur Andersen LLP confirming the above statements.

DrugMax expects representatives of BDO Seidman, LLP and FMG’s management to attend the DrugMax special meeting. These representatives will have an opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to any appropriate questions you may have.

OTHER MATTERS

According to both the DrugMax bylaws and FMG bylaws, business to be conducted at a special meeting of stockholders may only be brought before the meeting pursuant to a notice of meeting. Accordingly, no matters other than the matters described in this proxy will be presented for action at the special meetings or at any adjournment or postponement of the special meetings.

SUBMISSION OF STOCKHOLDER PROPOSALS

DrugMax currently expects that it will convene and hold its regular 2004 annual meeting of stockholders on September 24, 2004. DrugMax intends to file proxy materials, including a proxy statement and a form of proxy, relating to the 2004 DrugMax annual meeting as soon as practicable.

Any stockholder intending to present a proposal for inclusion in DrugMax’s proxy materials for the 2004 DrugMax annual meeting, in addition to meeting other applicable requirements under the rules and regulations of the Securities and Exchange Commission and DrugMax’s Bylaws, must submit such proposal to DrugMax, 25400 US Highway 19 North, Suite 137, Clearwater, Florida 33763, attention William L. LaGamba, Secretary, in writing no later than May 4, 2004. The complete Bylaw provisions governing stockholder proposals are available to any stockholder without charge upon request from the Secretary of DrugMax.

DrugMax Stockholders who intend to present a proposal at the 2004 DrugMax annual meeting without including such proposal in DrugMax’s proxy statement must provide written notice to DrugMax of such proposal no later than July 16, 2004. DrugMax reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows DrugMax to incorporate by reference information in this document. This means that DrugMax can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

This document incorporates by reference the documents listed below that DrugMax previously filed with the SEC. They contain important information about DrugMax and its financial condition.

DrugMax SEC Filings (SEC file no. 1-15445; CIK no. 0000921878)	Period or Date Filed
Annual Report on Form 10-K	Year ended March 31, 2003

Quarterly Reports on Form 10-Q	Quarters ended June 30, 2003, September 30, 2003 and December 31, 2003

The description of DrugMax common stock set forth in a registration statement on Form SB-2 filed pursuant to Section 12 of the Exchange Act	Filed November 1, 2000

Along with this proxy statement, we are delivering to you copies of DrugMax’s annual report on Form 10-K for the year ended March 31, 2003 and its quarterly report on Form 10-Q for the period ended December 31, 2003. All other documents incorporated by reference are available from DrugMax without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from DrugMax at the following address:

DrugMax, Inc.

25400 US Highway 19 North

Suite 137

Clearwater, Florida 33763

Telephone: (727) 533-0431

DrugMax stockholders requesting documents should do so by May     , 2004 to receive them before the special meetings. You will not be charged for any of these documents that you request. If you request any incorporated documents from DrugMax, DrugMax will mail them to you by first class mail, or another equally prompt means, within one business day after it receives your request.

You may read and copy all of the information incorporated by reference at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet world-wide web site that contains reports, proxy statements and other information about issuers, like DrugMax, who file electronically with the SEC. The address of the site is http://www.sec.gov. The reports and other information filed by DrugMax with the SEC are also available at DrugMax’s internet world-wide web site. The address of the site is http://www.drugmax.com. Except as specifically incorporated by reference into this proxy, information on those web sites is not part of this proxy.

DrugMax has supplied all information contained or incorporated by reference in this document relating to DrugMax, as well as all pro forma financial information, and FMG has supplied all information relating to FMG.

DrugMax has not authorized anyone to give any information or make any representation about the merger or DrugMax or FMG that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated in this document. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

Appendix F

INDEX OF FMG FINANCIAL STATEMENTS

FMG Financial Statements and Supplementary Data

F-1

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Familymeds Group, Inc.

Farmington, Connecticut

We have audited the accompanying consolidated balance sheets of Familymeds Group, Inc. and subsidiaries (collectively, the “Company”) as of December 27, 2003 and December 28, 2002, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the fiscal years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated financial statements of Familymeds Group, Inc. as of December 29, 2001, and for the year then ended were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those consolidated financial statements in their report dated March 15, 2002.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 2003 and 2002 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Familymeds Group, Inc. and subsidiaries as of December 27, 2003 and December 28, 2002, and the results of their operations and their cash flows for the fiscal years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 2 and 6 to the consolidated financial statements, effective December 30, 2001, the Company changed its methods of accounting for negative goodwill and goodwill to conform with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets.

The consolidated financial statements of the Company for the fiscal year ended December 29, 2001, were audited by other auditors who have ceased operations. As described in Note 6, those financial statements have been revised to include the transitional disclosures required by SFAS No. 142, which was adopted by the Company as of December 30, 2001. We have audited the adjustment described in Note 6 that was applied to revise the 2001 financial statements. Our audit procedures with respect to the disclosures in Note 6 with respect to 2001 included (i) agreeing the previously reported net loss to the previously issued financial statements and the adjustment to reported net loss representing amortization expense recognized in that period related to goodwill as a result of initially applying SFAS No. 142 to the Company’s underlying records obtained from management, and (ii) testing the mathematical accuracy of the reconciliation of adjusted net

FMF-1

loss to reported net loss. In our opinion, such adjustment is appropriate and has been properly applied. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of the Company other than with respect to such adjustment and, accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole.

As discussed above, the consolidated financial statements of Familymeds Group, Inc. as of December 29, 2001, and for the year then ended were audited by other auditors who have ceased operations. As described in Note 14, those financial statements have been revised to include the disclosures required by SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which are required for Securities and Exchange Commission registrants. We audited the amounts that are required related to the disclosures for reportable segments reflected in the 2001 financial statements. Our procedures included (a) agreeing the adjusted amounts of segment revenues, operating income and assets to the Company’s underlying records obtained from management, and (b) testing the mathematical accuracy of the reconciliations of segment amounts to the consolidated financial statements. In our opinion, such information is appropriate and has been properly included. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of the Company other than with respect to such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has a history of operating losses and its senior collateralized revolving credit facility matures on August 31, 2004, which raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from these uncertainties.

/s/    Deloitte & Touche LLP

Hartford, Connecticut

April 21, 2004

FMF-2

COPY

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of

Familymeds Group, Inc.:

We have audited the accompanying consolidated balance sheets of Familymeds Group, Inc. and subsidiaries (collectively, the Company) as of December 29, 2001 and December 30, 2000, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the fiscal years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Familymeds Group, Inc. and subsidiaries as of December 29, 2001 and December 30, 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared and are presented under the assumption that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has a history of operating losses and violations of certain financial covenants under its senior collateralized revolving credit facility and, the Company’s senior collateralized revolving credit facility matures on June 30, 2002. Management’s plans in regard to these matters are also described in Note 1. The matters raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Hartford, Connecticut

March 15, 2002

READERS OF THESE CONSOLIDATED FINANCIAL STATEMENTS SHOULD BE AWARE THAT THIS REPORT IS A COPY OF A PREVIOUSLY ISSUED ARTHUR ANDERSEN LLP REPORT AND THAT THIS REPORT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP NOR HAS ARTHUR ANDERSEN LLP PROVIDED A CONSENT TO THE INCLUSION OF ITS REPORT IN THIS PROSPECTUS. FURTHERMORE, THIS REPORT HAS NOT BEEN UPDATED SINCE MARCH 15, 2002.

FMF-3

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 27, 2003 AND DECEMBER 28, 2002

ASSETS	2003	2002
CURRENT ASSETS:
Cash and cash equivalents	$1,307,094	$632,529
Trade receivables, net of contractual and doubtful accounts allowances of approximately $1,718,000 and $3,101,000 in 2003 and 2002, respectively	10,947,677	11,244,259
Inventories	18,874,602	19,062,648
Prepaid expenses and other current assets	876,631	757,843

Total current assets	32,006,004	31,697,279
PROPERTY AND EQUIPMENT—Net of accumulated depreciation and amortization of approximately $9,640,000 and $7,401,000 in 2003 and 2002, respectively	4,788,732	5,788,024
DEFERRED FINANCING COSTS—Net of accumulated amortization of approximately $1,541,000 and $1,127,000 in 2003 and 2002, respectively	152,175	433,570
OTHER INTANGIBLE ASSETS—Net of accumulated amortization of approximately $13,530,000 and $10,522,000 in 2003 and 2002, respectively	7,385,222	10,830,406
OTHER NONCURRENT ASSETS	903,325	570,094

TOTAL	$45,235,458	$49,319,373

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Current portion of long-term debt	$37,696,328	$388,821
Current portion of obligations under capital leases	40,456	169,685
Accounts payable	21,336,404	20,931,578
Accrued expenses	9,453,780	5,524,192

Total current liabilities	68,526,968	27,014,276

LONG-TERM DEBT—Less current portion	—	34,484,123

OBLIGATIONS UNDER CAPITAL LEASES—Less current portion	33,687	98,178

OTHER LONG-TERM LIABILITIES	1,237,991	288,783

PREFERRED STOCK:
Series A Redeemable Convertible Preferred Stock, $0.01 par value, 1,317,391 shares authorized; 1,317,391 shares issued and outstanding (involuntary liquidation value $7,809,217 and $7,410,369 for 2003 and 2002, respectively)	7,800,660	7,400,700
Series B Redeemable Convertible Preferred Stock, $0.01 par value 2,042,105 shares authorized; 1,858,239 shares issued and outstanding (involuntary liquidation value $14,008,967 and $13,232,519 for 2003 and 2002, respectively)	13,954,108	13,145,092
Series C Convertible Preferred Stock, $0.01 par value, 2,564,102 shares authorized; 2,564,102 shares issued and outstanding (involuntary liquidation value $24,999,995)	24,655,525	24,655,525
Series D Redeemable Convertible Preferred Stock, $0.01 par value, 4,000,000 shares authorized; 2,217,769 shares issued and outstanding (involuntary liquidation value $51,766,960 and $48,616,879 for 2003 and 2002, respectively)	51,277,856	47,654,372
Series E Redeemable Convertible Preferred Stock, $0.01 par value, 1,519,757 shares authorized; 988,441 shares issued and outstanding (involuntary liquidation value $21,473,849 and $20,695,543 for 2003 and 2002, respectively)	11,636,924	10,812,152

Total preferred stock	109,325,073	103,667,841

COMMITMENTS AND CONTINGENCIES (Notes 1 and 13)
STOCKHOLDERS’ DEFICIT:
Common stock, no par value, 14,484,123 shares authorized; 3,729,412 shares issued	14,650,925	14,650,925
Nonvoting common stock, no par value, 5,000,000 shares authorized, no shares issued and outstanding	2,734,343	2,557,429
Accumulated deficit	(149,173,529)	(131,342,182)

	(131,788,261)	(114,133,828)
Less treasury stock, at cost (1,795,556 shares)	(2,100,000)	(2,100,000)

Total stockholders’ deficit	(133,888,261)	(116,233,828)

TOTAL	$45,235,458	$49,319,373

See notes to consolidated financial statements.

FMF-4

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001

	2003	2002	2001
NET REVENUES	$218,015,047	$223,512,843	$264,179,921
COST OF SALES	170,597,432	177,491,050	217,485,317

Gross margin	47,417,615	46,021,793	46,694,604
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	47,492,008	47,798,688	60,245,889
DEPRECIATION AND AMORTIZATION EXPENSE	5,297,625	5,075,883	9,917,951
IMPAIRMENTS OF LONG-LIVED ASSETS	791,653	592,610	18,231,434

(GAIN) LOSS ON DISPOSAL OF FIXED ASSETS AND INTANGIBLE ASSETS	(365,382)	(609,956)	287,772

OPERATING LOSS	(5,798,289)	(6,835,432)	(41,988,442)

OTHER INCOME (EXPENSE):
Interest expense	(7,199,746)	(4,025,584)	(4,442,743)
Interest income	69,966	12,618	259,870
Other income (expense)	753,954	1,442,899	(40,278)

Total other expense, net	(6,375,826)	(2,570,067)	(4,223,151)

LOSS BEFORE CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES	(12,174,115)	(9,405,499)	(46,211,593)
CUMULATIVE EFFECT OF ADOPTION OF SFAS No. 141 (Note 2)	—	209,870	—
CUMULATIVE EFFECT OF ADOPTION OF SFAS No. 142 (Note 2)	—	(920,028)	—

NET LOSS	(12,174,115)	(10,115,657)	(46,211,593)

PREFERRED STOCK DIVIDENDS	(5,657,232)	(5,657,227)	(5,623,764)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(17,831,347)	$(15,772,884)	$(51,475,357)

BASIC AND DILUTED LOSS PER SHARE:
Loss before cumulative effect of changes in accounting principles	$(9.22)	$(8.16)	$(26.66)
Adoption of SFAS No. 141	—	0.11	—
Adoption of SFAS No. 142	—	(0.48)	—

Net loss available to common stockholders	$(9.22)	$(8.53)	$(26.66)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and Diluted Shares	1,933,856	1,933,856	1,930,856

See notes to consolidated financial statements.

FMF-5

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001

	Voting Common Stock		Nonvoting Common Stock		Accumulated Deficit	Treasury Stock		Total Stockholders’ Deficit
	Stock	Amount	Shares	Amount		Shares	Amount
BALANCE—December 30, 2000	3,726,412	$14,627,352	—	$1,417,179	(64,148,295)	1,795,556	$(2,100,000)	$(50,203,764)
Net loss	—	—	—	—	(46,211,593)	—	—	(46,211,593)
Dividends accrued and accretion of issuance costs on Series A, B, D and E Redeemable Convertible Preferred Stock	—	—	—	—	(5,263,764)	—	—	(5,263,764)
Stock compensation	—	20,573	—	947,250	—	—	—	967,823

BALANCE—December 29, 2001	3,726,412	14,647,925	—	2,364,429	(115,623,652)	1,795,556	(2,100,000)	(100,711,298)
Net loss	—	—	—	—	(10,115,657)	—	—	(10,115,657)
Issuance of warrant	—	—	—	—	54,354	—	—	54,354
Exercise of stock options	3,000	3,000	—	—	—	—	—	3,000
Dividends accrued and accretion of issuance costs on Series A, B, D and E Redeemable Convertible Preferred Stock	—	—	—	—	(5,657,227)	—	—	(5,657,227)
Stock compensation	—	—	—	193,000	—	—	—	193,000

BALANCE—December 28, 2002	3,729,412	14,650,925	—	2,557,429	(131,342,182)	1,795,556	(2,100,000)	(116,233,828)
Net loss	—	—	—	—	(12,174,115)	—	—	(12,174,115)
Dividends accrued and accretion of issuance costs on Series A, B, D and E Redeemable Convertible Preferred Stock	—	—	—	—	(5,657,232)	—	—	(5,657,232)
Stock compensation	—	—	—	176,914	—	—	—	176,914

BALANCE—December 27, 2003	3,729,412	$14,650,925	—	$2,734,343	$(149,173,529)	1,795,556	$(2,100,000)	$(133,888,261)

See notes to consolidated financial statements.

FMF-6

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FISCAL YEARS ENDED DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001

	2003	2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,174,115)	$(10,115,657)	$(46,211,593)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,297,625	5,075,883	9,917,951
Stock compensation expense	176,914	193,000	967,823
Noncash interest expense	4,280,000	204,780	—
Impairments of long-lived assets	791,653	592,610	18,493,434
Amortization of deferred financing costs	377,796	459,121	377,320
(Benefit from) provision for contractual allowances and doubtful accounts	(1,383,149)	(2,139,372)	2,044,000
(Gain) loss on disposal of fixed assets and intangible assets	(365,382)	(609,956)	287,772
Cumulative effect of adoption of SFAS No. 142	—	920,028	—
Effect of changes in operating assets and liabilities:
Trade receivables	1,679,731	5,757,065	127,680
Inventories	188,046	3,492,304	1,655,303
Prepaid expenses and other current assets	(118,788)	(156,132)	(75,510)
Accounts payable	404,826	(3,518,107)	(3,489,512)
Accrued expenses	(500,126)	(1,306,800)	(3,151,638)
Other	615,977	(304,522)	290,223

Net cash used in operating activities	(728,992)	(1,455,755)	(18,766,747)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(1,336,906)	(1,158,657)	(1,845,714)
Proceeds from sale of prescription files, net	420,361	429,674	221,750
Payments for intangible assets	(213,161)	(109,000)	(50,000)

Net cash used in investing activities	(1,129,706)	(837,983)	(1,673,964)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan	—	4,000,000	—
Proceeds from convertible subordinated notes	4,000,000	—	—
Repayment of amounts outstanding on revolving credit facility, net	(1,176,616)	(692,775)	(4,122,912)
Repayment of other long-term debt, net	—	(31,048)	(67,914)
Repayment of obligations under capital leases	(193,720)	(712,612)	(988,319)
Payment of deferred financing costs	(96,401)	(587,911)	(235,950)
Proceeds from exercise of stock options	—	3,000	—
Proceeds from issuance of Series E Redeemable Convertible Preferred Stock	—	—	9,574,989

Net cash provided by financing activities	2,533,263	1,978,654	4,159,894

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	674,565	(315,084)	(16,280,817)
CASH AND CASH EQUIVALENTS—Beginning of fiscal year	632,529	947,613	17,228,430

CASH AND CASH EQUIVALENTS—End of fiscal year	$1,307,094	$632,529	$947,613

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION—Cash paid for:
Interest	$2,541,950	$3,827,475	$3,891,659

Equipment acquired under capital lease obligations	$—	$—	$35,212

See notes to consolidated financial statements.

FMF-7

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FISCAL YEARS ENDED

DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001

1. Business, Merger and Going Concern

Business—The accompanying consolidated financial statements include Familymeds Group, Inc. and its wholly-owned subsidiaries. Familymeds Group, Inc. and subsidiaries (collectively, the “Company”) are engaged in the sale and distribution of pharmacy products, vitamins, and other health and wellness products through retail pharmacies and integrated mail order and e-commerce distribution.

As of December 27, 2003, the Company owns or franchises pharmacy locations in 16 states. As of December 27, 2003, and December 28, 2002, there were 82 and 85 owned locations, respectively, and seven franchised locations for both years. The Company is not actively seeking to franchise additional locations.

Mail order and e-commerce operations encompass sales orders received through the mail, internet, phone and facsimile. The Company’s Internet site, www.familymeds.com, was launched in September 1999 and sells a broad array of prescriptions and health and beauty aid products.

Merger—On March 22, 2004, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DrugMax, Inc. (“DrugMax”). Under the terms of the Merger Agreement, on the effective date, the Company will be merged into DrugMax, which will be the surviving corporation in the merger (the “Merger”). The separate existence of the Company will cease and the name of the surviving corporation will be DrugMax. DrugMax will issue approximately 11.5 million shares of DrugMax common stock to certain common and preferred shareholders and noteholders of the Company. In addition, DrugMax will issue restricted stock to certain employees and directors of the Company. Collectively, such shares of common and restricted stock will represent approximately 60% of the total number of shares outstanding immediately after closing. The shares of DrugMax common stock will be issued to the Company’s shareholders, based on liquidation preferences (see Note 8) after consideration of a fixed number of 1,010,000 shares, which will be issued to the Company’s Chief Executive Officer in exchange for his 1,010,000 shares of Familymeds Group, Inc. common stock and $8 million of shares to be issued to certain noteholders. The Company will record a compensation charge when the 1,010,000 shares are issued, based upon the fair value of the shares at the time of issuance. The proposed transaction is subject to the approval of DrugMax and the Company’s shareholders. The Merger will be treated as a purchase of DrugMax by the Company for accounting purposes.

The Company’s senior collateralized revolving credit facility and term loan matures on August 31, 2004. Additionally, the Company incurred net losses of $12.2 million and $10.1 million for fiscal 2003 and 2002, respectively. As of December 27, 2003, the Company has a stockholders’ deficit of $133.9 million. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The Company believes that the Merger will enable the combined company to improve its purchasing power and increase revenues by leveraging the distribution platform of both companies. The Company believes the transaction will provide for immediate purchasing synergies. The Company is in discussions with several lenders regarding a senior collateralized credit facility for the combined companies. Management believes that with the purchasing synergies from the Merger, the effect of other cost cutting initiatives undertaken by the Company in 2004 and the expected new credit facility, that the Company will continue as a going concern. However, there is no assurance that adequate financing will be obtained or that the Merger will be consummated.

2. Summary of Significant Accounting Policies

Fiscal Year—The Company reports on a 52-53 week fiscal year. Fiscal years 2003, 2002 and 2001 each include 52 weeks.

FMF-8

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FISCAL YEARS ENDED

DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

Principles of Consolidation—The consolidated financial statements include the accounts of Familymeds Group, Inc. and its wholly-owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

Revenue Recognition—The Company derives its revenues primarily from its pharmacy retail operations. Revenues from pharmacy operations are comprised of both retail pharmacy sales in Company-owned locations and franchise revenues from franchised pharmacies. Revenues from pharmacy sales, net of contractual allowances from third-party payors, are recognized at the time of sale. Revenues from franchised and managed pharmacies represent franchise fees which are based on a percentage of the revenues of the franchised/managed pharmacy. The Company also derives revenues from the mail order and e-commerce operations which are recorded on a gross basis, are presented net of discounts and are recognized when products are shipped to customers.

The Company participates in various third-party provider networks and state Medicaid programs. Under a majority of these networks, revenue is adjudicated at the time of sale. However, for certain third-party providers and state Medicaid programs, revenue is reported at the estimated net realizable amount and adjusted in future periods as final settlements are determined.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of income and expenses during the reporting periods. Actual results could differ from those estimates. Management’s estimates relate primarily to determining the allowance for doubtful accounts and impairments of long-lived assets.

Cash and Cash Equivalents—The Company considers investments with original maturities of three months or less to be cash equivalents.

Inventories—Inventories consists of pharmaceuticals and other retail merchandise owned by the Company. Inventories are stated at the lower of cost (first-in, first-out method for pharmaceutical inventory and retail method for retail merchandise inventory) or market. Inventories are recorded net of a reserve for obsolescence of approximately $1,046,000 and $1,374,000 at December 27, 2003 and December 28, 2002, respectively.

Property and Equipment—Property and equipment are stated at cost less accumulated depreciation and amortization, which includes the amortization of assets recorded under capital leases. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets with a mid-month convention being applied to the first year assets are placed into service. Furniture and fixtures, computer equipment and software, excluding website software costs, are depreciated over estimated useful lives of five years. Capitalized website software costs are amortized over three years.

Leasehold improvements and equipment purchased under capital leases are amortized over the shorter of the useful life of the asset or the lease term. When fixed assets are retired or sold, the asset cost and related accumulated depreciation and amortization are eliminated and any resulting gain or loss is included in the consolidated statements of operations.

Intangible Assets—Prescription file intangible assets were recorded at fair value in connection with store acquisitions. The Company amortizes prescription files on a straight-line basis over an estimated useful life of seven years.

FMF-9

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FISCAL YEARS ENDED

DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

Goodwill, which represented the excess of the purchase price over the fair value of net assets acquired, was amortized on a straight-line basis over seven years through December 28, 2002. In June 2001, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 eliminated the pooling of interests method of accounting for acquisitions and also required any negative goodwill to be written off as of the date of adoption. SFAS No. 141 was effective for fiscal years beginning after December 15, 2001. In accordance with SFAS No. 141, the Company wrote-off unamortized negative goodwill of approximately $210,000 during fiscal 2002 as a cumulative effect of change in accounting principle. Upon adoption of SFAS No. 142 goodwill is no longer subject to amortization over its estimated useful life. Instead, SFAS No. 142 requires that goodwill be evaluated, at least annually, for impairment by applying a fair-value-based test and if impairment exists, a charge to earnings be recorded. The Company wrote-off the remaining amount of goodwill of approximately $920,000 upon the adoption of SFAS No. 142 in fiscal 2002 as a result of an impairment test conducted. The Company had no goodwill as of December 27, 2003 and December 28, 2002.

Noncompete agreements relate to agreements with former storeowners who sold their pharmacies to the Company. These agreements are amortized on a straight-line basis over the lives of the agreements, generally two to five years.

Royalty rights relate to the purchase of certain franchise license agreements and are amortized on a straight-line basis over an estimated life of 20 years.

Trademarks are amortized on a straight-line basis over their estimated life of 20 years.

Deferred financing costs are being amortized as interest expense on an effective yield basis over the terms of the related debt. Amortization of approximately $378,000, $459,000 and $377,000 for the fiscal years ended December 27, 2003, December 28, 2002, and December 29, 2001 respectively, was recorded as interest expense in the accompanying consolidated statements of operations.

Impairment of Long-Lived Assets—The Company reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the undiscounted expected future cash flows is less than the carrying amount of the related assets, the Company recognizes an impairment loss. Impairment losses are measured as the amount by which the carrying amount of the assets, including related intangible assets, exceeds the estimated future cash flows for the assets (see Note 4). For purposes of recognizing and measuring impairment of long-lived assets, the Company generally evaluates assets at the store level. The stores closed in fiscal 2003 did not meet the criteria to be classified as discontinued operations under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which was adopted by the Company in fiscal 2003, since the closed stores were located near other Company stores.

Store Opening and Closing Costs—Store opening costs are charged directly to expense when incurred. When the Company makes a decision to close a store, the estimated unrecoverable costs, including remaining lease obligations (net of estimated sublease rental income commencing in fiscal 2003 upon adoption of SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities), are charged to expense.

Concentration of Credit Risk—The Company’s receivables are principally from third-party insurance plans and state Medicaid programs (collectively, “Third-Party Customers”). The largest individual Third-Party Customer accounted for approximately 13%, 11% and 12% of revenue for the years ended December 27, 2003,

FMF-10

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FISCAL YEARS ENDED

DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

December 28, 2002 and December 29, 2001, respectively. Total gross trade receivables for this customer were $1,814,000 and $1,839,000 as of December 27, 2003 and December 28, 2002, respectively.

Advertising—Advertising costs are charged to expense as incurred and were approximately $1,892,000, $1,861,000 and $1,798,000 for the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, respectively.

Shipping and Handling Costs—Shipping and handling costs are included in selling, general and administrative expenses in the accompanying consolidated statements of operations. Shipping and handling costs were approximately $1,095,000, $1,087,000 and $1,707,000 for the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, respectively.

Income Taxes—The Company accounts for income taxes according to the provisions of SFAS No. 109, Accounting for Income Taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax effects attributable to operating loss carryforwards and to differences between the financial statement and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be reversed. Valuation allowances are established for deferred tax assets when realization is not likely.

Loss per Share—Basic loss per share represents loss available to stockholders divided by the weighted average number of common shares outstanding during the period. Common shares outstanding excludes shares in escrow (see Note 8). Diluted loss per share reflects additional common shares that would have been outstanding if potentially dilutive shares had been issued or earned, determined under the treasury stock method. During fiscal 2003, 2002 and 2001, options to purchase 1,032,675, 1,283,842 and 1,370,926 shares of common stock and all convertible preferred stock was excluded from the computation of loss per share since inclusion is antidilutive for all such periods.

Segments—During fiscal 2003 and 2002, the Company has operated as one business segment. During fiscal 2001, The Company operated as two business segments: retail segments and mail order/e-commerce. The segments are identifiable based on the types of products and their distribution channels. The company considered retail and mail order/e-commerce to be two distinct segments because the operating results of each are compiled, reviewed and managed separately (see Notes 4 and 14).

Stock-Based Compensation—The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“Opinion 25”), and its related interpretations in accounting for employee stock compensation and Emerging Issues Task Force (“EITF”) 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, to account for options issued to nonemployees.

Forfeitures are accounted for in the period the options are actually forfeited. Had compensation cost for the Company’s stock-based compensation plans been determined based on the fair value at the grant dates for awards

FMF-11

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FISCAL YEARS ENDED

DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

consistent with the method of SFAS No. 123, Accounting for Stock-Based Compensation, the Company’s net loss would have decreased (increased) to the pro forma amounts indicated below:

	Fiscal Year Ended
	December 27, 2003	December 28, 2002	December 29, 2001
Net loss available to common stockholders, as reported	$(17,831,347)	$(15,772,884)	$(51,475,357)
Effect of stock-based employee compensation expense determined under fair method valuation for all awards	44,676	(3,334)	(726,280)

Pro forma net loss available to common stockholders	$(17,786,671)	$(15,776,218)	$(52,201,637)

Basic and diluted net loss per share available to common stockholders:
As reported	$(9.22)	$(8.16)	$(26.66)
Pro forma	$(9.20)	$(8.16)	$(27.03)

The fair value of each option grant has been estimated for SFAS No. 123 purposes on the date of grant using the Black Scholes pricing model with the following assumptions:

Fiscal Year Ended
	December 27, 2003	December 28, 2002	December 29, 2001
Risk-free interest rate	2.62% – 5.71%	3.63% – 5.71%	4.40% – 6.11%
Expected life	3 years	3 years	3 years
Volatility	— %	— %	— %
Dividend yield	— %	— %	— %
Weighted average fair value of each option granted	$0.67	$0.67	$2.35

Reclassifications—Certain reclassifications have been made to prior year financial statements to conform with the current year presentation.

3. New Accounting Pronouncements

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities (“SFAS No. 149”), which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. The provisions of SFAS No. 149 are generally effective for contracts entered into or modified after June 30, 2003 and are to be applied prospectively. The adoption of this Statement did not have a material impact on the Company’s consolidated results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify certain financial instruments as a liability (or an asset in some circumstances). The scope of SFAS No. 150 includes financial instruments issued in the form of shares that are mandatorily redeemable and that

FMF-12

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FISCAL YEARS ENDED

DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

embody unconditional obligations requiring the issuer to redeem it by transferring its assets at a specified or determinable date or upon an event that is certain to occur. The SFAS has subsequently issued four staff positions which include FSP 150-1, Issuer’s Accounting for Freestanding Financial Instruments Composed of More Than One Option or Forward Contract Embodying Obligations under SFAS No. 150, FSP 150-2, Accounting for Mandatorily Redeemable Shares Requiring Redemption by Payment of an Amount that Differs from the Book Value of Those Shares, under SFAS No. 150, FSP 150-3, Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under SFAS No. 150 and FSP 150-4, Issuers’ Accounting for Employee Stock Ownership Plans under SFAS No. 150. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. As modified by FSP 150-3, mandatorily redeemable financial instruments of nonpublic entities are subject to the provision of SFAS No. 150 for the first fiscal period beginning after December 15, 2004. The Company is in the process of evaluating the impact of SFAS No. 150 upon adoption.

The Company adopted FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” effective December 29, 2002. This interpretation requires certain guarantees to be recorded at fair value as opposed to the current practice of recording a liability only when a loss is probable and reasonably estimable. It also requires a guarantor to make enhanced disclosures concerning guarantees, even when the likelihood of making any payments under the guarantee is remote. The adoption of this Statement did not have a material impact on the Company’s consolidated results of operations or financial position.

The Company adopted FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” effective December 29, 2002. This interpretation requires a company to consolidate variable interest entities (“VIE”) if the enterprise is a primary beneficiary (holds a majority of the variable interest) of the VIE and the VIE posseses specific characteristics. It also requires additional disclosures for parties involved with VIEs. The adoption of this Statement did not have a material impact on the Company’s consolidated results of operations or financial position.

The Company adopted FASB Interpretation No. (“FIN”) 46, (revised December 2003), “Consolidation of Variable Interest Entities,” effective December 24, 2003. This interpretation addresses how a business should evaluate controlling financial interest in an entity. FIN 46R replaces FASB Interpretation No. 46. The adoption of this Statement did not have a material impact on the Company’s consolidated results of operations or financial position.

4. Impairments Of Long-lived Assets

Stores—During the fiscal years ended December 27, 2003, December 28, 2002 and December 27, 2001, the Company approved the closure of five, 16 and 21 underperforming stores, respectively. As a result, the Company recorded impairments of long-lived assets of approximately $182,000, $170,000 and $2,746,000 in the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, respectively, primarily related to the prescription file intangible assets and equipment for these locations. Additionally, estimated lease obligations of approximately $180,000, $348,000 and $424,000 were accrued during the fiscal years ended December 27, 2003, December 28, 2002 and December 27, 2001, respectively and are included in write-downs of long-lived assets. During the year ended December 27, 2003, the Company had favorable settlements on lease obligations of $206,000.

FMF-13

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FISCAL YEARS ENDED

DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

The Company incurred impairment charges for prescription file intangible assets and property and equipment of approximately $635,000, $75,000 and $136,000 relating to underperforming and relocated stores during the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001.

Mail Order and e-Commerce Operations—In December 2001, the Company determined that certain assets of its mail order and e-commerce segment were impaired and the Company decided to close its automated distribution facility and to significantly decrease the operating capacity of the mail order and e-commerce business. The Company recorded an impairment charge of approximately $4,518,000 related to the long-lived assets of the mail order and e-commerce business during 2001.

Strategic Alliance Agreement with Investor (“Strategic Alliance Agreement”)—During 2001, the Company determined that the intangible asset related to a strategic alliance agreement with an investor was impaired (see Note 8). Therefore, the Company wrote-off the remaining unamortized asset of $10,407,000 during fiscal 2001.

5. Property And Equipment

Property and equipment consists of:

	December 27, 2003	December 28, 2002
Computer equipment and software	$7,848,973	$6,733,692
Furniture, fixtures and equipment	4,119,995	3,330,256
Leasehold improvements	2,282,819	1,742,675
Equipment under capital lease obligations	176,651	1,382,221

Total	14,428,438	13,188,844
Less accumulated depreciation and amortization	(9,639,706)	(7,400,820)

Property and equipment, net	$4,788,732	$5,788,024

Depreciation and amortization expense of the Company’s property and equipment was approximately $2,270,000, $2,182,000 and $3,603,000 for the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, respectively.

6. Intangible Assets

Other intangible assets consists of:

	December 27, 2003		December 28, 2002
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Prescription files	$19,025,178	$(12,262,725)	$19,619,279	$(9,512,433)
Noncompete agreements	899,131	(868,399)	900,395	(810,453)
Royalty rights	513,500	(179,725)	513,500	(154,050)
Trademarks	318,127	(59,864)	318,126	(43,958)
Other	158,912	(158,913)	—	—

	$20,914,848	$(13,529,626)	$21,351,300	$(10,520,894)

FMF-14

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FISCAL YEARS ENDED

DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

Amortization expense related to other intangible assets was approximately $3,027,000, $2,894,000 and $6,315,000 for the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, respectively.

Estimated future amortization expense for the succeeding five years is as follows:

Fiscal Year Ending	Amount
2004	$2,708,165
2005	2,397,645
2006	1,339,968
2007	286,056
2008	193,724

Total	$6,925,558

In accordance with SFAS No. 142, the Company discontinued the amortization of goodwill effective December 30, 2001. A reconciliation follows of the net loss reported in the accompanying consolidated statements of operations to the pro forma amounts adjusted for the exclusion of goodwill amortization. No tax benefit has been reflected in the pro forma adjustment since a valuation allowance is provided against the Company’s deferred tax asset. The pro forma results reflecting the exclusion of goodwill amortization have been prepared only to demonstrate the impact of goodwill amortization on net loss and are for comparative purposes only.

	2003	2002	2001
Net loss as reported	$(12,174,115)	$(10,115,657)	$(46,211,593)
Goodwill amortization	—	—	182,508

Adjusted net loss	$(12,174,115)	$(10,115,657)	$(46,029,085)
Preferred stock dividends	(5,657,232)	(5,657,227)	(5,263,764)

Adjusted net loss available to common stockholders	(17,831,347)	(15,772,884)	(51,292,849)

Basic and diluted loss per share:
Net loss available to common stockholders	(9.22)	(8.53)	(26.66)
Goodwill amortization	—	—	0.09

Adjusted net loss per share available to common stockholders	$(9.22)	$(8.53)	$(26.57)

7. Long-term Debt

Long-term debt consists of the following:

	2003	2002
GECC Agreement:
Revolver	$25,077,638	$26,050,459
Term loan	4,000,000	4,000,000
12% convertible subordinated notes	4,000,000	—
7% convertible subordinated debentures	—	4,800,000
9% subordinated promissory notes payable	4,618,690	—
Other	—	22,485

Total	37,696,328	34,872,944
Less current portion	(37,696,328)	(388,821)

Long-term debt, net of current portion	$—	$34,484,123

FMF-15

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FISCAL YEARS ENDED

DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

Senior Collateralized Revolving Credit Facility and Term Loan—On July 2, 1999, the Company entered into a $25,000,000 senior collateralized revolving credit facility (the “GECC Agreement”) with General Electric Capital Corporation (“GECC”). In November 2000, the facility was increased to $31,000,000. The facility matures on August 31, 2004. Available credit under the facility is based on eligible receivables, inventory and prescription files, as defined by the GECC Agreement. The facility is secured by all assets of the Company.

Interest is calculated at either the index rate (as defined) plus an applicable index margin (as defined) or, at the option of the Company, at an adjusted monthly LIBOR index rate plus an applicable LIBOR margin (as defined). The applicable index margin and applicable LIBOR margin may be adjusted prospectively as determined by the Company’s financial performance. As of December 27, 2003, the interest rates in effect were 5.56% and 7.25% for LIBOR and the index rate, respectively, and at December 28, 2002, the rates were 5.81% and 7.25%, respectively. Interest is payable monthly.

The GECC Agreement requires compliance with certain restrictive covenants including, but not limited to, minimum EBITDA, maximum capital expenditures, minimum net worth, minimum prescriptions filled, minimum inventory turnover, maximum trade receivable days sales outstanding and limitations on additional indebtedness.

In June 2001, the agreement was amended (the “June 2001 Waiver and Amendment Agreement “) The June 2001 Waiver and Amendment Agreement established a $4 million reserve against the borrowing availability (reducing the maximum availability on the revolver to $27,000,000) and new minimum EBITDA financial covenants beginning with the fiscal month of June 2001 and for each fiscal month through December 2001. The Company violated the EBITDA financial covenant requirements under the June 2001 Waiver and Amendment Agreement. On January 22, 2002, the Company obtained a waiver and amendment from GECC (the “January 2002 Waiver and Amendment”), which waived these violations and amended the GECC Agreement. The January 2002 Waiver and Amendment also provided for a minimum EBITDA financial covenant measured monthly and a term loan of $4,000,000. Interest on the term loan is payable monthly and is calculated as an adjusted monthly LIBOR index rate (as defined) plus an applicable LIBOR margin (as defined). Additional paid-in-kind interest at 7.00% per annum accrues on the term loan.

On August 19, 2002, the Company entered into an Amended and Restated Credit Agreement (the “August 2002 Amendment”) with GECC. The August 2002 Amendment increased the borrowing base by $5,100,000. There was no impact on the maximum availability on the revolver, which remained at $27,000,000. This amendment extended the maturity date of the revolver and the term loan to August 19, 2003.

On August 14, 2003, the maturity date of the revolver and term loan was extended to August 20, 2003. Later, the maturity date was further extended to September 26, 2003.

On September 24, 2003, the Company entered into a Waiver and First Amendment to the Amended and Restated Credit Agreement (the ”September 2003 Amendment”), which extended the maturity date of the revolver and term loan to April 21, 2004. The September 2003 Amendment also waived the violation of certain financial covenants in February 2003 and April through August 2003 as well as other events of default, changed covenant requirements through the maturity date of the agreement, and increased the interest rates on amounts outstanding by 25 basis points. Under the terms of the September 2003 Amendment, the Company was required to have a letter of intent(s) providing for new capital of not less than $11 million. Since a letter of intent was not obtained prior to January 31, 2004, the maximum availability of the revolver was reduced by $1,000,000 to $26,000,000. Subsequently on October 24, 2003, the Company entered into the Second Amendment (the

FMF-16

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FISCAL YEARS ENDED

DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

“October 2003 Amendment”) to the Amended and Restated Credit Agreement, which placed GECC approval requirements on future compensation increases to certain members of senior management.

As of December 27, 2003 and April 2, 2004, approximately $1,224,000 and $782,000, respectively were available for additional borrowings on the revolver.

On April 16, 2004, the Company entered into a Third Amendment to the Amended and Restated Credit Agreement (the ”April 2004 Amendment”), which extended the maturity date of the revolver and term loan to August 31, 2004. The April 2004 Amendment also waived the violation of certain financial covenants in fiscal 2003 and January and February 2004 and established new EBITDA covenants commencing in March 2004.

Convertible Subordinated Notes Payable and Guarantee—On August 19, 2002, the Company entered into a Capital Support and Subscription Agreement (the “Support Agreement”) with existing investors. Under the terms of the limited guarantee agreements, certain investors guaranteed $6 million of the Company’s indebtedness under the GECC Agreement (the “Guarantees”). Certain investors also committed to make $4 million available to the Company for working capital purposes. In exchange for the commitment and Guarantees, the Company issued warrants to purchase 438,249 shares of Series E Preferred Stock at an exercise price of $9.87 per share (see Note 8).

On January 23, 2003, the Company utilized the commitment and $4 million of 12% convertible subordinated promissory notes (the “Notes”) were issued by the Company. While these Notes accrue interest at a rate of 12% per annum, the Notes provide for aggregate interest of $4 million at maturity during fiscal 2003. Accordingly interest of $4 million was accrued during fiscal 2003. The Notes and Guarantee were scheduled to mature on August 19, 2003 but were extended to April 21, 2004 and then to August 31, 2004. The principal balance of the Notes will be converted into shares of the Company’s preferred stock that are sold in an offering of at least $10 million in the event of a qualified offering. The conversion shall be at the price per share paid by the investors in the offering.

In connection with the Merger, the Notes are to be converted into DrugMax common stock valued at $8 million and the warrants to purchase 438,249 shares of Series E Preferred Stock will be exercised.

Convertible Subordinated Debentures—On October 29, 1999, the Company issued $4,800,000 of 7% subordinated convertible debentures (the “Debentures”) in connection with an acquisition. The entire principal amount of the Debentures was originally due in full on October 29, 2003. In September 2003, the Company entered into the First Amendment to the Convertible Subordinated Debentures (the “Promissory Notes”) of the same principal amount. The Promissory Notes bear interest at 9% per annum and are payable in equal monthly installments of principal and interest of approximately $219,000 until October 30, 2004 at which time a balloon payment of approximately $2.5 million is due. The Promissory Notes contain certain covenants, none of which are more restrictive than those contained in the GECC Agreement. In consideration of the Debenture holders signing the Promissory Notes, the Company issued the holders warrants to purchase 492,306 shares of the Company’s nonvoting common stock at an exercise price of $9.75 per share. These warrants have no value ascribed to them using the Black-Scholes model. The Promissory Notes are subordinated to other obligations of the Company.

8. Capital Stock

Series E Redeemable Convertible Preferred Stock—On June 22, 2001, the Company issued to existing investors 988,441 shares of Series E Redeemable Convertible Preferred Stock (“Series E Preferred Stock”) at a

FMF-17

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FISCAL YEARS ENDED

DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

purchase price of $9.87 per share for aggregate proceeds of $9,755,913. In connection with this transaction, the Company incurred $180,924 of professional fees and closing costs, which were offset against the proceeds in the accompanying consolidated balance sheets. The carrying amount of the Series E Preferred Stock is increased by periodic accretion, using the effective interest method, with charges to accumulated deficit so that the carrying amount will equal the mandatory redemption amount, including accrued but unpaid dividends, at the mandatory redemption date. For the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, $44,308, $44,308 and $22,154, respectively, of expenses were accreted.

The Series E Preferred Stock is convertible into common stock at any time and shall automatically convert into common stock upon the closing of an initial public offering. The Series E Preferred Stock accrues dividends at 8% per annum, is senior to all other classes of stock and has certain special voting rights. Upon a liquidation event, Series E preferred shareholders are entitled to receive the greater of the value of two times the liquidated value plus accrued dividends or the amount received on an “as converted” basis. The holders have the right to require the Company to redeem the Series E Preferred Stock in August 2005. As of December 27, 2003 and December 28, 2002, cumulative Series E Preferred Stock dividends in arrears amounted to $1,962,023 and $1,170,710, respectively, which are included in the carrying value of the Series E Preferred Stock.

Should the Company merge or consolidate into or with another corporation, sell substantially all of the assets or more than 50% of the capital of the Company, each holder of preferred stock (Series A, B, C, D and E) is entitled to receive the greater of the pro rata share of the Company as if converted or an amount equal to their liquidation preference.

In exchange for the commitment and funding of the Notes (see Note 7), the Company issued warrants to purchase 438,249 shares of Series E Preferred Stock at an exercise price of $9.87 per share. The warrants expire on January 20, 2010. The fair value of the warrants as of the date of issuance was $54,354 using the Black-Scholes model. The fair value of the warrants was recorded as a deferred financing cost and is being amortized over the term of the commitment and Guarantee as interest expense.

Series D Redeemable Convertible Preferred Stock—In July 2000, the Company issued to an investor group 1,542,188 shares of Series D Redeemable Convertible Preferred Stock (“Series D Preferred Stock”), with a par value of $0.01 at a purchase price of $18.37 per share for gross proceeds of $28,330,000. In connection with this transaction, the Company incurred approximately $1,843,000 of professional fees and closing costs, which were offset against the proceeds in the accompanying consolidated balance sheets. The carrying amount of the Series D Preferred Stock is increased by periodic accretion, using the effective interest method, with charges to accumulated deficit, so that the carrying amount will equal the mandatory redemption amount, including accrued but unpaid dividends, at the mandatory redemption date. For each of the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, $364,252 of expenses were accreted.

The Series D Preferred Stock is convertible into common stock at any time and shall automatically convert into common stock upon the closing of an initial public offering with gross proceeds of at least $30,000,000. The Series D Preferred Stock accrues dividends at 8% per annum, has certain special voting rights and has an initial liquidation value of $18.37 per share. Due to the absence of certain events, including an underwritten public offering of the Company’s stock, not occurring within 18 months the Series D Preferred Stock shareholders’ conversion price was adjusted. The adjusted conversion price entitles such shareholder to the number of common shares issuable upon conversion of the Series D to be 1.2 times the shareholder’s original investment amount. Additionally, in the event of an underwritten public offering, dividends will become payable in cash.

FMF-18

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FISCAL YEARS ENDED

DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

In connection with the Series D Preferred Stock issuance, $10,000,000 convertible promissory notes issued in March 2000 were converted into Series D Preferred Stock in fiscal 2000 at $17.45 per share. Upon conversion, the noteholders received 573,017 shares of Series D Preferred Stock and exercised the nondetachable warrants for an additional 102,564 shares of Series D Preferred Stock at a price of $9.75 per share for $1,000,000.

As of December 27, 2003 and December 28, 2002, cumulative Series D Preferred Stock dividends in arrears were $11,026,960 and $7,876,462, respectively, which are included in the carrying value of the Series D Preferred Stock. Upon liquidation or redemption, the Series D Preferred Stock shareholders are entitled to the liquidation value, including any unpaid dividends.

The holders have the right to require the Company to redeem the Series D Preferred Stock in August 2005.

Series C Convertible Preferred Stock—On May 14, 1999, the Company issued to an investor group 2,564,102 shares of Series C Convertible Preferred Stock (“Series C Preferred Stock”), with a par value of $0.01 at a purchase price of $9.75 per share for aggregate proceeds of $25,000,000. In connection with this transaction, the Company incurred $344,475 of professional fees and closing costs, which were offset against the proceeds in the accompanying consolidated balance sheets.

The Series C Preferred Stock shareholders are entitled to convert each share of Series C Preferred Stock into that number of fully paid and nonassessable shares of common stock as is determined by dividing the initial conversion price of $9.75 by the conversion price in effect at the time of conversion. The conversion rate is subject to adjustment for the effects of dilution. Additionally, the Series C Preferred Stock is convertible into common stock at any time and shall automatically convert into common stock upon the occurrence of an initial public offering at a price per share that implies that the Company has a pre-money value of at least $100,000,000 and where the aggregate proceeds to the Company are at least $30,000,000.

The Series C Preferred Stock shareholders are entitled to certain special voting rights, preferential liquidation rights (initial liquidation value of $9.75 per share) and anti-dilutive provisions. Dividends will not accrue on the Series C Preferred Stock, but shareholders will participate in any cash dividend or other asset distribution declared on the common stock on an as-converted basis.

Series B Redeemable Convertible Preferred Stock—On June 8, 1998, the Company issued to an investor group 2,042,105 shares of Series B Redeemable Convertible Preferred Stock (“Series B Preferred Stock”), with a par value of $0.01 at a purchase price of $4.75 per share for aggregate proceeds of $9,700,000. In connection with this transaction, the Company incurred approximately $225,000 of professional fees and closing costs, which were offset against the proceeds in the accompanying consolidated balance sheets. The carrying amount of the Series B Preferred Stock is increased by periodic accretion, using the effective interest method, with charges to accumulated deficit so that the carrying amount will equal the mandatory redemption amount, including accrued but unpaid dividends, at the mandatory redemption date. For each of the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, $33,017 of expenses were accreted.

The Series B Preferred Stock accrues dividends at an annual rate of 8% of liquidation value, as defined, with an initial liquidation value of $4.75 per share. Concurrent with the Series C Convertible Preferred Stock issuance, the conversion price of the Series B Preferred Stock was adjusted to $5.22 per share and the existing 2,042,105 Series B Preferred Stock shares were exchanged for 1,858,239 shares of Series B Preferred Stock with a liquidation value of $5.22 per share. As of December 27, 2003 and December 28, 2002, cumulative Series B Preferred Stock dividends in arrears amounted to $4,308,510 and $3,532,511, respectively, which are included in

FMF-19

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FISCAL YEARS ENDED

DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

the carrying value of the Series B Preferred Stock. Upon liquidation or redemption, the Series B Preferred Stock shareholders are entitled to the liquidation value, plus accrued but unpaid dividends. Under certain liquidation circumstances, the cumulative unpaid dividend is increased to a rate of 12% of liquidation value.

The Series B Preferred Stock shareholders are entitled to convert each share of Series B Preferred Stock into that number of fully-paid and nonassessable shares of common stock determined by dividing the initial conversion price of $5.22 by the conversion price in effect at the time of conversion. The conversion rate is subject to adjustment for the effects of dilution. Additionally, the Company has the option to convert each share of Series B Preferred Stock into common stock upon the occurrence of an initial public offering with aggregate gross proceeds to the Company of at least $15,000,000 and at a price per share of at least three times the then conversion price. Upon such conversion, all accrued dividends will be canceled.

The holders of Series B Preferred Stock, subject to the consent of both the Series C and Series D Preferred Stock shareholders, also have the right to require the Company to redeem 25% of the Series B Preferred Stock outstanding immediately prior to the fifth anniversary of the Series B Preferred Stock issuance and on the sixth, seventh and eighth anniversaries. No redemptions were requested as of December 27, 2003. The Series B Preferred Stock shareholders are entitled to certain special voting rights, registration rights and anti-dilutive provisions.

Series A Redeemable Convertible Preferred Stock—On December 18, 1996, the Company issued to an investor group 900,000 shares of Series A Redeemable Convertible Preferred Stock (“Series A Preferred Stock”) with a par value of $0.01 at a purchase price of $5.55 per share for aggregate proceeds of approximately $5,000,000. In connection with this transaction, the Company incurred approximately $189,000 of professional fees and closing costs, which were offset against the proceeds in the accompanying consolidated balance sheets. The carrying amount of the Series A Preferred Stock is increased by periodic accretion, using the effective interest method, with charges to accumulated deficit so that the carrying amount will equal the mandatory redemption amount, including accrued but unpaid dividends, at the mandatory redemption date. For the years ended December 27, 2003, December 28, 2002 and December 29, 2001, respectively, $0, $0 and $18,910 were accreted.

Conversion and dividend features are calculated in the same manner as the Series B Preferred Stock with the exception of the following:

•	Series A Preferred Stock initial conversion price was $5.55 per share; and

•	Series A Preferred Stock liquidation value was adjusted from $5.55 per share to $3.795 per share in conjunction with the Series B Preferred Stock issuance.

To redeem a Series A Preferred Stock shareholder in 1998, the Company purchased 468,406 shares of Series A Preferred Stock for $1,749,337. As of December 27, 2003 and December 28, 2002, cumulative Series A Preferred Stock dividends in arrears amounted to $2,810,830 and $2,410,870, respectively, which are included in the carrying value of the Series A Preferred Stock. Voting rights, redemption rights, registration rights and anti-dilutive provisions are identical to Series B Preferred Stock shares.

Common Stock—In July 2000, the Company entered into a five-year Strategic Alliance Agreement with an investor (“Investor”). Concurrently, the Investor purchased 653,239 shares of Series D Preferred Stock of the 1,542,188 shares sold to an investor group as described above. Terms of the Strategic Alliance Agreement provided for the establishment of an internet pharmacy, maintained and endorsed by the Investor. The Company

FMF-20

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FISCAL YEARS ENDED

DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

developed over-the-counter (“OTC”) pharmacy content, which was embedded into the website, and acted as the preferred OTC pharmacy fulfillment vendor for the Investor.

In accordance with the Strategic Alliance Agreement, the Company issued 781,425 shares of its common stock at $18.37 per share to the Investor upon execution of the Strategic Alliance Agreement. The $14,354,777 was recorded as an intangible asset and was being amortized over a five-year period using the straight-line method. During 2001, the Company determined that the intangible asset was not realizable and wrote-off the remaining unamortized asset of $10,407,000. In addition, the Company placed in escrow 2,115,789 shares of its common stock, of which 1,633,098 of such shares are to be released from escrow to the Investor upon achievement of certain performance criteria. In the event of an initial public offering, or in certain other circumstances, the Investor is entitled to receive from escrow 156,285 shares of the Company’s common stock. Additionally, in the event of an initial public offering, or certain other circumstances, the remaining 326,406 shares of common stock in escrow may be released based upon meeting the performance criteria referred to above. The Company believes that 1,001, 567 and 413 of the performance shares were earned for the years ended December 27, 2003, December 28, 2002 and December 29, 2001, respectively. In July 2005, any unearned shares will be released from escrow under the terms of the Strategic Alliance Agreement.

As of December 27, 2003, 10,341,783 and 1,923,458 shares of the Company’s voting and nonvoting common stock, respectively, were held in reserve for issuance in connection with the conversion privileges of the Series A, B, C, D and E Preferred Stock, convertible debentures and for exercise or issuance of common stock options.

9. Employee Benefits

The Company has a 401(k) defined contribution plan that covers the Company’s eligible full-time employees. During fiscal 2003 the Company elected to contribute 50% of an employee’s pre-tax contribution up to a maximum of 4% of an employee’s eligible compensation. During fiscal 2002, the Company elected to contribute 100% of an employee’s pre-tax contribution up to a maximum of 2% of the employee’s eligible compensation. During fiscal 2001, the Company elected to contribute 100% of an employee’s pre-tax contribution up to a maximum of 4% of the employee’s eligible compensation. During the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, the Company contributed approximately $367,000, $459,000 and $926,000, respectively, to the plan.

10. Income Taxes

The Company incurred net operating losses for the fiscal years ended December 27, 2003, December 28, 2002 and December 27, 2001. Accordingly, no provision for income taxes has been recorded. The following is a summary of deferred income taxes:

	December 27, 2003	December 28, 2002
Gross deferred tax assets	$46,529,330	$41,645,492
Less valuation allowance	(46,529,330)	(41,645,492)

Total deferred tax assets, net	—	—
Deferred tax liabilities	—	—

Net deferred tax asset	$—	$—

FMF-21

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FISCAL YEARS ENDED

DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

A valuation allowance has been established for the net deferred tax asset which, based upon available evidence, will likely not be realized.

The components of deferred income taxes at December 27, 2003 and December 28, 2002 are as follows:

	December 27, 2003		December 28, 2002
	Deferred Tax		Deferred Tax
	Assets	Liabilities	Assets	Liabilities
Trade receivables	$669,962	$—	$1,382,000	$—
Inventory	407,779	—	335,551	—
Accrued expenses	623,774	—	1,085,926	—
Property and equipment	150,000	—	177,479	—
Intangible assets	6,997,903	—	5,724,769	—
Tax effect of net operating loss carryforwards	37,679,912	—	32,932,087	—
Other	—	—	7,680	—

		—
Total	$46,529,330	$—	$41,645,492	$—

Following is a reconciliation of the statutory income tax rate to the effective income tax rate for the fiscal years ended December 27, 2003 and December 28, 2002:

	Fiscal Year Ended
	December 27, 2003	December 28, 2002
Statutory rate	(34)%	(34)%
State income tax rate benefit, net of federal effect	(5)%	(4)%
Change in valuation allowance	39%	38%

Effective tax rate	—%	—%

At December 27, 2003, the Company had net operating loss carryforwards (“NOL’s”) for federal and state income tax purposes of approximately $103.4 million and $50.7 million, respectively, that are available, other than as described below, to offset future taxable income and expire from 2016 through 2019. As a result of changes in the Company’s ownership, usage of the Company’s NOL’s is limited. The Company is in the process of quantifying the amount of the limitation; however, the amount of NOL’s that may not be available for usage is estimated at approximately $50 million. The Company is also in the process of determining the amount of NOL’s available for utilization on an annual basis as a result of the ownership changes. Additionally, if the Merger is consummated, it may further reduce the amount of NOL’s available in total and on an annual basis.

11. Stock Options

As of January 1, 1998, the Company adopted its 1998 Non-Qualified Stock Option Plan. The plan was amended July 1, 1999, and the Company’s 1999 Non-Qualified Stock Option Plan (“the 1999 Non-Qualified Stock Option Plan”) was adopted. As of December 27, 2003, 516,377 shares of common stock were reserved for issuance under the 1999 Non-Qualified Stock Option Plan and 412,750 shares were available for grant. The majority of options issued under the 1999 Non-Qualified Stock Option Plan vest evenly over a three-year period and expire after five years.

FMF-22

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FISCAL YEARS ENDED

DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

On April 25, 2000, the Company adopted its 2000 Stock Option Plan (“the 2000 Plan”). Options may be granted under the 2000 Plan to employees, directors or consultants. As of December 27, 2003, 1,055,000 shares of nonvoting common stock were reserved for issuance under the 2000 Plan and 592,083 shares were available for grant. Terms of awards are to be determined by the Compensation Committee of the Board of Directors.

Stock option activity for both plans is as follows:

	Number of Shares	Weighted Average Exercise Price
Shares under option at December 28, 2000	947,425	$8.09
Granted	499,500	2.50
Forfeited	(75,999)	11.29

Shares under option at December 29, 2001	1,370,926	5.88
Granted	403,000	1.00
Forfeited	(247,084)	7.29
Cancelled	(240,000)	9.75
Exercised	(3,000)	1.00

Shares under option at December 28, 2002	1,283,842	3.75
Granted	5,000	1.00
Forfeited	(62,167)	0.42
Cancelled	(2,750)	1.00
Expired	(191,250)	1.00

Shares under option at December 27, 2003	1,032,675	3.71

Shares exercisable at December 27, 2003	957,592

As of December 27, 2003, 16% and 84% of the options outstanding were for voting and nonvoting common stock, respectively. The following table summarizes information about stock options outstanding at December 27, 2003:

		Options Outstanding		Options Exercisable
Exercise Price	Number Outstanding at December 27, 2003	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at December 27, 2003	Weighted Average Exercise Price
$ 0.01	61,175	4.5	$ 0.01	61,175	$ 0.01
1.00	385,833	4.0	1.00	334,500	1.00
2.50	348,417	3.9	2.50	324,667	2.50
5.22	76,500	0.4	5.22	76,500	5.22
9.75	82,000	0.9	9.75	82,000	9.75
15.37	78,750	1.8	15.37	78,750	15.37

	1,032,675			957,592

The weighted average contractual life of options outstanding at December 27, 2003 was 3.31 years.

FMF-23

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FISCAL YEARS ENDED

DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

In connection with the Series B Preferred Stock sale (see Note 8), the Company’s President received options to purchase 61,175 shares of the Company’s common stock. These options were fully vested as of December 26, 1998. The options are exercisable at $0.01 per share only upon his termination of employment, a sale or merger of the Company, or an initial public offering.

During the fiscal years ended December 27, 2003, December 28, 2002 and December 27, 2001, approximately $177,000, $193,000 and $968,000 of compensation expense related to options granted in prior years at exercise prices less than the then fair value was recorded.

12. Related Party Transactions

The Arrow Employee Benefit Trust (the “Trust”) was created to purchase group medical insurance for the Company, franchisees and certain affiliates. The Board of Trustees of the Trust is composed of certain officers of the Company along with certain franchisees. The Company paid approximately $3,164,000, $2,966,000 and $3,843,000 in insurance premiums and administrative fees to the Trust in the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, respectively.

13. Commitments And Contingencies

Operating Leases—The Company leases its headquarter office space under an operating lease expiring in 2005 with a renewal option through 2006. The Company also leases space for its operating pharmacies, vehicles, furniture and fixtures and office equipment under various operating leases. Certain leases include renewal options. Rent expense on these operating leases was approximately $3,328,000, $3,167,000 and $3,087,000 for the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001, respectively.

Minimum lease payments under these leases are as follows, excluding renewal options:

Fiscal Years
2004	$2,682,323
2005	2,088,917
2006	1,812,790
2007	1,117,037
2008	598,511
Thereafter	571,476

$8,871,054

Capital Lease Obligations—Future minimum lease payments under capital leases at December 27, 2003 are as follows:

2004	$47,200
2005	35,400

Total minimum obligations	82,600
Less amount representing interest	8,457

Present value of net minimum obligations	74,143
Less current portion	40,456

Long-term obligation	$33,687

FMF-24

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FISCAL YEARS ENDED

DECEMBER 27, 2003, DECEMBER 28, 2002 AND DECEMBER 29, 2001—(Continued)

Other Commitments and Contingencies—Under a wholesale supply agreement with AmeriSource Bergen, the Company is required to purchase a minimum of 90% of its pharmaceuticals from AmeriSource Bergen. In connection with the agreement, AmeriSource Bergen agreed to provide up to $19.5 million of trade credit, including $7 million of extended trade credit to the Company at 9% interest per annum. The agreement with AmeriSource Bergen expires in May 2006. As of December 27, 2003, no amount was outstanding on the extended credit arrangement.

The Company is subject to litigation and claims arising in the ordinary course of business. While the final outcomes of the litigation and claims cannot be determined with certainty, management believes they will not have a material adverse effect on the Company’s consolidated results of operations or financial position.

14. Segment Information

During the year ended, December 29, 2001, the Company operated as two business segments: retail stores and mail order/e-commerce (“E-Commerce”). As discussed in Note 4, in December 2001, the Company decided to close its automated distribution facility and to significantly decrease the operating capacity of the mail order and e-commerce business. Subsequent to fiscal 2001, the Company has operated as one business segment. Following is selected financial information by segment for the year ended December 29, 2001 (in thousands):

Retail—As of December 27, 2003, the Company owns or franchises pharmacy locations in 16 states. As of December 27, 2003, and December 28, 2002, there were 82 and 85 owned locations, respectively, and seven franchised locations for both years.

Mail order and e-commerce—The Company’s mail order and e-commerce operations encompass sales orders received through the mail, internet, phone and facsimile. The Company’s Internet site, www.familymeds.com, was launched in September 1999 and sells a broad array of prescriptions and health and beauty aid products.

	Retail Stores	E-Commerce	Total
Net revenues	$223,023	$41,157	$264,180
Gross margin	45,667	1,028	46,695
Selling, general and administrative expenses	42,494	8,647	51,141
Operating income (loss) excluding corporate overhead of $37,542	3,173	(7,619)	(4,446)

Management of the Company did not allocate or review corporate overhead, including interest, depreciation and amortization, by segment. Management did not use Balance Sheet data to manage these segments.

* * * * * *

FMF-25

Appendix B

Amended and Restated Articles of Incorporation

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

FAMILYMEDS GROUP, INC.

AND

DRUGMAX, INC.

Dated as of March 19, 2004

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER is made and entered into as of March 19, 2004 (this “Agreement”), by and among DrugMax, Inc., a Nevada corporation (the “Company”), Familymeds Group, Inc., a Connecticut Company (the “Acquired Corporation”), and, to the extent specifically provided herein, Jugal K. Taneja (“Mr. Taneja”), an individual with an address of 25400 US Highway 19 North, Suite 137, Clearwater, Florida 33763 and Edgardo A. Mercadante (“Mr. Mercadante”), an individual with an address of 312 Farmington Avenue, Farmington, Connecticut 06032.

WHEREAS, Acquired Corporation wishes to merge with and into the Company (the “Merger”) in accordance with the applicable provisions of the Connecticut Business Corporation Act (“CBCA”) and the Nevada Revised Statutes, Chapter 92A (“NRS”);

WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.1 THE MERGER. Subject to the terms and conditions of this Agreement, on the Effective Date (as defined in Section 1.2), Acquired Corporation shall merge with and into the Company in accordance with the CBCA and NRS, the separate corporate existence of Acquired Corporation shall cease, and the Company shall continue as the surviving corporation in the Merger. The Company, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.” The name of the Surviving Corporation shall continue to be DrugMax, Inc.

Section 1.2 EFFECTIVE DATE. On the Effective Date (as defined below), the Acquired Corporation and the Company shall cause the Merger to be consummated by filing a duly executed and delivered certificate of merger as required by the CBCA and NRS (the “Certificate of Merger”) with the Secretaries of State of the states of Connecticut and Nevada, in such form as required by, and executed in accordance with the relevant provisions of, the CBCA and NRS. The later of the date and time that the Certificate of Merger is accepted by the Secretaries of State of the states of Connecticut and Nevada, or such other date and time as the Acquired Corporation and the Company shall specify in the Certificate of Merger, shall be hereinafter referred to as the “Effective Date.”

Section 1.3 EFFECT OF THE MERGER. On the Effective Date, the effect of the Merger shall be as provided in this Agreement and the Certificate of Merger and Section 92.250 of the NRS. In addition, on the Effective Date, all rights, franchises and interests of Acquired Corporation and the Company, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Surviving Corporation by virtue of the Merger without any deed or other transfer.

Section 1.4 CERTIFICATE OF INCORPORATION. On and after the Effective Date, the Certificate of Incorporation of the Company (the “Company Charter”), in the form attached as Exhibit 1.4 hereto, shall be the Certificate of Incorporation of the Surviving Corporation, until amended in accordance with the NRS.

Section 1.5 BY-LAWS OF THE SURVIVING CORPORATION. On and after the Effective Date, the By-Laws of the Company (the “Company By-Laws”), in the form attached as Exhibit 1.5 hereto, shall be the By-Laws of the Surviving Corporation, until amended in accordance with the Certificate of Incorporation of the Surviving Corporation and the NRS.

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Section 1.6 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

(a) Mr. Taneja, Mr. William LaGamba (“Mr. LaGamba”), Mr. Mercadante, Dr. Philip Gerbino, Martin Sperber, Peter Grua and Laura Witt shall be elected in connection with the Merger as the initial directors of the Surviving Corporation and shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law. Mr. Taneja and Mr. Mercadante shall be elected Co-Chairs of the Board of Directors.

(b) The initial officers (the “Officers”) of the Surviving Corporation elected in connection with the Merger shall be:

Mr. Mercadante	–	Chief Executive Officer
Mr. LaGamba	–	Chief Operating Officer and President
Dale Ribaudo	–	Chief Financial Officer and Senior Vice President, and Treasurer
Allison Kiene	–	Secretary

and the foregoing shall hold office while employed by the Surviving Corporation from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

Section 1.7 CLOSING. Subject to the provisions of this Agreement, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m. Eastern Time, at the offices of Shumaker, Loop & Kendrick, LLP, on a date to be specified by Acquired Corporation and the Company which shall be no later than the fifth business day after satisfaction or waiver of each of the conditions set forth in Article VII (other than the delivery of items to be delivered at Closing and other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing) or on such other date and such other time and place as Acquired Corporation and the Company shall agree.

Section 1.8 TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Acquired Corporation and the Company shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Date, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company or Acquired Corporation, the officers and directors of the Company and Acquired Corporation immediately prior to the Effective Date are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action.

Section 1.9 MATERIAL ADVERSE EFFECT.

(a) The term “Company Material Adverse Effect” means any change, effect or circumstance that, individually or when taken together with all other such similar or related changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, (i) is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) materially adversely affects the ability of the Company to consummate the transactions contemplated hereby; PROVIDED, HOWEVER, that no change, effect or circumstance to the extent resulting from any of the following shall be deemed to constitute, in and of itself, a Company Material Adverse Effect, nor shall it be taken into consideration when determining whether there has occurred a Company Material Adverse Effect: (A) general market, economic or political conditions affecting the industries in which the Company participates, provided that such change, effect or circumstance does not have a substantially disproportionate adverse impact on the Company and its Subsidiaries, taken as a whole; (B) compliance

2

with the terms and conditions of this Agreement, the transactions contemplated by this Agreement or the pendency or announcement of this Agreement or the transactions contemplated by this Agreement; (C) any litigation brought or threatened by stockholders of the Company (whether on behalf of the Company or otherwise) arising out of or in connection with the announcement of this Agreement or the consummation of the Merger; (D) any decrease in the market price or trading volume of the Company’s publicly traded common stock; (E) the Company’s failure to meet published industry analyst expectations; or (F) any change in applicable accounting requirements or principles, or applicable laws, rules or regulations which occurs or becomes effective after the date of this Agreement.

(b) The term “Acquired Corporation Material Adverse Effect” means any change, effect or circumstance that, individually or when taken together with all other such similar or related changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Acquired Corporation Material Adverse Effect, (i) is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, financial condition or results of operations of the Acquired Corporation and its Subsidiaries, taken as a whole, or (ii) materially adversely affects the ability of the Acquired Corporation to consummate the transactions contemplated hereby; PROVIDED, HOWEVER, that no change, effect or circumstance to the extent resulting from any of the following shall be deemed to constitute, in and of itself, an Acquired Corporation Material Adverse Effect, nor shall it be taken into consideration when determining whether there has occurred an Acquired Corporation Material Adverse Effect: (A) general market, economic or political conditions affecting the industries in which the Acquired Corporation participates, provided that such change, effect or circumstance does not have a substantially disproportionate adverse impact on the Acquired Corporation and its Subsidiaries, taken as a whole; (B) compliance with the terms and conditions of this Agreement, the transactions contemplated by this Agreement or the pendency or announcement of this Agreement or the transactions contemplated by this Agreement; (C) any litigation brought or threatened by stockholders of the Acquired Corporation (whether on behalf of the Acquired Corporation or otherwise) arising out of or in connection with the announcement of this Agreement or the consummation of the Merger; (D) the Company’s failure to meet published industry analyst expectations; or (E) any change in applicable accounting requirements or principles, or applicable laws, rules or regulations which occurs or becomes effective after the date of this Agreement.

ARTICLE II

CONVERSION AND EXCHANGE OF SECURITIES

Assuming that immediately prior to the Effective Date 8,185,642 shares of the common stock, par value $.001 per share, of the Company (“Company Common Stock”) are issued and outstanding, then, upon the consummation of the Merger, the stockholders of the Company immediately prior to the Merger (assuming that none of those stockholders dissent from the Merger) shall own approximately 38%, and the stockholders of the Acquired Corporation (assuming that none of those stockholders dissent from the Merger) (the “Acquired Corporation Stockholders”) and the Employees (as defined below) shall jointly own approximately 62%, of the 21,530,405 shares of Company Common Stock to be issued and outstanding immediately after the Merger, assuming the vesting and exercise of all Management Stock and Options (as defined below), which ownership structure shall be effected as follows:

Section 2.1 CONVERSION OF CAPITAL STOCK.

(a) Company Common Stock. The shares of Company Common Stock issued and outstanding immediately before the Effective Date shall continue to be issued and outstanding shares of the Surviving Corporation after the Effective Date.

(b) Acquired Corporation Stock. On the Effective Date, each share of Acquired Corporation Stock (as defined below) and each Series E Warrant outstanding and held of record by the Acquired Corporation

3

Stockholders shall be converted by operation of law and without any action by any holder thereof into the right to receive (i) shares of Company Common Stock in the amounts and pursuant to the ratios set forth in Exhibit 2.1(b), which exhibit is to be delivered and updated by the Acquired Corporation on or prior to the Closing Date and attached hereto and made a part hereof (the “Stock Consideration”), and (ii) a Warrant (as defined below) to purchase Company Common Stock in the amounts set forth in Exhibit 2.1(c) and as further contemplated by Section 2.1(c) below. As set forth in Exhibit 2.1(b), the aggregate number of shares to be issued to the Acquired Corporation Stockholders pursuant to the foregoing sentence is 11,480,507. The various ratios set forth in Exhibit 2.1(b) that are used to calculate the Stock Consideration for each separate class of Acquired Corporation Stock are hereinafter referred to as the “Exchange Ratios.” The Warrants combined with the Stock Consideration are referred to as the “Merger Consideration.” All shares of Acquired Corporation Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive holder’s respective portion of the Merger Consideration pursuant to this Section 2.1. As set forth in Exhibit 2.1(b), on the Effective Date, all notes issued by Acquired Corporation to its stockholders, including the holders of its 12% Convertible Subordinated Promissory Notes dated January 21, 2003, shall be canceled by allocating a portion of the Merger Consideration to such stockholders in full satisfaction of such notes.

(c) Warrants. At the Closing, the number of shares of Company Common Stock subject to outstanding options and warrants with an exercise price below the ten-day weighted average (as calculated below) of the Company Common Stock (collectively, whether options or warrants, the “in the Money Options”), and the average exercise price (the “Average Exercise Price”) and average remaining duration (the “Average Remaining Duration”) of the in the Money Options, shall be ascertained. On the Effective Date, the Company shall issue to the Acquired Corporation Stockholders, as part of the Merger consideration, warrants, in the form attached hereto as Exhibit 2.1(d) (the “Warrants”), to purchase, at the Average Exercise Price and with the Average Remaining Duration, a total of twice the number of shares as the holders of the in the Money Options are entitled to purchase pursuant to the in the Money Options. The total number of Warrants shall be allocated amongst the Acquired Corporation Stockholders as set forth in Exhibit 2.1(c). For the purposes of this Section 2.1(c), the ten-day weighted average shall be determined by (i) multiplying the closing bid price for the Company Common Stock, as reported by the Nasdaq, for each of the ten trading days immediately prior to the Effective Date by the volume of shares traded during the corresponding day, (ii) adding the result of each such daily calculation, (iii) dividing such sum by ten (10) and (iv) dividing such quotient by the average daily number of shares traded during such ten-day period. It is understood that the Warrants are being issued as a form of one-time anti-dilution protection for the recipients of the Stock Consideration and that no further or additional pre-emptive or anti-dilution rights attach to the Stock Consideration or the Warrants.

(d) Acquired Corporation Options. Any and all options, warrants or other rights to purchase any shares of Acquired Corporation Stock shall immediately terminate on the Effective Date and shall not be converted into the right to purchase Company Common Stock. On or before the Closing, the Acquired Corporation shall use its best efforts to deliver to the Company, in a form reasonably acceptable to the Company, written evidence executed by the holders of any such options, warrants or other rights to purchase Acquired Corporation Stock terminating such options, warrants and rights and agreeing to hold the Company harmless with respect thereto; provided, however, that the Acquired Corporation shall not be required to terminate prior to the Effective Date options to purchase an aggregate of no more than 50,000 shares of Acquired Corporation Common Stock held by employees other than the executive officers or directors of Acquired Corporation if the Acquired Corporation is unable to obtain such remaining terminations prior to the Effective Date. Edgardo A. Mercadante, Dale Ribaudo and James Beaumariage, on a pro rata basis on behalf of the Acquired Corporation, agree to deliver to the Company 50,000 shares of the Company’s Common Stock held by them to satisfy any claims that might arise from former holders of options, warrants or other rights to purchase Acquired Corporation Stock which were not terminated prior to the Effective Date.

4

Section 2.2 EMPLOYEE SHARES. On the Effective Date, the Company shall enter into employment agreements and/or stock option agreements with the employees listed on Exhibit 2.2 (the “Employees”) upon terms acceptable to such employees and the independent directors of the Company, and, in connection therewith and pursuant to the terms of their respective employment agreements and/or stock option agreements, the Company shall issue a combination of restricted stock and employee stock options to such Employees in the amounts and as set forth in Exhibit 2.2 (collectively, the “Management Shares and Options”). Such options and restricted stock shall entitle the Employees to a total of 1,864,256 shares of Company Common Stock assuming the vesting and exercise of all of the Management Shares and Options. All of the options to be granted pursuant hereto shall be subject to the terms of stock option agreements acceptable to the Company’s independent directors; provided, however, that the exercise price of the vested options to be issued in accordance with Exhibit 2.2 shall be the lower of fair market value on the date of issuance or Three Dollars and Fifty Cents ($3.50) per share; provided, further, that in the event that the issuance of the Management Shares and Options shall result as of the Effective Date in an expense to the Company in excess of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00), the exercise price of the vested options to be issued to the Employees shall be adjusted to fair market value pro rata to the extent necessary to eliminate such excess. Promptly after the Effective Date, Surviving Corporation shall amend its existing Form S-8 registration statement, as previously filed with the United States Securities and Exchange Commission (the “SEC”), as necessary to register the issuance of the shares of Company Common Stock to be issued pursuant to such options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as such options remain outstanding.

Section 2.3 REGISTRATION. Neither the shares of Company Common Stock to be issued to the Acquired Corporation Stockholders nor the Management Shares and Options shall at Closing be registered with the SEC. However, the Company shall register the shares of Company Common Stock to be issued to the Acquired Corporation Stockholders pursuant to the terms of the Registration Rights and Lockup Agreement attached hereto as Exhibit 2.3 (the “Lock Up Agreement”).

Section 2.4 EFFECT OF POSSIBLE TRANSACTION. In the event that the Company, prior to the Effective Date, issues any Company Common Stock to any third party in a transaction approved by the boards of directors of the Company and Acquired Corporation, in accordance with state and federal securities laws, the parties agree that the number of shares to be issued to the Acquired Corporation Stockholders, the Management Shares and Options and the Exchange Ratios shall not be adjusted, but that instead the Acquired Corporation Stockholders and the Employees shall continue to receive the same number of shares, restricted stock and options that they would have been entitled to receive had the sales of stock not taken place.

Section 2.5 FRACTIONAL SHARES. No fractional shares of Company Common Stock shall be issued as part of the Stock Consideration, and each holder of shares of Acquired Corporation Stock having a fractional interest arising upon the conversion of such shares into shares of Company Common Stock shall, at the time of surrender of the certificates previously representing Acquired Corporation Stock, be paid by the Company an amount in cash equal to the market value of such fractional share based upon the closing bid price of the Company Common Stock on the last trading day immediately prior to the Effective Date.

Section 2.6 ADJUSTMENTS. In the event that prior to the Effective Date Company Common Stock shall be changed into a different number of shares or a different class of shares by reason of any recapitalization or reclassification, stock dividend, combination, stock split, or reverse stock split of the Company Common Stock, an appropriate and proportionate adjustment shall be made in the number of shares of Company Common Stock and Warrants into which the Acquired Corporation Stock shall be converted.

Section 2.7. SURRENDER OF ACQUIRED CORPORATION STOCK. After the Effective Date, each holder of an outstanding certificate or certificates which prior thereto represented shares of Acquired Corporation Stock, Series E Warrants and 12% Convertible Subordinated Promissory Notes dated January 21, 2003, who is entitled to receive the Merger Consideration shall be entitled, upon surrender to the Company of their certificate

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or certificates representing such Acquired Corporation securities (or an affidavit or affirmation by such holder of the loss, theft, or destruction of such certificate or certificates in such form as the Company may reasonably require and, if the Company reasonably requires, a bond of indemnity in form and amount, and issued by such sureties, as the Company may reasonably require), to receive in exchange therefore the Merger Consideration, with the Stock Consideration being in the form of a certificate or certificates representing the number of whole shares of Company Common Stock into and for which the shares of Acquired Corporation Stock or other Acquired Corporation securities so surrendered shall have been converted, and the Warrant being in the form attached hereto as Exhibit 2.1(d), such certificates to be of such denominations and registered in such names as such holder may reasonably request. Until so surrendered and exchanged, each such outstanding certificate which, prior to the Effective Date, represented shares of Acquired Corporation Stock or other Acquired Corporation securities and which is to be converted into the Merger Consideration shall for all purposes evidence the right to receive the Merger Consideration into and for which such shares shall have been so converted, except that no dividends or other distributions with respect to such Company Common Stock shall be made until the certificates previously representing shares of Acquired Corporation Stock or other Acquired Corporation securities shall have been properly tendered. Once so surrendered and exchanged, the Company shall cause its transfer agent to promptly issue the certificates to which the shareholders are entitled.

Section 2.8 DISSENTING SHARES.

(a) Anything in this Agreement to the contrary notwithstanding, the holders of shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Date and which are held by shareholders of the Company who have the right to dissent with respect to the Merger pursuant to Section 92A.380 et. seq. of the NRS (“Dissenting Shares”) shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of the NCA, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost such right under the NCA. If any such holder of Dissenting Shares shall have failed to perfect or shall effectively withdrawn or lost such right, such holder’s shares of Company Common Stock shall thereupon be retained by such holder without interest thereon.

(b) Anything in this Agreement to the contrary notwithstanding, any shareholder of Acquired Corporation who shall not have voted in favor of this Agreement and who has complied with the applicable procedures set forth in the CBCA, relating to rights of dissenting shareholders, shall be entitled to receive payment for the fair value of his Acquired Corporation Stock. If after the Effective Date a dissenting shareholder of Acquired Corporation fails to perfect, or effectively withdraws or loses his right to appraisal and payment for his shares of Acquired Corporation Stock, the Company shall issue and deliver the Merger Consideration to which such holder of shares of Acquired Corporation Stock is entitled under Section 2.1 (without interest) upon surrender by such holder of the certificate or certificates representing shares of Acquired Corporation Stock held by him or her.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to Acquired Corporation that, except as set forth in the written disclosure schedule prepared by the Company which is dated as of the date of this Agreement and arranged in sections corresponding to the numbered and lettered sections contained in this Article III and was previously delivered to Acquired Corporation in connection herewith (the “Disclosure Schedule”) (disclosure in any section of the Disclosure Schedule qualifying the corresponding section in this Article III and other sections of this Article III to the extent such disclosure reasonably appears to be applicable to such sections):

Section 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted or presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly

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qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Company Material Adverse Effect. A true, complete and correct list of all of the Company’s Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary, the authorized capitalization of each Subsidiary, and the percentage of each Subsidiary’s outstanding capital stock owned by the Company or another Subsidiary or affiliate of the Company (excluding nominal qualifying directors’ share ownership information relating to the Company’s Subsidiaries), is set forth in Section 3.1 of the Disclosure Schedule. Except as set forth in such Section 3.1 of the Disclosure Schedule, the Company directly or indirectly owns one hundred percent (100%) of the capital stock of each Subsidiary. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity, other than a Subsidiary disclosed in such Section 3.1, excluding securities in any publicly traded company held for investment by the Company and comprising less than one percent of the outstanding stock of such company.

Section 3.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore made available to Acquired Corporation a true, complete and correct copy of its Amended and Restated Certificate of Incorporation, as amended to date (the “Company Charter”), and Amended and Restated By-Laws, as amended to date (the “Company By-Laws”), and has furnished to Acquired Corporation true, complete and correct copies of the charter and By-Laws (or equivalent organizational documents), each as amended to date, of each of its Subsidiaries (the “Subsidiary Documents”). The Company Charter, Company By-Laws and the Subsidiary Documents are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter or Company By-Laws and the Company’s Subsidiaries are not in violation of any of the provisions of their respective Subsidiary Documents.

Section 3.3 CAPITALIZATION.

(a) The authorized capital stock of the Company consists of 24,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock. As of March 17, 2004, (i) 8,185,642 shares of Company Common Stock are issued and outstanding; (ii) 2,083,901 shares of Company Common Stock are reserved for issuance upon exercise of options and warrants; (iii) no shares of Company Common Stock are issued and held in the treasury of the Company; and (iv) no shares of preferred stock are or have been issued or outstanding nor have the rights of such preferred stock been defined nor has the issuance of such preferred stock ever been authorized. The aggregate number of shares of Company Common Stock subject to Company Stock Options as defined in subsection (b) below is 1,933,901. The aggregate number of shares of Company Common Stock subject to warrants or other rights as described in subsection (c) below is 150,000.

(b) Section 3.3(b) of the Disclosure Schedule sets forth a true, complete and correct list of all persons who, as of the date hereof held outstanding options to purchase shares of Company Common Stock (the “Company Stock Options”), indicating, with respect to each Company Stock Option then outstanding, the number of shares of Company Common Stock subject to such Company Stock Option, the relationship of the holder of such Company Stock Option to the Company, and the exercise price, date of grant, vesting schedule and expiration date thereof, including the extent to which any vesting had occurred as of the date of this Agreement and whether (and to what extent) the vesting of such Company Stock Option will be accelerated in any way by the consummation of the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following or in connection with the consummation of the Merger. The Company has made available to Acquired Corporation true, complete and correct copies of all Company Stock Option plans (the “Company Stock Plans”) and the forms of all stock option agreements evidencing outstanding Company Stock Options. No consent of any holder of Company Stock Options is required in connection with this Agreement or the Merger.

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(c) Except as described in Section 3.3(a) of this Agreement or as set forth in Section 3.3(b) of the Disclosure Schedule, no capital stock of the Company or any of its Subsidiaries or any security convertible or exchangeable into or exercisable for such capital stock, is issued, reserved for issuance or outstanding as of the date of this Agreement. Except as described in Section 3.3(a) of this Agreement or as set forth in Section 3.3(b) of the Disclosure Schedule, there are no options, preemptive rights, warrants, calls, rights, commitments, agreements, arrangements or understandings of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment, agreement, arrangement or understanding. Except as set forth in Section 3.3(c) of the Disclosure Schedule, there are no stockholder agreements, voting trusts, proxies or other similar agreements, arrangements or understandings to which the Company or any of its Subsidiaries is a party, or by which it or they are bound, obligating the Company or any of its Subsidiaries with respect to any shares of capital stock of the Company or any of its Subsidiaries. There are no rights or obligations, contingent or otherwise (including rights of first refusal in favor of the Company), of the Company or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. There are no registration rights or other agreements, arrangements or understandings to which the Company or any of its Subsidiaries is a party, or by which it or they are bound, obligating the Company or any of its Subsidiaries with respect to any shares of Company Common Stock or shares of capital stock of any such Subsidiary.

(d) All outstanding shares of the Company’s capital stock are, and all shares of Company Common Stock reserved for issuance as specified above shall be, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of the NRS, the Company Charter or the Company By-Laws or any agreement to which the Company is a party or otherwise bound. None of the outstanding shares of the Company’s capital stock have been issued in violation of any federal or state securities laws. No material change in the Company’s capitalization has occurred since December 31, 2002. All of the outstanding shares of capital stock of each of the Company’s Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares (other than directors’ qualifying shares in the case of foreign Subsidiaries) are owned by the Company or a Subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever (collectively, “Liens”). There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of the Company or any of its Subsidiaries.

(e) The Company Common Stock constitutes the only class of securities of the Company or its Subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 3.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and each instrument required hereby to be executed and delivered at the Closing by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Acquired Corporation, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

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Section 3.5 ANTI-TAKEOVER STATUTE NOT APPLICABLE. No “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each a “Takeover Statute”) under the laws of the State of Nevada or the State of Florida is applicable to the Company, the shares of Company Common Stock, the Merger or any of the other transactions contemplated by this Agreement.

Section 3.6 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as disclosed in Section 3.6 of the Disclosure Schedule:

(a) Other than leases listed in Section 3.15 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any agreements, contracts or commitments which (i) require payment by the Company or any of its Subsidiaries in excess of $100,000 or (ii) require the making of any charitable contribution in excess of $50,000;

(b) No purchase contracts or purchase commitments of the Company or any of its Subsidiaries have a duration in excess of the normal, ordinary and usual requirements of the business of the Company or its Subsidiary, as applicable;

(c) There are no outstanding sales contracts or sales commitments of the Company or any of its Subsidiaries which have a duration in excess of the normal, ordinary and usual practices of the business of the Company, and there are no outstanding contracts, bids or sales or service proposals quoting prices or terms which would not reasonably be expected to result in a normal profit;

(d) Except for (i) nondisclosure agreements entered into in the ordinary course; (ii) agreements for the trial, evaluation, purchase, sale, license, distribution, maintenance or support of Company products entered into in the ordinary course; (iii) agreements which require payment by or to the Company or any of its Subsidiaries not in excess of $100,000; (iv) agreements which do not provide for any term extension or expansion of the rights granted with respect to the Intellectual Property owned by the Company as a result of the Merger; or (v) real property leases, licenses or other occupancy agreements (collectively, “Real Property Leases”) for individual properties listed in Section 3.15 of the Disclosure Schedule comprising less than 5,000 square feet, there are no contracts or agreements of the Company or any of its Subsidiaries which do not expire or which the Company may not terminate within one year after the date of this Agreement or which may be renewed at the option of any person other than the Company so as to expire more than one year after the date of this Agreement;

(e) Except for (i) nondisclosure agreements entered into in the ordinary course or (ii) agreements for the trial, evaluation, purchase, sale, license, distribution, maintenance or support of Company products entered into in the ordinary course, neither the Company nor any of its Subsidiaries has (A) any contracts or agreements with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers which require payment by or to the Company or any of its Subsidiaries in excess of $100,000 and which are not cancelable by it on notice of not longer than thirty days and without liability, penalty or premium or (B) any contracts, agreements or arrangements providing for the payment of any bonus or commission based on sales or earnings, in each case where the cost to the Company will exceed $100,000;

(f) Neither the Company nor any of its Subsidiaries is in default, nor is there any known basis for any valid claim of default, under any contract made or obligation owed by it, except for such defaults that would not reasonably be likely to have, in the aggregate, a Company Material Adverse Effect;

(g) Neither the Company nor any of its Subsidiaries has any employee to whom it is paying compensation at the annual rate of more than $100,000;

(h) Neither the Company nor any of its Subsidiaries is restricted by agreement from carrying on its business in any material respect anywhere in the world by any agreement under which the Company (i) is restricted from selling, licensing or otherwise distributing any of its technology or products or providing services to customers or potential customers or any class of customers, including resellers or other distributors, in any geographic area, during any period of time, or in segment of any market or line of

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business; (ii) is required to give favored pricing to any customers or potential customers or any class of customers (that is, required to give pricing to such customers or potential customers or classes of customers that is at least as good or better to that offered to others) or to provide exclusive or favored access to any product features, excluding exclusive customizations, to any customers or potential customers or any class of customers (it being understood that agreements to provide updates, enhancements or new versions as they become available shall not be considered “favorable access,” nor shall agreements to provide alpha, beta or other similar restricted release versions of products); (iii) has agreed to purchase a material minimum amount of goods or services; or (iv) has agreed to purchase goods or services exclusively from a certain party;

(i) Neither the Company nor any of its Subsidiaries is under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, resellers, retailers or other customers, except for such obligations or liabilities that would not reasonably be likely to have, in the aggregate, a Company Material Adverse Effect;

(j) Neither the Company nor any of its Subsidiaries has any debt obligation for borrowed money (other than capital leases), including guarantees of or agreements to acquire any such debt obligation of others (other than guarantees by the Company of obligations of its Subsidiaries);

(k) The Company and its Subsidiaries do not have contracts for capital expenditures exceeding $1,000,000 in the aggregate;

(l) Neither the Company nor any of its Subsidiaries has any contract, agreement or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business;

(m) Neither the Company nor any of its Subsidiaries has any contract, agreement or commitment for the purchase of any ownership interest in any corporation, partnership, joint venture or other business enterprise;

(n) Neither the Company nor any of its Subsidiaries has any outstanding loan (other than any loan for employee relocation or any loan not in excess of $50,000) to any person other than to the Company or a wholly owned Subsidiary of the Company in an amount that exceeds $50,000;

(o) Neither the Company nor any of its Subsidiaries has any power of attorney outstanding or any material obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor (other than guarantees by the Company of obligations of its Subsidiaries), surety, co-signer, endorser or co-maker in respect of any obligation of any person, corporation, partnership, joint venture, association, organization or other entity, or any capital maintenance, keep-well or similar agreements or arrangements;

(p) Neither the Company nor any of its Subsidiaries has any agreements, contracts or arrangements containing any provision requiring the Company to indemnify another party (excluding indemnities contained in agreements for the trial, evaluation, purchase, sale, distribution, maintenance, support or license of products entered into in the ordinary course of business consistent with past practice and in any Real Property Leases) or, other than in the case of settlement agreements entered into prior to the date of this Agreement with current or former officers or employees of the Company in their individual capacity, containing any covenant not to bring legal action against any third party;

(q) The Company has made available to Acquired Corporation true, complete and correct copies of each contract listed in Section 3.6 of the Disclosure Schedule (collectively, the “Material Contracts”); and

(r) (i) Neither the Company nor any of its Subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any Material Contract, which breach or default remains uncured, (ii) to the Company’s knowledge, no other party to any Material Contract has breached or is in default of any of its obligations thereunder, which breach or default remains uncured, (iii) each Material Contract is in full force and effect and (iv) each Material Contract is a legal, valid and binding obligation of the Company or its Subsidiary and each of the other parties thereto, enforceable in accordance with its terms.

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(s) Without limitation of any other provision of this Agreement, in connection with its acquisitions of or mergers with other companies in the five (5) years preceding the date hereof: the Company or a Subsidiary took title, by acquisition or merger, to the assets, and only to those defined liabilities, described in the acquisition or merger documentation and its title to the assets has not been challenged; no other party to any acquisition agreement or merger has claimed breach or indemnification; and each acquisition or merger agreement remains fully enforceable in accordance with its terms except for provisions not surviving such agreement by its terms or the effect of the statute of limitations.

(t) The Company’s agreements with River Road Real Estate LLC, Becan Development LLC, Advanced Pharmacy, Inc., Professional Pharmacy Solutions, LLC and all other agreements between the Company and any affiliate are on fair market value terms reflective of an arm’s-length transaction.

(u) There is no written agreement of the Company with Professional Pharmacy Solutions, LLC and its orders and those of Advanced Pharmacy, Inc. have been and will be handled in the ordinary course and will not be below market. There is no current agreement between the Company and Dynamic Health Products, Inc. or Innovative Companies, Inc.

Section 3.7 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

(a) The execution and delivery by the Company of this Agreement do not, the execution and delivery by the Company of any instrument required hereby to be executed and delivered by the Company at the Closing will not, and the performance of its agreements and obligations under this Agreement by the Company will not, (i) conflict with or violate the Company Charter or Company By-Laws or any Subsidiary Documents, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company’s or any of its Subsidiaries’ rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, payment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected, or (iv) give rise to or result in any person having, or having the right to exercise, any pre-emptive rights, rights of first refusal, rights to acquire or similar rights with respect to any capital stock of the Company or any of its Subsidiaries or any of their respective assets or properties, other than, in the case of (iii) above, such breaches, defaults, impairments, rights of termination, amendment, acceleration or cancellation, or Liens that would not be reasonably expected to have, in the aggregate, a Company Material Adverse Effect.

(b) The execution and delivery by the Company of this Agreement do not, the execution and delivery by the Company of any instrument required hereby to be executed and delivered by the Company at the Closing will not, and the performance of its agreements and obligations under this Agreement by the Company will not, require any consent, approval, order, license, authorization, registration, declaration or permit of, or filing with or notification to, any court, arbitrational tribunal, administrative or regulatory agency or commission or other governmental authority or instrumentality (whether domestic or foreign, a “Governmental Entity”), except (i) as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) such consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings, and notifications as may be required under applicable U.S. federal and state securities laws, (iii) the filing of the Certificate of Merger or other documents as required by the NRS and the CBCA, and (iv) such other consents, approvals, orders, registrations, declarations, permits, filings and notifications which, if not obtained or made, could not reasonably be expected to have a material adverse effect.

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Section 3.8 COMPLIANCE; PERMITS.

(a) (i) To the best of the Company’s knowledge, the Company and its Subsidiaries are and have been in material compliance with and are not in material default or violation of (and have not received any notice of material non-compliance, default or violation with respect to) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any of their respective properties is bound or affected (and the Company is not aware of any such material non-compliance, default or violation thereunder), including but not limited to: employment, labor, health and safety, including, but not limited to all United States Food and Drug Administration guidelines and OSHA regulations in connection with any oxygen filling stations, storage, distribution or sale by the Company or any Subsidiary, Medicare/Medicaid fraud and abuse and environmental laws.

(ii) To the best of the Company’s knowledge, the Company and its Subsidiaries are and have been in material compliance with all other laws, statutes, ordinances, orders, rules, regulations, policies and guidelines promulgated, and all judgments, decisions and orders entered, by any Federal, state, local or foreign court or governmental authority or instrumentality which are applicable or relate to the business or properties of the Company or any Subsidiary, including, without limitation, health and healthcare industry regulations, third-party reimbursement laws (including Medicare and Medicaid), Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Americans with Disabilities Act of 1990, the Controlled Substances Act, the Federal Food, Drug and Cosmetic Act (as amended by the Prescription Drug Marketing Act of 1987) and the Health Insurance Portability & Accountability Act of 1996 as amended.

(iii) To the best of the Company’s knowledge, neither the Company nor any Subsidiary thereof nor the officers, directors, employees or agents of any of them, have engaged in any activities which are in violation of Medicare, Medicaid or any other “State Health Care Program” (as defined in Section 1128(h) of the Social Security Act (“SSA”)) or “Federal Health Care Program” (as defined in SSA Section 1128B(f)) under § 1320a–7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the Code, the federal Civilian Health and Medical Plan of the Uniformed Services (“CHAMPUS”) statute, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or which are prohibited by any private accrediting organization from which the Company or any Subsidiary seeks accreditation or by generally recognized professional standards of care or conduct, including but not limited to the following activities: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; or (iii) presenting or causing to be presented a claim for reimbursement under CHAMPUS, Medicare, Medicaid or any other State Health Care Program of Federal Health Care Program that is (A) for an item or service that the person presenting or causing to be presented knows or should know was not provided as claimed, (B) for an item or service and the person presenting knows or should know that the claim is false or fraudulent, (C) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind in return for referring, or to induce the referral of, an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare, Medicaid, or any other State Health Care Program or Federal Health Care Program, or in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease, or order, or any good, facility, service, or item for which payment may be made in whole or in part by CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program certification, or (D) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) or a material fact with respect to the conditions or operations of a facility in

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order that the facility may qualify for CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program certification, or information required to be provided under SSA § 1124A.

(b) The Company and its Subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, authorizations, registrations, orders and other approvals from Governmental Entities that are material to the operation of the business of the Company and its Subsidiaries taken as a whole as currently conducted (collectively, the “Company Permits”). The Company Permits are in full force and effect, have not been violated in any material respect and, to the best knowledge of the Company, no suspension, revocation or cancellation thereof has been threatened, and there is no action, proceeding or investigation pending or, to the Company’s knowledge, threatened, seeking the suspension, revocation or cancellation of any Company Permits. No Company Permit shall cease to be effective as a result of the consummation of the transactions contemplated by this Agreement.

(c) Except as set forth in Section 3.8(c) to the Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the best knowledge of the Company:

(i) all necessary clearances or approvals from Governmental Entities for all drug and device products which are manufactured and/or sold by the Company and its Subsidiaries have been obtained and the Company and its Subsidiaries are in substantial compliance with the most current form of each applicable clearance or approval with respect to the manufacture, storage, distribution, promotion and sale by the Company and its Subsidiaries of such products;

(ii) none of the Company, its Subsidiaries, or any of their officers, employees or agents (during the term of such person’s employment by the Company or any of its Subsidiaries or while acting as an agent of the Company or any of its Subsidiaries, or, to the knowledge of the Company, prior to such employment) has made any untrue statement of a material fact or fraudulent statement to the Food and Drug Administration (“FDA”), the U.S. Nuclear Regulatory Commission (the “NRC”) or any similar Governmental Entities, failed to disclose a material fact required to be disclosed to the FDA, NRC or similar Governmental Entities, or committed an act, made a statement or failed to make a statement that would reasonably be expected to provide a basis for the FDA, NRC or similar Governmental Entities to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” or similar governmental policy, rule, regulation or law;

(iii) as to each article of drug, device, cosmetic or vitamin manufactured (directly or indirectly) and/or distributed by the Company and its Subsidiaries, such article is not adulterated or misbranded within the meaning of the Food, Drug and Cosmetic Act or any similar governmental act or law of any jurisdiction; and

(iv) none of the Company, its Subsidiaries or any of their officers, or to the knowledge of the Company, employees or agents (during the term of such person’s employment by the Company or any of its Subsidiaries or while acting as an agent of the Company or any of its Subsidiaries, or, to the knowledge of the Company, prior to such employment), has been convicted of any crime or engaged in any conduct for which debarment or similar punishment is mandated or permitted by any applicable law.

(d) The offer, sale and all other actions by the Company, its Subsidiaries and their officers, employees and agents in connection with its private placement of 1,000,000 shares of Company Common Stock closed on March 17, 2004, and any sale or sales under Section 2.4, have been, are and shall be (i) in full compliance with all federal and state securities laws, rules and regulations, including without limitation, those governing registration of securities and the offer and sale of securities; and (ii) done with full disclosure to the buyers of all material facts concerning the Merger, and without any untrue statements or omission to state a material fact necessary to make the statements made to the buyers, in light of the circumstances in which they were made, not misleading.

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Section 3.9 SEC FILINGS; FINANCIAL STATEMENTS.

(a) The Company has timely filed and made available to Acquired Corporation all forms, reports, schedules, statements and other documents, including any exhibits thereto (collectively, the “Company SEC Reports”), required to be filed by the Company with the SEC. The Company SEC Reports, including all forms, reports and documents filed by the Company with the SEC after the date hereof and prior to the Effective Date, (i) were and, in the case of Company SEC Reports filed after the date hereof, will be prepared in all material respects in accordance with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, as the case may be, and the rules and regulations thereunder, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), and in the case of such forms, reports and documents filed by the Company with the SEC after the date of this Agreement, will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in light of the circumstances under which they were and will be made, not misleading. None of the Company’s Subsidiaries is required to file any forms, reports, schedules, statements or other documents with the SEC. The Company’s restatement of its financial statements for 2001 and 2002 and the fiscal quarter ended June 30, 2002 was acceptable to the SEC.

(b) Each of the consolidated financial statements (including, in each case, any related notes and schedules), contained in the Company SEC Reports, including any Company SEC Reports filed after the date of this Agreement, complied or will comply, as of its respective date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) (except as may be indicated in the notes thereto) applied on a consistent basis throughout the periods involved and fairly presented in all material respects or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that any unaudited interim financial statements are subject to normal and recurring year-end adjustments which have not been and are not expected to be material in amount, individually or in the aggregate. The unaudited balance sheet of the Company contained in the Company SEC Report on Form 10-Q for the fiscal quarter ended December 31, 2003 is referred to herein as the “Company Balance Sheet.”

(c) The chief executive officer and chief financial officer of the Company have made all certifications required by, and would be able to make such certifications as of the date hereof and as of the Effective Date as if required to be made as of such dates pursuant to, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the SEC, and the statements contained in any such certifications are complete and correct; and the Company is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of The Nasdaq Small-Cap Market.

Section 3.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Company Balance Sheet, the Company has conducted its business in the ordinary course consistent with past practice and, since such date, there has not occurred: (i) any change, development, event or other circumstance, situation or state of affairs that has had or would reasonably be expected to have a Company Material Adverse Effect; (ii) any amendments to or changes in the Company Charter or Company By-Laws; (iii) any damage to, destruction or loss of any asset of the Company or any of its Subsidiaries (whether or not covered by insurance) that could reasonably be expected to have a Company Material Adverse Effect; (iv) any change by the Company in its accounting methods, principles or practices; (v) any revaluation by the Company of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice, in terms of both frequency and amount, and in any event in excess of $100,000; (vi) except as set forth in Section 3.10 of the Disclosure Schedule, any sale of a material amount of assets (tangible or intangible) of the Company; or (vii) any other action or event that would have required the consent of Acquired Corporation pursuant to Section 5.1 had such action or event occurred after the date of this Agreement.

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Section 3.11 NO UNDISCLOSED LIABILITIES.

(a) Except as reflected in the Company Balance Sheet, neither the Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto, other than (i) any liabilities and obligations incurred since December 31, 2003 in the ordinary course of business consistent with past practice, (ii) any liabilities or obligations incurred in connection with the transactions contemplated by this Agreement and (iii) liabilities that, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar contract (including any contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) where the purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving the Company or any of its Subsidiaries in the Company’s consolidated financial statements.

(c) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any tax shelter arrangement as described in Internal Revenue Service final regulations (T.D. 9046).

Section 3.12 ABSENCE OF LITIGATION; INVESTIGATIONS. Except as set forth in Section 3.12 of the Disclosure Schedule:

There are no material claims, actions, suits, proceedings or, to the knowledge of the Company, governmental investigations, inquiries or subpoenas (a) pending against the Company or any of its Subsidiaries or any properties or assets of the Company or of any of its Subsidiaries or (b) to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or assets of the Company or of any of its Subsidiaries, or (c) whether filed or threatened, that have been settled or compromised by the Company or any Subsidiary within the three years prior to the date of this Agreement. Neither the Company nor any Subsidiary of the Company is subject to any outstanding order, writ, injunction or decree that would reasonably be expected to be material or would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. There has not been since January 1, 2000 nor are there currently any internal investigations or inquiries being conducted by the Company, its Board of Directors (or any committee thereof) or any third party at the request of any of the foregoing concerning any financial, accounting, tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

Section 3.13 EMPLOYEE BENEFIT PLANS, OPTIONS AND EMPLOYMENT AGREEMENTS.

(a) Section 3.13(a) of the Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, any of the Company’s Subsidiaries or any of their ERISA Affiliates or to which the Company, any of the Company’s Subsidiaries or any of their respective ERISA Affiliates is obligated to contribute, or under which any of them has or may have any liability for premiums or benefits (collectively, the “Company Employee Plans”). For purposes of this Agreement, the following terms shall have the following meanings: (i) “Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving material compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of fringe benefits, perquisites, incentive compensation or post-retirement compensation and all employment, change in control, severance or similar agreements, written or otherwise, for the benefit of, or relating to, any current or former employee, officer or director of the Company or any of its Subsidiaries or any ERISA Affiliate; (ii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; and (iii) “ERISA Affiliate” means any entity which is, or at any applicable time was, a member of

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(A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.

(b) With respect to each Company Employee Plan, the Company has made available to Acquired Corporation complete and accurate copies of (i) such Company Employee Plan (or a written summary of any unwritten plan) together with all amendments, (ii) in the case of any plan for which Forms 5500 are required to be filed, the most recent annual report (Form 5500) with schedules attached, (iii) in the case of any plan that is intended to be qualified under Section 401(a) of the Code, the most recent determination letter from the IRS, (iv) each trust agreement, group annuity contract, administration and similar material agreements, investment management or investment advisory agreements, (v) the most recent summary plan descriptions and employee handbook, or other similar material employee communications, (vi) all personnel, payroll and employment manuals and policies, and (vii) the most recent financial statements for each Company Employee Plan that is funded.

(c) Each Company Employee Plan has been administered in all material respects in accordance with ERISA, the Code and all other applicable laws and the regulations thereunder and materially in accordance with its terms and each of the Company, the Company’s Subsidiaries and their ERISA Affiliates have in all material respects met their obligations with respect to each Company Employee Plan and have timely made (or timely will make) all required contributions thereto. All material filings and reports as to each Company Employee Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been timely submitted. With respect to the Company Employee Plans, no event has occurred, and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which Acquired Corporation, the Company or any of its Subsidiaries or any plan participant could be subject to any material liability (including penalties or taxes) under ERISA, the Code or any other applicable law, nor will the negotiation or consummation of the transactions contemplated by this Agreement give rise to any such material liability.

(d) With respect to the Company Employee Plans, there are no material benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with the requirements of GAAP, on the financial statements of the Company. The assets of each Company Employee Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

(e) No Company Employee Plan has assets that include securities issued by the Company, any of the Company’s Subsidiaries or any of their ERISA Affiliates.

(f) All the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code (each, a “Qualified Plan”) have received determination, opinion or advisory letters from the Internal Revenue Service to the effect that such Company Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or the Company has remaining a period of time under applicable U.S. Department of the Treasury regulations or IRS pronouncements in which to apply for such a letter and to make any amendments necessary to obtain a favorable determination as to the qualified status of each such Qualified Plan. To the Company’s knowledge, no such determination, opinion or advisory letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. There has been no termination, partial termination or discontinuance of contributions to any Qualified Plan that will result in material liability to the Company. Each Company Employee Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies in all material respects the requirements of Section 401(k)(3) and Section 401(m)(2) of the Code, as the case may be, for each plan year ending prior to the Effective Date for which testing is required to be completed.

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(g) Neither the Company, any of the Company’s Subsidiaries nor any of their ERISA Affiliates has (i) ever maintained a Company Employee Plan which was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) ever been obligated to contribute to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA). No Company Employee Plan is funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(h) To the extent permitted by applicable law, each Company Employee Plan (other than the Company Stock Plans or an employment, severance, change in control or similar agreement with an individual) is amendable and terminable unilaterally by the Company and any of the Company’s Subsidiaries party thereto or covered thereby at any time without material liability to the Company or any of its Subsidiaries as a result thereof, other than for benefits accrued as of the date of such amendment or termination and routine administrative costs.

(i) Other than as required under Section 601 et seq. of ERISA, none of the Company Employee Plans promises or provides health or other welfare benefits (excluding normal claims for benefits under the Company’s group life insurance, accidental death and dismemberment insurance and disability plans and policies) or coverage to any person following retirement or other termination of employment. Section 3.13(i) of the Disclosure Schedule lists each Company Employee Plan which provides benefits after termination of employment (other than medical benefits required to be continued under Section 4980B of the Code and part 6 of Subtitle B of Title I of ERISA) and the amount, if any, by which the present value of benefits accrued under each such Company Employee Plan exceeds the fair market value of the assets of each such Company Employee Plan.

(j) There is no action, suit, proceeding, claim, arbitration, audit or investigation pending or, to the knowledge of the Company, threatened, with respect to any Company Employee Plan, other than claims for benefits in the ordinary course. No Company Employee Plan is or within the last three calendar years has been the subject of, or has received notice that it is the subject of, examination by a government agency or a participant in a government sponsored amnesty, voluntary compliance or similar program.

(k) Except as set forth in Section 3.13(k) of the Disclosure Schedule, to the knowledge of the Company, each individual who has received compensation for the performance of services on behalf of the Company, any of the Company’s Subsidiaries or its ERISA Affiliates has been properly classified as an employee or independent contractor in accordance with applicable law.

(l) Each Company Employee Plan maintained or covering employees outside the United States, and the books and records thereof, is in material compliance with all applicable laws, rules and regulations of each applicable jurisdiction. Section 3.13(l) of the Disclosure Schedule lists each country in which the Company or any of its affiliates has operations and the number of employees in each such country.

(m) Section 3.13(m) of the Disclosure Schedule sets forth a true, complete and correct list of (i) all employment agreements with employees of the Company or any of its Subsidiaries obligating (or potentially obligating) the Company or any of its Subsidiaries to make annual cash payments in an amount equal to or exceeding $50,000; (ii) all employees of the Company or any of its Subsidiaries who have executed a non-competition agreement with the Company or any of its Subsidiaries; (iii) all severance agreements, programs and policies of the Company or any of its Subsidiaries with or relating to its employees, in each case with potential obligations equal to or exceeding $50,000, excluding programs and policies required to be maintained by law; and (iv) all plans, programs, agreements and other arrangements of the Company or any of its Subsidiaries pursuant to which payments (or acceleration of benefits or vesting of options or lapse of repurchase rights) may be required upon, or may become payable directly or indirectly as a result of or in connection with, the negotiation or consummation of the transactions contemplated by, or the execution of, this Agreement. True, complete and correct copies of each of the foregoing agreements to which any employee of the Company is a party have been made available to Acquired Corporation.

(n) All contributions required to be made with respect to any Company Employee Plan on or prior to the Effective Date have been or will be timely made or are reflected on the Company’s balance sheet. There

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are no pending, threatened or reasonably anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Company Employee Plan, or otherwise involving any such Plan (other than routine claims for benefits).

(o) The negotiation or consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) except as set forth in Section 3.13 of the Disclosure Schedule, entitle any current or former employee or officer of the Company or any Subsidiary of the Company to severance pay, or any other payment from the Company or any of its Subsidiaries or (ii) accelerate the time of payment or vesting of any rights, a lapse of repurchase rights or increase the amount of compensation due any such employee or officer. There is no Company Employee Plan or other contract, agreement, plan or arrangement that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G (determined without regard to Section 280G(b)(4) of the Code) or 162(m) of the Code.

(p) No employee of the Company who has not executed a standard confidentiality agreement in use by the Company possesses confidential information of the Company.

Section 3.14 LABOR MATTERS. (a) The Company and each of its Subsidiaries are in compliance in all material respects with all applicable laws respecting employment, employment practices and occupational safety and health, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practices; (b) there are no actions, suits, claims or grievances pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, between the Company or any of its Subsidiaries and any of their respective employees, consultants or independent contractors, which actions, suits, claims or grievances have or would reasonably be expected to have a Company Material Adverse Effect; (c) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries, nor does the Company or any of its Subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (d) to the knowledge of the Company, there are no labor disputes, strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of, or consultants or independent contractors to, the Company or any of its Subsidiaries. No employee of the Company or any of its Subsidiaries (i) to the Company’s knowledge is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, or (ii) in the case of any key employee or group of key employees, has given notice as of the date of this Agreement to the Company or any of its Subsidiaries that such employee or any employee in a group of key employees intends to terminate his or her employment with the Company. Neither the Company nor any of its Subsidiaries has any material liability for (i) a plant closing, as defined in the Worker Adjustment and Retaining Notification Act of 1988, as amended ( the “WARN Act”), or (ii) a mass layoff, as defined in the WARN Act. Neither the Company nor any of its Subsidiaries is currently engaged in any layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law.

Section 3.15 PROPERTIES; ENCUMBRANCES. Each of the Company and each of its Subsidiaries has good and valid title to, or a valid leasehold interest in, all the properties and assets which it purports to own or lease (real, tangible, personal and mixed), including all the properties and assets reflected in the Company Balance Sheet (except for personal property sold since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice). All properties and assets reflected in the Company Balance Sheet are free and clear of all Liens, except for Liens reflected on the Company Balance Sheet and Liens for current taxes not yet due and other Liens that do not materially detract from the value or impair the use of the property or assets subject thereto. Section 3.15 of the Disclosure Schedule sets forth a true, complete and correct list of all real property owned, leased, subleased or licensed by the Company and the location of such premises. Each of the Company and each of its Subsidiaries is and has been in material compliance with the provisions of each lease or sublease for the real property which is set forth in Section 3.15 of the Disclosure Schedule.

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Section 3.16 TAXES. Except as set forth in Section 3.16 of the Disclosure Schedule:

(a) For purposes of this Agreement, “Tax” or “Taxes” shall mean taxes, fees, assessments, liabilities, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, or any agency or subdivision thereof, including (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, fines, additional taxes and additions to tax imposed with respect thereto; and “Tax Returns” shall mean returns, reports and information statements with respect to Taxes required to be filed with a taxing authority, domestic or foreign, including, consolidated, combined or unitary tax returns and any amendments to any of the foregoing.

(b) The Company and each of its Subsidiaries have filed with the appropriate taxing authorities all Tax Returns required to be filed by them, except to the extent that the failure to file would not reasonably be likely to have, in the aggregate, a Company Material Adverse Effect, and all such Tax Returns were true, complete and correct. All Taxes shown to be due on such Tax Returns have been timely paid. There are no Tax Liens on any assets of the Company or any Subsidiary thereof other than liens relating to Taxes not yet due and payable. Neither the Company nor any of its Subsidiaries has granted any outstanding waiver of any statute of limitations with respect to, or any outstanding extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes (exclusive of any accruals for “deferred taxes” or similar items that reflect timing differences between tax and financial accounting principles) reflected in the Company Balance Sheet are adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP applied on a consistent basis with the Company Balance Sheet. All liabilities for Taxes attributable to the period commencing on the date following the date of the Company Balance Sheet were incurred in the ordinary course of business and are consistent in type and amount with Taxes attributable to similar prior periods.

(c) The Company and each of its Subsidiaries have timely withheld with respect to its employees all federal and state Taxes required to be withheld, except to the extent that the failure to withhold would not reasonably be likely to have, in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice of any Tax deficiency outstanding, proposed or assessed against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written notice of any audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Tax Return of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has filed any consent under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company. Neither the Company nor any of its Subsidiaries is a party to or bound by any tax indemnity, tax sharing or tax allocation agreements with any entity not included in the Company’s consolidated financial statements most recently filed by the Company with the SEC. Except for the group of which the Company and its Subsidiaries are now currently members, neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. Neither the Company nor any of its Subsidiaries is liable for the Taxes of any person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

(d) The Company made available to Acquired Corporation (i) complete and correct copies of all income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries with respect to all taxable years for which the statutes of limitation have not expired.

(e) None of the assets of the Company or any of its Subsidiaries: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the

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Code; (ii) is “tax-exempt use of property” within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

(f) Neither the Company nor any of its Subsidiaries has agreed nor is it required to make any material adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise prior to the Effective Date.

(g) Neither the Company nor any of its Subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in connection with the Merger.

(i) Neither the Company nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger as qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 3.17 ENVIRONMENTAL MATTERS.

(a) Except as set forth in Section 3.17 of the Disclosure Schedule (i) the Company and its Subsidiaries are and have been in material compliance with all Environmental Laws (as defined below); (ii) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company or its Subsidiaries, except for such releases that would not reasonably be likely to have, in the aggregate, a Company Material Adverse Effect; (iii) there have been no Hazardous Substances generated by the Company or its Subsidiaries that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any Governmental Entity within or outside the United States, except as would not reasonably be likely to have, in the aggregate, a Company Material Adverse Effect; and (iv) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company or its Subsidiaries, except for the storage of hazardous waste in compliance with Environmental Law and except for such storage that would not reasonably be likely to have, in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have made available to Acquired Corporation true and correct copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments relating to the business of the Company and its Subsidiaries or any of their respective properties and

(b) For purposes of this Section 3.17, “Environmental Laws” means any law, regulation, or other applicable requirement (whether domestic or foreign) relating to (i) releases or threatened release of any Hazardous Substance; (ii) pollution or protection of employee health or safety, public health or the environment; or (iii) the manufacture, handling, transport, use, treatment, storage, or disposal of any Hazardous Substance.

Section 3.18 INTELLECTUAL PROPERTY.

(a) Section 3.18(a)(i) of the Disclosure Schedule sets forth as of the date hereof a true, complete and correct list of all U.S. and foreign (i) patents and pending patent applications owned by the Company or any of its Subsidiaries as of the date of this Agreement; (ii) trademark registrations (including internet domain

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registrations) and pending trademark applications owned by the Company or any of its Subsidiaries as of the date of this Agreement; and (iii) copyright registrations and pending copyright applications owned by the Company or any of its Subsidiaries as of the date of this Agreement (collectively the “Registered Intellectual Property”). All of the Registered Intellectual Property, including without limitation the pending patent application relative to the Avery Pharmaceuticals respiratory vial, is owned solely by the Company or one of its Subsidiaries and no royalty or other payment is payable with respect thereto.

(b) The Company or one or more of its Subsidiaries owns, or has a valid right to use all of the Intellectual Property (as defined below) that is used in the business of the Company and its Subsidiaries as currently conducted.

(c) The Registered Intellectual Property that is or has been used in the business of the Company or any of its Subsidiaries as currently or previously conducted, is (and at the time of any previous use, was), to the Company’s knowledge, subsisting (except with respect to applications), and has not expired or been cancelled, or abandoned.

(d) There is no pending or, to the Company’s knowledge, threatened (and at no time within the two years prior to the date of this Agreement has there been pending any) material suit, arbitration or other adversarial proceeding before any court, government agency or arbitral tribunal or in any jurisdiction alleging that any activities or conduct of the Company’s or any of its Subsidiaries’ business infringes or will infringe upon, violate or constitute the unauthorized use of the Intellectual Assets of any third party or challenging the ownership, validity, enforceability or registrability of any Intellectual Property owned by the Company or any of its Subsidiaries. The Company is not party to any settlements, covenants not to sue, consents, decrees, stipulations, judgments, or orders resulting from suits, actions or similar legal proceedings which (i) materially restrict the Company’s or any of its Subsidiaries’ rights to use any Intellectual Property owned by and material to the business of the Company or any of its Subsidiaries as currently conducted, (ii) materially restrict the conduct of the business of the Company or any of its Subsidiaries as currently conducted in order to accommodate any third party’s rights to such third party’s Intellectual Assets, or (iii) permit third parties to use any Intellectual Property owned by and material to the business of the Company or any of its Subsidiaries as currently conducted.

(e) The conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe upon any rights of any third party to such third party’s Intellectual Assets. The Company and its Subsidiaries have taken reasonable measures to protect the proprietary nature of the Intellectual Property owned by the Company or such Subsidiary that is material to the business of the Company and its Subsidiaries as currently conducted (other than trade secrets with respect to which the Company knowingly made a reasonable judgment to not keep such trade secrets confidential and other than rights to Intellectual Assets where the Company knowingly made a reasonable judgment not to seek to secure registration of the applicable rights). To the Company’s knowledge, no third party is misappropriating, infringing, diluting or violating any rights to Intellectual Property owned by the Company or any of its Subsidiaries that is material to the business of the Company and its Subsidiaries as currently conducted, and no Intellectual Property misappropriation, infringement, dilution or violation suits, arbitrations or other adversarial proceedings have been brought before any court, government agency or arbitral tribunal against any third party by the Company or any of its Subsidiaries which remain unresolved.

(f) The Company and each of its operating Subsidiaries has, and uses reasonable efforts to enforce, a policy of requiring each relevant employee who participates in the development of Intellectual Property to execute a confidentiality and assignment of proprietary rights agreement substantially in the Company’s standard form as set forth in Section 3.18(f) of the Disclosure Schedule, and, except (i) as may be made under nondisclosure agreements or other agreements containing nondisclosure obligations, and (ii) for confidential information or trade secrets that the Company knowingly made a reasonable judgment not to keep such confidential information and trade secrets confidential, there has been no disclosure to any third party by the Company or any of its Subsidiaries of material confidential information or material trade secrets of the Company or any of its Subsidiaries related to any material proprietary product currently being

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marketed, sold, licensed or developed by the Company or any of its Subsidiaries (each such product owned by the Company or its Subsidiaries, a “Proprietary Product”). All consultants and independent contractors who have made material contributions to the development of any Proprietary Product (including all consultants and independent contractors who have designed, written, tested or worked on any software code contained in any Proprietary Product) have assigned to the Company or one or more of its Subsidiaries (or a third party that has assigned its rights in such Proprietary Product to the Company or one or more of its Subsidiaries) all of their right, title and interest (other than moral rights, if any) in and to the portions of such Proprietary Product developed by them in the course of their work for the Company or one or more of its Subsidiaries (or applicable third party). Assignments of the patents and patent applications listed in Section 3.18(a) of the Disclosure Schedule to the Company or one or more of its Subsidiaries have been duly executed and filed with the United States Patent and Trademark Office.

(g) Neither the Company nor any of its Subsidiaries has (i) granted or is obligated to grant access to any of its source code contained in any Proprietary Product, (ii) made its source code contained in any Proprietary Product subject to any open source license, or (iii) licensed or has the right to obtain any source code, object code or any open license of any third party contained in any Proprietary Product (including in any such case any conditional right to access or under which the Company has established any escrow arrangement for the storage and conditional release of any source code, object code or open license).

(h) None of the Proprietary Products contains any third party software code that is, in whole or in part, subject to the provisions of any open source or quasi-open source license agreement under which the Company or any of its Subsidiaries is obligated to make the source code for such Proprietary Product generally available to the public.

(i) The Company does not have and will not have any obligation to pay any third party any royalties or other fees in excess of $100,000 in any calendar year for the use of Intellectual Property and no obligation to pay such royalties or other fees will result from the consummation of the transactions contemplated by this Agreement.

(j) Neither the Company nor any of its Subsidiaries is in violation of any material license, sublicense, agreement or instrument to which the Company or any of its Subsidiaries is party or otherwise bound under which the Company or its Subsidiaries derive rights to Intellectual Property that is material to the Company’s or its Subsidiaries’ business as currently conducted, nor will the consummation by the Company of the transactions contemplated hereby result in any loss or impairment of ownership by the Company or any of its Subsidiaries of, or the right of any of them to use, any Intellectual Property that is material to the business of the Company and its Subsidiaries as currently conducted, nor, to the Company’s knowledge, require the consent of any Governmental Entity or third party with respect to any such Intellectual Property. Neither the Company nor any of its Subsidiaries is a party to any agreement under which a third party would be entitled to receive or expand a license or any other right to any Intellectual Asset of Acquired Corporation or any of Acquired Corporation’s affiliates as a result of the consummation of the transactions contemplated by this Agreement.

(k) For purposes of this Agreement, “Intellectual Property” shall mean trademarks, service marks, trade names, and internet domain names, together with all goodwill, registrations and applications related to the foregoing; patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, re-examinations and applications for any of the foregoing); works of authorship protected by copyright registrations; copyrights (including any registrations and applications for any of the foregoing); mask works rights and trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; in each case used in or necessary for the conduct of the business of the Company and each of its Subsidiaries, as currently conducted.

Section 3.19 INSURANCE. All fire and casualty, general liability, business interruption, product liability, sprinkler and water damage insurance policies and other forms of insurance maintained by the Company or any of its Subsidiaries have been made available to Acquired Corporation. Each such policy is in full force and effect

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and all premiums due thereon have been paid in full. None of such policies shall terminate or lapse (or be affected in any other materially adverse manner) by reason of the consummation of the transactions contemplated by this Agreement.

Section 3.20 RESTRICTIONS ON BUSINESS. Except for this Agreement, there is no agreement (other than agreements disclosed in response to Section 3.6(h)), judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect any business practice of the Company or any of its Subsidiaries, acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted.

Section 3.21. PROXY STATEMENT. The information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement/prospectus (as amended or supplemented, the “Proxy Statement/Prospectus”) to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger (the “Company Stockholders Meeting”), or to be included or supplied by or on behalf of the Company for inclusion in any filing with the SEC shall not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Company Stockholders Meeting or at the time any filing is filed with the SEC or as of the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Company Stockholders Meeting any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Acquired Corporation. The Proxy Statement/Prospectus shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Acquired Corporation which is contained in any of the foregoing documents.

Section 3.22 INTERESTED PARTY TRANSACTIONS. Except as set forth in Section 3.22 of the Disclosure Schedule, since December 31, 2002, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Statement of Financial Accounting Standards No. 57.

Section 3.23 NO EXISTING DISCUSSIONS. As of the date of this Agreement, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party in violation of Section 6.13 of this Agreement.

Section 3.24 RESERVED.

Section 3.25 BROKERS; SCHEDULE OF FEES. No broker, finder or investment banker (other than First Albany Capital, Inc., whose brokerage, finder’s or other fees will be paid by Acquired Corporation, and Sanders Morris Harris, Inc., the Company’s investment banker in connection with the Merger, whose fee will be paid by the Company) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.26 MOREPENMAX, INC.

(a) Neither the Company’s 49% equity ownership of MorepenMax, Inc. (“MorepenMax”), nor the current number of directors of MorepenMax that the Company has the right to appoint, can be reduced

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without the Company’s consent. (b) The MorepenMax joint venture agreement (the “Joint Venture Agreement”) between the Company and Morepen Laboratories Ltd., a company incorporated under the laws of India, cannot be amended without the Company’s consent. (c) Morepen Laboratories Ltd. is in full compliance with the agreement, which contains the Company’s exclusive right, which has not been violated, to sell and distribute products thereunder. (d) The Company has no liability to MorepenMax or Morepen Laboratories Ltd. under the agreement for further capital contributions or as a stockholder, joint venturer or otherwise for any amount in excess of forty nine-thousand dollars ($49,000), which has already been contributed. (e) The activities of MorepenMax are in full compliance with all federal and state laws, rules and regulations (including those of regulatory agencies) governing the manufacture and distribution of drugs. (f) Except as set forth in (d) above, the Company has no liability to MorepenMax or creditors thereof or claimants therefrom, including without limitation for tort or products liability. (g) MorepenMax has maintained and shall maintain products liability insurance in amounts customary and sufficient for the business activities of MorepenMax.

Section 3.27 STOCKHOLDERS AGREEMENT. Other than the Voting and Support Agreement dated January 27, 2004, there is no voting, buy-sell, control or other agreement by and between any of the stockholders of the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ACQUIRED CORPORATION

Acquired Corporation represents and warrants to the Company that, except as set forth in the written disclosure schedule prepared by Acquired Corporation which is dated as of the date of this Agreement and arranged in sections corresponding to the numbered and lettered sections contained in this Article IV and was previously delivered to the Company in connection herewith (the “Acquired Corporation Disclosure Schedule”) (disclosure in any section of the Acquired Corporation Disclosure Schedule qualifying the corresponding section in this Article IV and other sections of this Article IV to the extent such disclosure reasonably appears to be applicable to such sections):

Section 4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Acquired Corporation and its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted or presently proposed to be conducted. Each of the Acquired Corporation and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have an Acquired Corporation Material Adverse Effect. A true, complete and correct list of all of the Acquired Corporation’s Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary, the authorized capitalization of each Subsidiary, and the percentage of each Subsidiary’s outstanding capital stock owned by the Acquired Corporation or another Subsidiary or affiliate of the Acquired Corporation (excluding nominal qualifying directors’ share ownership information relating to the Acquired Corporation’s Subsidiaries), is set forth in Section 4.1 of the Acquired Corporation Disclosure Schedule. The Acquired Corporation does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity, other than a Subsidiary disclosed in such Section 4.1, excluding securities in any publicly traded company held for investment by the Acquired Corporation and comprising less than one percent of the outstanding stock of such company.

Section 4.2 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Acquired Corporation has heretofore made available to Company a true, complete and correct copy of its Certificate of Incorporation, as

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amended to date (the “Acquired Corporation Charter”), and By-Laws, as amended to date (the “Acquired Corporation By-Laws”), and has furnished to Company true, complete and correct copies of the charter and By-Laws (or equivalent organizational documents), each as amended to date, of each of its Subsidiaries (the “Acquired Corporation Documents”). The Acquired Corporation Charter, Acquired Corporation By-Laws and the Acquired Corporation Documents are in full force and effect. The Acquired Corporation is not in violation of any of the provisions of the Acquired Corporation Charter or Acquired Corporation By-Laws and the Acquired Corporation’s Subsidiaries are not in violation of any of the provisions of their respective Acquired Corporation Documents.

Section 4.3 CAPITALIZATION.

(a) The Acquired Corporation is authorized to issue three classes of stock: common stock without par value (the “Acquired Corporation Common Stock”), non-voting common stock without par value (the “Acquired Corporation Non-Voting Common Stock”) and preferred stock with a par value of one cent each (the “Acquired Corporation Preferred Stock” and collectively with the Acquired Corporation Common Stock and the Acquired Corporation Non-Voting Common Stock, the “Acquired Corporation Stock”). The total number of shares which the Acquired Corporation is authorized to issue is 30,000,000. The total number of shares of Acquired Corporation Preferred Stock which the Acquired Corporation is authorized to issue is 9,477,258, the total number of shares of Acquired Corporation Common Stock which the Acquired Corporation is authorized to issue is 15,522,742, and the total number of shares of Acquired Corporation Non-Voting Common Stock which the Acquired Corporation is authorized to issue is 5,000,000. The Acquired Corporation Preferred Stock has been issued in five series, designated as series A through E convertible preferred stock. As of the date hereof, the Acquired Corporation has issued and outstanding, or issued into escrow, 4,205,930 shares of Acquired Corporation Common Stock, zero shares of Acquired Corporation Non-Voting Common Stock, 1,317,391 shares of Series A Preferred Stock, 1,858,239 shares of Series B Preferred Stock, 2,564,102 shares of Series C Preferred Stock, 2,217,769 shares of Series D Preferred Stock, 988,441 shares of Series E Preferred Stock. As of the date hereof (i) 11,316,812 shares of Acquired Corporation Stock are reserved for issuance and (ii) no shares of Acquired Corporation Stock are issued and held in the treasury of the Acquired Corporation. The Acquired Corporation has not amended its certificate of incorporation since the date it filed its Fifth Amended and Restated Certificate of Incorporation on June 22, 2001, and a subsequent amendment filed on February 21, 2003.

(b) No person holds outstanding options, warrants or other rights to purchase shares of Acquired Corporation Stock.

(c) Except as described in Section 4.3(a) of this Agreement or as set forth in Section 4.3(b) of the Acquired Corporation Disclosure Schedule, no capital stock of the Acquired Corporation or any of its Subsidiaries or any security convertible or exchangeable into or exercisable for such capital stock, is issued, reserved for issuance or outstanding as of the date of this Agreement. Except as described in Section 4.3(a) of this Agreement or as set forth in Section 4.3(b) of the Acquired Corporation Disclosure Schedule, there are no options, preemptive rights, warrants, calls, rights, commitments, agreements, arrangements or understandings of any kind to which the Acquired Corporation or any of its Subsidiaries is a party, or by which the Acquired Corporation or any of its Subsidiaries is bound, obligating the Acquired Corporation or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Acquired Corporation or any of its Subsidiaries or obligating the Acquired Corporation or any of its Subsidiaries to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment, agreement, arrangement or understanding. Except as set forth in Section 4.3(c) of the Acquired Corporation Disclosure Schedule, there are no stockholder agreements, voting trusts, proxies or other similar agreements, arrangements or understandings to which the Acquired Corporation or any of its Subsidiaries is a party, or by which it or they are bound, obligating the Acquired Corporation or any of its Subsidiaries with respect to any shares of capital stock of the Acquired Corporation or any of its Subsidiaries. There are no rights or obligations, contingent or otherwise (including rights of first refusal in favor of the Acquired Corporation), of the Acquired Corporation or any of its Subsidiaries, to repurchase,

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redeem or otherwise acquire any shares of capital stock of the Acquired Corporation or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. There are no registration rights or other agreements, arrangements or understandings to which the Acquired Corporation or any of its Subsidiaries is a party, or by which it or they are bound, obligating the Acquired Corporation or any of its Subsidiaries with respect to any shares of Acquired Corporation Stock or shares of capital stock of any such Subsidiary.

(d) All outstanding shares of the Acquired Corporation’s capital stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of the CBCA, the Acquired Corporation Charter or the Acquired Corporation By-Laws or any agreement to which the Acquired Corporation is a party or otherwise bound. None of the outstanding shares of the Acquired Corporation’s capital stock have been issued in violation of any federal or state securities laws. No material change in the Acquired Corporation’s capitalization has occurred since December 31, 2003. All of the outstanding shares of capital stock of each of the Acquired Corporation’s Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares (other than directors’ qualifying shares in the case of foreign Subsidiaries) are owned by the Acquired Corporation or a Subsidiary of the Acquired Corporation free and clear of all Liens. There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of the Acquired Corporation or any of its Subsidiaries.

Section 4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Subject only to the approvals described below, the Acquired Corporation has all necessary corporate power and authority to execute and deliver this Agreement and each instrument required hereby to be executed and delivered by it at the Closing and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Acquired Corporation of this Agreement and each instrument required hereby to be executed and delivered at the Closing by the Acquired Corporation and the consummation by the Acquired Corporation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Acquired Corporation, subject only to the approval of this Agreement and the Merger by the Board of Directors and stockholders of Acquired Corporation and holders of certain notes of Acquired Corporation. This Agreement has been duly and validly executed and delivered by the Acquired Corporation and, assuming the due authorization, execution and delivery of this Agreement by the Company and the foregoing approvals, constitutes the legal, valid and binding obligation of the Acquired Corporation, enforceable against the Acquired Corporation in accordance with its terms.

Section 4.5 ANTI-TAKEOVER STATUTE NOT APPLICABLE. No Takeover Statute under the laws of the State of Connecticut is applicable to the Acquired Corporation, the shares of Acquired Corporation Stock, the Merger or any of the other transactions contemplated by this Agreement.

Section 4.6 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as disclosed in Section 4.6 of the Acquired Corporation Disclosure Schedule:

(a) Other than leases listed in Section 4.14 of the Acquired Corporation Disclosure Schedule, neither the Acquired Corporation nor any of its Subsidiaries has any agreements, contracts or commitments which (i) require payment by the Acquired Corporation or any of its Subsidiaries in excess of $100,000 or (ii) require the making of any charitable contribution in excess of $50,000;

(b) No purchase contracts or purchase commitments of the Acquired Corporation or any of its Subsidiaries have a duration in excess of the normal, ordinary and usual requirements of the business of the Acquired Corporation or its Subsidiary, as applicable;

(c) There are no outstanding sales contracts or sales commitments of the Acquired Corporation or any of its Subsidiaries which have a duration in excess of the normal, ordinary and usual practices of the business of the Acquired Corporation, and there are no outstanding contracts, bids or sales or service proposals quoting prices or terms which would not reasonably be expected to result in a normal profit;

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(d) Except for (i) nondisclosure agreements entered into in the ordinary course; (ii) agreements for the trial, evaluation, purchase, sale, license, distribution, maintenance or support of Acquired Corporation products entered into in the ordinary course; (iii) agreements which require payment by or to the Acquired Corporation or any of its Subsidiaries not in excess of $100,000; (iv) agreements which do not provide for any term extension or expansion of the rights granted with respect to the Acquired Corporation Intellectual Property owned by the Acquired Corporation as a result of the Merger; or (v) Real Property Leases for individual properties listed in Section 4.14 of the Acquired Corporation Disclosure Schedule comprising less than 5,000 square feet, there are no contracts or agreements of the Acquired Corporation or any of its Subsidiaries which do not expire or which the Acquired Corporation may not terminate within one year after the date of this Agreement or which may be renewed at the option of any person other than the Acquired Corporation so as to expire more than one year after the date of this Agreement;

(e) Except for (i) nondisclosure agreements entered into in the ordinary course or (ii) agreements for the trial, evaluation, purchase, sale, license, distribution, maintenance or support of Acquired Corporation products entered into in the ordinary course, neither the Acquired Corporation nor any of its Subsidiaries has (A) any contracts or agreements with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers which require payment by or to the Acquired Corporation or any of its Subsidiaries in excess of $100,000 and which are not cancelable by it on notice of not longer than thirty days and without liability, penalty or premium or (B) any contracts, agreements or arrangements providing for the payment of any bonus or commission based on sales or earnings, in each case where the cost to the Acquired Corporation will exceed $100,000;

(f) Neither the Acquired Corporation nor any of its Subsidiaries is in default, nor is there any known basis for any valid claim of default, under any contract made or obligation owed by it, except for such defaults that would not reasonably be likely to have, in the aggregate, an Acquired Corporation Material Adverse Effect;

(g) Neither the Acquired Corporation nor any of its Subsidiaries has any employee to whom it is paying compensation at the annual rate of more than $100,000;

(h) Neither the Acquired Corporation nor any of its Subsidiaries is restricted by agreement from carrying on its business in any material respect anywhere in the world by any agreement under which the Acquired Corporation (i) is restricted from selling, licensing or otherwise distributing any of its technology or products or providing services to customers or potential customers or any class of customers, including resellers or other distributors, in any geographic area, during any period of time, or in segment of any market or line of business; (ii) is required to give favored pricing to any customers or potential customers or any class of customers (that is, required to give pricing to such customers or potential customers or classes of customers that is at least as good or better to that offered to others) or to provide exclusive or favored access to any product features, excluding exclusive customizations, to any customers or potential customers or any class of customers (it being understood that agreements to provide updates, enhancements or new versions as they become available shall not be considered “favorable access,” nor shall agreements to provide alpha, beta or other similar restricted release versions of products); (iii) has agreed to purchase a material minimum amount of goods or services; or (iv) has agreed to purchase goods or services exclusively from a certain party;

(i) Neither the Acquired Corporation nor any of its Subsidiaries is under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, resellers, retailers or other customers, except for such obligations or liabilities that would not reasonably be likely to have, in the aggregate, an Acquired Corporation Material Adverse Effect;

(j) Neither the Acquired Corporation nor any of its Subsidiaries has any debt obligation for borrowed money (other than capital leases), including guarantees of or agreements to acquire any such debt obligation of others (other than guarantees by the Acquired Corporation of obligations of its Subsidiaries);

(k) The Acquired Corporation and its Subsidiaries do not have contracts for capital expenditures exceeding $1,000,000 in the aggregate;

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(l) Neither the Acquired Corporation nor any of its Subsidiaries has any contract, agreement or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business;

(m) Neither the Acquired Corporation nor any of its Subsidiaries has any contract, agreement or commitment for the purchase of any ownership interest in any corporation, partnership, joint venture or other business enterprise;

(n) Neither the Acquired Corporation nor any of its Subsidiaries has any outstanding loan to Mr. Mercadante or to Dale Ribaudo (“Mr. Ribaudo”). As to persons other than Mr. Mercadante and Mr. Ribaudo, neither the Acquired Corporation nor any of its Subsidiaries has any outstanding loan (other than any loan for employee relocation or any loan not in excess of $50,000) to any such person other than to the Acquired Corporation or a wholly owned Subsidiary of the Acquired Corporation in an amount that exceeds $50,000;

(o) Neither the Acquired Corporation nor any of its Subsidiaries has any power of attorney outstanding or any material obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor (other than guarantees by the Acquired Corporation of obligations of its Subsidiaries), surety, co-signer, endorser or co-maker in respect of any obligation of any person, corporation, partnership, joint venture, association, organization or other entity, or any capital maintenance, keep-well or similar agreements or arrangements;

(p) Neither the Acquired Corporation nor any of its Subsidiaries has any agreements, contracts or arrangements containing any provision requiring the Acquired Corporation to indemnify another party (excluding indemnities contained in agreements for the trial, evaluation, purchase, sale, distribution, maintenance, support or license of products entered into in the ordinary course of business consistent with past practice and in any Real Property Leases) or, other than in the case of settlement agreements entered into prior to the date of this Agreement with current or former officers or employees of the Acquired Corporation in their individual capacity, containing any covenant not to bring legal action against any third party;

(q) The Acquired Corporation has made available to Company true, complete and correct copies of each contract listed in Section 4.6 of the Acquired Corporation Disclosure Schedule (collectively, the “Company Material Contracts”); and

(r) (i) Neither the Acquired Corporation nor any of its Subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any Company Material Contract, which breach or default remains uncured, (ii) to the Acquired Corporation’s knowledge, no other party to any Company Material Contract has breached or is in default of any of its obligations thereunder, which breach or default remains uncured, (iii) each Company Material Contract is in full force and effect and (iv) each Company Material Contract is a legal, valid and binding obligation of the Acquired Corporation or its Subsidiary and each of the other parties thereto, enforceable in accordance with its terms.

Section 4.7 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

(a) The execution and delivery by the Acquired Corporation of this Agreement do not, the execution and delivery by the Acquired Corporation of any instrument required hereby to be executed and delivered by the Acquired Corporation at the Closing will not, and the performance of its agreements and obligations under this Agreement by the Acquired Corporation will not, (i) conflict with or violate the Acquired Corporation Charter or Acquired Corporation By-Laws or any Acquired Corporation Documents, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Acquired Corporation or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Acquired Corporation’s or any of its Subsidiaries’ rights or

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alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, payment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets (including intangible assets) of the Acquired Corporation or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Acquired Corporation or any of its Subsidiaries is a party or by which the Acquired Corporation or any of its Subsidiaries or its or any of their respective properties is bound or affected, or (iv) give rise to or result in any person having, or having the right to exercise, any pre-emptive rights, rights of first refusal, rights to acquire or similar rights with respect to any capital stock of the Acquired Corporation or any of its Subsidiaries or any of their respective assets or properties, other than, in the case of (iii) above, such breaches, defaults, impairments, rights of termination, amendment, acceleration or cancellation, or Liens that would not be reasonably expected to have, in the aggregate, an Acquired Corporation Material Adverse Effect.

(b) The execution and delivery by the Acquired Corporation of this Agreement do not, the execution and delivery by the Acquired Corporation of any instrument required hereby to be executed and delivered by the Acquired Corporation at the Closing will not, and the performance of its agreements and obligations under this Agreement by the Acquired Corporation will not, require any consent, approval, order, license, authorization, registration, declaration or permit of, or filing with or notification to, any Governmental Entity, except (i) as may be required by the HSR Act, (ii) such consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings, and notifications as may be required under applicable U.S. federal and state securities laws, (iii) the filing of the Certificate of Merger or other documents as required by the NRS and the CBCA, and (iv) such other consents, approvals, orders, registrations, declarations, permits, filings and notifications which, if not obtained or made, could not reasonably be expected to have a material adverse effect.

Section 4.8 COMPLIANCE; PERMITS.

(a) (i) To the best of the knowledge of Acquired Corporation and its Subsidiaries are and have been in material compliance with and are not in material default or violation of (and have not received any notice of material non-compliance, default or violation with respect to) any law, rule, regulation, order, judgment or decree applicable to Acquired Corporation or any of its Subsidiaries or by which any of their respective properties is bound or affected (and Acquired Corporation is not aware of any such material non-compliance, default or violation thereunder), including but not limited to: employment, labor, health and safety, including, but not limited to all United States Food and Drug Administration guidelines and OSHA regulations in connection with any oxygen filling stations, storage, distribution or sale by Acquired Corporation or any Subsidiary, Medicare/Medicaid fraud and abuse and environmental laws.

(ii) To the best of the knowledge of Acquired Corporation and its Subsidiaries are and have been in material compliance with all other laws, statutes, ordinances, orders, rules, regulations, policies and guidelines promulgated, and all judgments, decisions and orders entered, by any Federal, state, local or foreign court or governmental authority or instrumentality which are applicable or relate to the business or properties of Acquired Corporation or any Subsidiary, including, without limitation, health and healthcare industry regulations, third-party reimbursement laws (including Medicare and Medicaid), Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Americans with Disabilities Act of 1990, the Controlled Substances Act, the Federal Food, Drug and Cosmetic Act (as amended by the Prescription Drug Marketing Act of 1987) and the Health Insurance Portability & Accountability Act of 1996 as amended.

(iii) To the best of the knowledge of Acquired Corporation, neither Acquired Corporation nor any Subsidiary thereof nor the officers, directors, employees or agents of any of them, have engaged in any activities which are in violation of Medicare, Medicaid or any other “State Health Care Program” (as

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defined in Section 1128(h) of the Social Security Act (“SSA”)) or “Federal Health Care Program” (as defined in SSA Section 1128B(f)) under § 1320a–7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the Code, the federal Civilian Health and Medical Plan of the Uniformed Services (“CHAMPUS”) statute, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or which are prohibited by any private accrediting organization from which Acquired Corporation or any Subsidiary seeks accreditation or by generally recognized professional standards of care or conduct, including but not limited to the following activities: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; or (iii) presenting or causing to be presented a claim for reimbursement under CHAMPUS, Medicare, Medicaid or any other State Health Care Program of Federal Health Care Program that is (A) for an item or service that the person presenting or causing to be presented knows or should know was not provided as claimed, (B) for an item or service and the person presenting knows or should know that the claim is false or fraudulent, (C) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind in return for referring, or to induce the referral of, an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare, Medicaid, or any other State Health Care Program or Federal Health Care Program, or in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease, or order, or any good, facility, service, or item for which payment may be made in whole or in part by CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program certification, or (D) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) or a material fact with respect to the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program certification, or information required to be provided under SSA § 1124A.

(b) The Acquired Corporation and its Subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, authorizations, registrations, orders and other approvals from Governmental Entities that are material to the operation of the business of the Acquired Corporation and its Subsidiaries taken as a whole as currently conducted (collectively, the “Acquired Corporation Permits”). The Acquired Corporation Permits are in full force and effect, have not been violated in any material respect and, to the best knowledge of the Acquired Corporation, no suspension, revocation or cancellation thereof has been threatened, and there is no action, proceeding or investigation pending or, to the Acquired Corporation’s knowledge, threatened, seeking the suspension, revocation or cancellation of any Acquired Corporation Permits. No Acquired Corporation Permit shall cease to be effective as a result of the consummation of the transactions contemplated by this Agreement.

(c) Except as set forth in Section 4.8(c) to the Acquired Corporation Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have an Acquired Corporation Material Adverse Effect, to the best knowledge of Acquired Corporation:

(i) all necessary clearances or approvals from Governmental Entities for all drug and device products which are manufactured and/or sold by Acquired Corporation and its Subsidiaries have been obtained and Acquired Corporation and its Subsidiaries are in substantial compliance with the most current form of each applicable clearance or approval with respect to the manufacture, storage, distribution, promotion and sale by Acquired Corporation and its Subsidiaries of such products;

(ii) none of Acquired Corporation, its Subsidiaries, or any of their officers, employees or agents (during the term of such person’s employment by Acquired Corporation or any of its Subsidiaries or while acting as an agent of Acquired Corporation or any of its Subsidiaries, or, to the knowledge of

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Acquired Corporation, prior to such employment) has made any untrue statement of a material fact or fraudulent statement to the Food and Drug Administration (“FDA”), the U.S. Nuclear Regulatory Commission (the “NRC”) or any similar Governmental Entities, failed to disclose a material fact required to be disclosed to the FDA, NRC or similar Governmental Entities, or committed an act, made a statement or failed to make a statement that would reasonably be expected to provide a basis for the FDA, NRC or similar Governmental Entities to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” or similar governmental policy, rule, regulation or law;

(iii) as to each article of drug, device, cosmetic or vitamin manufactured (directly or indirectly) and/or distributed by Acquired Corporation and its Subsidiaries, such article is not adulterated or misbranded within the meaning of the Food, Drug and Cosmetic Act or any similar governmental act or law of any jurisdiction; and

(iv) none of Acquired Corporation, its Subsidiaries or any of their officers, or to the knowledge of Acquired Corporation, employees or agents (during the term of such person’s employment by Acquired Corporation or any of its Subsidiaries or while acting as an agent of Acquired Corporation or any of its Subsidiaries, or, to the knowledge of Acquired Corporation, prior to such employment), has been convicted of any crime or engaged in any conduct for which debarment or similar punishment is mandated or permitted by any applicable law.

Section 4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2003, the Acquired Corporation has conducted its business in the ordinary course consistent with past practice and, since such date, there has not occurred: (i) any change, development, event or other circumstance, situation or state of affairs that has had or would reasonably be expected to have an Acquired Corporation Material Adverse Effect; (ii) any amendments to or changes in the Acquired Corporation Charter or Acquired Corporation By-Laws; (iii) any damage to, destruction or loss of any asset of the Acquired Corporation or any of its Subsidiaries (whether or not covered by insurance) that could reasonably be expected to have an Acquired Corporation Material Adverse Effect; (iv) any change by the Acquired Corporation in its accounting methods, principles or practices; (v) any revaluation by the Acquired Corporation of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice, in terms of both frequency and amount, and in any event in excess of $100,000; or (vi), except as set forth in Section 4.9 of the Acquired Corporation Disclosure Schedule, any sale of a material amount of assets (tangible or intangible) of the Acquired Corporation.

Section 4.10 NO UNDISCLOSED LIABILITIES.

(a) Except as reflected in the unaudited balance sheet of Acquired Corporation for the quarter ended December 31, 2003 (the “Acquired Corporation Balance Sheet”), neither the Acquired Corporation nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are required by GAAP to be set forth on a consolidated balance sheet of the Acquired Corporation and its consolidated subsidiaries or in the notes thereto, other than (i) any liabilities and obligations incurred since December 31, 2003 in the ordinary course of business consistent with past practice, (ii) any liabilities or obligations incurred in connection with the transactions contemplated by this Agreement and (iii) liabilities that, individually and in the aggregate, have not had, and would not reasonably be expected to have, an Acquired Corporation Material Adverse Effect.

(b) Neither the Acquired Corporation nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar contract (including any contract relating to any transaction, arrangement or relationship between or among the Acquired Corporation or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) where the purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving the Acquired Corporation or any of its Subsidiaries in the Acquired Corporation’s consolidated financial statements.

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(c) Neither the Acquired Corporation nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any tax shelter arrangement as described in Internal Revenue Service final regulations (T.D. 9046).

Section 4.11 ABSENCE OF LITIGATION; INVESTIGATIONS. Except as set forth on Section 4.11 of the Acquired Corporation Disclosure Schedule:

There are no material claims, actions, suits, proceedings or, to the knowledge of the Acquired Corporation, governmental investigations, inquiries or subpoenas (a) pending against the Acquired Corporation or any of its Subsidiaries or any properties or assets of the Acquired Corporation or of any of its Subsidiaries or (b) to the knowledge of the Acquired Corporation, threatened against the Acquired Corporation or any of its Subsidiaries, or any properties or assets of the Acquired Corporation or of any of its Subsidiaries, or (c) whether filed or threatened, that have been settled or compromised by the Acquired Corporation or any Subsidiary within the three years prior to the date of this Agreement. Neither the Acquired Corporation nor any Subsidiary of the Acquired Corporation is subject to any outstanding order, writ, injunction or decree that would reasonably be expected to be material or would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. There has not been since January 1, 2000 nor are there currently any internal investigations or inquiries being conducted by the Acquired Corporation, its Board of Directors (or any committee thereof) or any third party at the request of any of the foregoing concerning any financial, accounting, tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

Section 4.12 EMPLOYEE BENEFIT PLANS, OPTIONS AND EMPLOYMENT AGREEMENTS.

(a) Section 4.12(a) of the Acquired Corporation Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Acquired Corporation, any of the Acquired Corporation’s Subsidiaries or any of their ERISA Affiliates or to which the Acquired Corporation, any of the Acquired Corporation’s Subsidiaries or any of their respective ERISA Affiliates is obligated to contribute, or under which any of them has or may have any liability for premiums or benefits (collectively, the “Acquired Corporation Employee Plans”).

(b) With respect to each Acquired Corporation Employee Plan, the Acquired Corporation has made available to Company complete and accurate copies of (i) such Acquired Corporation Employee Plan (or a written summary of any unwritten plan) together with all amendments, (ii) in the case of any plan for which Forms 5500 are required to be filed, the most recent annual report (Form 5500) with schedules attached, (iii) in the case of any plan that is intended to be qualified under Section 401(a) of the Code, the most recent determination letter from the IRS, (iv) each trust agreement, group annuity contract, administration and similar material agreements, investment management or investment advisory agreements, (v) the most recent summary plan descriptions and employee handbook, or other similar material employee communications, (vi) all personnel, payroll and employment manuals and policies, and (vii) the most recent financial statements for each Acquired Corporation Employee Plan that is funded.

(c) Each Acquired Corporation Employee Plan has been administered in all material respects in accordance with ERISA, the Code and all other applicable laws and the regulations thereunder and materially in accordance with its terms and each of the Acquired Corporation, the Acquired Corporation’s Subsidiaries and their ERISA Affiliates have in all material respects met their obligations with respect to each Acquired Corporation Employee Plan and have timely made (or timely will make) all required contributions thereto. All material filings and reports as to each Acquired Corporation Employee Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been timely submitted. With respect to the Acquired Corporation Employee Plans, no event has occurred, and, to the knowledge of the Acquired Corporation, there exists no condition or set of circumstances in connection with which Company, the Acquired Corporation or any of its Subsidiaries or any plan participant could be subject to any material liability (including penalties or taxes) under ERISA,

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the Code or any other applicable law, nor will the negotiation or consummation of the transactions contemplated by this Agreement give rise to any such material liability.

(d) With respect to the Acquired Corporation Employee Plans, there are no material benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with the requirements of GAAP, on the financial statements of the Acquired Corporation. The assets of each Acquired Corporation Employee Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

(e) No Acquired Corporation Employee Plan has assets that include securities issued by the Acquired Corporation, any of the Acquired Corporation’s Subsidiaries or any of their ERISA Affiliates.

(f) All the Acquired Corporation Employee Plans that are intended to be a Qualified Plan have received determination, opinion or advisory letters from the Internal Revenue Service to the effect that such Acquired Corporation Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or the Acquired Corporation has remaining a period of time under applicable U.S. Department of the Treasury regulations or IRS pronouncements in which to apply for such a letter and to make any amendments necessary to obtain a favorable determination as to the qualified status of each such Qualified Plan. To the Acquired Corporation’s knowledge, no such determination, opinion or advisory letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. There has been no termination, partial termination or discontinuance of contributions to any Qualified Plan that will result in material liability to the Acquired Corporation. Each Acquired Corporation Employee Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies in all material respects the requirements of Section 401(k)(3) and Section 401(m)(2) of the Code, as the case may be, for each plan year ending prior to the Effective Date for which testing is required to be completed.

(g) Neither the Acquired Corporation, any of the Acquired Corporation’s Subsidiaries nor any of their ERISA Affiliates has (i) ever maintained an Acquired Corporation Employee Plan which was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) ever been obligated to contribute to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA). No Acquired Corporation Employee Plan is funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(h) To the extent permitted by applicable law, each Acquired Corporation Employee Plan (other than the Acquired Corporation Stock Plans or an employment, severance, change in control or similar agreement with an individual) is amendable and terminable unilaterally by the Acquired Corporation and any of the Acquired Corporation’s Subsidiaries party thereto or covered thereby at any time without material liability to the Acquired Corporation or any of its Subsidiaries as a result thereof, other than for benefits accrued as of the date of such amendment or termination and routine administrative costs.

(i) Other than as required under Section 601 et seq. of ERISA, none of the Acquired Corporation Employee Plans promises or provides health or other welfare benefits (excluding normal claims for benefits under the Acquired Corporation’s group life insurance, accidental death and dismemberment insurance and disability plans and policies) or coverage to any person following retirement or other termination of employment. Section 4.12(i) of the Acquired Corporation Disclosure Schedule lists each Acquired Corporation Employee Plan which provides benefits after termination of employment (other than medical benefits required to be continued under Section 4980B of the Code and part 6 of Subtitle B of Title I of ERISA) and the amount, if any, by which the present value of benefits accrued under each such Acquired Corporation Employee Plan exceeds the fair market value of the assets of each such Acquired Corporation Employee Plan.

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(j) There is no action, suit, proceeding, claim, arbitration, audit or investigation pending or, to the knowledge of the Acquired Corporation, threatened, with respect to any Acquired Corporation Employee Plan, other than claims for benefits in the ordinary course. No Acquired Corporation Employee Plan is or within the last three calendar years has been the subject of, or has received notice that it is the subject of, examination by a government agency or a participant in a government sponsored amnesty, voluntary compliance or similar program.

(k) Except as set forth in Section 4.12(k) of the Acquired Corporation Disclosure Schedule, to the knowledge of the Acquired Corporation, each individual who has received compensation for the performance of services on behalf of the Acquired Corporation, any of the Acquired Corporation’s Subsidiaries or its ERISA Affiliates has been properly classified as an employee or independent contractor in accordance with applicable law.

(l) Each Acquired Corporation Employee Plan maintained or covering employees outside the United States, and the books and records thereof, is in material compliance with all applicable laws, rules and regulations of each applicable jurisdiction. Section 4.12(l) of the Acquired Corporation Disclosure Schedule lists each country in which the Acquired Corporation or any of its affiliates has operations and the number of employees in each such country.

(m) Section 4.12(m) of the Acquired Corporation Disclosure Schedule sets forth a true, complete and correct list of (i) all employment agreements with employees of the Acquired Corporation or any of its Subsidiaries obligating (or potentially obligating) the Acquired Corporation or any of its Subsidiaries to make annual cash payments in an amount equal to or exceeding $50,000; (ii) all employees of the Acquired Corporation or any of its Subsidiaries who have executed a non-competition agreement with the Acquired Corporation or any of its Subsidiaries; (iii) all severance agreements, programs and policies of the Acquired Corporation or any of its Subsidiaries with or relating to its employees, in each case with potential obligations equal to or exceeding $50,000, excluding programs and policies required to be maintained by law; and (iv) all plans, programs, agreements and other arrangements of the Acquired Corporation or any of its Subsidiaries pursuant to which payments (or acceleration of benefits or vesting of options or lapse of repurchase rights) may be required upon, or may become payable directly or indirectly as a result of or in connection with, the negotiation or consummation of the transactions contemplated by, or the execution of, this Agreement. True, complete and correct copies of each of the foregoing agreements to which any employee of the Acquired Corporation is a party have been made available to Company.

(n) All contributions required to be made with respect to any Acquired Corporation Employee Plan on or prior to the Effective Date have been or will be timely made or are reflected on the Acquired Corporation’s balance sheet. There are no pending, threatened or reasonably anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Acquired Corporation Employee Plan, or otherwise involving any such Plan (other than routine claims for benefits).

(o) The negotiation or consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) except as set forth in Section 4.12 of the Acquired Corporation Disclosure Schedule, entitle any current or former employee or officer of the Acquired Corporation or any Subsidiary of the Acquired Corporation to severance pay, or any other payment from the Acquired Corporation or any of its Subsidiaries or (ii) accelerate the time of payment or vesting of any rights, a lapse of repurchase rights or increase the amount of compensation due any such employee or officer. There is no Acquired Corporation Employee Plan or other contract, agreement, plan or arrangement that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G (determined without regard to Section 280G(b)(4) of the Code) or 162(m) of the Code.

Section 4.13 LABOR MATTERS. (a) The Acquired Corporation and each of its Subsidiaries are in compliance in all material respects with all applicable laws respecting employment, employment practices and occupational safety and health, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practices; (b) there are no actions, suits, claims or grievances pending or, to the knowledge of the

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Acquired Corporation or any of its Subsidiaries, threatened, between the Acquired Corporation or any of its Subsidiaries and any of their respective employees, consultants or independent contractors, which actions, suits, claims or grievances have or would reasonably be expected to have an Acquired Corporation Material Adverse Effect; (c) neither the Acquired Corporation nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Acquired Corporation or its Subsidiaries, nor does the Acquired Corporation or any of its Subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (d) to the knowledge of the Acquired Corporation, there are no labor disputes, strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of, or consultants or independent contractors to, the Acquired Corporation or any of its Subsidiaries. No employee of the Acquired Corporation or any of its Subsidiaries (i) to the Acquired Corporation’s knowledge is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Acquired Corporation or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Acquired Corporation or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, or (ii) in the case of any key employee or group of key employees, has given notice as of the date of this Agreement to the Acquired Corporation or any of its Subsidiaries that such employee or any employee in a group of key employees intends to terminate his or her employment with the Acquired Corporation. Neither the Acquired Corporation nor any of its Subsidiaries has any material liability for (i) a plant closing, as defined in the WARN Act, or (ii) a mass layoff, as defined in the WARN Act. Neither the Acquired Corporation nor any of its Subsidiaries is currently engaged in any layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law.

Section 4.14 PROPERTIES; ENCUMBRANCES. Acquired Corporation and each of its Subsidiaries has good and valid title to, or a valid leasehold interest in, all the properties and assets which it purports to own or lease (real, tangible, personal and mixed), including all the properties and assets reflected in the Acquired Corporation Balance Sheet (except for personal property sold since the date of the Acquired Corporation Balance Sheet in the ordinary course of business consistent with past practice). All properties and assets reflected in the Acquired Corporation Balance Sheet are free and clear of all Liens, except for Liens reflected on the Acquired Corporation Balance Sheet and Liens for current taxes not yet due and other Liens that do not materially detract from the value or impair the use of the property or assets subject thereto. Section 4.14 of the Acquired Corporation Disclosure Schedule sets forth a true, complete and correct list of all real property owned, leased, subleased or licensed by the Acquired Corporation and the location of such premises. Acquired Corporation and each of its Subsidiaries is and has been in material compliance with the provisions of each lease or sublease for the real property which is set forth in Section 4.14 of the Acquired Corporation Disclosure Schedule.

Section 4.15 TAXES. Except as set forth in Section 4.15 of the Acquired Corporation Disclosure Schedule:

(a) The Acquired Corporation and each of its Subsidiaries have filed with the appropriate taxing authorities all Tax Returns required to be filed by them, except to the extent that the failure to file would not reasonably be likely to have, in the aggregate, an Acquired Corporation Material Adverse Effect, and all such Tax Returns were true, complete and correct. All Taxes shown to be due on such Tax Returns have been timely paid. There are no Tax Liens on any assets of the Acquired Corporation or any Subsidiary thereof other than liens relating to Taxes not yet due and payable. Neither the Acquired Corporation nor any of its Subsidiaries has granted any outstanding waiver of any statute of limitations with respect to, or any outstanding extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes (exclusive of any accruals for “deferred taxes” or similar items that reflect timing differences between tax and financial accounting principles) reflected in the Acquired Corporation Balance Sheet are adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP applied on a consistent basis with the Acquired Corporation Balance Sheet. All liabilities for Taxes attributable to the period commencing on the date following the date of the Acquired Corporation Balance Sheet were incurred in the ordinary course of business and are consistent in type and amount with Taxes attributable to similar prior periods.

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(b) The Acquired Corporation and each of its Subsidiaries have timely withheld with respect to its employees all federal and state Taxes required to be withheld, except to the extent that the failure to withhold would not reasonably be likely to have, in the aggregate, an Acquired Corporation Material Adverse Effect. Neither the Acquired Corporation nor any of its Subsidiaries has received any written notice of any Tax deficiency outstanding, proposed or assessed against the Acquired Corporation or any of its Subsidiaries. Neither the Acquired Corporation nor any of its Subsidiaries has received any written notice of any audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Tax Return of the Acquired Corporation or any of its Subsidiaries. Neither the Acquired Corporation nor any of its Subsidiaries has filed any consent under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Acquired Corporation. Neither the Acquired Corporation nor any of its Subsidiaries is a party to or bound by any tax indemnity, tax sharing or tax allocation agreements with any entity other than its Subsidiaries or Acquired Corporation. Except for the group of which the Acquired Corporation and its Subsidiaries are now currently members, neither the Acquired Corporation nor any of its Subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. Neither the Acquired Corporation nor any of its Subsidiaries is liable for the Taxes of any person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

(c) The Acquired Corporation made available to Company (i) complete and correct copies of all income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Acquired Corporation or any of its Subsidiaries with respect to all taxable years for which the statutes of limitation have not expired.

(d) None of the assets of the Acquired Corporation or any of its Subsidiaries: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is “tax-exempt use of property” within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

(e) Neither the Acquired Corporation nor any of its Subsidiaries has agreed nor is it required to make any material adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise prior to the Effective Date.

(f) Neither the Acquired Corporation nor any of its Subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(g) Neither the Acquired Corporation nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in connection with the Merger.

(h) Neither the Acquired Corporation nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger as qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 4.16 ENVIRONMENTAL MATTERS. Except as set forth in Section 4.16 of the Acquired Corporation Disclosure Schedule (i) the Acquired Corporation and its Subsidiaries are and have been in material compliance with all Environmental Laws; (ii) there has been no release or threatened release of any Hazardous Substance on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Acquired Corporation or its Subsidiaries, except for such releases that would not reasonably be likely to have, in the aggregate, an Acquired Corporation Material Adverse Effect; (iii) there have been no Hazardous Substances

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generated by the Acquired Corporation or its Subsidiaries that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any Governmental Entity within or outside the United States, except as would not reasonably be likely to have, in the aggregate, an Acquired Corporation Material Adverse Effect; and (iv) there are no underground storage tanks located on, no PCBs or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Acquired Corporation or its Subsidiaries, except for the storage of hazardous waste in compliance with Environmental Law and except for such storage that would not reasonably be likely to have, in the aggregate, an Acquired Corporation Material Adverse Effect. The Acquired Corporation and its Subsidiaries have made available to Company true and correct copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments relating to the business of the Acquired Corporation and its Subsidiaries or any of their respective properties and

Section 4.17 INTELLECTUAL PROPERTY.

(a) Section 4.17(a)(i) of the Acquired Corporation Disclosure Schedule sets forth as of the date hereof a true, complete and correct list of all U.S. and foreign (i) patents and pending patent applications owned by the Acquired Corporation or any of its Subsidiaries as of the date of this Agreement; (ii) trademark registrations (including internet domain registrations) and pending trademark applications owned by the Acquired Corporation or any of its Subsidiaries as of the date of this Agreement; and (iii) copyright registrations and pending copyright applications owned by the Acquired Corporation or any of its Subsidiaries as of the date of this Agreement (collectively the “Acquired Corporation Intellectual Property”). All of the Acquired Corporation Intellectual Property is owned solely by the Acquired Corporation or one of its Subsidiaries.

(b) The Acquired Corporation or one or more of its Subsidiaries owns, or has a valid right to use all of the Acquired Corporation Intellectual Property (as defined below) that is used in the business of the Acquired Corporation and its Subsidiaries as currently conducted.

(c) The Acquired Corporation Intellectual Property that is or has been used in the business of the Acquired Corporation or any of its Subsidiaries as currently or previously conducted, is (and at the time of any previous use, was), to the Acquired Corporation’s knowledge, subsisting (except with respect to applications), and has not expired or been cancelled, or abandoned.

(d) There is no pending or, to the Acquired Corporation’s knowledge, threatened (and at no time within the two years prior to the date of this Agreement has there been pending any) material suit, arbitration or other adversarial proceeding before any court, government agency or arbitral tribunal or in any jurisdiction alleging that any activities or conduct of the Acquired Corporation’s or any of its Subsidiaries’ business infringes or will infringe upon, violate or constitute the unauthorized use of the Intellectual Assets of any third party or challenging the ownership, validity, enforceability or registrability of any Acquired Corporation Intellectual Property owned by the Acquired Corporation or any of its Subsidiaries. The Acquired Corporation is not party to any settlements, covenants not to sue, consents, decrees, stipulations, judgments, or orders resulting from suits, actions or similar legal proceedings which (i) materially restrict the Acquired Corporation’s or any of its Subsidiaries’ rights to use any Acquired Corporation Intellectual Property owned by and material to the business of the Acquired Corporation or any of its Subsidiaries as currently conducted, (ii) materially restrict the conduct of the business of the Acquired Corporation or any of its Subsidiaries as currently conducted in order to accommodate any third party’s rights to such third party’s Intellectual Assets, or (iii) permit third parties to use any Acquired Corporation Intellectual Property owned by and material to the business of the Acquired Corporation or any of its Subsidiaries as currently conducted.

(e) The conduct of the business of the Acquired Corporation and its Subsidiaries as currently conducted does not infringe upon any rights of any third party to such third party’s Intellectual Assets. The Acquired

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Corporation and its Subsidiaries have taken reasonable measures to protect the proprietary nature of the Acquired Corporation Intellectual Property owned by the Acquired Corporation or such Subsidiary that is material to the business of the Acquired Corporation and its Subsidiaries as currently conducted (other than trade secrets with respect to which the Acquired Corporation knowingly made a reasonable judgment to not keep such trade secrets confidential and other than rights to Intellectual Assets where the Acquired Corporation knowingly made a reasonable judgment not to seek to secure registration of the applicable rights). To the Acquired Corporation’s knowledge, no third party is misappropriating, infringing, diluting or violating any rights to Intellectual Property owned by Acquired Corporation or any of its Subsidiaries that is material to the business of the Acquired Corporation and its Subsidiaries as currently conducted, and no Intellectual Property misappropriation, infringement, dilution or violation suits, arbitrations or other adversarial proceedings have been brought before any court, government agency or arbitral tribunal against any third party by the Acquired Corporation or any of its Subsidiaries which remain unresolved.

(f) The Acquired Corporation and each of its operating Subsidiaries has, and uses reasonable efforts to enforce, a policy of requiring each relevant employee who participates in the development of Acquired Corporation Intellectual Property to execute a confidentiality and assignment of proprietary rights agreement substantially in the Acquired Corporation’s standard form as set forth in Section 4.17(f) of the Acquired Corporation Disclosure Schedule, and, except (i) as may be made under nondisclosure agreements or other agreements containing nondisclosure obligations, and (ii) for confidential information or trade secrets that the Acquired Corporation knowingly made a reasonable judgment not to keep such confidential information and trade secrets confidential, there has been no disclosure to any third party by the Acquired Corporation or any of its Subsidiaries of material confidential information or material trade secrets of the Acquired Corporation or any of its Subsidiaries related to any material proprietary product currently being marketed, sold, licensed or developed by the Acquired Corporation or any of its Subsidiaries (each such product owned by the Acquired Corporation or its Subsidiaries, a “Acquired Corporation Proprietary Product”). All consultants and independent contractors who have made material contributions to the development of any Acquired Corporation Proprietary Product (including all consultants and independent contractors who have designed, written, tested or worked on any software code contained in any Acquired Corporation Proprietary Product) have assigned to the Acquired Corporation or one or more of its Subsidiaries (or a third party that has assigned its rights in such Acquired Corporation Proprietary Product to the Acquired Corporation or one or more of its Subsidiaries) all of their right, title and interest (other than moral rights, if any) in and to the portions of such Acquired Corporation Proprietary Product developed by them in the course of their work for the Acquired Corporation or one or more of its Subsidiaries (or applicable third party). Assignments of the patents and patent applications listed in Section 4.17(a) of the Acquired Corporation Disclosure Schedule to the Acquired Corporation or one or more of its Subsidiaries have been duly executed and filed with the United States Patent and Trademark Office.

(g) Neither the Acquired Corporation nor any of its Subsidiaries has (i) granted or is obligated to grant access to any of its source code contained in any Acquired Corporation Proprietary Product, (ii) made its source code contained in any Acquired Corporation Proprietary Product subject to any open source license, or (iii) licensed or has the right to obtain any source code, object code or any open license of any third party contained in any Acquired Corporation Proprietary Product (including in any such case any conditional right to access or under which the Acquired Corporation has established any escrow arrangement for the storage and conditional release of any source code, object code or open license).

(h) None of the Acquired Corporation Proprietary Products contains any third party software code that is, in whole or in part, subject to the provisions of any open source or quasi-open source license agreement under which the Acquired Corporation or any of its Subsidiaries is obligated to make the source code for such Acquired Corporation Proprietary Product generally available to the public.

(i) The Acquired Corporation does not have and will not have any obligation to pay any third party any royalties or other fees in excess of $100,000 in any calendar year for the use of Acquired Corporation Intellectual Property and no obligation to pay such royalties or other fees will result from the consummation of the transactions contemplated by this Agreement.

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(j) Neither the Acquired Corporation nor any of its Subsidiaries is in violation of any material license, sublicense, agreement or instrument to which the Acquired Corporation or any of its Subsidiaries is party or otherwise bound under which the Acquired Corporation or its Subsidiaries derive rights to Acquired Corporation Intellectual Property that is material to the Acquired Corporation’s or its Subsidiaries’ business as currently conducted, nor will the consummation by the Acquired Corporation of the transactions contemplated hereby result in any loss or impairment of ownership by the Acquired Corporation or any of its Subsidiaries of, or the right of any of them to use, any Acquired Corporation Intellectual Property that is material to the business of the Acquired Corporation and its Subsidiaries as currently conducted, nor, to the Acquired Corporation’s knowledge, require the consent of any Governmental Entity or third party with respect to any such Acquired Corporation Intellectual Property. Neither the Acquired Corporation nor any of its Subsidiaries is a party to any agreement under which a third party would be entitled to receive or expand a license or any other right to any Intellectual Asset of Acquired Corporation or any of Acquired Corporation’s affiliates as a result of the consummation of the transactions contemplated by this Agreement.

(k) For purposes of this Agreement, “Acquired Corporation Intellectual Property” shall mean trademarks, service marks, trade names, and internet domain names, together with all goodwill, registrations and applications related to the foregoing; patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, re-examinations and applications for any of the foregoing); works of authorship protected by copyright registrations; copyrights (including any registrations and applications for any of the foregoing); mask works rights and trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; in each case used in or necessary for the conduct of the business of the Acquired Corporation and each of its Subsidiaries, as currently conducted.

Section 4.18 INSURANCE. All fire and casualty, general liability, business interruption, product liability, sprinkler and water damage insurance policies and other forms of insurance maintained by the Acquired Corporation or any of its Subsidiaries have been made available to Acquired Corporation. Each such policy is in full force and effect and all premiums due thereon have been paid in full. None of such policies shall terminate or lapse (or be affected in any other materially adverse manner) by reason of the consummation of the transactions contemplated by this Agreement.

Section 4.19 RESTRICTIONS ON BUSINESS. Except for this Agreement, there is no agreement (other than agreements disclosed in response to Section 4.6(h)), judgment, injunction, order or decree binding upon the Acquired Corporation or any of its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect any business practice of the Acquired Corporation or any of its Subsidiaries, acquisition of property by the Acquired Corporation or any of its Subsidiaries or the conduct of business by the Acquired Corporation or any of its Subsidiaries as currently conducted.

Section 4.20 NO EXISTING DISCUSSIONS. As of the date of this Agreement, the Acquired Corporation is not engaged, directly or indirectly, in any discussions or negotiations with any other party in violation of Section 6.13 of this Agreement.

Section 4.21 (Reserved.)

Section 4.22 BROKERS; SCHEDULE OF FEES. No broker, finder or investment banker (other than First Albany Capital, Inc., whose brokerage, finder’s or other fees will be paid by Acquired Corporation, and Sanders Morris Harris, Inc., the Company’s investment banker in connection with the Merger, whose fee will be paid by the Company) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Acquired Corporation or any of its Subsidiaries.

Section 4.23 OFF-BALANCE SHEET ARRANGEMENTS. Acquired Corporation has not undertaken any type of off-balance sheet arrangement prohibited by the Sarbanes-Oxley Act.

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ARTICLE V

CONDUCT OF BUSINESS

Section 5.1 CONDUCT OF BUSINESS PENDING THE MERGER. Except (i) as expressly contemplated by this Agreement, (ii) as described in Section 5.1 of the Disclosure Schedule or (iii) to the extent Acquired Corporation and the Company shall otherwise consent in writing, Acquired Corporation and the Company covenant and agree that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Date, Acquired Corporation and the Company shall conduct their businesses and that of their Subsidiaries, each group taken as a whole, only in, and neither Acquired Corporation nor the Company shall take any action except in, and neither shall cause its Subsidiaries to take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance in all material respects with all applicable laws and regulations; and Acquired Corporation and the Company shall use all reasonable efforts to preserve substantially intact the respective business organization thereof and of its Subsidiaries, each group taken as a whole, to keep available the services of the current officers, employees and consultants thereof, and to preserve the present relationships thereof with customers, suppliers, distributors and other persons with which they or any of their Subsidiaries has significant business relations. Acquired Corporation and the Company agree that the individuals identified in Section 5.1(a) of the Disclosure Schedule shall be authorized to provide the agreement of each to the various acts of Acquired Corporation and the Company contemplated by this Section 5.1 during the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Date. In addition, except (i) as expressly contemplated by this Agreement, (ii) as described in Section 5.1 of the Disclosure Schedule or (iii) to the extent Acquired Corporation and the Company shall otherwise consent in writing, neither Acquired Corporation nor the Company shall, nor shall they permit their respective Subsidiaries to, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Date, do any of the following:

(a) amend or otherwise change their respective corporate charters or bylaws or those of their respective Subsidiaries;

(b) issue, sell, pledge, redeem, accelerate rights under, dispose of or encumber, or authorize the issuance, sale, pledge, redemption, acceleration of rights under, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including any phantom interest) in Acquired Corporation or the Company, any of their Subsidiaries or affiliates;

(c) sell, pledge, dispose of or encumber any assets of Acquired Corporation, the Company or any of their Subsidiaries or suffer to exist any Lien thereupon (other than (i) sales of assets not to exceed $150,000 in the aggregate or non-exclusive licenses in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets; (iii) sales of immaterial assets not in excess of $75,000 in the aggregate) or sales of inventory in the ordinary course of business;

(d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a direct or indirect wholly owned Subsidiary of Acquired Corporation or the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries, or any option, warrant or right, directly or indirectly, to acquire any such securities, or propose to do any of the foregoing;

(e) (i) acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances or capital

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contributions to or investments in any other person, except in the ordinary course of business and consistent with past practice; (iii) enter into, amend or waive any right under any material contract, agreement or joint venture other than in the ordinary course of business consistent with past practice, or any contract or agreement not entered into in the ordinary course of business consistent with past practices, or enter into, renew, fail to renew, amend or terminate any lease relating to real property, or open or close any facility comprising more than 5,000 square feet; (iv) adopt or implement any new stockholder rights plan; (v) authorize any capital expenditures or purchase of fixed assets which are in excess of $25,000 in the aggregate for all such expenditures and purchases for Acquired Corporation or the Company and its respective Subsidiaries taken as a whole; (vi) modify its standard warranty terms for its products or amend or modify any product warranties in effect as of the date of this Agreement in any manner that is adverse to the Company or any Subsidiary, other than extensions of warranties in the ordinary course of business; (vii) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon, except in the ordinary course of business consistent with past practice; or (viii) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 5.1(e);

(f) increase the compensation payable or to become payable to its directors, officers or employees (other than increases payable to non-officer employees made in the ordinary course of business consistent with past practice), make any loan, advance or capital contribution (other than loans or advances of reasonable relocation expenses), or grant any severance or termination pay (provided that Acquired Corporation or its Subsidiaries may grant such severance or termination pay in an aggregate amount no greater than $250,000) to, or enter into or amend any Company Employee Plan or Acquired Corporation Employee Plan or other plan, contract, agreement or arrangement that would be a Company Employee Plan or Acquired Corporation Employee Plan, establish, adopt, enter into or amend any collective bargaining agreement or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees of Acquired Corporation or the Company or any of their Subsidiaries, pay any discretionary bonuses to any officer of Acquired Corporation or the Company, materially change any actuarial assumption or other assumption used to calculate funding obligations with respect to any pension or retirement plan, or change the manner in which contributions to any such plan are made or the basis on which such contributions are determined, except, in each case, as may be required by law or contractual commitments which are existing as of the date of this Agreement and listed in Section 3.13 of the Disclosure Schedule or 4.12 of the Acquired Corporation Disclosure Schedule;

(g) take any action to change accounting policies or procedures (including procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), change any assumption underlying, or method of calculating, any bad debt contingency or other reserve, except in each case as required under GAAP;

(h) make any material Tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations, fail to file any Tax Return when due (or, alternatively, fail to file for available extensions) or fail to cause such Tax Returns when filed to be complete and accurate; or fail to pay any material Taxes when due;

(i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Company Balance Sheet or Acquired Corporation Balance Sheet or incurred in the ordinary course of business and consistent with past practice;

(j) fail to pay accounts payable and other obligations in the ordinary course of business;

(k) accelerate the collection of receivables or modify the payment terms of any receivables other than in the ordinary course of business consistent with past practices;

(l) sell, securitize, factor or otherwise transfer any accounts receivable;

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(m) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Subsidiary (other than the Merger or as expressly provided in this Agreement);

(n) revalue in any material respect any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, except as required under GAAP;

(o) as to Company and its Subsidiaries, enter into any agreement, contract or commitment of any type referred to in Section 3.6, or take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (n) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent any of them from performing or cause any of them not to perform its covenants hereunder, in each case, such that the conditions set forth in Sections 7.2(a) or 7.2(b), as the case may be, would not be satisfied;

(p) as to Acquired Corporation and its Subsidiaries, enter into any agreement, contract or commitment of any type referred to in Section 4.6, or take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (n) above, or any action which would make any of the representations or warranties of Acquired Corporation contained in this Agreement untrue or incorrect or prevent either of them from performing or cause either of them not to perform its covenants hereunder, in each case, such that the conditions set forth in Sections 7.3(a) or 7.3(b), as the case may be, would not be satisfied.

Section 5.2 COOPERATION. Subject to compliance with applicable law, from the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Date, (a) the Company and Acquired Corporation shall confer with one another on a regular and frequent basis with one or more representatives to report operational matters that are material and the general status of ongoing operations and (b) each of Acquired Corporation and the Company shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby, including any correspondence to and from the SEC (excluding any requests for confidential treatment of any documents included in any filing with the SEC) in connection herewith.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 ACCESS TO INFORMATION; CONFIDENTIALITY.

(a) Acquired Corporation and the Company shall (and shall cause their Subsidiaries and the respective officers, directors, employees, auditors and agents of all of the foregoing to) afford to each other’s officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours throughout the period prior to the Effective Date to all properties, contracts, books and records, and all other documents and data (other than privileged documents); provided, that Acquired Corporation shall address all requests to Mr. LaGamba or his designee, and the Company shall address all such requests to Mr. Ribaudo. During such period, each of Acquired Corporation and the Company shall furnish promptly to each other a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws.

(b) Each of the Company and the Acquired Corporation represents, warrants, covenants and agrees that it (and its Subsidiaries and its and their respective representatives) has at all times held and shall hold in confidence all non-public information acquired from the other party or the other party’s representatives in accordance with the terms of this paragraph. Except as and to the extent required by law, no such party, Subsidiary or representative, as aforesaid (any of the foregoing, a “Restricted Party”) has disclosed or used, or will disclose or use, and each Restricted Party has directed and will direct its representatives not to disclose or use to the detriment of the other party or its Subsidiaries or representatives, as aforesaid (any of the foregoing, a “Protected Party”), any Confidential Information (as defined below) with respect to such

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Protected Party furnished, or to be furnished, by any such Protected Party or its respective representatives to such Restricted Party or its representatives at any time or in any manner other than in connection with its evaluation of the Merger and the transactions associated therewith. For purposes of this Paragraph, “Confidential Information” means any information about such Protected Party, unless (i) such information is already known to such Restricted Party or its representatives or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such Restricted Party or its representatives, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Merger, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. Upon the written request of such Protected Party, such Restricted Party will promptly return to such Protected Party or destroy any Confidential Information in its possession and certify in writing to such Protected Party that it has done so.

(c) The Company and the Acquired Corporation intend to negotiate a joint press release to be issued upon to the execution and delivery of this Agreement. Other than such release, except as and to the extent required by law or by the listing rules of Nasdaq, each such party represents, warrants, covenants and agrees that neither it nor any Subsidiary or representative as aforesaid has, and that without the prior written consent of the other party, neither party will, and each has directed and will direct its representatives not to make, directly or indirectly, any public comment, statement, or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of discussions regarding, a possible transaction between the parties or any of the terms, conditions, or other aspects of the Merger or any transactions associated therewith. If either party is required by law to make any such disclosure, it must first provide to the other party the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

Section 6.2 SEC FILINGS. The Company shall make any necessary filing with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder, and from the date hereof to the Closing shall otherwise comply with the Securities Act and the Exchange Act by, among other things, filing all reports required thereby.

Section 6.3 STOCKHOLDERS MEETING.

(a) Acquired Corporation. Acquired Corporation, acting through its Board of Directors, shall take all actions in accordance with applicable law and the Acquired Corporation’s Charter and By-Laws to promptly and duly call, give notice of, convene and hold as promptly as practicable, and in any event on or before June 30, 2004, a meeting of its stockholders for the purpose of considering and voting upon the approval of this Agreement and the Merger. Unless this Agreement has been properly terminated, Acquired Corporation’s Board of Directors shall recommend adoption and approval of this Agreement and the Merger by the stockholders of the Acquired Corporation. The Acquired Corporation shall use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the proposal to adopt and approve this Agreement and the Merger and to secure the vote or consent of the stockholders of the Acquired Corporation that are required by its Charter or the CBCA. At the Acquired Corporation’s stockholders meeting, Mr. Mercadante hereby agrees to, and to cause his family members and Affiliates controlled by him or them, and all Acquired Corporation shares over which he exercises sole or shared voting control to, consent to this Agreement and the Merger.

(b) The Company.

(i) The Company, acting through its Board of Directors, shall take all actions in accordance with applicable law, the Company Charter, the Company By-Laws and the rules of The Nasdaq Small-Cap Market to promptly and duly call, give notice of, convene and hold as promptly as practicable, and in any event on or before June 30, 2004, a meeting of its stockholders (the “Company Stockholders

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Meeting”) for the purpose of considering and voting upon the approval of this Agreement and the Merger. Unless this Agreement has been properly terminated, the Company’s Board of Directors shall recommend adoption and approval of this Agreement and the Merger by the stockholders of the Company and include such recommendation in the Proxy Statement. The Company shall use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the proposal to adopt and approve this Agreement and the Merger and to secure the vote or consent of the stockholders of the Company that are required by the rules of The Nasdaq Small-Cap Market or the NRS. At the Company Stockholders Meeting, Mr. Taneja hereby agrees to, and to cause his family members and Affiliates controlled by him or them, and all Company shares over which he exercises sole or shared voting control to, consent to this Agreement and the Merger. Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with Acquired Corporation, may adjourn or postpone the Company Stockholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s stockholders or, if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting.

(ii) Unless this Agreement has been terminated as permitted by this Agreement, the Company shall call, give notice of, convene and hold the Company Stockholders Meeting in accordance with this Section 6.3 and shall submit the proposal to adopt and approve this Agreement and the Merger to its stockholders for the purpose of acting upon such proposal whether or not (i) the Company’s Board of Directors at any time subsequent to the date of this Agreement determines that the proposal is no longer advisable or recommends that the stockholders of the Company reject such proposal, or (ii) any other actual, potential or purported merger or acquisition proposal has been commenced, disclosed, announced or submitted to the Company. The Company shall use reasonable efforts to ensure that all proxies solicited by the Company in connection with the Company Stockholders Meeting are solicited, in compliance with the NRS, the Company Charter, the Company By-Laws, the rules of The Nasdaq Small-Cap Market and all other applicable legal requirements.

(iii) Following the Company Stockholders Meeting and at or prior to the Closing, the Company shall deliver to Acquired Corporation a certificate of its Corporate Secretary setting forth the voting results from the Company Stockholders Meeting.

Section 6.4 LEGAL CONDITIONS TO MERGER. Each of Acquired Corporation and the Company will use its commercially reasonable efforts to comply promptly with all legal requirements which may be imposed with respect to the Merger (which efforts shall include furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of Acquired Corporation and the Company will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by Acquired Corporation, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. Notwithstanding the foregoing, neither Acquired Corporation nor the Company nor any of their affiliates shall be required to (i) sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses or interests in any assets or businesses of Acquired Corporation, the Company or their respective affiliates or make any other change in any portion of the Company’s or its business or incur any other limitation on the conduct of the Company’s or its business to obtain such consents, authorizations, orders, approvals and exemptions or agree to do, or submit to orders providing for, any of the foregoing, in each case whether before or after the Effective Date, except in each case for any such action that would not reasonably be expected to result in a Company Material Adverse Effect or an Acquired Corporation Material Adverse Effect or (ii) if any governmental body that has the authority to enforce any Antitrust Law seeks, or authorizes its staff to seek, a preliminary injunction

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or restraining order to enjoin consummation of the Merger, take any action which Acquired Corporation or the Company reasonably believes would be prohibited or restricted under such preliminary injunction or restraining order.

Section 6.5 PUBLIC ANNOUNCEMENTS.

(a) Acquired Corporation and the Company shall consult with each other before issuing any press release or making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement, except as may be required by applicable law or by obligations pursuant to any listing agreement with the Nasdaq, as determined by the Company, without the prior written consent of the other party, which shall not be unreasonably withheld or delayed.

(b) Notwithstanding anything to the contrary contained in this Agreement, the parties (and each employee, representative or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated hereby beginning on the earliest of (i) the date of the public announcement by the parties of discussions relating to the transactions contemplated hereby, (ii) the date of public announcement by the parties of the transactions contemplated hereby or (iii) the date of the execution of this Agreement; PROVIDED, HOWEVER, that nothing in this Section 6.5(b) shall permit either party (or any employee, representative or agent thereof) to disclose (A) any information that is not necessary to understand the tax treatment and tax structure of such transactions (including the identity of the parties and any information that could lead another to determine the identity of the parties), or (B) any other information to the extent that such disclosure could result in a violation of any applicable law.

Section 6.6 EMPLOYEE BENEFITS; 401(k) PLAN.

(a) From and after the Effective Date, the Surviving Corporation shall recognize the prior service with Acquired Corporation or the Company or their Subsidiaries of each employee of Acquired Corporation, the Company or their Subsidiaries as of the Effective Date (the “Company Employees”) in connection with all employee benefit plans, programs or policies (including vacation) of Acquired Corporation or its affiliates in which Company Employees are eligible to participate following the Effective Date, for purposes of eligibility, vesting and levels of benefits (but not for purposes of benefit accruals or benefit amounts under any defined benefit pension plan or to the extent that such recognition would result in duplication of benefits). From and after the Effective Date, Surviving Corporation will use its commercially reasonable efforts to offer to employees of the Surviving Corporation a group health plan similar to Acquired Corporation’s current plan. From and after the Effective Date, Surviving Corporation will provide the benefits described in Section 6.6 of the Disclosure Schedule to the Company Employees, in each instance in accordance with Section 6.6 of the Disclosure Schedule.

(b) Prior to the Effective Date, the Company shall take such actions as Acquired Corporation may reasonably request so as to enable the Surviving Corporation to effect such actions relating to the Company 401(k) Plan (the “401(k) Plan”) as Acquired Corporation may deem necessary or appropriate (after reasonable consultation with the Company), including terminating the 401(k) Plan prior to the Effective Date, subject to the terms of the 401(k) Plan and applicable law and provided that such action does not preclude the immediate participation of the Company Employees in any successor plan.

Section 6.7 CONSENTS. Acquired Corporation and the Company shall use their reasonable commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of their material agreements, contracts, licenses or leases in connection with the Merger required to prevent the occurrence of an event that could reasonably be expected to have a Company Material Adverse Effect or an Acquired Corporation Material Adverse Effect prior to the Effective Date or after the Effective Date.

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Section 6.8 INDEMNIFICATION AND INSURANCE.

(a) From and after the Effective Date, Surviving Corporation shall, to the fullest extent permitted under applicable law assume the obligations of Acquired Corporation and the Company pursuant to any indemnification agreements between Acquired Corporation or the Company and its respective directors and officers in effect prior to the date of this Agreement (or indemnification agreements in Acquired Corporation’s or the Company’s customary form as of the date hereof for directors joining their respective Board of Directors prior to the Effective Date) and any indemnification provisions under Acquired Corporation’s or the Company’s Charter or By-Laws as in effect immediately prior to the Effective Date.

(b) For a period of six years after the Effective Date, Surviving Corporation shall use its commercially reasonable efforts to maintain in effect, subject to customary terms and conditions, policies of directors’ and officers’ and fiduciary liability insurance for the directors serving either the Company or the Acquired Corporation immediately prior to the Effective Date, as well as those directors serving the Surviving Corporation after the Effective Date, which policies shall provide substantially the same coverage and shall contain substantially the terms and conditions as the policies that covered such directors immediately prior to the Effective Date; provided that the Surviving Corporation shall in no event be required to pay for any policy that has a cost in excess of 200% of the cost of the policies in effect as of the date hereof; provided further that with respect to directors that do not continue to serve the Surviving Corporation after the Effective Date, the Surviving Corporation shall only be required to provide coverage for claims arising from facts or events which occurred at or before the Effective Date.

Section 6.9 REASONABLE EFFORTS. Subject to the other terms and conditions of this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

Section 6.10 NOTIFICATION OF CERTAIN MATTERS. Acquired Corporation shall give prompt notice to the Company, and the Company shall give prompt notice to Acquired Corporation, upon any director or officer of Acquired Corporation or the Company (as applicable) becoming aware of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause any of the conditions set forth in Article VII not to be satisfied. Notwithstanding the provisions of this Section 6.10, the delivery of any notice pursuant to this Section 6.10 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Merger.

Section 6.11 TAKEOVER STATUTES. Notwithstanding any other provision in this Agreement, in no event shall any approval of the Merger and this Agreement by the Board of Directors of the Company under § 78.411 et seq. of the NRS, or the Board of Directors of Acquired Corporation under § 33-843 et seq. of the CBCA be withdrawn, revoked or modified by such Board of Directors. The foregoing provision shall not be deemed to reflect that the parties have determined such Takeover Statutes to be applicable. If any Takeover Statute is or may become applicable to the Merger or any of the other transactions contemplated by this Agreement, Acquired Corporation, the Company and their respective Boards of Directors shall promptly grant such approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Merger, as the case may be, and otherwise take such lawful actions to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on such transactions.

Section 6.12 TAX-FREE REORGANIZATION TREATMENT. Acquired Corporation and the Company intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and each shall, and shall cause their respective subsidiaries to, use its commercially reasonable efforts to cause the Merger to so qualify. Neither Acquired Corporation nor the Company shall knowingly take any action, or knowingly fail to take any action, that would be reasonably likely to jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

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Section 6.13 EXCLUSIVITY.

(a) Each of the Company and the Acquired Corporation represents, warrants, covenants and agrees that since January 29, 2004 it has not, without the other’s prior approval, either directly or through any of their officers, directors, affiliates, employees, representatives, subsidiaries or agents, directly or indirectly, solicited, initiated or participated in any way in discussions or negotiations with, or provided any information or assistance to, or entered into any agreements with, any person or entity concerning any acquisition of such companies, any securities of the respective party or any part of the assets or property of the parties outside the ordinary course of the companies’ businesses, or any merger, consolidation, liquidation, dissolution or similar transaction involving the parties, or assisted and participated in, facilitated or encouraged any effort or attempt by any other person or entity to do or seek to do any of the foregoing. Either party will immediately notify the other regarding any contact between the notifying party, any Subsidiary or its or their representatives and any other person or entity regarding any such offer or proposal or any related inquiry.

(b) Each of the Company and Acquired Corporation agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries’ directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, restructuring, merger, consolidation or other business combination involving the Company or Acquired Corporation, or acquisition of any capital stock (other than upon exercise of stock options which are outstanding as of the date hereof) or any material portion of the assets (except for acquisitions of assets in the ordinary course of business consistent with past practice) of the Company or Acquired Corporation, or its respective Subsidiaries, or any or any other transaction similar to any of the foregoing with respect to such party or any of its Subsidiaries, or any agreement to enter into any of the foregoing, other than pursuant to the Merger (any of the foregoing, a “Competing Transaction”), or negotiate, explore or otherwise engage in discussions with any person (other than each other or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring or causing it to abandon, terminate or fail to consummate the Merger or any of the other Transactions contemplated by this Agreement; provided that, prior to the Effective Date, if the Company and Acquired Corporation receives a written proposal for a Competing Transaction (x) that was not initiated, solicited or encouraged after the date of this Agreement by it, its Subsidiaries or any of its or their directors, officers, employees, agents or representatives and does not violate or breach any confidentiality, exclusivity or standstill agreement executed by it prior to the date of this Agreement (provided that it may amend any standstill or similar provision of any such agreement solely to provide or make clear that such third party may deliver to the Board of Directors (the “Board”) of the Company or Acquired Corporation, as the case may be, a written proposal for a Competing Transaction) and (y) that the Board or a special committee thereof determines in good faith by majority vote could reasonably be expected to result in a third party making a proposal for a Superior Transaction (as defined in Section 6.13(c)), and subject to compliance with the last two sentences of this Section 6.13(b), the Company or Acquired Corporation, as the case may be, may (A) furnish information with respect to the Company or Acquired Corporation, as the case may be, to the person making such proposal pursuant to a customary confidentiality agreement the terms of which shall be no less favorable to the Company or Acquired Corporation than the confidentiality provisions entered into by the Company or Acquired Corporation on or after January 1, 2003 that is most favorable to it, and (B) participate in discussions or negotiations with such person regarding such proposal. In no event shall the Company or Acquired Corporation furnish (or authorize any of its Subsidiaries, or any of its or its Subsidiaries’ directors, officers, employees, agents or representatives, directly or indirectly, to furnish) to any competitor or potential competitor thereof or of its Subsidiaries information about the Company or Acquired Corporation as the case may be or any of its Subsidiaries unless the Board or a special committee thereof determines in its reasonable judgment, after consultation with management, that disclosure of such information would not be materially competitively disadvantageous thereto or to its Subsidiaries, including, without limitation, pricing, volume, sales and marketing information (“Sensitive Information”); provided

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that the Company or Acquired Corporation may provide Sensitive Information to a competitor or potential competitor thereof if confirmatory review of Sensitive Information is the only remaining condition to the Company and such competitor or potential competitor entering into an Acquisition Agreement (as defined in Section 6.13(c)) with respect to a Superior Transaction that has been approved by the Board and approved (subject only to such confirmatory review) by the board of directors (or similar governing body) of such competitor or potential competitor. The Company and Acquired Corporation shall, and shall cause its Subsidiaries and their respective directors, officers, employees, agents and representatives immediately to cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing. Neither the Board of the Company or Acquired Corporation nor any committee thereof shall (A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other parties, its recommendation (the “Board Recommendation”) in favor of the Merger or (B) approve or recommend, or propose publicly to approve or recommend, any Competing Transaction. Notwithstanding the foregoing, in the event that prior to the Effective Date the Board of Company or Acquired Corporation receives the advice of its outside legal counsel that failure to do so will result in breach of its fiduciary duties to the stockholders of the Company or Acquired Corporation, as the case may be, under applicable law, such Board may (subject to this and the following sentences of this Section 6.13(b)) withdraw or modify the Board Recommendation, provided that it gives the other parties five days’ prior written notice of its intention to do so. Any such withdrawal or modification of the Board Recommendation shall not change the approval of the Board for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated hereby, or change the obligation of the Company or Acquired Corporation to present the Merger for approval and adoption by stockholders of such party. From and after the execution of this Agreement, the Company and Acquired Corporation shall immediately advise each other in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Competing Transaction (including the specific terms thereof and the identity of the other party or parties involved) and promptly furnish to each other a copy of any such proposal or inquiry in addition to any information provided to or by any third party relating thereto. The Company and Acquired Corporation shall keep each other fully apprised of the status of any proposal relating to a Competing Transaction on a current basis, including, without limitation, promptly providing to each other any Sensitive Information provided to any competitor or potential competitor pursuant to this paragraph (b).

(c) If prior to the Effective Date the Board of Company or Acquired Corporation shall determine in good faith, after consultation with its financial and legal advisors, that any bona fide written proposal from a third party for a Competing Transaction received after the date hereof that was not initiated, solicited or encouraged by it or any of its Subsidiaries or their respective directors, officers, employees, agents or representatives in violation of this Agreement and that does not violate or breach any confidentiality, exclusivity or standstill agreement executed by it prior to the date of this Agreement (as any such agreement may be amended in accordance with Section 6.13(b)) is more favorable to its stockholders from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions of such transaction proposed in writing by the other merging party under this Agreement in response to such Competing Transaction), is likely to and capable of being consummated, and is in the best interest of the stockholders of the Company or Acquired Corporation, as the case may be, and the Company or Acquired Corporation, as the case may be, has received (x) advice of its outside legal counsel that failure to enter into such a Competing Transaction will constitute a breach of its Board’s fiduciary duties under applicable law and (y) a written opinion (a copy of which has been delivered to the other merging party under this Agreement) from its Financial Advisor (First Albany Capital in the case of Acquired Corporation and Sanders Morris Harris, Inc. in the case of the Company (or any other nationally recognized investment banking firm), that the Competing Transaction is more favorable from a financial point of view to the stockholders of the Company or Acquired Corporation, as the case may be than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions of such transaction proposed in writing by Purchaser) (a “Superior Transaction”), the Company or Acquired Corporation which has made such determination and been so advised may terminate this Agreement and enter into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement (each, an “Acquisition

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Agreement”) with respect to such Superior Transaction provided, that, prior to any such termination, (i) the Company or Acquired Corporation, as the case may be, has provided such other parties written notice that it intends to terminate this Agreement pursuant to this Section 6.13(c), identifying the Superior Transaction then determined to be more favorable and the parties thereto and delivering a copy of the Acquisition Agreement for such Competing Transaction in the form to be entered into, and (ii) at least five full business days after it has provided the notice referred to in clause (i) above (provided that the opinions referred to in clauses (x) and (y) above shall continue in effect without revision or modification), delivers to such other parties (A) a written notice of termination of this Agreement pursuant to this Section 6.13(c), and (B) a wire transfer of same day funds in the amount of the Termination Fee as provided in Section 8.3(b), and (C) the Company or Acquired Corporation, as the case may be, receives a written acknowledgment from the terminating party and from the other party to a Superior Transaction that such terminating party and such other party have irrevocably waived any right to contest such payments.

Section 6.14 INDEMNIFICATION.

(A) Survival; Right to Indemnification Not Affected by Knowledge

The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

(B) Indemnification and Payment of Damages by Company

The Company will indemnify and hold harmless Acquired Corporation, and their respective representatives, stockholders, controlling persons, and affiliates (collectively, the “Familymeds Indemnified Persons”) for, and will pay to the Familymeds Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys’ fees) or diminution of value, whether or not involving a third-party claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with:

(a) any Breach of any representation or warranty made by the Company in this Agreement (without giving effect to any supplement to the Disclosure Schedule), the Disclosure Schedule, the supplements to the Disclosure Schedule, or any other certificate or document delivered by the Company pursuant to this Agreement;

(b) any Breach of any representation or warranty made by the Company in this Agreement as if such representation or warranty were made at and as of the Effective Date without giving effect to any supplement to the Disclosure Schedule, other than any such Breach that is disclosed in a supplement to the Disclosure Schedule and is expressly identified in the certificate delivered pursuant to Section 7.2(a) as having caused the condition specified in Section 7.2(a) not to be satisfied; and

(c) any Breach by the Company of any covenant or obligation of the Company in this Agreement.

Except as set forth in subsection (E) below, the remedies provided in this Section 6.14(B) will not be exclusive of or limit any other remedies that may be available to the Familymeds Indemnified Persons.

(C) Indemnification and Payment of Damages by Acquired Corporation

The Acquired Corporation will indemnify and hold harmless the Company and its respective representatives, stockholders, controlling persons, and affiliates (collectively, the “Company Indemnified Persons”) for, and will pay to the Company Indemnified Persons the amount of, any Damages, arising, directly or indirectly, from or in connection with:

(a) any Breach of any representation or warranty made by the Acquired Corporation in this Agreement (without giving effect to any supplement to the Acquired Corporation Disclosure Schedule), the Acquired Corporation Disclosure Schedule, the supplements to the Acquired Corporation Disclosure Schedule, or any other certificate or document delivered by the Acquired Corporation pursuant to this Agreement;

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(b) any Breach of any representation or warranty made by the Acquired Corporation in this Agreement as if such representation or warranty were made at and as of the Effective Date without giving effect to any supplement to the Acquired Corporation Disclosure Schedule, other than any such Breach that is disclosed in a supplement to the Acquired Corporation Disclosure Schedule and is expressly identified in the certificate delivered pursuant to Section 7.3(a) as having caused the condition specified in Section 7.3(a) not to be satisfied; and

(c) any Breach by a Familymeds Party of any covenant or obligation of such Familymeds Party in this Agreement.

Except as set forth in subsection (E) below, the remedies provided in this Section 6.14(C) will not be exclusive of or limit any other remedies that may be available to the Company Indemnified Persons.

(D) (Reserved.)

(E) Limitations on Amount and Form of Indemnification

The Company will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a), clause (b) or clause (c) of Section 6.14(B) above, (i) until the total of all Damages with respect to such matters exceeds Two Hundred Fifty Thousand Dollars ($250,000.00), and then only for the amount by which such Damages exceed Two Hundred Fifty Thousand Dollars ($250,000.00) or (ii) for any Damages with respect to such matters in excess of One Million Dollars ($1,000,000.00). The Acquired Corporation will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a), clause (b) or clause (c) of Section 6.14(C) above, (i) until the total of all Damages with respect to such matters exceeds Two Hundred Fifty Thousand Dollars ($250,000.00), and then only for the amount by which such Damages exceed Two Hundred Fifty Thousand Dollars ($250,000.00) or (ii) for any Damages with respect to such matters in excess of One Million Dollars ($1,000,000.00). However, this Section 6.14(E) will not apply to any Breach of any representations and warranties of which the parties making the representation or warranty had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach of any covenant or obligation.

(F) Procedure for Indemnification—Third Party Claims

(a) Promptly after receipt by an indemnified party under this Section 6.14 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party’s failure to give such notice.

(b) If any Proceeding referred to in the preceding paragraph (a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 6.14 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be

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effected by the indemnifying party without the indemnified party’s consent unless (A) there is no finding or admission of any violation of legal requirements or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

(c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

(G) Procedure for Indemnification—Other Claims

A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

(H) Capitalization Representation

In addition to any other remedy available under the other provisions of this Section 6.14, in the event that any of the Company’s representations and warranties in Section 3.3 of this Agreement are incorrect (notwithstanding their failure otherwise to survive the Merger under subsection 6.14(I) below), the Company shall issue (i) additional Merger Consideration to the Acquired Corporation Stockholders (pro rata their respective entitlement under Exhibit 2.1(b)) and (ii) additional Management Shares and Options to the Employees (pro rata their respective entitlement under Section 2.2 of this Agreement) in an amount equal to the additional consideration such Acquired Corporation Stockholders and Employees would have received had the correct number of issued and outstanding shares, in the Money Options and warrants of Company Common Stock been known at the Closing.

(I) Representations and Warranties

Except as provided in subsection 6.14(H) above, the representations and warranties and indemnification obligations under this Agreement shall not survive the Merger and shall terminate on the Effective Date.

ARTICLE VII

CONDITIONS TO THE MERGER

Section 7.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Date of the following conditions:

(a) SEC FILINGS. The SEC shall have taken no action to question, disapprove or delay the Merger or the effectiveness or content of any such filing and no proceedings for such purpose shall have been initiated or threatened in writing by the SEC.

(b) EMPLOYMENT AGREEMENTS. All of the Officers (other than the Secretary) and the Co-Chairs of the Board of Directors shall have entered employment agreements in a form acceptable to such persons and the Company’s independent directors.

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(c) ANTITRUST APPROVALS. All necessary waiting periods (and all extensions thereof) applicable to the Merger under the Antitrust Laws shall have terminated or expired, all consents, approvals, authorizations and orders applicable to the Merger required under the Antitrust Laws shall have been received and become final and non-appealable, and any governmental body that has the authority to enforce any Antitrust Laws in those jurisdictions where such consents, approvals, authorizations and orders are so required shall have approved, cleared or decided neither to initiate proceedings or otherwise intervene in respect of the Merger.

(d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other Governmental Entity seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

(e) GOVERNMENTAL ACTIONS. There shall not be pending or threatened any action or proceeding (or any investigation or other inquiry that would reasonably be expected to result in such an action or proceeding) by any Governmental Entity or administrative agency before any Governmental Entity, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any Governmental Entity, administrative agency or court of competent jurisdiction, in each case, seeking to prohibit or limit Acquired Corporation from exercising all material rights and privileges pertaining to its majority ownership of the Surviving Corporation or the ownership or operation by Acquired Corporation of all or a material portion of the business or assets of Acquired Corporation, or seeking to compel Acquired Corporation to dispose of or hold separate all or any material portion of the business or assets of Acquired Corporation or the Surviving Corporation (or any of their Subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement, except in each case for any such action, proceeding, investigation, inquiry, judgment, decree or order as would not reasonably be expected to result in a Company Material Adverse Effect or an Acquired Corporation Material Adverse Effect.

(f) LOCK UP AGREEMENT. Mr. LaGamba, Mr. Taneja, Mr. Mercadante and stockholders (including Mr. Mercadante) who are entitled to receive 90% of the Stock Consideration to be paid at the Closing shall have entered into the Lockup Agreement.

(g) AUTHORIZATIONS. The parties shall have received such governmental and third-party authorizations and consents as are necessary for the Merger.

(h) VENDORS. The Company shall have obtained confirmation from the following companies that they shall continue doing business with the Surviving Corporation after the Effective Date on at least the same terms that they were doing business with the Company prior to the Merger, the parties being in agreement that a failure to obtain any such confirmation would have a Company Material Adverse Effect: GlaxoSmithKline Financial, Inc., Eli Lilly & Co., Astra-Zeneca lp, Bristol-Myers Squibb, 3M Pharmaceuticals, Aventis Pharmaceuticals, Pfizer, Inc., Novartis Pharmaceuticals, JOM Pharmaceutical Services, Merck, Inc., P&G Pharmaceuticals, Amgen, Roche, Purdue Frederick, Schering Corp. and Abbott Labs. Notwithstanding anything to the contrary, if the Company shall not have terminated this Agreement prior to forty-five (45) days after the date hereof, then, after such date, this Section 7.1 (h) shall no longer be a condition to closing and neither party shall be permitted to terminate this Agreement based on this Section 7.1(h).

(i) FINANCING. Acquired Corporation and the Company shall have arranged for financing for the Surviving Corporation in the minimum amount of Sixty Million Dollars ($60,000,000.00) to refinance the Acquired Corporation’s and the Company’s, and their respective subsidiaries’, obligations on terms reasonably acceptable to both parties.

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(j) DISSENTERS RIGHTS.

(i) The Company shall not have received notice from its stockholders holding, jointly, in excess of 200,000 shares of Company Common Stock of their intent to exercise their dissenters’ rights of appraisal pursuant to the NRS.

(ii) Acquired Corporation shall not have received notice from its stockholders holding shares of Acquired Corporation Stock with a value in excess of $1,000,000, based on the appraisal to be conducted by First Albany prior the Effective Date, of their intent to exercise their dissenters’ rights of appraisal pursuant to the CBCA.

Section 7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIRED CORPORATION. The obligations of Acquired Corporation to effect the Merger are also subject to the following conditions:

(a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement, including without limitation under Section 6.13, shall be true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained in any specific representation or warranty), as of the date of this Agreement and as of the Effective Date, without giving effect to any supplement to the Disclosure Schedule, except (i) for changes contemplated or permitted by this Agreement, (ii) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or other date will be determined as of such date and (iii) where any such failures of the representations and warranties to be true and correct in the aggregate will not have a Company Material Adverse Effect; and Acquired Corporation shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

(b) AGREEMENTS AND COVENANTS. The Company and Mr. Taneja shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Date, including without limitation under Section 6.13; and Acquired Corporation shall have received a certificate signed by the chief executive officer and the chief financial officer of the Company to such effect.

(c) APPROVALS. The Company shall have undertaken all corporate action necessary for the consummation of the transaction, including without limitation that this Agreement and the Merger shall have been approved and adopted by the requisite vote of the Board of Directors and Stockholders of the Company.

(d) CORPORATE GOVERNANCE. The Company shall have adopted all applicable corporate governance measures required by the Sarbanes-Oxley Act and the Nasadaq and shall have delivered to Acquired Corporation copies of its audit committee charter, compensation committee charter and its code of ethics.

(e) ADDITIONAL DOCUMENTS. Each of the following documents shall have been delivered to Acquired Corporation: (a) an opinion of Shumaker, Loop & Kendrick, LLP reasonably satisfactory to Acquired Corporation and their counsel addressing issues customary to be addressed in a transaction of this type; (b) certificate of good standing and foreign qualification of the Company and each Subsidiary from each jurisdiction of incorporation or qualification; and (c) such agreements, instruments, certificates and other documents as Acquired Corporation may reasonably request for the purpose of facilitating the consummation or performance of any of the transactions contemplated in this Agreement.

Section 7.3 ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

(a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Acquired Corporation contained in this Agreement, including without limitation under Section 6.13, shall be

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true and correct (without giving effect to any qualification as to materiality or Acquired Corporation Material Adverse Effect contained in any specific representation or warranty), as of the date of this Agreement and as of the Effective Date, without giving effect to any supplement to the Acquired Corporation Disclosure Schedule, except (i) for changes contemplated or permitted by this Agreement, (ii) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or other date will be determined as of such date and (iii) where any such failure of the representations and warranties to be true and correct in the aggregate will not have an Acquired Corporation Material Adverse Effect; and the Company shall have received a certificate signed on behalf of Acquired Corporation by the chief executive officer and chief financial officer of Acquired Corporation to such effect.

(b) AGREEMENTS AND COVENANTS. Acquired Corporation shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Date, including without limitation under Section 6.13; and the Company shall have received a certificate signed by the chief executive officer and the chief financial officer of Acquired Corporation to such effect.

(c) APPROVALS. The Acquired Corporation shall have undertaken all corporate action necessary for the consummation of the transaction, including without limitation that this Agreement and the Merger shall have been approved and adopted by the requisite vote of the Board of Directors and stockholders of Acquired Corporation and the holders of not less than 74% of the aggregate principal amount of Acquired Corporation’s 12% Convertible Subordinated Promissory Notes dated January 21, 2003.

(d) ADDITIONAL DOCUMENTS. Each of the following documents shall have been delivered to the Company: (a) an opinion of Rogin, Nassau, Caplan, Lassman & Hirtle, LLC reasonably satisfactory to the Company and its counsel addressing issues customary to be addressed in a transaction of this type; (b) certificate of existence of Acquired Corporation and (c) such agreements, instruments, certificates and other documents as the Company may reasonably request for the purpose of facilitating the consummation or performance of any of the transactions contemplated in this Agreement.

(e) FAIRNESS OPINION. The Company shall have received an opinion from its financial advisor, dated on or before the Effective Date, in form and substance acceptable to the Board of Directors of the Company, to the effect that as of such date, the Exchange Ratios and the Merger Consideration is fair from a financial point of view to the stockholders of the Company.

(f) WARRANTS. The Company shall have received evidence satisfactory to the Company that all options, warrants and other rights to purchase Acquired Corporation Stock shall have been terminated with no negative consequence to Acquired Corporation or the Company; provided, however, that

(i) the Acquired Corporation shall not be required to terminate prior to the Effective Date options to purchase an aggregate of no more than 50,000 shares of Acquired Corporation Common Stock held by employees other than the executive officers or directors of Acquired Corporation if the Acquired Corporation is unable to obtain such remaining terminations prior to the Effective Date, so long as Edgardo A. Mercadante, Dale Ribaudo and James Beaumariage, on a pro rata basis deliver to the Company 50,000 shares of the Company’s Common Stock (or such lesser number of shares into which such claimants may be entitled) held by them to satisfy any claims that might arise from former holders of options, warrants or other rights to purchase Acquired Corporation Stock which were not terminated prior to the Effective Date; and

(ii) if not terminated, the Company shall agree to assume the obligations of those certain stock purchase warrants dated October 29, 2003, issued by the Acquired Corporation to J.K. Baker, Larry E. Knotts and Marc Kloner for the purchase of an aggregate of 492,306 shares of nonvoting common stock of the Acquired Corporation on the express condition that the securities into which such warrants are convertible shall be Company Common Stock.

(g) ACQUIRED CORPORATION EMPLOYMENT AGREEMENTS. All change of control prohibitions or penalties contained in Acquired Corporation’s certificate of incorporation or any agreement

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set forth in the Acquired Corporation Disclosure Schedule to which Acquired Corporation is a party, including without limitation the employment agreements of Mr. Mercadante, Dale Ribaudo and James Beaumariage shall have been terminated without any negative consequence to the Acquired Corporation or the Company and without triggering the change of control provisions contained therein.

(h) SHAREHOLDERS AGREEMENT. All shareholders agreements to which Acquired Corporation is a party shall have been terminated.

7.4 COMMERCIALLY REASONABLE EFFORTS. The Company and Acquired Corporation shall use their commercially reasonable efforts to satisfy all of the conditions to the Merger.

ARTICLE VIII

TERMINATION

Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Date, notwithstanding approval thereof by the stockholders of the Company or Acquired Corporation:

(a) by mutual written consent duly authorized by the Boards of Directors of Acquired Corporation and the Company;

(b) by either Acquired Corporation or the Company if the Merger shall not have been consummated by July 30, 2004 (as such date may be extended in accordance with the terms of this Section 8.1(b), the “Outside Date”); provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of the failure of the Merger to occur on or before the Outside Date);

(c) by either Acquired Corporation or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the party seeking to terminate pursuant to this Section 8.1(c) shall have complied with its obligations under Section 6.4 and used its reasonable commercially reasonable efforts to have any such order, decree, ruling or other action vacated or lifted);

(d) by either Acquired Corporation or, if the Company and Mr. Taneja have not materially breached the provisions of Section 6.3, the Company, if at the Company Stockholders Meeting (giving effect to any adjournment or postponement thereof), the requisite vote of the stockholders of the Company in favor of this Agreement and the Merger shall not have been obtained; or, by either the Company or, if Mr. Mercadante has not materially breached the provisions of Section 6.15, the Acquired Corporation, if the requisite vote of the stockholders of Acquired Corporation in favor of this Agreement and the Merger shall not have been obtained;

(e) by Acquired Corporation, if the Company or Mr. Taneja shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would cause the conditions set forth in Section 7.2(a) or Section 7.2(b) to not be satisfied and which breach or failure, if capable of being cured, shall not have been cured within 20 business days following receipt by the Company of written notice of such breach or failure from Acquired Corporation;

(f) by the Company, if Acquired Corporation or Mr. Mercadante shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would cause the conditions set forth in Sections 7.3(a) or 7.3(b), to not be satisfied and which breach or failure, if capable of being cured, shall not have been cured within 20 business days following receipt by Acquired Corporation of written notice of such breach from the Company;

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(g) by Acquired Corporation, if the Company’s Board of Directors (or any committee thereof) shall have approved or recommended to the stockholders of the Company an acquisition proposal by any third party;

(h) by Acquired Corporation, if the Company or Mr. Taneja shall have breached in any material respect its or his obligations under Section 6.3;

(i) by the Company, if Acquired Corporation or Mr. Mercadante shall have breached in any material respect his obligations under Section 6.3;

(j) by the Company, if Acquired Corporation’s Board of Directors (or any committee thereof) shall have approved or recommended to the stockholders of Acquired Corporation an acquisition proposal by any third party; or

(k) by the Company or the Acquired Corporation pursuant to Section 6.13 of this Agreement.

Section 8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) that the provisions of Sections 3.25, 4.22, 6.1(b) and (c), 6.13, 8.2, 8.3 and Article IX shall survive termination and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement

Section 8.3 FEES AND EXPENSES.

(a) All commercially reasonable legal, accounting, investment banking and other fees, tail coverage for Acquired Company director and officer liability insurance, costs and expenses incurred at any time by the Company or the Acquired Corporation in connection with pursuing or consummating the transactions contemplated hereby shall be paid by the Surviving Corporation; provided, that the investment banking fees of First Albany Capital, Inc. shall be paid by Acquired Corporation; and provided further, that should the transaction contemplated hereby not close, each party will be responsible for and bear all of its own such fees, costs and expenses.

(b) If either the Company or the Acquired Corporation terminate this Agreement in breach of this Agreement (the “Breaching Party”), the Breaching Party shall pay to the other party (the “Non-Breaching Party”) a termination fee (“the Termination Fee”) in the amount set forth in subsection (c) below in cash within five days of the date of termination or, in the event of a termination pursuant to Section 6.13, as provided in Section 6.13 above. Further, if either Mr. LaGamba or Mr. Taneja fail to execute either the Lockup Agreement or their respective employment agreements (as approved by the independent directors of the Company) on or before Closing and the Agreement is terminated by either party as a result thereof, the Company shall pay to the Acquired Corporation the Termination Fee in cash within five days of the termination. Similarly, if either Mr. Mercadante or stockholders who are entitled to receive more than 10% of the Stock Consideration to be paid at the Closing fail to execute the Lockup Agreement, or if Mr. Mercadante fails to execute his employment agreement (as approved by the independent directors of the Company), on or before Closing, and the Agreement is terminated by either party as a result thereof, the Acquired Corporation shall pay to the Company the Termination Fee in cash within five days of the termination. If none of Mr. Mercadante, Mr. Taneja or Mr. LaGamba are willing to execute employment agreements as approved by the independent directors of the Company, and this Agreement is terminated as a result thereof, neither the Company nor Acquired Corporation shall be required to pay the Termination Fee.

(c) The Termination Fee shall be equal to five percent (5%) of the market price of all issued and outstanding shares of the Company based the ten-day weighted average of the Company Common Stock. For the purposes of this Section 8.3(c), the ten-day weighted average shall be determined by (i) multiplying the closing bid price for the Company Common Stock, as reported by the Nasdaq, for each of the ten trading days immediately prior to the date of termination by the volume of shares traded during the corresponding day, (ii) adding the result of each such daily calculation, (iii) dividing such sum by ten (10) and (iv) dividing such quotient by the average daily number of shares traded during such ten-day period.

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ARTICLE IX

GENERAL PROVISIONS

Section 9.1 (Reserved.)

Section 9.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

If to Acquired Corporation:

Mr. Edgardo A. Mercadante

Familymeds Group, Inc.

312 Farmington Avenue

Farmington, Connecticut 06032

With a copy to:

Steven D. Bartelstone, Esq.

Rogin, Nassau, Caplan, Lassman & Hirtle LLC

CityPlace I, 22d Floor

185 Asylum Street

Hartford, Connecticut 06103

and

If to the Company:

Mr. Jugal K. Taneja

DrugMax, Inc.

25400 US Highway 19 North, Suite 137

Clearwater, Florida 33763

With a copy to:

Gregory C. Yadley, Esq.

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Boulevard, Suite 2800

Tampa, Florida 33602

After the Effective Date, notice to either the Acquired Corporation or the Company shall go to both Messrs. Taneja and Mercadante at their respective addresses set forth above.

Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of facsimile, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 9.3 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

(a) “affiliate” means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

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(b) “Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the EC Merger Regulations and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade;

(c) “beneficial owner” with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares pursuant to Rule 13d-3 under the Exchange Act;

(d) “Breach”, as used in Section 6.14 of this Agreement, of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term “Breach” means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

(e) “business day” means any day other than a Saturday or Sunday or any day on which banks in the State of Connecticut are required or authorized to be closed;

(f) “control” including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

(g) “Include” or “including” means “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list;

(h) “Intellectual Assets” means trademarks, service marks, trade names, and internet domain names, together with all goodwill, registrations and applications related to the foregoing; patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, re-examinations and applications for any of the foregoing); works of authorship protected by copyright registrations; copyrights (including any registrations and applications for any of the foregoing); mask works rights and trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies;

(i) “knowledge” with respect to Acquired Corporation and the Company, respectively, means the actual knowledge, after reasonable investigation, of any of the individuals identified for the respective parties in Section 9.3(g)(i) of the Disclosure Schedule;

(j) “person” means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

(k) “proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or arbitrator; and

(l) “Subsidiary” means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (A) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership), (B) such party or any Subsidiary of such party owns a majority of the outstanding equity or voting securities or interests or (C) such party or any Subsidiary of such party has the right to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization. Notwithstanding the foregoing, MorepenMax, Inc. shall be deemed a “Subsidiary” of the Company.

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Section 9.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Date; PROVIDED, HOWEVER, that, after approval of the Merger by the stockholders of Acquired Corporation or the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 9.5 EXTENSION; WAIVER. At any time prior to the Effective Date, the parties hereto, by action taken or authorized by their respective president or chief executive officer, may to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties of any other party hereto contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions of any other party hereto contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 9.6 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 9.8 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, other than the persons intended to benefit from the provisions of Section 6.8 (Indemnification and Insurance), who shall have the right to enforce such provisions directly.

Section 9.9 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

Section 9.10 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 9.12 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Connecticut, without regard to the conflict of law provisions thereof.

Section 9.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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Section 9.14 WAIVER OF JURY TRIAL. EACH OF ACQUIRED CORPORATION, MR. MERCADANTE, THE COMPANY AND MR. TANEJA HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

Section 9.15 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

[Signature Page Follows]

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Appendix C

Sections 92A.300 to 500 of the Nevada Revised Statutes

Nevada Revised Statutes

Sections 92A.300 to 500

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections. (Added to NRS by 1995, 2086)

NRS 92A.305 ”Beneficial stockholder” defined. ”Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310 ”Corporate action” defined. ”Corporate action” means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.315 ”Dissenter” defined. ”Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 ”Fair value” defined. ”Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(Added to NRS by 1995, 2087)

NRS 92A.325 ”Stockholder” defined. ”Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330 ”Stockholder of record” defined. ”Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335 ”Subject corporation” defined. ”Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

(Added to NRS by 1995, 2087)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

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NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.

(c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to

2

vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1) Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:

(I) The surviving or acquiring entity; or

(II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or

(2) A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

(Added to NRS by 1995, 2088)

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:

(a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

(Added to NRS by 1995, 2089)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730)

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NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b) Must not vote his shares in favor of the proposed action.

2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

(Added to NRS by 1995, 2089; 1999, 1631)

NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1. If a proposed corporate action creating dissenters’ rights is authorized at a stockholders’ meeting, the subject corporation shall deliver a written dissenter’s notice to all stockholders who satisfied the requirements to assert those rights.

2. The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089)

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

1. A stockholder to whom a dissenter’s notice is sent must:

(a) Demand payment;

(b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)

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NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

(Added to NRS by 1995, 2090)

NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the corporation’s registered office is located; or

(b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s rights to demand payment under NRS 92A.480; and

(e) A copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2090)

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter’s notice.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480.

(Added to NRS by 1995, 2091)

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

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2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

(Added to NRS by 1995, 2091)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091)

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

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3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

(Added to NRS by 1995, 2092)

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